Exhibit 10.3 Exectuion Version AMENDMENT NO. 1 TO CREDIT AGREEMENT AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of May 3, 2024, by and among FORTREA HOLDINGS INC., a Delaware corporation (the “Parent Borrower”), FORTREA UK HOLDINGS LIMITED, a wholly owned Subsidiary of the Parent Borrower incorporated under the laws of England and Wales (the “Initial English Borrower” and, together with the Parent Borrower, the “Borrowers”), the Guarantors party hereto, GOLDMAN SACHS BANK USA, as Agent, and the Lenders party hereto (which constitute the Required Pro Rata Lenders). W I T N E S S E T H: WHEREAS, the Borrowers, the Lenders and L/C Issuers from time to time party thereto and the Agent are party to that certain Credit Agreement, dated as of June 30, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment is referred to herein as the “Amended Credit Agreement”); and WHEREAS, pursuant to Section 9.1 of the Existing Credit Agreement, the Parent Borrower, the Agent and the Lenders party hereto (which constitute the Required Pro Rata Lenders) wish to amend Article VI in the Existing Credit Agreement on the terms and subject to the conditions set forth herein; NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Existing Credit Agreement. SECTION 2. Amendments. Effective as of Amendment No. 1 Effective Date (as defined below), the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Exhibit A hereto. SECTION 3. Conditions to Effectiveness. The effectiveness of the amendments set forth in Section 2 hereof is subject to satisfaction of the following conditions precedent (the date of such satisfaction being the “Amendment No. 1 Effective Date”): (a) the Borrowers, the Guarantors and the Required Pro Rata Lenders shall have executed and delivered counterparts to this Amendment to the Agent and the Agent shall have acknowledged this Amendment; (b) the representations and warranties of the Credit Parties contained in Section 4 hereof shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date);

- 2 - (c) prior to and immediately after the Amendment No. 1 Effective Date, no Default or Event of Default shall have occurred and be continuing; (d) the Borrowers shall have paid (or, substantially simultaneously with the Amendment No. 1 Effective Date, shall pay) all expenses required to be paid or reimbursed under Section 9.5 of the Existing Credit Agreement on or prior to the Amendment No. 1 Effective Date; provided that invoices shall have been presented to the Parent Borrower prior to the Amendment No. 1 Effective Date; (e) the Agent shall have received a certificate of the Parent Borrower signed by a Responsible Officer thereof: (i) certifying that no Default or Event of Default exists or would exist immediately prior to or after giving effect to this Amendment, and (ii) certifying that the conditions set forth in Section 3(b) hereof have been satisfied; and (f) prior to or substantially concurrently with the Amendment No. 1 Effective Date, the Borrowers shall have paid to the Agent, for the benefit of each Lender that has delivered a counterpart of this Amendment to the Agent, a consent fee equal to 0.075% multiplied by the sum of (i) the aggregate principal amount of the Revolving Loan Commitment and (ii) the aggregate principal amount of Initial Term A Loan, in each case, of such Lender immediately prior to the Amendment No. 1 Effective Date. SECTION 4. Representations and Warranties. Each Credit Party hereby represents and warrants on and as of the Amendment No. 1 Effective Date that: (a) the representations and warranties of each Credit Party contained in Article III of the Amended Credit Agreement and the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date); (b) this Amendment has been duly executed and delivered by each Credit Party and this Amendment, the Amended Credit Agreement and each other Loan Document constitute legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, subject to application of the Debtor Relief Laws; (c) the Collateral Documents and all of the Collateral do, and, except as expressly set forth herein or in any other Loan Document, shall continue to, secure the payment of all of the Obligations; and (d) the execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party contemplated by the Amended Credit Agreement have been duly authorized by all necessary action and do not (i) contravene the terms of any of that Credit Party’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or result in the creation of any Lien (other than Permitted Liens) under, any document evidencing any Contractual Obligation to which such Credit Party is a party or any order, injunction, writ or decree of any Governmental Authority to which such Credit Party or its Property is subject, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (iii) violate any Requirement of Law in any respect, except, as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

- 3 - SECTION 5. Effects on Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in any Loan Document to “the Credit Agreement” shall mean and hereby be a reference to the Amended Credit Agreement and each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and hereby be a reference to the Amended Credit Agreement. (b) Each Credit Party hereby expressly (A) acknowledges the terms of this Amendment and confirms and reaffirms, as of the date hereof, (i) the prior obligations, covenants, guarantees, pledges, grants of Liens and security interests and agreements or other commitments contained in each Loan Document to which such Credit Party is a party, including, in each case, such obligations, covenants, guarantees, pledges, grants of Liens and security interests and agreements or other commitments as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (ii) such Credit Party’s guarantee of the Obligations under the Guaranty and Security Agreement, and (iii) such Credit Party’s prior grant of Liens and security interests on the Collateral to secure the Obligations pursuant to the Collateral Documents to which it is a party and (B) agrees that after giving effect to this Amendment and the transactions contemplated hereby (i) each Loan Document to which it is a party is ratified and affirmed in all respects and shall continue to be in full force and effect and (ii) all guarantees, pledges, grants of Liens and security interests, covenants, agreements and other commitments by any Loan Party under the Loan Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Amendment. (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Agent or the Lenders under any Loan Documents. (d) The Borrowers and the other parties hereto acknowledge and agree that, on and after the Amendment No. 1 Effective Date, this Amendment shall constitute a Loan Document. SECTION 6. No Novation. This Amendment and the Amended Credit Agreement shall not extinguish the Obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the Amendment No. 1 Effective Date in favor of the Agent, for the benefit of the Secured Parties, securing payment of the Obligations, are in all respects continuing and in full force and effect with respect to all Obligations. Nothing expressed or implied in this Amendment, the Amended Credit Agreement or any other document contemplated hereby shall be construed as a release or other discharge of any Credit Party under the Existing Credit Agreement or any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Amendment and the Amended Credit Agreement as attached hereto. This Amendment and the Amended Credit Agreement shall not constitute a novation of the Existing Credit Agreement or any other Loan Document. SECTION 7. APPLICABLE LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AMENDMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE

- 4 - SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST- JUDGMENT INTEREST. SECTION 8. Miscellaneous. (a) This Amendment shall be binding upon and inure to the benefit of the Credit Parties and their respective successors and permitted assigns, and upon the Agent and the Lenders and their respective successors and permitted assigns. (b) The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder. (c) This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. [Remainder of page intentionally left blank.]

[Signature Page to Amendment No. 1 to Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written. FORTREA HOLDINGS INC., as Parent Borrower By: /s/ Jill McConnell . Name: Jill McConnell Title: Chief Financial Officer FORTREA UK HOLDINGS LIMITED, as Initial English Borrower By: /s/ Amedeo de Risi . Name: Amedeo de Risi Title: Treasurer

[Signature Page to Amendment No. 1 to Credit Agreement] FORTREA HOLDINGS INC., as Guarantor By: /s/ Jill McConnell . Name: Jill McConnell Title: Chief Financial Officer FORTREA UK HOLDINGS LIMITED, as Guarantor By: /s/ Amedeo de Risi . Name: Amedeo de Risi Title: Treasurer FORTREA INC, as Guarantor By: /s/ Jill McConnell . Name: Jill McConnell Title: Chief Financial Officer SNAPIOT, INC, as Guarantor By: /s/ Amedeo de Risi . Name: Amedeo de Risi Title: Treasurer FORTREA CLINICAL RESEARCH UNIT INC., as Guarantor By: /s/ Amedeo de Risi . Name: Amedeo de Risi Title: Treasurer

[Signature Page to Amendment No. 1 to Credit Agreement] FORTREA CRU INC., as Guarantor By: /s/ Amedeo de Risi . Name: Amedeo de Risi Title: Treasurer FORTREA PATIENT ACCESS INC., as Guarantor By: /s/ Amedeo de Risi . Name: Amedeo de Risi Title: Treasurer FORTREA SPECIALTY PHARAMCY LLC, as Guarantor By: /s/ Amedeo de Risi . Name: Amedeo de Risi Title: Treasurer FORTREA LATIN AMERICA INC., as Guarantor By: /s/ Amedeo de Risi . Name: Amedeo de Risi Title: Treasurer NEXIGENT INC., as Guarantor By: /s/ Amedeo de Risi . Name: Amedeo de Risi Title: Treasurer FORTREA ASIA-PACIFIC INC., as Guarantor By: /s/ Amedeo de Risi . Name: Amedeo de Risi Title: Treasurer

[Signature Page to Amendment No. 1 to Credit Agreement] ENDPOINT CLINICAL INC., as Guarantor By: /s/ David Cooper . Name: David Cooper Title: President and Secretary FORTREA CLINICAL RESEARCH UNIT LIMITED, as Guarantor By: /s/ Jill McConnell . Name: Jill McConnell Title: Director FORTREA DEVELOPMENT LIMITED, as Guarantor By: /s/ Jill McConnell . Name: Jill McConnell Title: Director HAVENFERN LIMITED., as Guarantor By: /s/ Jill McConnell . Name: Jill McConnell Title: Director CHILTERN INTERNATIONAL LIMITED, as Guarantor By: /s/ Jill McConnell . Name: Jill McConnell Title: Director

[Signature Page to Amendment No. 1 to Credit Agreement] Acknowledged by: GOLDMAN SACHS BANK USA, as Agent By: /s/ Luke Qiu Name: Luke Qiu Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement] Goldman Sachs Bank USA, as a Lender By: /s/ Priyankush Goswami Name: Priyankush Goswami Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement] BARCLAYS BANK PLC, as a Lender By: /s/ Joseph Tauro Name: Joseph Tauro Title: Assistant Vice President

[Signature Page to Amendment No. 1 to Credit Agreement] Bank of America, N.A., as a Lender By: /s/ Joseph L. Craig Name: Joseph L. Craig Title: Managing Director

[Signature Page to Amendment No. 1 to Credit Agreement] CITIBANK, N.A., as a Lender By: /s/ Vera B. McEvoy Name: Vera B. McEvoy Title: Director

[Signature Page to Amendment No. 1 to Credit Agreement] JPMORGAN CHASE BANK, N.A., as a Lender By: /s/ Melanie Her Name: Melanie Her Title: Vice President

[Signature Page to Amendment No. 1 to Credit Agreement] MUFG BANK, LTD., as a Lender By: /s/ Dominic Yung Name: Dominic Yung Title: Director

[Signature Page to Amendment No. 1 to Credit Agreement] PNC Bank, National Association, as a Lender By: /s/ Stephanie Gray Name: Stephanie Gray Title: Senior Vice President

[Signature Page to Amendment No. 1 to Credit Agreement] WELLS FARGO BANK, N.A., as a Lender By: /s/ Eugene Stunson Name: Eugene Stunson Title: Executive Director

[Signature Page to Amendment No. 1 to Credit Agreement] CITIZENS BANK, N.A., as a Lender By: /s/ Luis Gutierrez Name: Luis Gutierrez Title: Senior Vice President

[Signature Page to Amendment No. 1 to Credit Agreement] THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender By: /s/ Mike Tkach Name: Mike Tkach Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement] CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender By: /s/ Michael Ubriaco Name: Michael Ubriaco Title: Director By: /s/ Jill Wong Name: Jill Wong Title: Director

[Signature Page to Amendment No. 1 to Credit Agreement] FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender By: /s/ Naresh Purohit Name: Naresh Purohit Title: Director

[Signature Page to Amendment No. 1 to Credit Agreement] MIZUHO BANK, LTD., as a Lender By: /s/ Douglas Glickman Name: Douglas Glickman Title: Managing Director

[Signature Page to Amendment No. 1 to Credit Agreement] TAIWAN BUSINESS BANK, LOS ANGELES BRANCH, as a Lender By: /s/ Sophie A.Y. Lin Name: Sophie A.Y. Lin Title: General Manager

[Signature Page to Amendment No. 1 to Credit Agreement] U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Tom Priedeman Name: Tom Priedeman Title: Senior Vice President

Exhibit A Amended Credit Agreement [See attached.]

Execution Version EXHIBIT A CREDIT AGREEMENT Dated as of June 30, 2022 2023, as amended by Amendment No. 1 to Credit Agreement, dated as of May 3, 2024, by and among FORTREA HOLDINGS INC., as the Parent Borrower, FORTREA UK HOLDINGS LIMITED as the Initial English Borrower, CERTAIN SUBSIDIARIES OF THE PARENT BORROWER, as Designated Revolving Borrowers, GOLDMAN SACHS BANK USA for itself, as a Lender, as a L/C Issuer, as Swingline Lender, and as Agent, and THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO as Lenders ****************************** and GOLDMAN SACHS BANK USA, BARCLAYS BANK PLC, BOFA SECURITIES, INC., CITIBANK, N.A., JPMORGAN CHASE BANK, N.A., MUFG BANK, LTD., PNC CAPITAL MARKETS LLC AND WELLS FARGO SECURITIES, LLC, as Lead Arrangers and Bookrunners, and GOLDMAN SACHS BANK USA, BARCLAYS BANK PLC, BOFA SECURITIES, INC., CITIBANK, N.A., JPMORGAN CHASE BANK, N.A., MUFG BANK, LTD., PNC CAPITAL MARKETS LLC, WELLS FARGO BANK, NATIONAL ASSOCIATION, CITIZENS BANK, N.A., TD SECURITIES (USA) LLC, U.S. BANK NATIONAL ASSOCIATION, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK AND FIRST-CITIZENS BANK & TRUST COMPANY, as Co-Syndication Agents

TABLE OF CONTENTS

| | | Page |
|---|---|---|
| ARTICLE I - THE CREDITS | | Error! Bookmark not defined. |
| 1.1. | Amounts and Terms of Commitments | Error! Bookmark not defined. |
| 1.2. | Evidence of Loans; Notes | 1Error! Bookmark not defined. |
| 1.3. | Interest | 14 |
| 1.4. | Loan Accounts | 14 |
| 1.5. | Procedure for Borrowings | 15 |
| 1.6. | Conversion and Continuation Elections | 16 |
| 1.7. | Optional Prepayments/Commitment Reductions | 17 |
| 1.8. | Mandatory Prepayments of Loans and Commitment Reductions | 18 |
| 1.9. | Fees | 22 |
| 1.10. | Payments by the Borrowers | 2Error! Bookmark not defined. |
| 1.11. | Payments by the Lenders to the Agent; Settlement | 24 |
| 1.12. | Incremental Facilities | 27 |
| 1.13. | Refinancing Amendments | 31 |
| 1.14. | Extensions | 32 |
| 1.15. | Designated Revolving Borrowers | 35 |
| ARTICLE II - CONDITIONS PRECEDENT | | 3Error! Bookmark not defined. |
| 2.1. | Conditions of Closing Date | 3Error! Bookmark not defined. |
| 2.2. | Conditions to All Extensions of Credit | 38 |
| ARTICLE III - REPRESENTATIONS AND WARRANTIES | | 38 |
| 3.1. | Corporate Existence and Power | 39 |
| 3.2. | Corporate Authorization; No Contravention | 39 |
| 3.3. | Governmental Authorization | 39 |
| 3.4. | Binding Effect | 39 |
| 3.5. | Litigation | 39 |
| 3.6. | No Default | 40 |
| 3.7. | ERISA Compliance | 40 |
| 3.8. | Use of Proceeds; Margin Regulations | 40 |
| 3.9. | Ownership of Property; Liens | 40 |
| 3.10. | Taxes | 40 |
| 3.11. | Financial Condition | 40 |
| 3.12. | Environmental Matters | 41 |
| 3.13. | Investment Company Act | 41 |
| 3.14. | Solvency | 41 |
| 3.15. | Labor Relations | 41 |
| 3.16. | Intellectual Property | 41 |
| 3.17. | [Reserved] | 42 |
| 3.18. | Insurance | 42 |
| 3.19. | Ventures, Subsidiaries and Affiliates; Outstanding Stock | 42 |
| 3.20. | Jurisdiction of Organization; Chief Executive Office | 42 |
| 3.21. | Persons with Significant Control | 42 |
| 3.22. | Collateral Documents | 42 |
| 3.23. | [Reserved] | 43 |
| 3.24. | Full Disclosure | 43 |
| 3.25. | Foreign Assets Control Regulations and Anti-Money Laundering | 43 |
| 3.26. | Patriot Act; Anti-Corruption Laws | 44 |

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Page 3.27. Healthcare Matters ________________________________________________________________ 44 3.28. Senior Indebtedness________________________________________________________________ 45 ARTICLE IV - AFFIRMATIVE COVENANTS ___________________________ 4Error! Bookmark not defined. 4.1. Financial Statements _______________________________________________________________ 45 4.2. Certificates; Other Information _______________________________________________________ 46 4.3. Notices _________________________________________________________________________ 47 4.4. Preservation of Corporate Existence, Etc. _______________________________________________ 48 4.5. Maintenance of Property ____________________________________________________________ 48 4.6. Insurance ________________________________________________________________________ 48 4.7. Payment of Obligations _____________________________________________________________ 49 4.8. Compliance with Laws _____________________________________________________________ 49 4.9. Inspection of Property and Books and Records___________________________________________ 49 4.10. Use of Proceeds ___________________________________________________________________ 50 4.11. [Reserved] _______________________________________________________________________ 50 4.12. Post-Closing Obligations ____________________________________________________________ 50 4.13. Further Assurances ________________________________________________________________ 50 4.14. Environmental Matters _____________________________________________________________ 52 4.15. [Reserved] _______________________________________________________________________ 52 4.16. [Reserved] _______________________________________________________________________ 52 4.17. Compliance with Health Care Laws ___________________________________________________ 52 4.18. ERISA __________________________________________________________________________ 52 4.19. [Reserved] _______________________________________________________________________ 52 4.20. Designation of Subsidiaries __________________________________________________________ 52 4.21. Maintenance of Ratings _____________________________________________________________ 53 4.22. Changes in Lines of Business ________________________________________________________ 53 4.23. End of Fiscal Years; Fiscal Quarters ___________________________________________________ 53 ARTICLE V - NEGATIVE COVENANTS ________________________________________________________ 53 5.1. Limitation on Liens ________________________________________________________________ 53 5.2. Disposition of Assets _______________________________________________________________ 58 5.3. Consolidations and Mergers _________________________________________________________ 60 5.4. Loans and Investments _____________________________________________________________ 62 5.5. Limitation on Indebtedness __________________________________________________________ 65 5.6. Transactions with Affiliates _________________________________________________________ 72 5.7. Restricted Payments _______________________________________________________________ 73 5.8. [Reserved] _______________________________________________________________________ 75 5.9. No Negative Pledges _______________________________________________________________ 75 ARTICLE VI - FINANCIAL COVENANTS ______________________________________________________ 76 ARTICLE VII - EVENTS OF DEFAUL _________________________________ Error! Bookmark not defined.7 7.1. Event of Default __________________________________________ Error! Bookmark not defined. 7.2. Remedies ________________________________________________ Error! Bookmark not defined. 7.3. Rights Not Exclusive _______________________________________________________________ 80 7.4. Cash Collateral for Letters of Credit ___________________________________________________ 80 7.5. [Reserved] _______________________________________________________________________ 78 ARTICLE VIII - THE AGENT _________________________________________________________________ 80 8.1. Appointment and Duties ____________________________________________________________ 80 8.2. Binding Effect ____________________________________________________________________ 81 -ii-

Page

| | | |
|---|---|---|
| 8.3. | Use of Discretion | 81 |
| 8.4. | Delegation of Rights and Duties | 82 |
| 8.5. | Reliance and Liability | 82 |
| 8.6. | Agent Individually | 83 |
| 8.7. | Lender Credit Decision | 83 |
| 8.8. | Expenses; Indemnities; Withholding | 83 |
| 8.9. | Resignation of Agent or L/C Issuer | 84 |
| 8.10. | Secured Cash Management Agreements and Secured Rate Contracts | 85 |
| 8.11. | Additional Secured Parties | 86 |
| 8.12. | Lead Arrangers and Co-Syndication Agents | 86 |
| 8.13. | Credit Bid | 86 |
| 8.14. | Certain ERISA Matters | 87 |
| 8.15. | Erroneous Payment | 88 |
| ARTICLE IX - MISCELLANEOUS | | 89 |
| 9.1. | Amendments and Waivers; Intercreditor Agreements | 89 |
| 9.2. | Notices | 92 |
| 9.3. | Electronic Transmissions | 93 |
| 9.4. | No Waiver; Cumulative Remedies | 94 |
| 9.5. | Costs and Expenses | 94 |
| 9.6. | Indemnity | 94 |
| 9.7. | Marshaling; Payments Set Aside | 95 |
| 9.8. | Successors and Assigns | 95 |
| 9.9. | Binding Effect; Assignments and Participations | 95 |
| 9.10. | Non-Public Information; Confidentiality | 100 |
| 9.11. | Set-off; Sharing of Payments | 102 |
| 9.12. | Counterparts; Facsimile Signature | 103 |
| 9.13. | Severability | 103 |
| 9.14. | Captions | 103 |
| 9.15. | Independence of Provisions | 103 |
| 9.16. | Interpretation | **Error! Bookmark not defined.** |
| 9.17. | No Third Parties Benefited | 103 |
| 9.18. | Governing Law and Jurisdiction | 104 |
| 9.19. | Waiver of Jury Trial | 104 |
| 9.20. | Entire Agreement; Survival | 104 |
| 9.21. | Patriot Act and Beneficial Ownership Regulation | 105 |
| 9.22. | Replacement of Lender | 105 |
| 9.23. | Acknowledgement and Consent to Bail-In of Affected Financial Institutions | 105 |
| 9.24. | Creditor-Debtor Relationship | 106 |
| 9.25. | Judgment Currency | 106 |
| 9.26. | Release of Collateral or Guarantors | 106 |
| 9.27. | Acknowledgment Regarding Any Supported QFCs | 107 |
| ARTICLE X - TAXES, YIELD PROTECTION AND ILLEGALITY | | 108 |
| 10.1. | Taxes | 108 |
| 10.2. | Illegality | 111 |
| 10.3. | Increased Costs | 112 |
| 10.4. | Funding Losses | 113 |
| 10.5. | Inability to Determine Rates | 113 |
| 10.6. | Benchmark Replacement Setting | 115 |
| 10.7. | Certificates of Lenders | 116 |
| 10.8. | UK Loan Provisions | 116 |
| 10.9. | VAT | 118 |

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Page ARTICLE XI - DEFINITIONS AND INTERPRETIVE PROVISIONS _________________________________ 118 11.1. Defined Terms ___________________________________________________________________ 118 11.2. Other Interpretive Provisions _______________________________________________________ 182 11.3. Accounting Terms and Principles ____________________________________________________ 184 11.4. Payments _______________________________________________________________________ 184 11.5. Available Amount Transactions; Fixed Amounts and Incurrence-Based Amounts ______________ 184 11.6. Rounding _______________________________________________________________________ 185 11.7. Times of Day ____________________________________________________________________ 185 11.8. Timing of Payment or Performance __________________________________________________ 185 11.9. Divisions _______________________________________________________________________ 185 11.10. Exchange Rates; Currency Equivalents ________________________________________________ 185 11.11. Rates __________________________________________________________________________ 186 11.12. Additional Alternative Currencies ____________________________________________________ 186 -iv-

SCHEDULES Schedule 1.1(a) Initial Term A Loan Commitments Schedule 1.1(b) Initial Term B Loan Commitments Schedule 1.1(c) Revolving Loan Commitments Schedule 1.1(d) L/C Commitments Schedule 3.5 Litigation Schedule 3.8 Margin Stock Schedule 3.9 Real Estate Schedule 3.19 Joint Ventures, Subsidiaries and Affiliates; Outstanding Stock Schedule 3.20 Jurisdiction of Organization; Chief Executive Office Schedule 4.12 Post-Closing Obligations Schedule 5.1 Liens Schedule 5.4 Investments Schedule 5.5 Indebtedness Schedule 5.6 Transactions with Affiliates Schedule 5.9 Negative Pledges Schedule 10.8 UK Non-Bank Lenders EXHIBITS Exhibit 1.1(d) Form of L/C Request Exhibit 1.1(e) Form of Swing Loan Request Exhibit 1.6 Form of Notice of Conversion/Continuation Exhibit 1.8(h) Form of Excess Cash Flow Certificate Exhibit 1.15 Form of Designated Revolving Borrower Joinder Agreement Exhibit 2.1(b) Form of Solvency Certificate Exhibit 4.2(b) Form of Compliance Certificate Exhibit 9.9(g) Form of Purchasing Borrower Party Assignment and Assumption Exhibit 10.1(f)(i)(C) Form of United States Tax Compliance Certificate Exhibit 11.1(a) Form of Assignment Exhibit 11.1(b) Form of Notice of Borrowing Exhibit 11.1(c) Form of Revolving Note Exhibit 11.1(d) Form of Swingline Note Exhibit 11.1(e) Form of Initial Term A Note Exhibit 11.1(f) Form of Initial Term B Note Exhibit 11.1(g) Form of First Lien/Second Lien Intercreditor Agreement -v-

6 CREDIT AGREEMENT This CREDIT AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of June 30, 2023 (the “Closing Date”), by and among Fortrea Holdings Inc., a Delaware corporation (the “Parent Borrower”), Fortrea UK Holdings Limited, a wholly owned Subsidiary of the Parent Borrower incorporated under the laws of England and Wales (the “Initial English Borrower”), certain Subsidiaries of the Parent Borrower party hereto pursuant to Section 1.15 (each, a “Designated Revolving Borrower” and, together with the Parent Borrower and the Initial English Borrower, the “Borrowers” and each a “Borrower”), Goldman Sachs Bank USA (in its individual capacity, “GS”), as Agent for the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually, each, a “Lender”) and the other Secured Parties, and the other Lenders and L/C Issuers from time to time party hereto. W I T N E S S E T H: WHEREAS, pursuant to the Spin-Off Documents (as defined below), Labcorp, the parent company of the Parent Borrower prior to the Spin-Off, will (a) directly or indirectly transfer all of the assets and liabilities of its Clinical Development and Commercialization Services business (the “Spinco Business”) to the Parent Borrower, and (b) distribute 100% of the common stock of the Parent Borrower pro rata to the stockholders of Labcorp, in each case, substantially as described in the Form 10 (as defined below) (collectively the “Spin-Off”); WHEREAS, the Borrowers have requested that the Lenders and each L/C Issuer provide the Initial Term A Loan Facility, the Initial Term B Loan Facility and the Revolving Credit Facility and extend credit as set forth herein; WHEREAS, the Parent Borrower will use the proceeds of the initial borrowings hereunder, together with the proceeds of the Secured Notes, to fund a cash distribution to Labcorp on the Closing Date prior to the Spin-Off in an aggregate amount not to exceed $1,635.0 million (the “Special Payment”) and to pay fees and expenses related to the Transactions; WHEREAS, substantially simultaneously with (but after) the initial borrowings hereunder and the distribution of the Special Payment, Labcorp will effect the Spin-Off as a pro rata distribution to its stockholders of the outstanding shares of common stock of the Parent Borrower, and the Parent Borrower’s common stock will be traded on the Nasdaq Stock Market LLC; and WHEREAS, the Lenders and L/C Issuers have indicated their willingness to extend credit on the terms and subject to the conditions and for the purposes set forth herein; NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows: ARTICLE I - THE CREDITS 1.1. Amounts and Terms of Commitments. (a) The Initial Term A Loans. Subject to the terms and conditions of this Agreement, each Initial Term A Lender with an Initial Term A Loan Commitment severally and not jointly agrees to make a term loan denominated in Dollars to the Parent Borrower in one single installment on the Closing Date in an aggregate principal amount not to exceed such Initial Term A Lender’s Initial Term A Loan Commitment. Amounts borrowed as an Initial Term A Loan which are repaid or prepaid may not be reborrowed. Subject to Sections 10.5 and 10.6, Initial Term A Loans may from time to time be Base Rate Loans or Term SOFR Loans, as determined by the Parent Borrower and notified to the Agent in accordance with Sections 1.5 and 1.6. (b) The Initial Term B Loans. Subject to the terms and conditions of this Agreement, each Initial Term B Lender with an Initial Term B Loan Commitment severally and not jointly agrees to make a term loan denominated in Dollars to the Parent Borrower in one single installment on the Closing Date in an aggregate

7 principal amount not to exceed such Initial Term B Lender’s Initial Term B Loan Commitment. Amounts borrowed as an Initial Term B Loan which are repaid or prepaid may not be reborrowed. Subject to Sections 10.5 and 10.6, Initial Term B Loans may from time to time be Base Rate Loans or Term SOFR Loans, as determined by the Parent Borrower and notified to the Agent in accordance with Sections 1.5 and 1.6. (c) The Revolving Credit. Subject to the terms and conditions of this Agreement, each Revolving Lender severally and not jointly agrees to make Revolving Loans in Dollars or in one or more Alternative Currencies to the Borrowers from time to time on any Business Day after the Closing Date through the Revolving Termination Date, in an aggregate principal amount at any one time outstanding that will not result in (a) such Revolving Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Loan Commitments or (b) the total Revolving Credit Exposure exceeding the Aggregate Revolving Loan Commitments. Each Revolving Lender may, at its option, make any Revolving Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Revolving Lender to make such Revolving Loan (and in the case of a branch or Affiliate, the provisions of Sections 9.5, 9.6, 10.1, 10.3, 10.4, 10.8 and 10.9 shall apply to such branch or Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Revolving Loan in accordance with the terms of this Agreement. Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(c) may be repaid and reborrowed from time to time. Subject to Sections 10.5 and 10.6, (x) Revolving Loans denominated in Dollars may be Base Rate Loans or Term SOFR Loans, (y) Revolving Loans denominated in Euros or Yen may be Eurocurrency Rate Loans and (z) Revolving Loans denominated in Sterling or Swiss Francs may be RFR Loans, in each case, as determined by the applicable Borrower and notified to the Agent in accordance with Sections 1.5 and 1.6. (d) Letters of Credit. (i) Conditions. On the terms and subject to the conditions contained in this Agreement, the Parent Borrower may request that one or more L/C Issuers Issue, and such L/C Issuer shall Issue, in accordance with such L/C Issuers’ usual and customary business practices, and for the account of the Parent Borrower or any of its Subsidiaries, Letters of Credit from time to time on any Business Day during the period from the Closing Date through the date that is three (3) Business Days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that (i) no L/C Issuer shall be required to Issue any Letter of Credit if, upon giving effect to any such issuance, the then outstanding Letter of Credit Exposure of such L/C Issuer would exceed such L/C Issuer’s L/C Commitment then in effect, (ii) no L/C Issuer shall be required to Issue any Letter of Credit if such Issuance would cause such L/C Issuer’s Revolving Credit Exposure to exceed its Revolving Loan Commitment and (ii) no L/C Issuer shall Issue any Letter of Credit if any of the following exist or, if upon giving effect to such Issuance: (A) (i) the Available Revolving Commitment would be less than zero, or (ii) the Letter of Credit Obligations for all Letters of Credit would exceed $75,000,000 (the “L/C Sublimit”); (B) the expiration date of such Letter of Credit (i) is more than one year after the date of Issuance thereof (except as set forth below) or (ii) is later than the date that is five (5) Business Days prior to the date specified in clause (a) of the definition of Revolving Termination Date (unless (x) such Letter of Credit is cash collateralized pursuant to arrangements reasonably acceptable to the applicable L/C Issuer, which shall include delivery to the Agent of an amount of cash equal to 103% of the amount of Letter of Credit Obligations to be held for the benefit of the applicable L/C Issuer, Agent and the Revolving Lenders entitled thereto as additional collateral security for Obligations in respect of such Letter of Credit, (y) backstopped in a manner reasonably acceptable to the applicable L/C Issuer or (z) the applicable L/C Issuer and all the Revolving Lenders have approved such expiry date); provided, however, that any Letter of Credit with a term not exceeding one year may provide for its extension for additional periods not exceeding one year provided neither the applicable L/C Issuer nor the Parent Borrower shall permit any such extension to extend such expiration date beyond the date set forth in clause (ii) above (except on the terms set forth in clause (ii) above); or (C) (i) any fee due in connection with, and on or prior to, such Issuance has not been paid, (ii) such Letter of Credit is requested to be Issued in a form that is not reasonably acceptable to such L/C Issuer

8 or the issuance of such Letter of Credit would violate any policies of the L/C Issuer applicable to letters of credit in general or (iii) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Parent Borrower on behalf of the Credit Parties, the documents that such L/C Issuer generally uses in the Ordinary Course of Business for the Issuance of letters of credit of the type of such Letter of Credit. Notwithstanding anything else to the contrary herein, if any Revolving Lender is a Defaulting Lender, no L/C Issuer shall be obligated to Issue any Letter of Credit unless (w) such Defaulting Lender has been replaced in accordance with Section 9.9 or 9.22, (x) the Letter of Credit Obligations of such Defaulting Lender have been cash collateralized, (y) the Revolving Loan Commitments of the other Revolving Lenders have been increased by the amount of such Defaulting Lender’s Revolving Loan Commitments or (z) the Letter of Credit Obligations of such Defaulting Lender have been reallocated to other Revolving Lenders in a manner consistent with subsection 1.11(e)(ii). (ii) Notice of Issuance. The Parent Borrower shall give the relevant L/C Issuer and the Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and the Agent not later than (x) with respect to any Letter of Credit denominated in Dollars, 2:00 p.m. (New York time) on the third Business Day prior to the date of such requested Issuance (or such later date and time as such L/C Issuer and the Agent shall reasonably agree) and (y) with respect to any Letter of Credit denominated in an Alternative Currency, 2:00 p.m. (New York time) on the fifth Business Day prior to the date of such requested Issuance (or such later date and time as such L/C Issuer and the Agent shall reasonably agree). Such notice shall be made in a writing or Electronic Transmission substantially in the form of Exhibit 1.1(d) duly completed or in any other written form reasonably acceptable to such L/C Issuer (an “L/C Request”). (iii) Reporting Obligations of L/C Issuers. Each L/C Issuer agrees to provide the Agent, in form and substance reasonably satisfactory to the Agent, each of the following on the following dates: (A)(i) on or prior to any Issuance of any Letter of Credit by such L/C Issuer, (ii) immediately after any drawing under any such Letter of Credit or (iii) immediately after any payment (or failure to pay when due) by the Parent Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment and Agent shall provide copies of such notices to each Revolving Lender reasonably promptly after receipt thereof; and (B) upon the request of the Agent (or any Revolving Lender through the Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related letter of credit reimbursement agreement and such other documents and information as may reasonably be requested by the Agent. (iv) Acquisition of Participations. Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the Letter of Credit Obligations, each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Obligations in an amount equal to its Commitment Percentage of such Letter of Credit Obligations. (v) Reimbursement Obligations of the Parent Borrower. As soon as reasonably practicable after receipt from the beneficiary of any Letter of Credit of any compliant drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Parent Borrower and the Agent thereof. The Parent Borrower agrees to pay to the L/C Issuer of any Letter of Credit, or to the Agent for the benefit of such L/C Issuer, each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than (i) if the Parent Borrower receives notice no later than 12:00 noon (New York time) unless the Available Revolving Commitment is equal to $0.00, the first Business Day after the Parent Borrower receives such notice from such L/C Issuer or (ii) if the Parent Borrower receives notice later than 12:00 noon (New York time) or if the Available Revolving Commitment is equal to $0.00, the second Business Day after the Parent Borrower receives such notice that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the “L/C Reimbursement Date”) with interest thereon computed as set forth in clause (A) below. If any L/C Reimbursement Obligation is not repaid by the Parent Borrower as provided in this clause (v) (or any such payment by the Parent Borrower is rescinded or set aside for any reason), such L/C Issuer shall promptly notify the Agent of such failure (and, upon receipt of such notice, the Agent shall notify each Revolving Lender), and such L/C Reimbursement Obligation shall be payable on demand by the Parent Borrower with interest thereon computed (A) from the date on which such L/C Reimbursement Obligation

9 arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (B) thereafter until payment in full (including pursuant to clause (vi)(2) below), at the interest rate specified in subsection 1.3(c) applicable to past due Revolving Loans that are Base Rate Loans. (vi) Reimbursement Obligations of the Revolving Lenders. (1) Upon receipt of the notice described in the third sentence of clause (v) above from the Agent, each Revolving Lender shall pay to the Agent for the account of such L/C Issuer its Commitment Percentage of such Letter of Credit Obligations (as such amount may be increased pursuant to subsection 1.11(e)(ii)). (2) By making any payment described in clause (1) above (other than during the continuation of an Event of Default under subsection 7.1(f) or 7.1(g)), such Revolving Lender shall be deemed to have made a Revolving Loan to the Parent Borrower, which, upon receipt thereof by the Agent for the benefit of such L/C Issuer, the Parent Borrower shall be deemed to have used in whole to repay such L/C Reimbursement Obligation. Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Revolving Lender of its participation in the applicable Letter of Credit and the Letter of Credit Obligation in respect of the related L/C Reimbursement Obligations. Such participation shall not otherwise be required to be funded. Following receipt by any L/C Issuer of any payment from any Revolving Lender pursuant to this clause (vi) with respect to any portion of any L/C Reimbursement Obligation, such L/C Issuer shall promptly pay to the Agent, for the benefit of such Revolving Lender, all amounts received by such L/C Issuer (or to the extent such amounts shall have been received by the Agent for the benefit of such L/C Issuer, the Agent shall promptly pay to such Revolving Lender all amounts received by the Agent for the benefit of such L/C Issuer) with respect to such portion. (vii) Obligations Absolute. The obligations of the Parent Borrower and the Revolving Lenders pursuant to clauses (iv), (v) and (vi) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (A) (i) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (ii) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (iii) any loss or delay, including in the transmission of any document, (B) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Credit Party) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (C) in the case of the obligations of any Revolving Lender, (i) the failure of any condition precedent set forth in Section 2.2 to be satisfied (each of which conditions precedent the Revolving Lenders hereby irrevocably waive) or (ii) any adverse change in the condition (financial or otherwise) of any Credit Party, (D) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Parent Borrower or any Subsidiary or in the relevant currency markets generally and (E) any other act or omission to act or delay of any kind of the Agent, any Revolving Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of any obligation of the Parent Borrower or any Revolving Lender hereunder; provided that the foregoing shall not excuse any L/C Issuer from liability to the Parent Borrower to the extent of any direct damages (as opposed to consequential, punitive, special, lost profits or exemplary damages, claims in respect of which are waived by the Parent Borrower to the extent permitted by applicable Requirement of Law) suffered by the Parent Borrower that are caused by such L/C Issuer’s gross negligence, bad faith or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. No provision hereof (or of clause (viii) below) shall be deemed to waive or limit the Parent Borrower’s right to seek repayment of any payment of any L/C Reimbursement Obligations from the applicable L/C Issuer under the terms of the applicable letter of credit reimbursement agreement or Requirement of Law.

10 (viii) Conflict with L/C Request. In the event of any conflict between the terms of this Agreement and the terms of any L/C Request, the terms of this Agreement shall control. (ix) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Parent Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Parent Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Parent Borrower, and that the Parent Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. (x) Role of L/C Issuers. Each Revolving Lender and the Parent Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, nor any of respective Affiliates, correspondents, participants, assignees, directors, officers, employees, agents, and attorneys of any L/C Issuer, shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or related application. The Parent Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Parent Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, nor any of the respective Affiliates, correspondents, participants, assignees, directors, officers, employees, agents, and attorneys of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this clause (x); provided that anything in such clauses to the contrary notwithstanding, the Parent Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Parent Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, punitive, lost profits or exemplary, damages suffered by the Parent Borrower that were caused by such L/C Issuer’s willful misconduct, bad faith or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of a Letter of Credit, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. (xi) A Revolving Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Parent Borrower, the Agent and such Revolving Lender. The Agent shall notify the Revolving Lenders of any such additional L/C Issuer. (xii) Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the maximum amount available to be drawn under such Letter of Credit during its remaining life at such time (presuming for such purposes that all conditions precedent to the drawing of such Letter of Credit have been satisfied). (xiii) If the Revolving Termination Date in respect of any tranche of Revolving Loan Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the L/C Issuer that issued such Letter of Credit, if one or more other tranches of Revolving Loan Commitments in respect of which the Revolving Termination Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof) under (and ratably participated in by Revolving Lenders pursuant to) the Revolving Loan Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized

11 Revolving Loan Commitments thereunder at such time (it being understood that no partial amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Parent Borrower shall cash collateralize any such Letter of Credit by delivery to the Agent of an amount of cash equal to 103% of the amount of the Letter of Credit Obligations in respect of such Letter of Credit. Upon the maturity date of any tranche of Revolving Loan Commitments, the sublimit for Letters of Credit may be reduced as agreed between the L/C Issuers and the Parent Borrower, without the consent of any other Person. (e) Swing Loans. (i) Availability. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, the Swingline Lender shall make Loans denominated in Dollars (each, a “Swing Loan”) available to the Borrowers under the Revolving Loan Commitments from time to time on any Business Day after the Closing Date through the Revolving Termination Date in an aggregate principal amount at any time outstanding not to exceed its Swingline Commitment; provided, however, that the Swingline Lender may not make any Swing Loan (x) to the extent that after giving effect to such Swing Loan, the sum of (i) the aggregate principal amount of all Revolving Loans made by such Swingline Lender (in its capacity as a Revolving Lender), (ii) such Swingline Lender’s Letter of Credit Exposure (in its capacity as a Revolving Lender) and (iii) such Swingline Lender’s Swingline Exposure would exceed the Swingline Lender’s Revolving Loan Commitment and (y) during the period commencing on the first Business Day after it receives notice from the Agent or the Required Revolving Lenders that one or more of the conditions precedent contained in Section 2.2 are not satisfied and ending when such conditions are satisfied or duly waived. In connection with the making of any Swing Loan, the Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived. Each Swing Loan shall be a Base Rate Loan or a Daily Simple SOFR Loan, as determined by the applicable Borrower, and must be repaid as provided herein, but in any event must be repaid in full on the Revolving Termination Date. Within the limits set forth in the first sentence of this clause (i), amounts of Swing Loans repaid may be reborrowed under this clause (i). Immediately upon the making of a Swing Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swing Loan in an amount equal to the product of such Revolving Lender’s Commitment Percentage times the amount of such Swing Loan. (ii) Borrowing Procedures. In order to request a Swing Loan, the applicable Borrower shall give to the Swingline Lender (with a copy to the Agent) a notice to be received not later than 12:00 p.m. (New York time) on the day of the proposed Borrowing, which shall be made in a writing or in an Electronic Transmission substantially in the form of Exhibit 1.1(e) or in a writing in any other form reasonably acceptable to the Swingline Lender duly completed (a “Swingline Request”). Promptly after receipt by the Swingline Lender of any Swingline Request, the Swingline Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such Swingline Request and, if not, the Swingline Lender will notify the Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing (A) directing the Swingline Lender not to make such Swing Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 1.1(e)(i), or (B) that one or more of the applicable conditions specified in Section 2.2 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will make the amount of its Swing Loan available to the applicable Borrower either by (i) crediting the account of the applicable Borrower on the books of the Swingline Lender with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Swingline Lender by the applicable Borrower. (iii) Refinancing Swing Loans. (A) The Swingline Lender may at any time request, on behalf of the applicable Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Revolving Lender’s Commitment Percentage of the amount of Swing Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section 1.5, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Loan Commitments and the conditions set forth in Section 2.2. The Swingline Lender shall

12 furnish the applicable Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Agent. Each Revolving Lender shall make an amount equal to its Commitment Percentage of the amount specified in such Notice of Borrowing available to the Agent in Same Day Funds (and the Agent may apply cash collateral available with respect to the applicable Swing Loan) for the account of the Swingline Lender at the Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Notice of Borrowing, whereupon, subject to Section 1.1(e)(iii)(B), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Agent shall remit the funds so received to the Swingline Lender. (B) If for any reason any Swing Loan cannot be refinanced by such a Borrowing in accordance with Section 1.1(e)(iii)(A), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Loan and each Revolving Lender’s payment to the Agent for the account of the Swingline Lender pursuant to Section 1.1(e)(iii)(A) shall be deemed payment in respect of such participation. (C) If any Revolving Lender fails to make available to the Agent for the account of the Swingline Lender any amount required to be paid by such Swingline Lender pursuant to the foregoing provisions of this Section 1.1(e)(iii) by the time specified in Section 1.1(e)(iii)(A), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Loan, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error. (iv) Obligation to Fund Absolute. Each Revolving Lender’s obligations to make Revolving Loans or to purchase and fund risk participations in Swing Loans pursuant to clause (iii) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Revolving Lender, any Affiliate thereof or any other Person may have against the Swingline Lender, the Agent, any other Lender or L/C Issuer or any other Person, (B) the failure of any condition precedent set forth in Section 2.2 to be satisfied or the failure of the applicable Borrower to deliver a Notice of Borrowing (each of which requirements the Revolving Lenders hereby irrevocably waive), (C) the occurrence or continuance of a Default and (D) any adverse change in the condition (financial or otherwise) of any Credit Party; provided, however, that each Revolving Lender’s obligation to make Loans pursuant to this Section 1.1(e) is subject to the conditions set forth in Section 2.2. No such funding of risk participations shall relieve or otherwise impair the obligation of the applicable Borrower to repay Swingline Loans, together with interest as provided herein. (v) Repayment of Participations (A) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Loan, if the Swingline Lender receives any payment on account of such Swing Loan, the Swingline Lender will distribute to such Revolving Lender its Commitment Percentage thereof in the same funds as those received by the Swingline Lender. (B) If any payment received by the Swingline Lender in respect of principal or interest on any Swing Loan is required to be returned by Swingline Lender under any of the circumstances described in Section 9.7 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Commitment Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to

13 the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Agent will make such demand upon the request of the Swingline Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement. (vi) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 1.1(e) to refinance such Revolving Lender’s Commitment Percentage of any Swing Loan, interest in respect of such Commitment Percentage shall be solely for the account of the Swingline Lender. (vii) Payments Directly to Swingline Lender. The applicable Borrower shall make all payments of principal and interest in respect of the Swing Loans directly to the Swingline Lender. (viii) Provisions Related to Extended Revolving Loan Commitments. If the maturity date shall have occurred in respect of any tranche of Existing Revolving Loan Commitments (the “Expiring Loan Commitment”) at a time when another tranche or tranches of Existing Revolving Loan Commitments is or are in effect with a longer maturity date (each, a “Non-Expiring Loan Commitment” and collectively, the “Non-Expiring Loan Commitments”), then with respect to each outstanding Swing Loan, if consented to by the applicable Swingline Lender, on the earliest occurring maturity date such Swing Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Loan Commitments on a pro rata basis; provided that to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Loan Commitments, immediately prior to such reallocation the amount of Swing Loans to be reallocated equal to such excess shall be repaid or cash collateralized. Upon the maturity date of any tranche of Existing Revolving Loan Commitments, the sublimit for Swing Loans may be reduced as agreed between the Swingline Lender and the Parent Borrower, without the consent of any other Person. Notwithstanding anything else to the contrary herein, if any Revolving Lender is a Defaulting Lender, no Swingline Lender shall be obligated to make any Swing Loan unless (w) such Defaulting Lender has been replaced in accordance with Section 9.9 or 9.22, (x) the Swingline Commitments of such Defaulting Lender have been cash collateralized, (y) the Revolving Loan Commitments of the other Revolving Lenders have been increased by the amount of such Defaulting Lender’s Revolving Loan Commitments or (z) the Swingline Commitments of such Defaulting Lender have been reallocated to other Revolving Lenders in a manner consistent with subsection 1.11(e)(ii). 1.2. Evidence of Loans; Notes. (a) The Initial Term A Loan made by each Lender with an Initial Term A Loan Commitment is evidenced by this Agreement and, if requested by such Lender, an Initial Term A Note payable to such Lender in an amount equal to the unpaid balance of the Initial Term A Loan held by such Lender. (b) The Initial Term B Loan made by each Lender with an Initial Term B Loan Commitment is evidenced by this Agreement and, if requested by such Lender, an Initial Term B Note payable to such Lender in an amount equal to the unpaid balance of the Initial Term B Loan held by such Lender. (c) The Revolving Loans made by each Revolving Lender are evidenced by this Agreement and, if requested by such Lender, a Revolving Note payable to such Lender in an amount equal to such Lender’s Revolving Loan Commitment. (d) Swing Loans made by the Swingline Lender are evidenced by this Agreement and, if requested by such Lender, a Swingline Note in an amount equal to the Swingline Commitment.

14 1.3. Interest. (a) Subject to subsections 1.3(c) and 1.3(d), (i) each Base Rate Loan (including each Swing Loan that is a Base Rate Loan) shall bear interest at a rate per annum equal to Base Rate plus the Applicable Margin, (ii) each Term SOFR Loan shall bear interest at a rate per annum equal to Adjusted Term SOFR for the Interest Period therefor plus the Applicable Margin, (iii) each Eurocurrency Rate Loan shall bear interest at a rate per annum equal to the applicable Adjusted Eurocurrency Rate for the Interest Period therefor plus the Applicable Margin, and (iv) each Daily Simple RFR Loan shall bear interest at a rate per annum equal to the applicable Daily Simple RFR therefor plus the Applicable Margin. Each determination of an interest rate by the Agent shall be conclusive and binding on the applicable Borrower and the Lenders in the absence of manifest error. All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year (or, in the case of Base Rate Loans, on the basis of a 365/366-day year) and actual days elapsed, except that interest on Loans denominated in any Alternative Currency as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to, but excluding, the last day thereof. (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any payment or prepayment of Loans in full on such paid or prepaid Loan amounts. (c) During the continuance of an Event of Default under Section 7.1(a), the applicable Borrower shall pay interest on any (i) overdue principal on the Loans and any overdue interest on the Loans at a rate per annum determined by adding two percent (2.00%) per annum to the Applicable Margin then in effect for the related Loans (plus the RFR, Adjusted Daily Simple SOFR, Eurocurrency Rate or Base Rate, as the case may be) and (ii) unless otherwise specified herein, other overdue Obligations at rate per annum determined by adding two percent (2.00%) per annum to the Applicable Margin then in effect with respect to Revolving Loans that are Base Rate Loans; provided that no interest at the default rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. All such interest shall be payable in cash on demand of the Agent or the Required Lenders. (d) Anything herein to the contrary notwithstanding, the obligations of the Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrowers shall pay such Lender interest at the highest rate permitted by Requirement of Law (“Maximum Lawful Rate”); provided, however, that, if at any time thereafter, the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. (e) In connection with the use or administration of any Benchmark, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Parent Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark. 1.4. Loan Accounts. (a) The Agent, on behalf of the Lenders, shall record on its books and records the amount of each Loan made, the interest rate applicable thereto, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. The Agent shall deliver to the Parent Borrower on a monthly basis a loan statement setting forth such record in its customary form for the immediately preceding calendar month. Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by the Lenders to the

15 Parent Borrower and the interest and payments thereon. Without limiting the foregoing, any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the ultimate obligation of the Borrowers hereunder (and under any Note) to pay the full amount owing with respect to the Loans or provide the basis for any claim against the Agent. (b) Agent, acting as a non-fiduciary agent of the Borrowers solely with respect to the actions described in this subsection 1.4(b), shall establish and maintain at its address referred to in Section 9.2 (or at such other address as the Agent may notify the Borrowers) (A) a record of ownership (a “Register”) in which the Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Agent, each Lender and each L/C Issuer in the Term Loans (and the relevant class thereof), the Revolving Loans, Additional/Replacement Revolving Loans (and the relevant class thereof), Extended Revolving Loans (and the relevant class thereof), Other Revolving Loans (and the relevant class thereof), Swing Loans, L/C Reimbursement Obligations and Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Loan, Letter of Credit, Letter of Credit Obligations and L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers, as applicable (and each change thereto pursuant to Sections 9.9 and 9.22), (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, and for Term SOFR Loans and Eurocurrency Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, (5) the amount of the L/C Reimbursement Obligations due and payable or paid in respect of Letters of Credit and (6) any other payment received by the Agent from the Borrowers and its application to the Obligations. (c) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in Letter of Credit Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. (d) The Credit Parties, the Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement, notwithstanding notice to the contrary. Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrowers, the Agent, such Lender or such L/C Issuer during normal business hours and from time to time upon at least one (1) Business Day’s prior notice. No Lender or L/C Issuer shall, in such capacity, have access to, or be otherwise permitted to review, any information in the Register other than information with respect to such Lender or such L/C Issuer unless otherwise agreed by the Agent and the Parent Borrower. 1.5. Procedure for Borrowings. (a) Any Borrowing of Term Loans (unless otherwise set forth in the applicable Incremental Agreement) shall be made upon the Borrower’s written notice delivered to the Agent substantially in the form of a Notice of Borrowing or in a writing in any other form reasonably acceptable to the Agent, which notice must be received by the Agent prior to 12:00 p.m. (New York time) (i) in the case of a Term SOFR Borrowing, three RFR Business Days prior to the requested Borrowing date and (ii) in the case of a Base Rate Borrowing, one Business Day prior to the requested Borrowing date. Such Notice of Borrowing shall specify: (i) the aggregate principal amount of the Term Loans to be made; (ii) the date of the Borrowing (which shall be, (x) in the case of the Initial Term Loans, the Closing Date and (y) in the case of the Incremental Term Loans, the applicable Incremental Term Loan Facility Closing Date in respect of such class of Incremental Term Loans); (iii) whether the Borrowing of Term Loans shall consist of Base Rate Loans and/or Term SOFR Loans; and

16 (iv) if the Borrowing of Term Loans is to include Term SOFR Loans, the Interest Period(s) to be initially applicable thereto; (b) Each Borrowing of a Revolving Loan, Extended Revolving Loan, Additional/Replacement Revolving Loan or Other Revolving Loan shall be made upon the Parent Borrower’s written notice delivered to the Agent substantially in the form of a Notice of Borrowing or in a writing in any other form reasonably acceptable to the Agent, which notice must be received by the Agent prior to 12:00 p.m. (New York time) (i) in the case of a Term SOFR Borrowing or a RFR Borrowing denominated in Sterling, three RFR Business Days prior to the requested Borrowing date, (ii) in the case of a RFR Borrowing denominated in Swiss Francs, four RFR Business Days prior to the requested Borrowing date, (iii) in the case of a Eurocurrency Rate Borrowing denominated in Yen, five Eurocurrency Banking Days prior to the requested Borrowing date, (iv) in the case of a Eurocurrency Rate Borrowing denominated in Euros, four Eurocurrency Banking Days prior to the requested Borrowing date, and (v) in the case of a Base Rate Borrowing, one Business Day prior to the requested Borrowing date. Such Notice of Borrowing shall specify: (i) the applicable Borrower; (ii) the amount of the Borrowing (which shall be in an aggregate minimum principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof (or, if applicable, the remaining amount available to be drawn hereunder)); (iii) the requested Borrowing date, which shall be a Business Day; (iv) whether the Borrowing is to be comprised of Term SOFR Loans, Daily Simple RFR Loans, Eurocurrency Rate Loans and/or Base Rate Loans; and (v) if the Borrowing is to be Term SOFR Loans or Eurocurrency Rate Loans, the Interest Period(s) applicable to such Loans. (c) Upon receipt of a Notice of Borrowing, Agent will promptly notify each applicable Lender of such Notice of Borrowing and of the amount of such Lender’s Commitment Percentage of the Borrowing. (d) Unless the Agent is otherwise directed in writing by the Parent Borrower, the proceeds of each requested Borrowing of Loans will be made available to the applicable Borrower by the Agent by wire transfer of such amount to the applicable Borrower pursuant to the wire transfer instructions specified in such Notice of Borrowing. 1.6. Conversion and Continuation Elections. (a) Subject to Section 1.5, the Loans comprising each Borrowing initially shall be of the Type and Currency specified in the applicable Notice of Borrowing and, in the case of a Eurocurrency Rate Borrowing or Term SOFR Borrowing, shall have the Interest Period specified in such Notice of Borrowing. Thereafter, the Borrowers shall have the option to (i) convert at any time all or any part of any such Borrowing to a Borrowing of a different Type, subject to Section 10.4 if such conversion is made prior to the expiration of the Interest Period applicable thereto, or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurocurrency Rate Borrowing or Term SOFR Borrowing, elect the Interest Period therefor, all as provided in this Section. Any Revolving Loan, Additional/Replacement Revolving Loan, Extended Revolving Loan, Other Revolving Loan or Term Loan or group of Revolving Loans, Additional/Replacement Revolving Loans, Extended Revolving Loans, Other Revolving Loans or Term Loans having the same proposed Interest Period to be made or continued as Term SOFR Loan or a Eurocurrency Rate Loan, or converted into a different Type of Loan, must be in a minimum aggregate principal amount of $1,000,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof. Any such election to convert or continue any Loan must be made by the applicable Borrower to the Agent not later than the time that a Notice of Borrowing would be required under Section 1.5 if the applicable Borrower were requesting a Borrowing of the Type resulting from such election be made on the effective date of such election. The applicable Borrower must make such election by notice to the Agent in writing, including by

17 Electronic Transmission. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit 1.6 or in a writing in any other form reasonably acceptable to the Agent. (b) If the applicable Borrower fails to deliver a timely and complete Notice of Conversion/Continuation with respect to a Daily Simple RFR Borrowing prior to the Interest Payment Date therefor, then, unless such RFR Borrowing is repaid as provided herein, the applicable Borrower shall be deemed to have selected that such RFR Borrowing shall automatically be continued as an RFR Borrowing bearing interest at a rate based upon the applicable Daily Simple RFR as of such Interest Payment Date. If the applicable Borrower fails to deliver a timely and complete Notice of Conversion/Continuation with respect to a Eurocurrency Rate Borrowing or a Term SOFR Borrowing prior to the end of the Interest Period therefor, then, unless such Eurocurrency Rate Borrowing or Term SOFR Borrowing, as applicable, is repaid as provided herein, the applicable Borrower shall be deemed to have selected that such Eurocurrency Rate Borrowing or Term SOFR Borrowing, as applicable, shall automatically be continued as a Eurocurrency Rate Borrowing or a Term SOFR Borrowing, as applicable, bearing interest at a rate based upon the Adjusted Eurocurrency Rate or Adjusted Term SOFR, as applicable, and with an Interest Period of one month at the end of such Interest Period. If the applicable Borrower requests a conversion to, or continuation of Eurocurrency Rate Loans or Term SOFR Loans in any such notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Parent Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as an RFR Borrowing or a Eurocurrency Rate Borrowing and (ii) unless repaid as provided herein, (x) each Daily Simple RFR Borrowing shall automatically be converted to a Base Rate Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of the applicable Alternative Currency, if applicable) immediately and (y) each Eurocurrency Rate Borrowing and each Term SOFR Borrowing shall automatically be converted to a Base Rate Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of the applicable Alternative Currency, if applicable) at the end of the applicable Interest Period therefor. (c) Upon receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each applicable Lender thereof. In addition, the Agent will, with reasonable promptness, notify the Parent Borrower and the applicable Lenders of each determination of the Eurocurrency Rate or Adjusted Term SOFR; provided that any failure to do so shall not relieve the applicable Borrower of any liability hereunder or provide the basis for any claim against Agent. (d) Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than ten (10) different Interest Periods outstanding at any one time (which number of Interest Periods may be increased or adjusted by written agreement between the Parent Borrower and the Agent in connection with any transaction consummated under Section 1.12, Section 1.13 or Section 1.14). 1.7. Optional Prepayments/Commitment Reductions. (a) The applicable Borrower may, at any time, upon written notice to the Agent (i) in the case of a Term SOFR Borrowing or a RFR Borrowing denominated in Sterling, not later than 12:00 p.m. (New York City time) three RFR Business Days before the date of prepayment, (ii) in the case of prepayment of a RFR Borrowing denominated in Swiss Francs, not later than 12:00 p.m. (New York City time) four RFR Business Days before the date of prepayment, (iii) in the case of prepayment of a Eurocurrency Rate Borrowing denominated in Yen, not later than 12:00 p.m. (New York City time) five Eurocurrency Banking Days before the date of prepayment, (iv) in the case of a prepayment of a Eurocurrency Rate Borrowing denominated in Euros, not later than 12:00 p.m. four Eurocurrency Banking Days before the date of prepayment, (v) in the case of prepayment of a Base Rate Borrowing, not later than 12:00 p.m. (New York City time) one Business Day before the date of prepayment or (vi) in the case of prepayment of a Swing Loan, not later than 12:00 p.m. (New York City time) on the date of prepayment, prepay the Term Loans, Revolving Loans, Additional/Replacement Revolving Loans, Extended Revolving Loans, Other Revolving Loans and Swing Loans in whole or in part in an amount greater than or equal to $500,000 (other than Swing Loans for which prior written notice is not required and for which the minimum prepayment amount shall be $100,000), in each instance, without penalty or premium except as provided in subclause 1.7(b) below and in Section

18 10.4. Optional partial prepayments of Term Loans shall be applied to any applicable class of Term Loans as directed by the Parent Borrower pursuant to subclause 1.8(i) below. For the avoidance of doubt, the Parent Borrower may (i) prepay Initial Term A Loans or Initial Term B Loans, as applicable, pursuant to this subsection 1.7(a) without any requirement to prepay Extended Term Loans that were converted or exchanged from the Initial Term A Loan Facility or the Initial Term B Loan Facility, as applicable, and (ii) prepay Extended Term Loans pursuant to this subsection 1.7(a) without any requirement to prepay Term Loans outstanding under an existing term loan facility a portion of which was converted or exchanged for such Extended Term Loans. (b) Notwithstanding anything to the contrary contained in this Agreement, at the time of the effectiveness of any Repricing Transaction that is consummated prior to the date that is six months after the Closing Date, the Parent Borrower agrees to pay to the Agent, for the ratable account of each Lender with outstanding Initial Term B Loans, a fee in an amount equal to 1.00% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all Initial Term B Loans prepaid (or converted or exchanged) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction of the type described in clause (b) of the definition thereof, the aggregate principal amount of all Initial Term B Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction. For the avoidance of doubt, on and after the date that is six months after the Closing Date, no fee shall be payable pursuant to this subsection 1.7(b). (c) The applicable Borrower may at any time upon at least two (2) Business Days’ (or such shorter period as is acceptable to the Agent) prior written notice by the Borrower to the Agent permanently reduce the Aggregate Revolving Loan Commitment, any Aggregate Extended Revolving Loan Commitment, any Aggregate Additional/Replacement Revolving Loan Commitment or any Aggregate Other Revolving Loan Commitment; provided that such reductions shall be in an amount greater than or equal to $1,000,000 or a whole multiple of the $100,000 in excess thereof. Except as set forth in subsection 1.8(i), all reductions of the Aggregate Revolving Loan Commitment, any Aggregate Extended Revolving Loan Commitment, any Aggregate Additional/Replacement Revolving Loan Commitment or any Aggregate Other Revolving Loan Commitment shall be allocated pro rata among all Lenders with a Revolving Loan Commitment, Extended Revolving Loan Commitment, Additional/Replacement Revolving Loan Commitment or Other Revolving Loan Commitment, as applicable. A permanent reduction of the Aggregate Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit or the Swingline Commitment; provided that the L/C Sublimit and/or the Swingline Commitment, as applicable, shall be permanently reduced by the amount thereof in excess of the Aggregate Revolving Loan Commitment. (d) The notice of any prepayment shall not thereafter be revocable by the applicable Borrower and the Agent will promptly notify each Lender thereof and of such Lender’s Commitment Percentage of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein. Together with each prepayment under this Section 1.7, the applicable Borrower shall pay any amounts required pursuant to Section 1.9 and Section 10.4, if applicable. Notwithstanding the foregoing, (i) a notice of prepayment of Loans under this Section 1.7 delivered by any Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by such Borrower on or prior to the specified effective date of prepayment if such condition is not satisfied and (ii) such Borrower may rescind any notice of prepayment under this Section 1.7 if such prepayment would have resulted from a refinancing of all of the Credit Facilities then outstanding hereunder or the occurrence of some other identifiable event or condition, which refinancing, event or condition shall not be consummated or shall otherwise be delayed. 1.8. Mandatory Prepayments of Loans and Commitment Reductions. (a) Scheduled Initial Term A Loan Payments. The Parent Borrower shall repay to the Agent for the ratable account of the Initial Term A Lenders (i) on the last Business Day of each March, June, September and December, commencing with the first full Fiscal Quarter after the Closing Date, an aggregate principal amount of Initial Term A Loans equal to 1.25% of the aggregate principal amount of all Initial Term A Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with

19 the order of priority set forth in Section 1.8(i)(i)) and (ii) on the Initial Term A Loan Maturity Date, the aggregate principal amount of all Initial Term A Loans outstanding on such date. (b) Scheduled Initial Term B Loan Payments. The Parent Borrower shall repay to the Agent for the ratable account of the Initial Term B Lenders (i) on the last Business Day of each March, June, September and December, commencing with the first full Fiscal Quarter after the Closing Date, an aggregate principal amount of Initial Term B Loans equal to 0.25% of the aggregate principal amount of all Initial Term B Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 1.8(i)(i)) and (ii) on the Initial Term B Loan Maturity Date, the aggregate principal amount of all Initial Term B Loans outstanding on such date. (c) Scheduled Incremental Term Loan, Other Term Loan and Extended Term Loan Payments. If any Incremental Term Loans, Other Term Loans or Extended Term Loans are made, such other Incremental Term Loans, Other Term Loans or Extended Term Loans, as applicable, shall be repaid by the Parent Borrower in the amounts and on the dates set forth in the documentation governing such Incremental Term Loans, Other Term Loans or Extended Term Loans, as applicable and on the applicable maturity date. (d) Scheduled Revolving Loan Payments. The Borrowers shall repay to the Revolving Lenders in full on the Revolving Termination Date the aggregate principal amount of the Revolving Loans and Swing Loans outstanding on the Revolving Termination Date. The Borrowers shall repay to the applicable Lenders (i) on the relevant maturity date for any class of Additional/Replacement Revolving Loans, all then outstanding Additional/Replacement Revolving Loans of such class, (ii) on the relevant maturity date for any class of Extended Revolving Loans, all then outstanding Extended Revolving Loans of such class and (iii) on the relevant maturity date for any class of Other Revolving Loans, all then outstanding Other Revolving Loans of such class. (e) Asset Dispositions; Events of Loss. If the Parent Borrower or any Restricted Subsidiary shall at any time or from time to time: (i) make a Disposition (other than Dispositions expressly permitted under subsections 5.2(a), 5.2(c), 5.2(d), 5.2(e), 5.2(f), 5.2(g), 5.2(i), 5.2(j), 5.2(k), 5.2(l), 5.2(m), 5.2(o), 5.2(p), 5.2(r), 5.2(s), 5.2(t) or 5.2(u)) outside of the Ordinary Course of Business; or (ii) suffer an Event of Loss; and (x) the aggregate amount of the Net Cash Proceeds received by the Parent Borrower and its Restricted Subsidiaries in connection with such Disposition or Event of Loss exceeds the greater of (i) $40,000,000 and (ii) 10.0% of Consolidated EBITDA or (y) the aggregate amount of the Net Cash Proceeds received by the Parent Borrower and its Restricted Subsidiaries in connection with such Disposition or Event of Loss and all other such Dispositions and Events of Loss occurring during any single Fiscal Year exceeds the greater of (i) $60,000,000 and (ii) 15.0% of Consolidated EBITDA for all such Dispositions and Events of Loss occurring during such Fiscal Year, then (A) the Parent Borrower shall notify the Agent within five (5) Business Days after receipt of Net Cash Proceeds from such Disposition or Event of Loss (including the amount of the Net Cash Proceeds received by the Parent Borrower and/or such Restricted Subsidiary in respect thereof) and (B) within ten (10) Business Days after receipt by the Parent Borrower and/or such Restricted Subsidiary of the Net Cash Proceeds of such Disposition or Event of Loss, the Parent Borrower shall prepay, in accordance with subsection 1.8(i), a principal amount of Term Loans in an amount equal to 100% (provided that such percentage shall be reduced to (A) 50% if the Senior Secured Leverage Ratio as of the last day of the applicable Test Period (recalculated to give pro forma effect to any voluntary prepayments or assignments made after the end of applicable Test Period and prior to the time the applicable prepayment is due) is less than or equal to 3.40 to 1.00 but greater than 2.90 to 1.00, respectively and (B) 0% if the Senior Secured Leverage Ratio as of the last day of the applicable Test Period (re-calculated to give pro forma effect to any voluntary prepayments or assignments made after the end of applicable Test Period and prior to the time the applicable prepayment is due) is less than or equal to 2.90 to 1.00) of (1) in the case of any prepayment required pursuant to clause (x) above, such excess amount of Net Cash Proceeds pursuant to clause (x) above and (2) in the case of any prepayment required pursuant to clause (y) above, and without duplication of the amount of any prepayment pursuant to the immediately preceding clause (1), the lesser of (I) such excess amount of Net Cash

20 Proceeds pursuant to clause (y) above and (II) the amount of Net Cash Proceeds in connection with such Disposition or Event of Loss, if applicable; provided that the Parent Borrower may apply a portion of the Net Cash Proceeds from any Disposition or Event of Loss on a pro rata basis to prepay, redeem, defease, repurchase or make a similar payment to any other Indebtedness (other than Indebtedness among the Parent Borrower and any of its Subsidiaries) that is secured on a pari passu basis with the Obligations (but without regard to the control of remedies), if the documentation with respect to which requires the issuer or borrower under such Indebtedness to prepay or make an offer to prepay, redeem, repurchase, defease or satisfy and discharge such Indebtedness with the proceeds of such Disposition or Event of Loss (such Indebtedness required to be offered to be so prepaid, repurchased, redeemed, defeased or satisfied and discharged, “Other Applicable Indebtedness”). Notwithstanding the foregoing, no prepayment shall be required to the extent the Parent Borrower or such Restricted Subsidiary reinvests the Net Cash Proceeds of such Disposition or Event of Loss in assets in the business of the Parent Borrower and its Restricted Subsidiaries (including to consummate a Permitted Acquisition or other Investment permitted hereunder), within five hundred forty (540) days after the date of such Disposition or Event of Loss or enters into a binding commitment thereof within said five hundred forty (540) day period and subsequently makes such reinvestment no longer than one hundred and eighty (180) days after expiration of such five hundred forty (540) day period; provided, that if any Net Cash Proceeds are no longer intended to be so reinvested or otherwise shall not have been timely reinvested in accordance with the provisions specified above, the Parent Borrower shall immediately prepay the Term Loans in an amount equal to any such Net Cash Proceeds as set forth in this subsection 1.8(e). (f) Excess Revolving Credit Exposure. If at any time the aggregate amount of all Revolving Lenders’ Revolving Credit Exposures exceeds the Aggregate Revolving Loan Commitment then in effect, the Parent Borrower shall immediately prepay outstanding Revolving Loans in an amount sufficient to eliminate such excess. (g) Incurrence of Debt. Within five (5) Business Days after receipt by the Parent Borrower or any Restricted Subsidiary of Net Cash Proceeds of the incurrence of Indebtedness (other than Net Cash Proceeds from the incurrence of Indebtedness permitted hereunder (other than, to the extent relating to Term Loans, the incurrence of any Credit Agreement Refinancing Debt)), the Parent Borrower shall deliver, or cause to be delivered, to the Agent an amount equal to such Net Cash Proceeds for application to the Term Loans in accordance with subsection 1.8(i). (h) Excess Cash Flow. Within ten (10) Business Days after the annual financial statements are required to be delivered pursuant to subsection 4.1(a) hereof, commencing with such annual financial statements for the Fiscal Year ending December 31, 2024 and for each Fiscal Year thereafter (each such period, an “Excess Cash Flow Period”), the Parent Borrower shall deliver to the Agent a written calculation of Excess Cash Flow of the Parent Borrower and its Restricted Subsidiaries for such Fiscal Year in the form of Exhibit 1.8(h) and certified as correct in all material respects on behalf of the Parent Borrower by a Responsible Officer of the Parent Borrower and, substantially concurrently the Parent Borrower shall prepay, in accordance with Section 1.8(i) below, an aggregate principal amount of Term Loans equal to (i) 50% of such Excess Cash Flow minus (ii) the aggregate principal amount of (x) Term Loans voluntarily prepaid pursuant to Section 1.7 and the aggregate principal amount of Revolving Loans voluntarily prepaid pursuant to Section 1.7 (to the extent accompanied by a permanent reduction in the Revolving Loan Commitments in an equal amount pursuant to Section 1.7 (or equivalent provision governing such revolving credit facility)), and (y) any optional prepayment, repurchase, redemption or retirement of any other Indebtedness (other than Indebtedness among the Parent Borrower and any of its Subsidiaries) that is secured on a pari passu basis with the Obligations (and, in the case of any such other Indebtedness constituting revolving Indebtedness, to the extent accompanied by a permanent reduction in the applicable revolving commitments), but excluding the aggregate principal amount of any such voluntary prepayments made with the proceeds of incurrences of long-term indebtedness, in each case, during such Fiscal Year or after year-end and prior to when such Excess Cash Flow prepayment is due (without duplication of any deduction from Excess Cash Flow in any prior Excess Cash Flow Period), minus (iii) the aggregate amount of cash consideration paid by any Purchasing Borrower Party to effect any assignment to it of Term Loans pursuant to Section 9.9(g), but only to the extent such Term Loans (x) have been acquired pursuant to an offer made to all Lenders under the applicable class or classes of Term Loans so assigned on a pro rata basis and (y) have been cancelled, but excluding the aggregate principal amount of any such assignments made with the proceeds of incurrences of long-term indebtedness, in each case, during such Fiscal Year or after year- end and prior to when such Excess Cash Flow prepayment is due (without duplication of any deduction from Excess Cash Flow in any prior Excess Cash Flow Period), minus (iv) the greater of (x) $60,000,000 and (y) 15.0% of Consolidated EBITDA in respect of the applicable Test Period, for application to the Term Loans in

21 accordance with the provisions of subsection 1.8(h) hereof; provided that (A) the percentage in clause (i) of this Section 1.8(h) shall be reduced to 25% if the Senior Secured Leverage Ratio as of the last day of the applicable Test Period (recalculated to give pro forma effect to any voluntary prepayments or assignments made after the end of applicable Test Period and prior to the time the applicable Excess Cash Flow prepayment is due) is less than or equal to 3.40 to 1.00 but greater than 2.90 to 1.00, respectively and (B) no prepayment of Term Loans shall be required under this Section 1.8(h) if the Senior Secured Leverage Ratio as of the last day of the applicable Test Period (re-calculated to give pro forma effect to any voluntary prepayments or assignments made after the end of applicable Test Period and prior to the time the applicable Excess Cash Flow prepayment is due) is less than or equal to 2.90 to 1.00; provided, further, that the Parent Borrower may apply a portion of the Excess Cash Flow prepayment required pursuant to this Section 1.8(h) on a pro rata basis to any Other Applicable Indebtedness if the documents in respect of such Other Applicable Indebtedness requires the issuer or borrower thereunder to prepay, or make an offer to prepay, such Other Applicable Indebtedness with any portion of such Excess Cash Flow prepayment proceeds. (i) Application of Prepayments. (i) Subject to subsection 1.10(c), any prepayments of the Term Loans pursuant to Section 1.7 shall be applied to prepay any class or classes of Term Loans as directed by the Parent Borrower, with such prepayment applied to the remaining scheduled installment payments in respect of such class or classes of Term Loans as directed by the Parent Borrower (and, absent such direction, in direct order of maturity). If the Parent Borrower does not specify the order in which to apply prepayments of Term Loans to reduce the remaining scheduled installment payments or as between classes of Term Loans, the Parent Borrower shall be deemed to have elected that such proceeds be applied to reduce the remaining scheduled installment payments in direct order of maturity and/or on a pro rata basis among all outstanding classes of Term Loans. (ii) Subject to subsection 1.10(c), (A) each prepayment of Term Loans required by subsections 1.8(e), 1.8(g) (other than any such prepayment of Term Loans required to be made from the Net Cash Proceeds from any incurrence of any Credit Agreement Refinancing Debt) and 1.8(h) shall be allocated to the class or classes of Term Loans pro rata based upon the applicable remaining scheduled installment payments due in respect of each such class of Term Loans (other than any class of Term Loans that has agreed to receive a less than a pro rata share of any such prepayment), shall be applied pro rata to the Lenders within each class of Term Loans, based upon the outstanding principal amounts owing to each such Lender under each such class of Term Loans and shall be applied to reduce the remaining scheduled installment payments due in respect of each such class of Term Loans in direct order of maturity and (B) each prepayment of Term Loans required by subsection 1.8(g) from any incurrence of Credit Agreement Refinancing Debt, shall in all cases be applied to prepay or repay the applicable Refinanced Debt and shall be applied pro rata to each such Lender under each such class of Term Loans and shall be applied to reduce the remaining scheduled installment payments due in respect of each such class of Term Loans as directed by the Parent Borrower. (iii) With respect to each prepayment of Revolving Loans required by subsection 1.8(f), the Parent Borrower may designate (i) the class and types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the class of Revolving Loans to be prepaid; provided that (x) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans of such class (except that any prepayment made in connection with a reduction of the Commitments of such class pursuant to Section 1.7 shall be applied pro rata based on the amount of the reduction in the Commitments of such class of each applicable Lender); and (y) notwithstanding the provisions of the preceding clause (x), at the option of the Parent Borrower, no prepayment made pursuant to subsection 1.8(f) of Revolving Loans of any class shall be applied to the Loans of any Defaulting Lender. In the absence of a designation by the Parent Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in a manner that minimizes the amount of any payments required to be made by the Parent Borrower pursuant to Section 10.4. (iv) [Reserved]. (v) To the extent permitted by the foregoing clauses, amounts prepaid shall be applied as between Base Rate Loans, Daily Simple RFR Loans, Eurocurrency Rate Loans and Term SOFR Loans as directed by the Borrower or, if not so directed, such amounts shall be applied first to any Base Rate Loans then outstanding, second

22 to any Daily Simple RFR Loans then outstanding and then to outstanding Term SOFR Loans and Eurocurrency Rate Loans with the shortest Interest Periods remaining; provided, that if any Lender has exercised its right of refusal in compliance with subsection 1.8(k)(B) below, such amount shall be applied with respect to the Terms Loans to be prepaid on a pro rata basis across all outstanding Types of such Term Loans in proportion to the percentage of such outstanding Term Loans to be prepaid represented by each such class. Together with each prepayment under this Section 1.8, the Parent Borrower shall pay any amounts required pursuant to Section 10.4 hereof, if any. (j) No Implied Consent. Provisions contained in this Section 1.8 for application of proceeds of certain transactions shall not be deemed to constitute consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents. (k) With respect to each such prepayment required by subsections 1.8(e) and 1.8(h), (A) the Parent Borrower will, not later than the date specified in subsection 1.8(e) or subsection 1.8(h), as applicable, for making such prepayment, give the Agent, telephonic notice (promptly confirmed in writing) requesting that the Agent provide notice of such prepayment to each Term Lender of the applicable class or classes of Term Loans being prepaid and the Agent will promptly provide such notice to each such Term Lender, (B) each Term Lender of the applicable class or classes of Term Loans being prepaid will have the right to refuse all (but not less than all) of its pro rata share of such prepayment by giving written notice of such refusal to the Agent and the Parent Borrower within three Business Days after such Term Lender’s receipt of notice from the Agent of such prepayment (and the Parent Borrower shall not prepay any Term Loans until the date that is specified in clause (C) below), (C) the Parent Borrower will make all such prepayments not so refused upon the tenth Business Day after the Term Lenders received first notice of repayment from the Agent and (D) thereafter, such amounts may be retained by the Parent Borrower (the “Retained Refused Proceeds”). (l) Notwithstanding the foregoing, to the extent any or all of the Net Cash Proceeds of any Disposition by, or Event of Loss of, a Foreign Subsidiary otherwise giving rise to a prepayment pursuant to Section 1.8(e) or Excess Cash Flow attributable to Foreign Subsidiaries, is prohibited or delayed by any applicable local Requirements of Law from being repatriated to any of Parent Borrower or any Domestic Subsidiary including through the repayment of intercompany Indebtedness (each, a “Repatriation”; with “Repatriated” having a correlative meaning) (Parent Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to take promptly all actions reasonably required by such Requirements of Law to permit such Repatriation), or if Parent Borrower has determined in good faith that Repatriation of any such amount would reasonably be expected to have adverse tax consequences (other than de minimis consequences) with respect to the Borrower or its Restricted Subsidiaries, taking into account any foreign tax credit or benefit actually received in connection with such Repatriation, an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow so affected (such amount, the “Excluded Prepayment Amount”), will not be required to be applied to prepay Loans at the times provided in this Section 1.8; provided that, if and to the extent any such Repatriation ceases to be prohibited or delayed by applicable local Requirements of Law at any time during the one (1) year period immediately following the date on which the applicable mandatory prepayment pursuant to Section 1.8 was required to be made, the Credit Parties shall reasonably promptly pay such portion of the Excluded Prepayment Amount to the Lenders, which payment shall be applied in accordance with Section 1.8(i). For the avoidance of doubt, the non-application of any Excluded Prepayment Amount pursuant to this Section 1.8(l) shall not constitute a Default or an Event of Default. 1.9. Fees. (a) Agent’s Fees. The Parent Borrower shall pay to the Agent, for the Agent’s own account, such fees as shall have been separately agreed upon in writing (including, but not limited to, as set forth in the fee letter dated as of June 30, 2023, between the Parent Borrower and GS (as further amended, modified or restated from time to time, the “Fee Letter”)). (b) Unused Commitment Fees. The Parent Borrower shall pay to the Agent for the account of each Revolving Lender (in each case pro rata according to the respective Revolving Loan Commitments of all such Revolving Lenders) a commitment fee (the “Unused Commitment Fee”) in Dollars that shall accrue daily from and including the Closing Date to but excluding the Revolving Termination Date. Each such Unused Commitment Fee shall be payable (x) quarterly in arrears on the last Business Day of each March, June, September and December (for

23 the three-month period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Revolving Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day to be calculated based on the actual amount of the Available Revolving Commitments in effect on such day. The total Unused Commitment Fee paid by the Parent Borrower will be equal to the sum of all of the Unused Commitment Fees due to the Lenders subject to subsection 1.11(e)(vi). (c) Letter of Credit Fee. The Parent Borrower agrees to pay to the Agent for the ratable benefit of the Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, for each calendar quarter during which any Letter of Credit Obligation shall have been outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product (without duplication) of the average daily undrawn available balance of all Letters of Credit Issued, guaranteed or supported by risk participation agreements multiplied by a per annum rate equal to the Applicable Margin with respect to Revolving Loans that are Term SOFR Loans. Such fee shall be paid to the Agent for the benefit of the Revolving Lenders in arrears, on (x) the last Business Day of each March, June, September and December and (y) on the Revolving Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above). In addition, the Parent Borrower shall pay to the applicable L/C Issuer (i) quarterly, a fronting fee equal to 0.125% of the aggregate available balance of each outstanding Letter of Credit and (ii) such L/C Issuer’s customary fees at then prevailing rates, without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of such L/C Issuer in respect of the application for, and the Issuance, negotiation, acceptance, amendment, transfer and payment of, each Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is Issued. 1.10. Payments by the Borrowers. (a) Subject to Section 10.1, all payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all such payments shall be made to the Agent (for the account of the Persons entitled thereto) at the Agent’s Office in Dollars and in Same Day Funds, no later than 2:00 p.m. (New York time) on the date due. Any such payment which is received by the Agent later than 2:00 p.m. (New York time) may in the Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Except as otherwise expressly provided herein, all payments with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Agent’s Office in such Alternative Currency in Same Day Funds not later than the Applicable Time specified by the Agent on the dates specified herein. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. (b) Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. (c) During the continuance of an Event of Default and after any acceleration of the Loans or the exercise of remedies pursuant to Section 7.2, the Agent may, and shall upon the direction of the Required Lenders, apply any and all payments received by Agent in respect of any Obligation in accordance with clauses first through sixth below. Notwithstanding any provision herein to the contrary, all proceeds of Collateral and all amounts collected or received by the Agent, including all payments made by Credit Parties to the Agent, after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), shall be applied as follows: first, to payment of costs and expenses, including Attorney Costs, of the Agent payable or reimbursable by the Credit Parties under the Loan Documents;

24 second, to payment of Attorney Costs of the Lenders payable or reimbursable by the Credit Parties under this Agreement; third, to payment of all accrued unpaid interest on the Obligations and fees owed to the Agent, Lenders and L/C Issuers and any fees, premiums and scheduled periodic payments due under Secured Rate Contracts, ratably among the Secured Parties in proportion to the respective amounts described in this clause third payable to them; fourth, to payment of principal of the Obligations, including L/C Reimbursement Obligations, then due and payable and any Obligations under any Secured Rate Contract until paid in full, and cash collateralization of unmatured L/C Reimbursement Obligations to the extent not then due and payable; fifth, to the payment of any other amounts owing constituting Obligations then due and payable; sixth, any remainder shall be for the account of and paid to the Parent Borrower or whoever may be lawfully entitled thereto. In carrying out the foregoing, (i) amounts received shall be applied to each category in numerical order until amounts in such category have been paid in full in cash prior to the application to the next succeeding category, (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above and (iii) no payments by a Guarantor and no proceeds of Collateral of a Guarantor shall be applied to Excluded Rate Contract Obligations of such Guarantor. 1.11. Payments by the Lenders to the Agent; Settlement. (a) Disbursements. The Agent may, on behalf of the Lenders, disburse funds to the Borrowers for Loans requested (it being understood, for the avoidance of doubt, that the Agent will advance the Initial Term A Loans to the Parent Borrower on the Closing Date on behalf of the Initial Term A Lenders). Each Lender shall reimburse the Agent on demand for all funds disbursed on its behalf by the Agent (including, for the avoidance of doubt, the Initial Term A Loans disbursed by the Agent to the Parent Borrower on behalf of the Initial Term A Lenders), or, if the Agent so requests, each Lender will remit to the Agent its Commitment Percentage of any Loan before the Agent disburses same to the Borrowers. If the Agent elects to require that each Lender make funds available to the Agent prior to disbursement by the Agent to the Borrowers, the Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of the Loan requested by the Borrowers no later than the Business Day prior to the scheduled Borrowing date applicable thereto, and each such Lender shall pay the Agent such Lender’s Commitment Percentage of such requested Loan, in Same Day Funds, by wire transfer to the Agent’s Office no later than 1:00 p.m. New York time on such scheduled Borrowing date. If any Lender fails to pay its Commitment Percentage within one (1) Business Day after Agent’s demand, the Agent shall promptly notify the Parent Borrower, and the Parent Borrower shall repay such amount to the Agent within one (1) Business Day of notice. Any repayment required pursuant to this subsection 1.11(a) shall be without premium or penalty. Any payment by the Parent Borrower shall be without prejudice to any claim the Parent Borrower may have against a Lender that shall have failed to make such payment to the Agent. Nothing in this subsection 1.11(a) or elsewhere in this Agreement or the other Loan Documents, including the remaining provisions of this Section 1.11, shall be deemed to require the Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder. (b) Settlements. In the case of any payment of principal or interest received by the Agent from the Parent Borrower in respect of Loans prior to 2:00 p.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Commitment Percentage of such payment on such Business Day, and, in the case of any payment of principal or interest received by the Agent from the Parent Borrower in respect of Loans later than 2:00 p.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Commitment Percentage of such payment, and such payments shall be made by wire transfer not later than 2:00 p.m. (New York time) on the next Business Day.

25 (c) Availability of Lender’s Commitment Percentage. The Agent may assume that each Lender will make its Commitment Percentage of each Term Loan or Revolving Loan, as applicable, available to the Agent on each Borrowing date. If such Commitment Percentage is not, in fact, paid to the Agent by such Lender when due, the Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Commitment Percentage forthwith upon the Agent’s demand, the Agent shall promptly notify the Borrowers and the Borrowers shall immediately repay such amount to the Agent. Nothing in this subsection 1.11(c) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require the Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder. Without limiting the provisions of subsection 1.11(b), to the extent that the Agent advances funds to the Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, the Agent shall be entitled to retain for its account all interest accrued on such advance from the date such advance was made until reimbursed by the applicable Lender. (d) Return of Payments. (i) If the Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the Borrowers and such related payment is not received by the Agent, then the Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind. (ii) If the Agent determines at any time that any amount received by the Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Agent on demand any portion of such amount that the Agent has distributed to such Lender, together with interest at such rate, if any, as the Agent is required to pay to the Borrowers or such other Person, without setoff, counterclaim or deduction of any kind, and the Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand. (e) Defaulting Lenders. (i) Responsibility. The failure of any Lender to make any Revolving Loan, or to fund any purchase of any participation to be made or funded by it (including, without limitation, with respect to any Letter of Credit or Swing Loan), or to make any payment required by it under any Loan Document on the date specified therefor shall not relieve any other Lender of its corresponding obligations to make such Loan, fund the purchase of any such participation, or make any other such required payment (including its payment under Section 9.6) on such date, and neither the Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Lender to make a Loan, fund the purchase of a participation or make any other such required payments under any Loan Document. (ii) Reallocation. If any Revolving Lender is a Defaulting Lender, all or a portion of such Defaulting Lender’s Letter of Credit Obligations (unless such Lender is the L/C Issuer that Issued such Letter of Credit) and reimbursement obligations with respect to Swing Loans shall be reallocated to and assumed by the Revolving Lenders that are not Defaulting Lenders in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment (calculated as if such Defaulting Lender’s Commitment Percentage was reduced to zero and each other Revolving Lender’s (other than any other Defaulting Lender’s) Commitment Percentage had been increased proportionately); provided that no Revolving Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Revolving Loans, outstanding Letter of Credit Obligations, amounts of its participations in Swing Loans and its pro rata share of unparticipated amounts in Swing Loans to exceed its Revolving Loan Commitment. (iii) Voting Rights. Notwithstanding anything set forth herein to the contrary, including Section 9.1, a Defaulting Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be, or have its Loans and Commitments, included in the

26 determination of “Required Lenders,” “Required Revolving Lenders” or “Lenders directly affected” or the like pursuant to Section 9.1) for any voting or consent rights under or with respect to any Loan Document; provided that (A) the Commitment of a Defaulting Lender may not be increased, extended or reinstated, (B) the principal of a Defaulting Lender’s Loans may not be reduced or forgiven and (C) the interest rate applicable to Loans owing to a Defaulting Lender may not be reduced in such a manner that by its terms affects such Defaulting Lender more adversely than other Lenders, by an amendment, waiver or consent under any Loan Documents, in each case, without the consent of such Defaulting Lender. Moreover, for the purposes of determining Required Lenders and Required Revolving Lenders, the Loans, Letter of Credit Obligations, and Commitments held by Defaulting Lenders shall be excluded from the total Loans and Commitments outstanding. The “Aggregate Excess Funding Amount” of a Defaulting Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to the Agent, L/C Issuers, Swingline Lender, and other Lenders under the Loan Documents, including such Lender’s share of all Revolving Loans, Letter of Credit Obligations, Swing Loans, plus, without duplication, (B) all amounts of such Defaulting Lender’s Letter of Credit Obligations and reimbursement obligations with respect to Swing Loans reallocated to other Lenders pursuant to subsection 1.11(e)(ii). (iv) Borrower Payments to a Defaulting Lender. The Agent is hereby authorized to use all payments received by the Agent for the benefit of any Defaulting Lender pursuant to this Agreement as cash collateral for the obligations of such Defaulting Lender; provided that if such payment is a payment of the principal amount of any Loans or reimbursement of drawn amounts used in respect of Letters of Credit, such payment shall be applied solely to pay the Loans of, and Letters of Credit owed to, all applicable non-Defaulting Lenders prior to being otherwise applied pursuant to this subsection 1.11(e)(iv) or subsection 1.11(e)(ii). The Agent is hereby authorized to use such cash collateral or any portion thereof to pay in part or in full the Aggregate Excess Funding Amount to the appropriate Secured Parties entitled thereto. The Agent is hereby authorized and is entitled to hold as cash collateral in an account (which account, at the Agent’s sole discretion, may or may not bear interest) up to an amount equal to such Defaulting Lender’s pro rata share, without giving effect to any reallocation pursuant to subsection 1.11(e)(ii), of all Letter of Credit Obligations until the Obligations (other than Remaining Obligations) are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated. Upon any unfunded obligations owing by a Defaulting Lender becoming due and payable, the Agent is hereby authorized to use such cash collateral to make such payment on behalf of such Defaulting Lender. (v) Cure. A Lender may cure its status as a Defaulting Lender under clause (a) of the definition of Defaulting Lender if such Lender (A) fully pays to the Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Revolving Loan required to be funded by such Lender or makes the next reimbursement required to be made by such Lender. Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder. (vi) Fees. A Lender that is a Defaulting Lender shall not earn and shall not be entitled to receive, and the Borrower shall not be required to pay, such Lender’s portion of the Unused Commitment Fees during the time such Lender is a Defaulting Lender. If any reallocation of Letter of Credit Obligations occurs pursuant to subsection 1.11(e)(ii), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to the reallocated portion of the Letter of Credit Obligations shall be payable to all Revolving Lenders that are not Defaulting Lenders based on their share of the amount of the Letter of Credit Obligations reallocated. So long as a Lender is a Defaulting Lender, the Letter of Credit Fee payable with respect to any Letter of Credit Obligations of such Defaulting Lender that has not been reallocated pursuant to subsection 1.11(e)(ii) shall be payable to the L/C Issuer. (f) Procedures. Agent is hereby authorized by each Credit Party and each Secured Party to establish commercially reasonable procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto; provided, that any such procedure or amendment that affects the rights or obligations of any Credit Party under any Loan Document in any material respect shall require the consent of the Parent Borrower. Without limiting the generality of the foregoing, Agent and, if applicable, the Parent Borrower, are hereby authorized to establish commercially reasonable procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion, on E-Systems.

27 1.12. Incremental Facilities. (a) (1) The Parent Borrower may at any time, or from time to time, request (x) one or more additional classes of term “A” loans or additional term loans of the same class of any existing Term A Loans (“Incremental Term A Loans”) or (y), one or more additional classes of term “B” loans or additional term loans of the same class of any existing Term B Loans ( “Incremental Term B Loans” and together with the Incremental Term A Loans, “Incremental Term Loans”) and (2) the Borrowers may at any time, or from time to time, request (x) one or more increases in the amount of the Revolving Loan Commitments of any class (each such increase, an “Incremental Revolving Loan Commitment Increase”) or (y) one or more additional classes of revolving credit commitments ( “Additional/Replacement Revolving Loan Commitments,” and, together with all Incremental Term Loans and Incremental Revolving Loan Commitment Increases, the “Incremental Facilities” and the commitments in respect thereof are referred to as the “Incremental Commitments”); provided that (i) subject to Section 11.2(g), at the time that any such Incremental Term Loan, Incremental Revolving Loan Commitment Increase or Additional/Replacement Revolving Loan Commitment is made or effected (and upon giving Pro Forma Effect thereto), (x) no Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) shall have occurred and be continuing and (y) the representations and warranties made by any Credit Party contained herein or in any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date, except (1) to the extent that such representations and warranties expressly relate to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date) and (2) that for purposes of this Section 1.12(a), the representations and warranties contained in Section 3.11(a) shall be deemed to refer to the most recent statements furnished pursuant to Sections 4.1(a) and (b), respectively. (ii) Each tranche of Incremental Term Loans, each tranche of Additional/Replacement Revolving Loan Commitments and each Incremental Revolving Loan Commitment Increase shall be in an aggregate principal amount that is not less than $5,000,000 (provided however that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth below) (and in minimum increments of $1,000,000 in excess thereof or all remaining availability), and the aggregate amount of the Incremental Term Loans, Incremental Revolving Loan Commitment Increases and the Additional/Replacement Revolving Loan Commitments (upon giving Pro Forma Effect thereto and to the use of the proceeds thereof) incurred pursuant to this Section 1.12(a) shall not exceed, as of the date of incurrence of such Indebtedness or commitments, the sum of (A) the Incremental Starter Amount, plus (B) an aggregate amount of Indebtedness, such that, subject to Section 11.2(g), upon giving Pro Forma Effect to such incurrence (and any Specified Transaction to be consummated in connection therewith), the Parent Borrower would be in compliance with (x) in the case of an Incremental Facility or Incremental Equivalent Debt, as applicable, that is secured by a Lien on the Collateral pari passu with the Liens securing the Credit Facilities, a First Lien Leverage Ratio as of the last day of the Test Period most recently ended on or prior to the incurrence of any such Incremental Facility or Incremental Equivalent Debt, calculated on a Pro Forma Basis, as if such incurrence (and transactions) had occurred on the first day of such Test Period, that is no greater than (i) 3.90:1.00 or (ii) if such Incremental Facility or Incremental Equivalent Debt, as applicable, is incurred in connection with an Acquisition or other permitted Investment, the greater of (I) 3.90:1.00 and (II) the First Lien Leverage Ratio immediately prior to the incurrence of such Incremental Facility or Incremental Equivalent Debt, as applicable, and the consummation of such Acquisition or other permitted Investment, (y) in the case of an Incremental Facility or Incremental Equivalent Debt, as applicable, that is secured by a Lien on the Collateral ranking junior to the Liens securing the Credit Facilities, a Senior Secured Leverage Ratio that is no greater than (i) 4.15:1.00 or (ii) if such Incremental Facility or Incremental Equivalent Debt, as applicable, is incurred in connection with an Acquisition or other permitted Investment, the greater of (I) 4.15:1.00 and (II) the Senior Secured Leverage Ratio immediately prior to incurrence of such Incremental Facility or Incremental Equivalent Debt, as applicable, and the consummation of such Acquisition or other permitted Investment or (z) in the case of an Incremental Facility or Incremental Equivalent Debt, as applicable, that is unsecured, a Total Leverage Ratio that is no greater than (i) 4.40:1.00 or (ii) if such Incremental Facility or Incremental Equivalent Debt, as applicable, is incurred in connection with an Acquisition or other permitted Investment, the greater of (I) 4.40:1.00 and (II) the Total Leverage Ratio immediately prior to incurrence of such Incremental Facility or

28 Incremental Equivalent Debt, as applicable, and the consummation of such Acquisition or other permitted Investment (recomputed for the foregoing clauses (x), (y) and (z) as of the last day of the most recently ended period of four consecutive Fiscal Quarters of the Parent Borrower for which financial statements have been delivered) (the sum of clauses (A) and (B) above, the “Incremental Cap”; it is understood that, to the extent Indebtedness incurred pursuant to clause (A) of this paragraph could subsequently be incurred pursuant to clause (B) of this paragraph, the Parent Borrower shall be permitted to reclassify such Indebtedness from time to time as incurred under clause (B) of this paragraph). (iii) The Incremental Term A Loans (A) shall rank equal in right of payment with the Initial Term A Loans, to the extent secured, shall be secured on a pari passu basis, or on a junior basis, only by all or a portion of the Collateral securing the Obligations and shall only be guaranteed by Credit Parties, (B) shall not mature earlier than the Initial Term A Loan Maturity Date, (C) shall not have a shorter Weighted Average Life to Maturity than the then Weighted Average Life to Maturity of the then remaining Initial Term A Loans, (D) shall have a maturity date (subject to clause (B)), an amortization schedule (subject to clause (C)), and interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, OID and prepayment terms and premiums for the Incremental Term A Loans as determined by the Borrower and the Lenders of the Incremental Term A Loans; provided if the Effective Yield for any Incremental Term A Loans that are incurred within 12 months of the Closing Date and that do not mature more than 24 months after the Initial Term A Loan Maturity Date is greater than the Effective Yield for any outstanding Initial Term A Loans by more than 0.50%, then the Applicable Margin for such Initial Term A Loans shall be increased to the extent necessary so that the Effective Yield for such Initial Term A Loans is equal to the Effective Yield for such Incremental Term A Loans minus 0.50%; provided, further, that, with respect to any Incremental Term A Loans that do not bear interest at a rate determined by reference to Adjusted Term SOFR, for purposes of calculating the applicable increase (if any) in the Applicable Margin for the outstanding Initial Term A Loans in the immediately preceding proviso, the Applicable Margin for such Incremental Term A Loans shall be deemed to be the interest rate (calculated after giving pro forma effect to any increases required pursuant to the immediately succeeding proviso) of such Incremental Term A Loans less the then applicable Adjusted Term SOFR; and (E) may otherwise have terms and conditions different from those of the Initial Term A Loans; provided that the other terms and conditions of the Incremental Term A Loans, when taken as a whole, are determined by the Parent Borrower to not be materially more restrictive on the Parent Borrower and its Restricted Subsidiaries than the terms of the Initial Term A Loans (except (x) with respect to matters contemplated by clauses (iii)(B), (C) and (D) above, (y) with respect to covenants and other provisions applicable only to periods after the then Latest Maturity Date or (z) to the extent that the Loan Documents are amended by the Agent and the Parent Borrower (which amendment shall not require the consent of any Lender or L/C Issuer) to incorporate such more restrictive provisions for the benefit of the existing Lenders) (provided that, such terms shall not be deemed to be “more restrictive” solely as a result of the inclusion in the documentation governing such Indebtedness or commitments of any Previously Absent Financial Maintenance Covenant if the Agent shall have been given prompt written notice thereof and this Agreement shall have been amended (which amendment shall not require the consent of any Lender or L/C Issuer) to include such Previously Absent Financial Maintenance Covenant for the benefit of each Credit Facility (provided, however, that, if (x) the documentation governing any such Indebtedness that includes a Previously Absent Financial Maintenance Covenant consists of a revolving credit facility and/or term loan “A” facility (whether or not the documentation therefor includes any other facilities) and (y) such Previously Absent Financial Maintenance Covenant is a “springing” financial maintenance covenant for the benefit of such revolving credit facility and/or term loan “A” facility or a covenant only applicable to, or for the benefit of, a revolving credit facility and/or term loan “A” facility, then this Agreement shall be amended (which amendment shall not require the consent of any Lender or L/C Issuer) to include such Previously Absent Financial Maintenance Covenant only for the benefit of each revolving credit facility and term loan “A” facility hereunder (and not for the benefit of any term loan “B” facility hereunder) and such Indebtedness or commitments shall not be deemed “more restrictive” solely as a result of such Previously Absent Financial Maintenance Covenant benefiting only such revolving credit facilities and/or term loan “A” facilities); provided that a certificate of a Responsible Officer of the Parent Borrower delivered to the Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Agent

29 notifies the Parent Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees). (iv) The Incremental Term B Loans (A) shall rank equal in right of payment with the Initial Term B Loans, to the extent secured, shall be secured on a pari passu basis or on a junior basis, only by all or a portion of the Collateral securing the Obligations and shall only be guaranteed by Credit Parties (B) shall not mature earlier than the Initial Term B Loan Maturity Date, (C) shall not have a shorter Weighted Average Life to Maturity than the then Weighted Average Life to Maturity of the then remaining Initial Term B Loans, (D) shall have a maturity date (subject to clause (B)), an amortization schedule (subject to clause (C)), and interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, OID and prepayment terms and premiums for the Incremental Term B Loans as determined by the Borrower and the Lenders of the Incremental Term B Loans; provided that if the Effective Yield for any Incremental Term B Loans that are incurred within 12 months of the Closing Date and that do not mature more than 24 months after the Initial Term B Loan Maturity Date is greater than the Effective Yield for any outstanding Initial Term B Loans by more than 0.50%, then the Applicable Margin for such Initial Term B Loans shall be increased to the extent necessary so that the Effective Yield for such Initial Term B Loans is equal to the Effective Yield for such Incremental Term B Loans minus 0.50%; provided, further, that, with respect to any Incremental Term B Loans that do not bear interest at a rate determined by reference to Adjusted Term SOFR, for purposes of calculating the applicable increase (if any) in the Applicable Margin for the outstanding Initial Term B Loans in the immediately preceding proviso, the Applicable Margin for such Incremental Term B Loans shall be deemed to be the interest rate (calculated after giving pro forma effect to any increases required pursuant to the immediately succeeding proviso) of such Incremental Term B Loans less the then applicable Adjusted Term SOFR; and (E) may otherwise have terms and conditions different from those of the Initial Term B Loans; provided that the other terms and conditions of the Incremental Term B Loans, when taken as a whole, are determined by the Parent Borrower to not be materially more restrictive on the Parent Borrower and its Restricted Subsidiaries than the terms of the Initial Term B Loans (except (x) with respect to matters contemplated by clauses (iv)(B), (C) and (D) above, (y) with respect to covenants and other provisions applicable only to periods after the then Latest Maturity Date or (z) to the extent that the Loan Documents are amended by the Agent and the Parent Borrower (which amendment shall not require the consent of any Lender or L/C Issuer) to incorporate such more restrictive provisions for the benefit of the existing Lenders) (provided that, such terms shall not be deemed to be “more restrictive” solely as a result of the inclusion in the documentation governing such Indebtedness or commitments of any Previously Absent Financial Maintenance Covenant if the Agent shall have been given prompt written notice thereof and this Agreement shall have been amended (which amendment shall not require the consent of any Lender or L/C Issuer) to include such Previously Absent Financial Maintenance Covenant for the benefit of each Credit Facility). (v) The Incremental Revolving Loan Commitment Increase shall be treated the same as the class of Revolving Loan Commitments being increased (including with respect to maturity date thereof) and shall be considered to be part of the class of the Revolving Credit Facility being increased (it being understood that, if required to consummate an Incremental Revolving Loan Commitment Increase, the interest rate margins, rate floors and undrawn commitment fees on the class of Revolving Loan Commitments being increased may be increased and additional upfront or similar fees may be payable to the lenders participating in the Incremental Revolving Loan Commitment Increase (without any requirement to pay such fees to any existing Revolving Lenders)). (vi) The Additional/Replacement Revolving Loan Commitments (A) shall rank equal in right of payment with the Revolving Loans, to the extent secured, shall be secured on a pari passu basis, or on a junior basis, only by all or a portion of the Collateral securing the Obligations and shall only be guaranteed by Credit Parties, (B) shall not mature earlier than the date specified in clause (a) of the definition of Revolving Termination Date and shall require no scheduled amortization or mandatory commitment reduction prior to the date specified in the definition of Revolving Termination Date, (C) shall have interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, undrawn commitment fees, funding discounts, OID, prepayment terms and premiums and commitment reduction and termination terms as determined by the Borrower and the lenders of such commitments; (D) shall contain borrowing, repayment and, subject to clause (B) above, termination of commitment procedures as

30 determined by the Parent Borrower and the lenders of such commitments, (E) may include provisions relating to swingline loans and/or letters of credit, as applicable, issued thereunder, which issuances shall be on terms substantially similar (except for the overall size of such subfacilities, the fees payable in connection therewith and the identity of the swingline lender and letter of credit issuer, as applicable, which shall be determined by the Parent Borrower, the lenders of such commitments and the applicable letter of credit issuers and swingline lenders and borrowing, repayment and termination of commitment procedures with respect thereto, in each case which shall be specified in the applicable Incremental Agreement) to the terms relating to the Swing Loans and Letters of Credit with respect to the applicable class of Revolving Loan Commitments or otherwise reasonably acceptable to the Agent and (F) may otherwise have terms and conditions different from those of the Revolving Credit Facility; provided that the other terms and conditions of the Additional/Replacement Revolving Loan Commitments, when taken as a whole, are determined by the Parent Borrower to not be materially more restrictive on the Parent Borrower and its Restricted Subsidiaries than the terms of the Revolving Credit Facility (except (x) with respect to matters contemplated by clauses (vi)(B), (C), (D) and (E) above, (y) with respect to covenants and other provisions applicable only to periods after the then Latest Maturity Date or (z) to the extent that the Loan Documents are amended by the Agent and the Parent Borrower (which amendment shall not require the consent of any Lender or L/C Issuer) to incorporate such more restrictive provisions for the benefit of the existing Lenders) (provided that, such terms shall not be deemed to be “more restrictive” solely as a result of the inclusion in the documentation governing such Indebtedness or commitments of any Previously Absent Financial Maintenance Covenant if the Agent shall have been given prompt written notice thereof and this Agreement shall have been amended (which amendment shall not require the consent of any Lender or L/C Issuer) to include such Previously Absent Financial Maintenance Covenant for the benefit of each Credit Facility (provided, however, that, if (x) the documentation governing any such Indebtedness that includes a Previously Absent Financial Maintenance Covenant consists of a revolving credit facility and/or term loan “A” facility (whether or not the documentation therefor includes any other facilities) and (y) such Previously Absent Financial Maintenance Covenant is a “springing” financial maintenance covenant for the benefit of such revolving credit facility and/or term loan “A” facility or a covenant only applicable to, or for the benefit of, a revolving credit facility and/or term loan “A” facility, then this Agreement shall be amended (which amendment shall not require the consent of any Lender or L/C Issuer) to include such Previously Absent Financial Maintenance Covenant only for the benefit of each revolving credit facility and term loan “A” facility hereunder (and not for the benefit of any term loan “B” facility hereunder) and such Indebtedness or commitments shall not be deemed “more restrictive” solely as a result of such Previously Absent Financial Maintenance Covenant benefiting only such revolving credit facilities and/or term loan “A” facilities). (b) Each notice from the Parent Borrower pursuant to this Section 1.12 shall be given in writing and shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, Incremental Revolving Loan Commitment Increases or Additional/Replacement Revolving Loan Commitments. Incremental Term Loans may be made, and Incremental Revolving Loan Commitment Increases and Additional/Replacement Revolving Loan Commitments may be provided, subject to the prior written consent of the Parent Borrower (not to be unreasonably withheld, conditioned or delayed), by any existing Lender (it being understood that no existing Lender will have an obligation to provide a portion of any Incremental Term Loans, Additional/Replacement Revolving Commitments and/or Incremental Revolving Loan Commitment Increases) or by any Additional Lender; provided that the Agent shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Loan Commitment Increases or such Additional/Replacement Revolving Loan Commitments if such consent would be required under Section 9.9(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender; provided, further, that, solely with respect to any Incremental Revolving Loan Commitment Increases or Additional/Replacement Revolving Loan Commitments, the Swingline Lender and each L/C Issuer shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Lender’s or Additional Lender’s providing such Incremental Revolving Loan Commitment Increases or Additional/Replacement Revolving Loan Commitments if such consent would be required under Section 9.9(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender. (c) Commitments in respect of Incremental Term Loans, Incremental Revolving Loan Commitment Increases and Additional/Replacement Revolving Loan Commitments shall become Commitments (or in the case of

31 an Incremental Revolving Loan Commitment Increase to be provided by an existing Lender with a Revolving Loan Commitment, an increase in such Lender’s applicable Revolving Loan Commitment) under this Agreement pursuant to an amendment (an “Incremental Agreement”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Agent. The Incremental Agreement may, subject to Section 1.12(b), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Parent Borrower, to effect the provisions of this Section 1.12 (including, in connection with an Incremental Revolving Loan Commitment Increase, to reallocate Revolving Credit Exposure on a pro rata basis among the relevant Revolving Lenders). The effectiveness of any Incremental Agreement and the occurrence of any extension of credit pursuant to such Incremental Agreement shall be subject to the satisfaction of such conditions as the parties thereto shall agree. The Parent Borrower will use the proceeds of the Incremental Term Loans, and the Borrowers will use the proceeds of the Incremental Revolving Loan Commitment Increases and Additional/Replacement Revolving Loan Commitments, for any purpose not prohibited by this Agreement. (i) No Lender shall be obligated to provide any Incremental Term Loans, Incremental Revolving Loan Commitment Increases or Additional/Replacement Revolving Loan Commitments unless it so agrees and the Borrowers shall not be obligated to offer any existing Lender the opportunity to provide any Incremental Term Loans, Incremental Revolving Loan Commitment Increases or Additional/Replacement Revolving Loan Commitments. (ii) Upon each increase in the Revolving Loan Commitments of any class pursuant to this Section 1.12, each Lender with a Revolving Loan Commitment of such class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Loan Commitment Increase (each, an “Incremental Revolving Loan Commitment Increase Lender”) in respect of such increase, and each such Incremental Revolving Loan Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swing Loans such that, upon giving Pro Forma Effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swing Loans held by each Lender with a Revolving Loan Commitment of such class (including each such Incremental Revolving Loan Commitment Increase Lender) will equal the percentage of the aggregate Revolving Loan Commitments of such class of all Lenders represented by such Lender’s Revolving Loan Commitment of such class. The Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. (d) This Section 1.12 shall supersede any provisions in Section 9.1 or Section 9.11 to the contrary. For the avoidance of doubt, any provisions of this Section 1.12 may be amended with the consent of the Required Lenders; provided no such amendment shall require any Lender to provide any Incremental Commitment without such Lender’s consent. 1.13. Refinancing Amendments. (a) After the Closing Date, the applicable Borrowers may obtain by written notice to the Agent, from any Lender or any Additional Lender, Refinancing Amendment Debt in respect of all or any portion of the Initial Term A Loans, the Initial Term B Loans, the Revolving Loans, the Additional/Replacement Revolving Loans, the Extended Revolving Loans or any Other Revolving Loans then outstanding under this Agreement in each case pursuant to a Refinancing Amendment. Any Other Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment. Such notice shall set forth (x) the amount of the applicable Refinancing Amendment Debt, (y) the date on which the applicable Refinancing Amendment Debt is to become effective and (z) whether such Refinancing Amendment Debt will be made pursuant to Other Revolving Loan Commitments and/or Other Term Loan Commitments.

32 (b) The applicable Borrowers may seek Refinancing Amendment Debt from existing Lenders or any Additional Lender. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions precedent set forth therein (which shall, subject to Section 11.2(g), include the conditions set forth in Section 2.2) and, to the extent reasonably requested by Agent, receipt by Agent of customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements substantially consistent in form with those delivered on the Closing Date under Section 2.1 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Agent). (c) Each incurrence of Refinancing Amendment Debt under this Section 1.13 shall be in an aggregate principal amount of not less than $5,000,000 or such lesser amount if constituting the remaining balance of the class of loans being refinanced or as may be reasonably be agreed to by Agent. The Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary or appropriate, in the reasonable opinion of Agent and Parent Borrower, to reflect the existence and terms of the Refinancing Amendment Debt incurred pursuant thereto (including any amendments necessary or appropriate to treat the Loans and Commitments subject thereto as Other Loans and/or Other Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Agent and Parent Borrower, to effect the provisions of this Section 1.13. For the avoidance of doubt, this Section 1.13 shall supersede any provisions of Section 9.1 or Section 9.11 to the contrary. (d) It is understood that (x) any Lender approached to provide all or a portion of Refinancing Amendment Debt may elect or decline, in its sole discretion, to provide such Refinancing Amendment Debt (it being understood that there is no obligation to approach any existing Lenders to provide any Other Commitment) and (y) Agent’s consent (such consent not to be unreasonably withheld, conditioned, or delayed) and, with respect to any Other Revolving Loan Commitment, the consent of each L/C Issuer that is a Lender and the Swingline Lender (in each case such consent not to be unreasonably withheld, conditioned, or delayed) shall be required with respect to any Person’s providing such Refinancing Amendment Debt if such consent would be required under Section 9.9 for an assignment of Loans or Commitments to such Person. (e) Upon the effectiveness of any Other Revolving Loan Commitments pursuant to this Section 1.13, each Revolving Lender with a Revolving Loan Commitment immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each Additional Lender with such an Other Revolving Loan Commitment, and each such Additional Lender will automatically and without further act be deemed to have assumed, a portion of such existing Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swing Loans such that, after giving effect to each such deemed assignment and assumption of participations and any other adjustments that Agent may deem necessary, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and Swing Loans held by each Revolving Lender (including each such Additional Lender) will equal its Commitment Percentage. The Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. 1.14. Extensions. Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Parent Borrower to all Lenders holding the Initial Term A Loans with a like maturity date, the Initial Term B Loans with a like maturity date or all Lenders holding any particular class of Existing Revolving Loan Commitments with a like commitment termination date, in each case, on a pro rata basis in respect of such class of Loans or Commitments with a like maturity date (based on the aggregate outstanding principal amount of such respective Term Loans or amounts of Existing Revolving Loan Commitments) and on the same terms to each such Lender, the Parent Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in any such Extension Offers to extend the maturity date and/or commitment termination date of each such Lender’s Term Loans of the class being extended and/or Existing Revolving Loan Commitments, and, subject to the terms hereof, otherwise modify the terms of such Term Loans of the class being extended and/or Existing Revolving Loan Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate, OID, fees and/or call protection/premiums payable in respect of such Term Loans of the class being extended and/or Existing Revolving Loan Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans of the

33 class being extended) (each, an “Extension”; and each group of Term Loans of the class being extended or Existing Revolving Loan Commitments, as applicable, in each case as so extended, as well as the original Term Loans of the class being extended and the original Existing Revolving Loan Commitments (in each case not so extended), being a separate tranche), so long as the following terms are satisfied: (i) except (x) with respect to final commitment termination dates, interest rate margins, rate floors, fees, premiums and funding discounts (which shall be determined by the Parent Borrower and set forth in the relevant Extension Offer, subject to acceptance by the Extended Revolving Lenders), (y) with respect to covenants and other provisions applicable only to periods after the then Latest Maturity Date or (z) to the extent that the Loan Documents are amended by the Agent and the Parent Borrower (which amendment shall not require the consent of any Lender or L/C Issuer) to incorporate such more restrictive provisions for the benefit of any Lender that does not agree to the applicable Extension Offer with respect to its Specified Existing Revolving Loan Commitments, the applicable Existing Revolving Loan Commitment (the “Specified Existing Revolving Loan Commitments”) of any Lender that agrees to an Extension with respect to such Specified Existing Revolving Loan Commitments (an “Extended Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Loan Commitment” and the Loans thereunder, “Extended Revolving Loans”) and the related outstandings shall have terms and conditions, when taken as a whole, that are determined by the Parent Borrower to not be materially more restrictive on the Parent Borrower and its Restricted Subsidiaries than the terms of the Specified Existing Revolving Loan Commitments (and related outstandings); provided that (1) the borrowing and payments (except for (A) payments of interest and/or fees at different rates on Extended Revolving Loan Commitments (and related outstandings), (B) repayments required upon the commitment termination date of the non-extended tranche of the Specified Existing Revolving Loan Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Extended Revolving Loans in respect of any class of Extended Revolving Loan Commitments after the applicable Extension date shall be made on a pro rata basis with the Existing Revolving Loans in respect of the Specified Existing Revolving Loan Commitments, (2) subject to Section 9.1(a)(vi), Lenders with Extended Revolving Loan Commitments shall participate in all Swing Loans and Letters of Credit on a pro rata basis with the Lenders with Specified Existing Revolving Loan Commitments in accordance with their percentage of the aggregate amount of Extended Revolving Loan Commitments and Specified Existing Revolving Loan Commitments, (3) the permanent repayment of any Extended Revolving Loans with respect to, and termination of, Extended Revolving Loan Commitments after the applicable Extension date shall be made on a pro rata basis with all other Existing Revolving Loan Commitments at the time of such permanent repayment and termination of commitments, except that the Parent Borrower shall be permitted to repay permanently and terminate commitments of any such tranche on a better than pro rata basis as compared to any other tranche with a later commitment termination date than such tranche and (4) assignments and participations of Extended Revolving Loan Commitments and related Extended Revolving Loans shall be governed by the assignment and participation provisions set forth in Section 9.9; (ii) except (x) with respect to interest rates, rate floors, funding discounts, fees, amortization, final maturity dates, premium, required prepayment dates and participation in prepayments (which shall, subject to succeeding clauses (iv), (v) and (vi), be determined by the Parent Borrower and set forth in the relevant Extension Offer, subject to acceptance by the Extending Term Lenders), (y) with respect to covenants and other provisions applicable only to periods after the then Latest Maturity Date or (z) to the extent that the Loan Documents are amended by the Agent and the Parent Borrower (which amendment shall not require the consent of any Lender or L/C Issuer) to incorporate such more restrictive provisions for the benefit of the existing Lenders, the Term Loans of the class being extended of any Term Lender that agrees to an Extension (such commitment, an “Extended Term Loan Commitment”) with respect to such Term Loans owed to it (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have terms and conditions, when taken as a whole, that are determined by the Parent Borrower to not be materially more restrictive on the Parent Borrower and its Restricted Subsidiaries than the terms of the class of Term Loans subject to such Extension Offer; (iii) the final maturity date of any Extended Term Loans shall be no earlier than the Latest Maturity Date of the Term Loans of the class extended thereby and the amortization schedule applicable to the Extended Term Loans for periods prior to the original maturity date of the Term Loans of the class

34 extended thereby shall not be increased from the amortization schedule applicable thereto prior to the effectiveness of the applicable Extension; (iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the then applicable Weighted Average Life to Maturity of the Term Loans of the class extended thereby; (v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) with non-extended tranches of Term Loans in any mandatory prepayments hereunder, in each case as specified in the respective Extension Offer; and (vi) if the aggregate principal amount of Term Loans (calculated on the outstanding principal amount thereof) and/or Existing Revolving Loan Commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans of the class or Existing Revolving Loan Commitments, as the case may be, offered to be extended by the Parent Borrower pursuant to such Extension Offer, then the Term Loans and/or Existing Revolving Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal or commitment amounts with respect to which such Lenders have accepted such Extension Offer. With respect to all Extensions consummated by the Parent Borrower pursuant to this Section 1.14, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 1.7 or 1.8 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Parent Borrower may at its election specify as a condition to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Parent Borrower’s sole discretion and which may be waived by the Parent Borrower) of Term Loans or Existing Revolving Loan Commitments (as applicable) of any or all applicable tranches be tendered. The Agent and the Lenders hereby consent to the transactions contemplated by this Section 1.14 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Loan Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit or conflict with any such Extension or any other transaction contemplated by this Section. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension Offer. No consent of the Agent or any Lender shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Existing Revolving Loan Commitments (or a portion thereof) and (B) with respect to any Extension of any Existing Revolving Loan Commitments, the consent of the L/C Issuer and Swingline Lender (such consent not to be unreasonably withheld, conditioned or delayed) to the extent such consent of the L/C Issuer or Swingline Lender, as applicable, would be required for an assignment of such Existing Revolving Loan Commitment pursuant to Section 9.9. All Extended Term Loans, Extended Revolving Loan Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents and secured by the Collateral on a pari passu basis with all other applicable Obligations. The Lenders hereby irrevocably authorize the Agent to enter into amendments to this Agreement and the other Loan Documents with the Parent Borrower (on behalf of all Credit Parties) as may be necessary or appropriate in order to establish new tranches or sub-tranches in respect of any Existing Revolving Loan Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Agent and the Parent Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 1.14. In addition, if so provided in such amendment and with the consent of each L/C Issuer (such consent not to be unreasonably withheld, conditioned or delayed), participations in Letters of Credit expiring on or after the applicable commitment termination date shall be reallocated from Lenders holding non-extended Existing Revolving Loan Commitments to Lenders holding Extended Revolving Loan Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Existing Revolving Loan Commitments, be deemed to be participation interests in respect of such Existing Revolving Loan Commitments and the terms of such participation interests shall be adjusted accordingly. Without

35 limiting the foregoing, in connection with any Extensions the applicable Credit Parties shall (at their expense) amend (and the Agent is hereby directed by the Lenders to amend) any Mortgage that has a maturity date prior to the maturity date specified by such Extension, so that such maturity date referenced therein is extended to the later of the maturity date specified by such Extension (or such later date as may be advised by local counsel to the Agent). The Agent shall promptly notify each Lender of the effectiveness of each such amendment. In connection with any Extension, the Parent Borrower shall provide Agent at least five (5) Business Days (or such shorter period as may be agreed by Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, Agent, in each case acting reasonably to accomplish the purposes of this Section 1.14. This Section 1.14 shall supersede any provisions of Section 9.1 or Section 9.11 to the contrary. 1.15. Designated Revolving Borrowers. (a) After the Closing Date, the Parent Borrower may, at any time and from time to time, designate any Wholly-Owned Subsidiary of the Parent Borrower that is incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia or England and Wales as an additional Borrower solely with respect to the Revolving Credit Facility by delivery to the Agent of a Designated Revolving Borrower Joinder Agreement executed by such Wholly-Owned Subsidiary and each other Borrower and acknowledged by the Agent. The parties hereto acknowledge and agree that prior to any such Wholly-Owned Subsidiary becoming a Designated Revolving Borrower and a Borrower entitled to utilize the Revolving Credit Facility provided for herein (i) the Agent shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents and information (including, without limitation, any documents required under Section 4.13), in form, content and scope reasonably satisfactory to the Agent, as may be required by the Agent or any Revolving Lender and (ii) upon the reasonable request of any Revolving Lender, the Designated Revolving Borrowers shall have provided to such Revolving Lender, and such Revolving Lender shall be reasonably satisfied with (and shall have confirmed such satisfaction to the Agent in writing), the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, and any Designated Revolving Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Revolving Lender that so requests a Beneficial Ownership Certification in relation to such Designated Revolving Borrower (the foregoing requirements, the “Designated Revolving Borrower Requirements”). If the Designated Revolving Borrower Requirements are met, the Agent shall send a notice to the Parent Borrower and the Revolving Lenders specifying the effective date upon which the Designated Revolving Borrower shall constitute a Designated Revolving Borrower and a Borrower, solely with respect to the Revolving Credit Facility, party to this Agreement, subject to all the conditions, obligations, requirements and benefits hereof and thereof, whereupon each of the Revolving Lenders shall permit such Designated Revolving Borrower to receive Revolving Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Revolving Borrower otherwise shall be a Borrower for all purposes of this Agreement and the Loan Documents; provided that no Notice of Borrowing or request for a Letter of Credit may be submitted by or on behalf of such Designated Revolving Borrower until the date that is five Business Days after such effective date. (b) Each Subsidiary of the Parent Borrower that is or becomes a “Designated Revolving Borrower” pursuant to this Section 1.15 hereby irrevocably appoints the Parent Borrower to act as its agent for all purposes of this Agreement and the other Loan Documents and agrees that (i) the Parent Borrower may execute such documents in connection herewith on behalf of such Designated Revolving Borrower as the Parent Borrower deems appropriate in its sole discretion and each Designated Revolving Borrower shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by the Agent or the Lender to the Parent Borrower shall be deemed delivered to each Designated Revolving Borrower and (iii) the Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Parent Borrower on behalf of each of the Credit Parties.

36 ARTICLE II - CONDITIONS PRECEDENT 2.1. Conditions of Closing Date. The obligation of each Lender to make its Initial Term A Loans, Initial Term B Loans and provide Revolving Loan Commitments hereunder is subject to satisfaction of the following conditions: (a) Loan Documents. The Agent shall have received on or before the Closing Date the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party and each in form and substance reasonably satisfactory to the Agent: (i) a Notice of Borrowing in accordance with the requirements hereof; (ii) this Agreement, executed and delivered by (i) a Responsible Officer of the Parent Borrower and the Initial English Borrower, (ii) the Agent, (iii) each Lender, (iv) the Swingline Lender and (v) each L/C Issuer; (iii) the Guaranty and Security Agreement, executed and delivered by a Responsible Officer of the Borrowers and each Person that is a Guarantor on the Closing Date; (iv) the English Debenture, executed and delivered by a Responsible Officer of each Person that is an English Credit Party on the Closing Date; (v) the English Share Charge, executed and delivered by a Responsible Officer of Fortrea Inc.; (vi) the Pari Passu Intercreditor Agreement, executed and delivered by a Responsible Officer of the Borrowers and each Person that is a Guarantor on the Closing Date; (vii) subject to Section 4.12, all certificates, if any, representing the pledged Stock in each Subsidiary (other than any Excluded Subsidiary) of the Parent Borrower, in each case accompanied by undated stock or membership interest powers executed in blank (or confirmation in lieu thereof reasonably satisfactory to the Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Agent or its counsel); (viii) copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Agent deems reasonably necessary to perfect and protect the Liens created under the Guaranty and Security Agreement on assets of the Borrowers and each other Guarantor that is party to the Guaranty and Security Agreement, covering the Collateral described in the Guaranty and Security Agreement; and (ix) all actions that the Agent deems reasonably necessary to establish that the Agent will have a perfected first priority security interest in the Collateral (subject to Liens permitted under Section 5.1 which by operation of law or contract would have priority over the Liens securing the Obligations) shall have been taken; (x) such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Credit Party, certificates of resolutions or other action, incumbency certificates, Organization Documents and/or other certificates of Responsible Officers of each Credit Party as the Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Credit Party is a party or is to be a party on the Closing Date;

37 (xi) an opinion from (x) Jones Day, New York and Florida counsel to the Credit Parties, (y) Cahill Gordon & Reindel (UK) LLP, English counsel to the Agent and (z) Hogan Lovells US LLP, Maryland counsel to the Credit Parties; (xii) copies of recent UCC, tax and judgment Lien searches in each jurisdiction reasonably requested by the Agent, and searches of the United States Patent and Trademark Office and the United States Copyright Office with respect to the Credit Parties; (xiii) a Note executed by the applicable Borrower(s) in favor of each Lender that shall have requested a Note with respect to the applicable Credit Facility at least two Business Days prior to the Closing Date; provided that this shall not prevent a Lender from requesting a Note to be delivered after the Closing Date; (xiv) to the extent applicable, a funding indemnity letter; and (xv) the Perfection Certificate, executed and delivered by each U.S. Credit Party. (b) Solvency. The Agent shall have received a certificate, substantially in the form attached as Exhibit 2.1(b), of a financial officer of Parent Borrower, certifying that Parent Borrower and its Subsidiaries taken as a whole upon giving effect to the consummation of the Transactions and incurrence of the Indebtedness contemplated by this Agreement, are Solvent, as set forth therein. (c) Financial Statements. The Agent shall have received the Historical Financial Statements and the Pro Forma Financial Statements. (d) Fees and Expenses. All fees and expenses due and payable to the Agent, the Lead Arrangers, the Co-Syndication Agents, the Lenders and their respective Affiliates and required to be paid on or prior to the Closing Date shall have been paid or shall have been authorized to be deducted from the proceeds of the initial Loans; provided that, in the case of expenses, invoices shall have been presented to the Parent Borrower at least three (3) Business Days prior to the Closing Date (or such shorter period to which the Parent Borrower may agree). (e) No Material Adverse Effect. Since December 31, 2022, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. (f) Third Party Indebtedness. On the Closing Date, immediately after giving effect to the Transactions, none of the Parent Borrower or any of its Subsidiaries shall have any third party indebtedness for borrowed money (other than (x) the Loans and other extensions of credit under this Agreement and (y) the Secured Notes). (g) KYC. (i) the Agent, the Lead Arrangers and the Co-Syndication Agents shall have received, at least three Business Days prior to the Closing Date, all documentation and other information about the Parent Borrower and the Guarantors that shall have been reasonably requested by the Agent, any Lead Arranger or any Co-Syndication Agent in writing at least 10 Business Days prior to the Closing Date and that the Agent, such Lead Arranger or such Co-Syndication Agent, as applicable, reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and (ii) to the extent the Parent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and to the extent requested by the Agent, any L/C Issuer or any Lender, the Parent Borrower shall deliver to the Agent, such L/C Issuer and such Lender, as applicable, a Beneficial Ownership Certification at least three Business Days prior to the Closing Date. (h) Officer’s Certificate. The Agent shall have received a certificate signed by a Responsible Officer of the Parent Borrower certifying that, immediately before and after giving effect to the

38 consummation of the Spin-Off and the Special Payment, the conditions set forth in clause (f) above and Section 2.2(a) and (b) below are satisfied. (i) Spin-Off. All conditions to the Spin-Off as set forth under the heading “—Spinoff Conditions and Termination” in the Form 10 and in the Separation and Distribution Agreement (other than the distribution of the Special Payment) shall have been satisfied (or shall have been waived, amended or otherwise modified in a manner not materially adverse to the rights or interests of the Lenders, as determined by the Agent in its reasonable discretion). 2.2. Conditions to All Extensions of Credit. Except as otherwise expressly provided herein, the obligation of the Lender or L/C Issuer to fund any Loan or incur any Letter of Credit Obligation (other than a notice requesting only a conversion of Loans, or a continuation of Term SOFR Loans or Eurocurrency Rate Loans and other than in connection with an Incremental Facility which shall be governed by Section 1.12, a Refinancing Amendment which shall be governed by Section 1.13, an Extension which shall be governed by Section 1.14, a Revolving Loan deemed made pursuant to Section 1.1(d)(vi) or a Swing Loan), in each instance, is subject to the following conditions precedent: (a) subject to Section 11.2(g), the representations and warranties made by any Credit Party contained herein or in any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date, except (x) to the extent that such representations and warranties expressly relate to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date) and (y) that for purposes of this Section 2.2, the representations and warranties contained in Section 3.11(a) shall be deemed to refer to the most recent statements furnished pursuant to Sections 4.1(a) and (b), respectively; (b) with respect to Loans or Issuances of Letters of Credit, subject to Section 11.2(g), no Default or Event of Default has occurred and is continuing upon giving effect to the making or issuance thereof; (c) with respect to Loans, Agent’s receipt of a Notice of Borrowing in accordance with the requirements hereof; (d) in connection with a Borrowing of Revolving Loans in an Alternative Currency or the Issuance of Letters of Credit in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls that would make it impracticable for such credit extension to be denominated in such Alternative Currency; and (e) if the applicable Borrower is a Designated Revolving Borrower, then the conditions of Section 1.15 to the designation of such Borrower as a Designated Revolving Borrower shall have been met to the satisfaction of the Agent. The request by the Parent Borrower and acceptance by the Parent Borrower of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the Parent Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Agent’s Liens, on behalf of itself and Secured Parties, pursuant to the Collateral Documents. ARTICLE III - REPRESENTATIONS AND WARRANTIES The Parent Borrower and each Restricted Subsidiary of the Parent Borrower that is a Credit Party, jointly and severally, represent and warrant to the Agent, each L/C Issuer and each Lender that:

39 3.1. Corporate Existence and Power. Each Credit Party and each of their respective Restricted Subsidiaries: (a) is duly organized or incorporated, validly existing and, to the extent such concept is applicable, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable; (b) has the organizational power and authority and all necessary governmental licenses, authorizations, Permits, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party; (c) is duly qualified and licensed and in good standing (where relevant) under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and (d) is in compliance with all Requirements of Law; except, in each case referred to in the foregoing clause (a) (other than with respect to the Borrowers), clause (b)(i), clause (c) or clause (d), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. 3.2. Corporate Authorization; No Contravention. The execution, delivery and performance by each of the Credit Parties of this Agreement and any other Loan Document to which such Person is party, have been duly authorized by all necessary action, and do not: (a) contravene the terms of any of that Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or result in the creation of any Lien (other than Permitted Liens) under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject, except in each case as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; or (c) violate any Requirement of Law in any respect, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. 3.3. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, any Credit Party in respect of this Agreement or any other Loan Document to which it is a party except (a) for recordings and filings in connection with the Liens granted or to be granted to the Agent under the Collateral Documents, (b) those obtained or made on or prior to the Closing Date, (c) those waived by the applicable Governmental Authority and (d) those which, if not obtained or made, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. 3.4. Binding Effect. This Agreement and each other Loan Document to which any Credit Party is a party constitutes the legal, valid and binding obligations of each such Credit Party that is a party thereto, enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law) and (ii) the need for recordings and filings in connection with the Liens granted to the Agent under the Collateral Documents. 3.5. Litigation. Except as disclosed in Schedule 3.5, (a) there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of each Credit Party, threatened (in writing), at law, in equity, in arbitration or by or before any Governmental Authority, against any Credit Party, any Restricted Subsidiary of any Credit Party

40 or any of their respective Properties that (i) would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect, or (ii) other than any such action, suit, proceeding, claim or dispute by any Secured Party or Related Person thereof, purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby; and (b) no injunctions, writs, temporary restraining orders or any orders of any nature have been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein not be consummated as herein or therein provided, which would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect. 3.6. No Default. No Default or Event of Default exists or would result from the incurring of any Obligations (as determined at the time such Obligations are incurred) by any Credit Party or the grant or perfection of the Agent’s Liens on the Collateral. 3.7. ERISA Compliance. Except as would not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) each Employee Benefit Plan and Foreign Plan is in compliance with the applicable provisions of ERISA, the Code and other Requirements of Law, (b) there are no existing or pending (or to the knowledge of the Parent Borrower or any Restricted Subsidiary, threatened in writing) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigations involving any Employee Benefit Plan or Foreign Plan to which the Parent Borrower or any Restricted Subsidiary incurs or otherwise has an obligation or any Liability and (c) no ERISA Event or Foreign Plan Event has occurred within the last six (6) years. 3.8. Use of Proceeds; Margin Regulations. The proceeds of the Loans are intended to be and shall be used solely for purposes set forth in and permitted by Section 4.10. No Credit Party is engaged primarily, or as one of its important activities, in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Proceeds of the Loans shall not be used for the purpose of purchasing or carrying Margin Stock. As of the Closing Date, except as set forth on Schedule 3.8, no Credit Party and no Restricted Subsidiary of any Credit Party owns any Margin Stock. Neither the making of a Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Federal Reserve Board. 3.9. Ownership of Property; Liens. As of the Closing Date, the Real Estate listed in Schedule 3.9, if any, constitutes all of the Real Estate owned by each Credit Party having an individual Fair Market Value in excess of $25,000,000. Each of the Credit Parties and each of their respective Restricted Subsidiaries has good record title in fee simple to all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses, except, as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. As of the Closing Date, none of the Property of any Credit Party or any Restricted Subsidiary of any Credit Party is subject to any Liens other than Permitted Liens. All Permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied or intended to be used or occupied and used have been lawfully issued and are in full force and effect, except in each case as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. 3.10. Taxes. Except as would not otherwise be expected to result in, either individually or in the aggregate, a Material Adverse Effect, (i) all federal, state, local and foreign Tax returns, reports and statements required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, and (ii) all Taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable, including any social security, unemployment, and other Taxes withheld or required to be withheld and paid over to a Governmental Authority, have been paid or paid over except for those contested in good faith by appropriate proceedings and for which reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP.

41 3.11. Financial Condition. (a) Each of the Historical Financial Statements: (x) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of unaudited interim financial statements, year-end and audit adjustments and the absence of footnote disclosures; and (y) present fairly in all material respects the consolidated financial condition of the Parent Borrower and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby. (b) The Pro Forma Financial Statements prepared by the Parent Borrower giving Pro Forma Effect to the funding of the Loans and Transactions, were based on the unaudited consolidated balance sheets of the Parent Borrower and its Subsidiaries dated March 31, 2023, and were prepared in good faith on the basis of the assumptions stated therein, which assumptions the Parent Borrower believed were reasonable in light of the conditions existing at the time of delivery of such Pro Forma Financial Statements. (c) Since the Closing Date, there has been no Material Adverse Effect or any event or circumstance that would reasonably be expected to result in a Material Adverse Effect. (d) All financial performance projections delivered to the Agent, including the financial performance projections delivered on or prior to the Closing Date, represent the Parent Borrower’s good faith estimate (at the time of preparation and delivery thereof) of future financial performance and are based on assumptions believed by the Parent Borrower to be reasonable at the time of preparation and delivery; it being acknowledged and agreed by the Agent and Lenders that projections as to future events are not to be viewed as facts or a guarantee of financial performance and that the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material. 3.12. Environmental Matters. Except as would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect, (a) the operations and properties of each Credit Party and each Restricted Subsidiary of each Credit Party are and have been in compliance with all Environmental Laws, including obtaining, maintaining and complying with all Permits required by any Environmental Law, (b) no Credit Party and no Restricted Subsidiary of any Credit Party is subject to or has received written notice of any Proceeding against any of them under any Environmental Law, (c) no Credit Party and no Restricted Subsidiary of any Credit Party has caused to occur a Release of Hazardous Materials on, at, under or from any real property that would reasonably be expected to result in liability under Environmental Law, (d) there are no Hazardous Materials on, at or under any real property currently and, to the knowledge of any Credit Party, formerly owned, leased, subleased or operated by any such Credit Party and each Restricted Subsidiary of each Credit Party that would reasonably be expected to result in liability under Environmental Law and (e) no Credit Party and no Restricted Subsidiary of any Credit Party has received written notice of any violation of or liability under Environmental Law, or has received any written information request or written notice of potential responsibility under the Comprehensive Environmental Response, Compensation, and Liability Act or similar Environmental Laws. 3.13. Investment Company Act. None of any Credit Party or any Restricted Subsidiary of any Credit Party, is an “investment company” within the meaning of the Investment Company Act of 1940. 3.14. Solvency. As of the Closing Date, upon giving effect to the Transactions, the Parent Borrower and its Subsidiaries, taken as a whole, are Solvent. 3.15. Labor Relations. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party or any Restricted Subsidiary of any Credit Party, except for those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

42 3.16. Intellectual Property. Each Credit Party and each Restricted Subsidiary of each Credit Party owns, or has the right to use, all Intellectual Property necessary to conduct its business except for such Intellectual Property the failure of which to own or have rights to use would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Credit Party, (a) the conduct and operations of the businesses of each Credit Party and each Restricted Subsidiary of each Credit Party does not infringe, misappropriate, dilute or violate any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Credit Party or any Restricted Subsidiary of any Credit Party in, or relating to, any Intellectual Property, other than, in each case, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. 3.17. [Reserved]. 3.18. Insurance. Each of the Credit Parties and each of their respective Restricted Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies, in such amounts (giving effect to self-insurance), with such deductibles and covering such risks as are customarily (in the good faith judgment of the Parent Borrower) carried by companies engaged in similar businesses of the same size and character as the business of the Credit Parties and, to the extent relevant, owning similar Properties in localities where such Person operates. 3.19. Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth in Schedule 3.19, as of the Closing Date (upon giving effect to the Transactions), no Credit Party and no Restricted Subsidiary of any Credit Party has any Subsidiaries. All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Restricted Subsidiaries are duly authorized and validly issued, fully paid, non- assessable (with respect to a corporation), and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of the Subsidiaries of the Parent Borrower, those in favor of Agent, for the benefit of the Secured Parties, and Liens arising by operation of law and Permitted Liens. As of the Closing Date, all of the issued and outstanding Stock of each Credit Party and each Subsidiary of each Credit Party (other than the Parent Borrower) is owned by each of the Persons and in the amounts set forth in Schedule 3.19. Except as set forth in Schedule 3.19, as of the Closing Date, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party could be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries. 3.20. Jurisdiction of Organization; Chief Executive Office. Schedule 3.20 lists each Credit Party’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Credit Party’s chief executive office or sole place of business, in each case as of the Closing Date, and such Schedule 3.20 also lists all jurisdictions of organization and legal names of such Credit Party for the five years preceding the Closing Date. 3.21. Persons with Significant Control. Each English Credit Party shall: (i) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of Collateral and (ii) promptly provide the Agent with a copy of that notice. 3.22. Collateral Documents. Guaranty and Security Agreement. The Guaranty and Security Agreement is effective to create in favor of the Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein and, (i) upon the timely and proper filing of financing statements listing each applicable U.S. Credit Party, as a debtor, and the Agent, as secured party, in the secretary of state’s office (or other similar governmental entity) of the jurisdiction of organization, formation, registration or incorporation, as the case may be, of such Credit Party and (ii) upon the taking of possession or control by the Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Agent to the extent possession or control by the Agent is required by the Guaranty and Security Agreement), the Liens created by the Guaranty and Security Agreement shall constitute fully perfected first-priority Liens on, and security interests in, all right, title and interest of the grantors in such Collateral, in each case subject to no Liens other than Permitted Liens.

43 (b) PTO Filing; Copyright Office Filing. When the Guaranty and Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by the Guaranty and Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents constituting Collateral (as defined in the Guaranty and Security Agreement) registered or applied for with the United States Patent and Trademark Office, Trademarks constituting Collateral (as defined in the Guaranty and Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights constituting Collateral (as defined in the Guaranty and Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Permitted Liens. (c) Mortgages. Each Mortgage (if any) is effective to create, in favor of the Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Credit Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Liens, and upon recording in the appropriate recording office, such Mortgage shall constitute a fully perfected first priority mortgage Lien on, and security interests in, all right, title and interest of the Credit Parties in the applicable Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than Permitted Liens. (d) Valid Liens. Each Collateral Document delivered pursuant to Sections 4.12 and 4.13 will, upon execution and delivery thereof, be effective to create in favor of the Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Credit Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Agent to the extent required by any Collateral Document), such Collateral Document will constitute fully perfected first-priority Liens on, and security interests in, all right, title and interest of the Credit Parties in such Collateral, in each case subject to no Liens other than Permitted Liens. 3.23. [Reserved]. 3.24. Full Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Credit Party on or prior to the Closing Date (including all such information contained in the Loan Documents) (other than projected financial information, pro forma financial information and information of a general economic or industry specific nature) to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when all such reports, financial statements, certificates and other written information is taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Parent Borrower represents that such information was prepared in good faith based upon assumptions believed by management of the Parent Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, is by its nature inherently uncertain and that actual results during the period or periods covered by such financial information may differ significantly from the projected results set forth therein by a material amount. 3.25. Foreign Assets Control Regulations and Anti-Money Laundering. To the extent applicable, each Credit Party and each Subsidiary of each Credit Party is in compliance in all material respects with all applicable economic sanctions laws, executive orders and implementing regulations as promulgated and administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom (and its respective governmental departments), Canada, Australia, Japan or the United Nations Security Council (collectively, “Sanctions”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it.

44 No Credit Party and no Subsidiary, and to the knowledge of any Credit Party or Subsidiary, no director, officer, employee, agent, affiliate or representative of a Credit Party or Subsidiary (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions; (ii) located, organized or resident in a country or territory that itself is the subject of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Zaporizhzhia and Kherson regions of Ukraine); or (iii) a Person who is the subject of Sanctions. No Borrower will, directly or indirectly, use the proceeds of any Loan or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding or issuance, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the Transactions, whether as lender, arranger, advisor, investor or otherwise) of Sanctions. 3.26. Patriot Act; Anti-Corruption Laws. To the extent applicable, the Credit Parties and each of their Subsidiaries are in compliance in all material respects with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act, (c) the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”), the UK Bribery Act 2010 and other applicable anti-corruption laws and regulations (collectively, “Anti- Corruption Laws”) and (d) other U.S. or United Kingdom laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used by any Credit Party or any of its Subsidiaries for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Anti-Corruption Laws. 3.27. Healthcare Matters. (a) Compliance with Health Care Laws. Each Credit Party and each of their respective Restricted Subsidiaries is in compliance in all material respects with all Health Care Laws applicable to it or its assets, business or operations, except where such non-compliance would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Credit Party and each of their respective Restricted Subsidiaries, no circumstance exists or event has occurred that could reasonably be expected to result in a violation by any Credit Party or other Restricted Subsidiary of any requirement of any Third Party Payor Program, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. (b) Medicare and Medicaid. Certain Credit Parties and/or their Restricted Subsidiaries may now or in the future participate indirectly in Medicare or Medicaid programs by (i) furnishing networks of providers to Medicare and/or Medicaid managed care plans; and (ii) receiving payments from such Medicare and/or Medicaid managed care plans for access to the services of such network providers. (c) Third Party Payor Authorizations. Each Credit Party and each of their respective Restricted Subsidiaries holds all Third Party Payor Authorizations necessary to be enrolled in and/or participate in and be reimbursed by all Third Party Payor Programs in which any Credit Party or any Restricted Subsidiary of any Credit Party participates or is enrolled (as applicable), except to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is no investigation, audit, claim review, or other similar action pending, or to the knowledge of any Credit Party, threatened in writing, which could reasonably be expected to result in a suspension, revocation, termination, restriction, limitation, modification or non-renewal of any Third Party Payor Authorization or result in any Credit Party’s or any of their Restricted Subsidiaries’ exclusion from any Third Party Payor Program, and that, in each case, would reasonably be expected to have a Material Adverse Effect.

45 (d) Accreditation. Each Credit Party and each of their respective Restricted Subsidiaries has obtained and maintains accreditation in good standing and without material limitation or impairment by all applicable accrediting organizations, to the extent prudent and customary in the industry in which it is engaged or required by law (including any foreign law or equivalent regulation), except where the failure to have or maintain such accreditation in good standing or imposition of limitation or impairment would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. (e) Proceedings; Audits. There are no pending (or, to the knowledge of any Credit Party, threatened in writing) Proceedings against any Credit Party or any Restricted Subsidiary, relating to any actual or alleged non- compliance by any of them with any Health Care Law or requirement of any Third Party Payor Program, except to the extent that that any such Proceedings would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Without limiting the foregoing, no validation review, program integrity review, audit or other investigation related to any Credit Party or any Restricted Subsidiary or their respective operations, or the consummation of the transactions contemplated in the Loan Documents or related to the Collateral, (i) has been conducted by or on behalf of any Governmental Authority, or (ii) is scheduled, pending or, to the knowledge of any Credit Party, threatened in writing, except, in each case, as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. (f) Exclusion. No Credit Party or any Restricted Subsidiary has been, or, to the knowledge of such Credit Party or Restricted Subsidiary, has been threatened in writing to be excluded pursuant to Health Care Laws, except to the extent such exclusion or action would not reasonably be expected to have a Material Adverse Effect. (g) Corporate Integrity Agreement. No Credit Party and no Restricted Subsidiary of any Credit Party is a party to, or bound by, a corporate integrity agreement, corporate compliance agreement or deferred prosecution agreement with any Governmental Authority concerning compliance with Health Care Laws, except to the extent that being party to or bound by such agreement would not reasonably be expected to have a Material Adverse Effect. 3.28. Senior Indebtedness. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Indebtedness” or “Senior Secured Financing” (or comparable term) under, and as defined in, any indenture or document governing any Subordinated Indebtedness of any Credit Party. ARTICLE IV - AFFIRMATIVE COVENANTS The Parent Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than Remaining Obligations) shall remain unpaid or unsatisfied: 4.1. Financial Statements. The Parent Borrower shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that quarterly financial statements shall not be required to have footnote disclosures and are subject to year-end and audit adjustments). The Parent Borrower shall deliver, or cause to be delivered, to the Agent (for prompt further distribution to each Lender) by Electronic Transmission: (a) not later than the date that is ninety (90) days after the end of each Fiscal Year (or such later date on which Parent Borrower is permitted to file a Form 10-K under the Securities Exchange Act of 1934, as amended, including under Rule 12b-25 of the Securities Exchange Act of 1934, as amended), a copy of the audited consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of Deloitte & Touche LLP or any other “Big Four” or other nationally-recognized independent certified public accounting firm, which report shall (i) contain an unqualified opinion, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP and (ii) which opinion shall not be qualified as to the scope of audit or as to the status of the Parent Borrower and its Subsidiaries as a going concern or like qualification other than a “going concern” qualification due to (x) the impending maturity of

46 Indebtedness permitted under Section 5.5 that is scheduled to occur within twelve (12) months of such audit, (y) any actual or potential inability to satisfy any financial covenant set forth in Article VII or any other financial covenant applicable to any Indebtedness or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary; and (b) not later than the date that is forty-five (45) days after the end of the first three Fiscal Quarters of each Fiscal Year (or such later date on which Parent Borrower is permitted to file a Form 10-Q under the Securities Exchange Act of 1934, as amended, including under Rule 12b-25 of the Securities Exchange Act of 1934, as amended), a copy of the unaudited consolidated balance sheet of the Parent Borrower and its Subsidiaries, and the related consolidated statements of income, shareholders’ equity and cash flows as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, all certified on behalf of the Parent Borrower by an appropriate Responsible Officer of the Parent Borrower as fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of the Parent Borrower and its Subsidiaries, subject to year-end and audit adjustments and the absence of footnote disclosures. Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 4.1 may be satisfied with respect to financial information of the Parent Borrower and the Subsidiaries by furnishing (A) the applicable financial statements of the Parent Borrower (or any direct or indirect parent of the Parent Borrower) or (B) the Parent Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that with respect to clauses (A) and (B), (i) to the extent such information relates to a parent of the Parent Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Parent Borrower (or such parent), on the one hand, and the information relating to the Parent Borrower and the Subsidiaries on a stand-alone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 4.1(a), such materials are accompanied by a report and opinion of Deloitte & Touche LLP or any other “Big Four” or other nationally- recognized independent certified public accounting firm, which report and opinion shall be prepared in accordance with generally accepted auditing standards and, except as permitted in Section 4.1(a), which opinion shall not be qualified as to the scope of audit or as to the status of Parent Borrower and its Subsidiaries as a going concern or like qualification. 4.2. Certificates; Other Information. The Parent Borrower shall furnish, or cause to be furnished, to the Agent (for prompt further distribution to each Lender) by Electronic Transmission: (a) together with each delivery of the financial statements referred to in subsections 4.1(a) and 4.1(b), (i) a management discussion and analysis report, in reasonable detail, signed by the chief financial officer of the Parent Borrower, describing the operations and financial condition of the Parent Borrower and its Subsidiaries for the Fiscal Quarter and the portion of the Fiscal Year then ended (or for the Fiscal Year then ended in the case of annual financial statements) and (ii) supplemental financial information necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements (provided that the obligation in clause (a)(i) of this Section 4.2(a) may be satisfied by furnishing the applicable management discussion and analysis report of the Parent Borrower in any Form 10-K or 10-Q, as applicable, filed with the SEC); (b) within five (5) Business Days after delivery of the financial statements referred to in subsections 4.1(a) and 4.1(b) above, a fully and properly completed Compliance Certificate in the form of Exhibit 4.2(b) (a “Compliance Certificate”), certified on behalf of the Parent Borrower (which delivery may be by Electronic Transmission) by a Responsible Officer of the Parent Borrower and a description of any material change in accounting policies or practices of the Parent Borrower since delivery of the most recent Compliance Certificate pursuant to this subsection 4.2(b) or since the Closing Date prior to the first delivery of a Compliance Certificate; (c) promptly after the same are filed, copies of all financial statements and regular, periodic or special reports the Parent Borrower makes to, or files with, the SEC or similar Governmental Authority (other than amendments to any registration statement (to the extent such registration statement, in the form

47 it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Agent pursuant hereto; provided that notwithstanding the foregoing, the obligations in this Section 4.2(c) shall be deemed satisfied to the extent such information is publicly available on the SEC’s EDGAR website; (d) together with the delivery of the next succeeding Compliance Certificate to be delivered in accordance with subsection 4.2(b) notice of (i) any change in any Credit Party’s name as it appears in official filings in its jurisdiction of organization, and (ii) any change in any Credit Party’s jurisdiction of organization (which new jurisdiction shall only be (x) in the case of a U.S. Credit Party, a State in the United States or District of Columbia and (y) in the case of an English Credit Party, a State in the United States or District of Columbia or England and Wales); (e) information and documentation reasonably requested by the Agent or any Lender (through the Agent) for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (to the extent applicable); and (f) promptly, such additional business, financial, corporate affairs and other information regarding compliance with the terms of the Loan Documents as the Agent may from time to time reasonably request (subject to the last sentence of Section 4.9 and Section 9.10). 4.3. Notices. The Parent Borrower shall notify promptly the Agent (for prompt further distribution to each Lender) of each of the following (and in no event later than five (5) Business Days after a Responsible Officer actually becomes aware thereof): (a) the occurrence or existence of any Default or Event of Default; (b) any dispute, litigation, investigation, proceeding or suspension between the Parent Borrower or any Restricted Subsidiary of the Parent Borrower and any Governmental Authority that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect; (c) the commencement of, or any material development in, any litigation or proceeding affecting the Parent Borrower or any Restricted Subsidiary of the Parent Borrower or its respective Property, that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect; (d) (i) the receipt by any Credit Party of any written notice of violation of or potential liability under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violation of or liability under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand or dispute alleging a violation of or liability under any Environmental Law, (iii) the receipt by any Credit Party of written notification that any Property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, liability under any Environmental Law and (iv) any proposed acquisition or lease of real property that would reasonably be expected to result in liability under any Environmental Law, which in the cases of clauses (i) through (iv), would reasonably be expected to result in a Material Adverse Effect; (e) (i) on or prior to any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA or intent to terminate any Title IV Plan, a copy of such notice and (ii) promptly, and in any event within ten (10) Business Days, after any officer of any ERISA Affiliate knows that an ERISA Event or Foreign Plan Event will or has occurred, a notice describing such ERISA Event or Foreign Plan Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any material notices received from or filed with the PBGC, IRS or other Governmental Authority pertaining thereto; provided, that with respect to any of the events under clauses (i) or (ii) above,

48 no such notice shall be required unless such event would reasonably be expected to have a Material Adverse Effect; and (f) any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to the Agent and Lenders pursuant to this Agreement. Each notice pursuant to this Section shall be in electronic form accompanied by a statement by a Responsible Officer of the Parent Borrower, setting forth details of the occurrence referred to therein, and stating what action the Parent Borrower or other Person (if any) proposes to take with respect thereto and at what time. 4.4. Preservation of Corporate Existence, Etc. The Parent Borrower shall, and shall cause each of its Restricted Subsidiaries to: (a) preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except as permitted by Section 5.3, and except, solely with respect to good standing, as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except as permitted by Sections 5.2 and 5.3 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and (c) preserve or renew all of its registered trademarks, trade names, service marks and all other registered Intellectual Property, the non-preservation or non-renewal of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. 4.5. Maintenance of Property. Each Borrower shall (a) maintain, and shall cause each of its Restricted Subsidiaries to maintain, and preserve all its Property is used or useful in its business in good working order and condition (casualty, condemnation and ordinary wear and tear excepted) and (b) except with respect to worn out, permanently retired or other assets no longer useful in the business, shall make all necessary repairs thereto and renewals and replacements thereof, except with respect to both clause (a) and clause (b) where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. 4.6. Insurance. (a) Each Borrower shall, and shall cause each of its Restricted Subsidiaries to, (i) maintain, or cause to be maintained, in full force and effect policies of insurance with respect to the Property and businesses of the such Borrower and such Restricted Subsidiaries with financially sound and reputable insurance companies or associations of a nature and providing such coverage as is customarily (in the good-faith judgment of management of the Parent Borrower) carried by businesses of the size and character of the business of the Parent Borrower and its Restricted Subsidiaries (after giving effect to any self-insurance which the Parent Borrower believes (in the reasonable and good- faith judgment of management of the Parent Borrower) is sufficient), (ii) cause all such property insurance relating to any Property or business of the Parent Borrower to include Agent as lenders loss payee as agent for the Secured Parties, and (iii) cause Parent Borrower’s commercial general liability insurance, with limits of $1,000,000 or more per occurrence and $2,000,000 or more in the aggregate, to include Agent as additional insured. Each Borrower will use commercially reasonable efforts to cause each such endorsement, or an independent instrument furnished to the Agent, to provide that the insurance companies will give the named insured at least 30 days’ prior written notice before any such policy or policies of insurance shall be cancelled (or 10 days’ prior written notice in the case of cancellation for non-payment of any premium) and that no act or default of either Borrower or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in case of loss or damage. If any portion of any Mortgaged Property upon which a “Building” (as defined in the National Flood Insurance Program) is at any time located in a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Program, then at the Agent’s request the Parent Borrower shall, or shall cause the applicable Credit Party to maintain, or cause to be maintained, with a financially sound and

49 reputable insurer, Flood Insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the National Flood Insurance Program and otherwise reasonably acceptable to the Agent. (b) At any time after the occurrence of and during the continuance of an Event of Default, unless the Parent Borrower provides the Agent with evidence of the insurance coverage required by this Agreement (including, without limitation, Flood Insurance) within twenty (20) Business Days after written request therefor, the Agent may purchase insurance (including, without limitation, Flood Insurance) at the Parent Borrower’s expense to protect the Agent’s and Secured Parties’ interests, including interests in the Parent Borrower and its Restricted Subsidiaries’ properties. This insurance may, but need not, protect the Parent Borrower and its Restricted Subsidiaries’ interests. The coverage that the Agent purchases may not pay any claim that the Parent Borrower or any Restricted Subsidiary of any the Parent Borrower makes or any claim that is made against the Parent Borrower or any Restricted Subsidiary in connection with said Property. The Parent Borrower may later cancel any insurance purchased by the Agent, but only after providing the Agent with evidence that there has been obtained insurance as required by this Agreement. If the Agent purchases insurance, the Parent Borrower will be responsible for the costs of that insurance, including interest and any other charges the Agent may reasonably impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance the Parent Borrower may be able to obtain on its own. 4.7. Payment of Obligations. Each Borrower shall, and shall cause each of its Restricted Subsidiaries to, pay, discharge or otherwise satisfy as the same before the same shall become delinquent all Tax liabilities, assessments and similar governmental charges or levies upon it or its Property resulting in obligations owing by such Borrower and its Restricted Subsidiaries, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which reserves in accordance with GAAP are being maintained by such Person, or except if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. 4.8. Compliance with Laws. Each Borrower shall, and shall cause each of its Restricted Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, including (a) any applicable Sanctions and Anti-Corruption Laws, (b) the Trading with the Enemy Act or the International Emergency Economic Powers Act, each as amended and (c) the Patriot Act and other anti-money laundering rules and regulations, except in the case of this Section 4.8 (other than clauses (a)-(c) hereof, which shall be subject to compliance in all material respects), where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. 4.9. Inspection of Property and Books and Records. Each Borrower shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP in all material respects consistently applied shall be made of all material financial transactions and matters involving the assets and business of such Person in all material respects. Each Borrower shall, and shall cause each of its Restricted Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance written notice: (a) provide access to such property to the Agent and any of its Related Persons, as frequently as the Agent reasonably determines to be appropriate; and (b) permit the Agent and any of its Related Persons to inspect and make extracts and copies from all of the Parent Borrower’s or such Restricted Subsidiary’s books and records, and evaluate and make physical verifications of the Collateral in any reasonable manner and through any reasonable medium that the Agent considers reasonable, in each instance, at the Borrowers’ expense; provided (i) the Agent shall not be permitted to exercise its rights under this Section 4.9 unless in compliance with Data Protection Laws and in any event more than once in any Fiscal Year unless an Event of Default has occurred and is continuing (in which event the Agent may exercise its rights hereunder at any and all times during the continuance thereof) and (ii) the Borrowers shall only be obligated to reimburse the Agent for the reasonable expenses of one such inspection per calendar year (or more frequently with respect to additional inspections conducted when an Event of Default has occurred and is continuing). Any Lender that is a Lender at such time may accompany the Agent or its Related Persons in connection with any inspection at such Lender’s expense. The Agent and the Lenders shall give the Parent Borrower the opportunity to participate in any discussions with the Parent Borrower’s accountants. Notwithstanding anything to the contrary in this Section 4.9,

50 neither the Parent Borrower nor any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any bona fide binding agreement with a Person which is not an Affiliate of the Parent Borrower, or unless and until any conditions imposed on such disclosure by any Requirement of Law or bona fide binding agreement have been met, or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product. 4.10. Use of Proceeds. The Parent Borrower shall use the proceeds of the Initial Term Loans, together with the proceeds from borrowings of the Secured Notes and cash on hand at the Parent Borrower and its Subsidiaries, solely to (i) distribute the Special Payment to Labcorp on the Closing Date prior to completion of the Spin-Off and (ii) pay the fees and expenses incurred in connection with the Transactions. The Borrowers may use the proceeds of the Revolving Loans and use Letters of Credit after the Closing Date solely as follows: (a) for working capital requirements, capital expenditures and other general corporate purposes of the Parent Borrower and its Subsidiaries and (b) for any other purpose not prohibited by this Agreement. The applicable Borrower may use the proceeds of any Incremental Facility after the Closing Date solely as follows: (a) for working capital requirements, capital expenditures and other general corporate purposes of the Parent Borrower and its Subsidiaries and (b) for any other purpose not prohibited by this Agreement. Notwithstanding any of the foregoing, no proceeds of any Loans and no Letters of Credit shall be used by the Borrowers in contravention of Sanctions, Anti-Corruption Laws and anti-money laundering rules and regulations applicable to the Parent Borrower and its Subsidiaries. 4.11. [Reserved]. 4.12. Post-Closing Obligations. The Parent Borrower shall, and shall cause each Restricted Subsidiary to, take all necessary actions to satisfy the items described on Schedule 4.12 within the applicable period of time specified in such Schedule (or such longer period as the Agent may agree in its sole discretion). All conditions precedent, representations and warranties and covenants contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods specified in Schedule 4.12, rather than as elsewhere provided in the Loan Documents). 4.13. Further Assurances. (a) Promptly upon request by the Agent, subject to the requirements in the Collateral Documents and the other Loan Documents, each Borrower shall (and, subject to the limitations hereinafter set forth, shall cause each of its Restricted Subsidiaries to) take such additional actions and execute such documents as the Agent may reasonably require from time to time (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document. Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the Parent Borrower shall cause each of its Domestic Subsidiaries and English Subsidiaries (other than Excluded Subsidiaries) within sixty (60) days (or such longer period as the Agent may reasonably agree) after the formation or acquisition of such Subsidiary of the Parent Borrower, any designation of an Unrestricted Subsidiary that is a Domestic Subsidiary or English Subsidiary as a Restricted Subsidiary or any Excluded Subsidiary that is a Domestic Subsidiary or English Subsidiary ceasing to be an Excluded Subsidiary to guaranty the Obligations and to cause each such Subsidiary to grant to the Agent, for the benefit of the Secured Parties, a perfected security interest in, subject to the limitations set forth in the Loan Documents, all of such Subsidiary’s Property to secure such guaranty. Furthermore and except as otherwise approved in writing by the Required Lenders, subject to any applicable limitations set forth in the Loan Documents, each Credit Party shall, and shall cause each of its Domestic Subsidiaries and English Subsidiaries (other than Excluded Subsidiaries) to, pledge all of the Stock and Stock Equivalents of each of its Subsidiaries (other than Excluded Subsidiaries described in clauses (iv), (v) and (x) of the definition thereof) to the Agent, for the benefit of the Secured Parties, to secure the Obligations; provided, however, that the Credit Parties, in the aggregate,

51 shall not be required to pledge more than 65% of the voting Stock and Stock Equivalents and 100% of the non-voting Stock and Stock Equivalents of any Subsidiary that is a CFC or FSHCO. In connection with each pledge of Stock and Stock Equivalents, the Credit Parties shall deliver, or cause to be delivered, to the Agent, (i) irrevocable proxies and (ii) stock powers and/or assignments, as applicable, duly executed in blank, to the extent such Stock and Stock Equivalents are certificated. (b) If the Parent Borrower or any Restricted Subsidiary of the Parent Borrower that is a Credit Party acquires any Real Estate in fee simple with a Fair Market Value in excess of $25,000,000, the Parent Borrower shall, or shall cause such Credit Party to, promptly, but in any event within thirty (30) days of such acquisition, notify the Agent and, to the extent requested by the Agent, within ninety (90) days (or such longer period as the Agent may reasonably agree) following such request execute and/or deliver, or cause to be executed and/or delivered, to the Agent,: (i) to the extent the Agent reasonably determines that an appraisal is required in order for the Agent or any Lender to comply with applicable Requirements of Law, an appraisal complying with FIRREA, (ii) a life-of-loan standard flood hazard determination and if such Real Estate is located in a Special Flood Hazard Area, a notice about special flood hazard status duly executed by the Parent Borrower together with Federal Flood Insurance as required by subsection 4.6(a), (iii) a fully executed Mortgage, and proper fixture filings or amendments thereto under the Uniform Commercial Code in the appropriate jurisdiction(s) in which the Mortgaged Properties are located to perfect the security interests in fixtures purported to be created by the Mortgage over the Mortgaged Properties, in form and substance reasonably satisfactory to the Agent, provided, however, to the extent any Mortgage is granted in a jurisdiction which imposes mortgage, stamp, intangibles or other tax or similar charges, such Mortgage shall only secure an amount not to exceed the Fair Market Value of the subject Real Estate as reasonably determined by the Parent Borrower in the absence of an appraisal (iv) an opinion of local counsel in each jurisdiction where the Mortgaged Properties are located and opinions of counsel for the owner(s) of the Mortgaged Properties, each in form and substance reasonably acceptable to the Agent, which address, among other things, the due authorization, execution, delivery, and enforceability of the Mortgages and other matters reasonably required by the Agent; (v) an A.L.T.A. lender’s title insurance policy issued at commercially reasonable rates by a title insurer reasonably satisfactory to the Agent, in form and substance and reasonably satisfactory to the Agent and in an amount not to exceed the Fair Market Value of the Real Estate insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens (other than Permitted Liens), and (vi) any new or existing survey(s) of such Real Estate and an affidavit of no change with reference to any existing survey for each Mortgaged Property if required by the title insurance company to issue a lender’s title insurance policy without a survey exception. Notwithstanding anything contained in this Agreement to the contrary, no Mortgage shall be executed and delivered with respect to any Real Estate unless and until the earlier of the date that occurs 30 days after the Agent has delivered to the Lenders (which may be delivered electronically) a life-of-loan flood hazard determination or when the Agent receives confirmation from the Lenders that flood insurance due diligence is completed; provided that if, solely because of the effect of this sentence, any Credit Party is unable to satisfy any requirement under this Agreement or any other Loan Document, then such Credit Party’s performance of such requirement shall be excused, but only for so long as this sentence is the sole reason for such Credit Party’s failure to satisfy such requirement. (c) Without limiting the generality of the foregoing provisions of this Section 4.13, to the extent reasonably necessary to maintain the continuing priority of the Lien of any existing Mortgages as security for the Obligations in connection with the incurrence of any Incremental Facility, as determined by Agent in its reasonable discretion, the applicable Credit Party party to such Mortgage shall within ninety (90) days of such funding or incurrence (or such later date as reasonably agreed by Agent) (i) enter into and deliver to the Agent, at the direction and in the reasonable discretion of Agent, a mortgage modification or new Mortgage in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Agent, (ii) cause to be delivered to the Agent for the benefit of the Secured Parties an endorsement, modification or date down(s) to the title insurance policy or other evidence in a form reasonably satisfactory to the Agent insuring that the priority of the Lien of the Mortgages as security for the Obligations has not changed and confirming and/or insuring that since the issuance of the title insurance policy there has been no material adverse change in the condition of title and there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the Mortgages (other than those expressly permitted by subsection 5.1(d) or Liens otherwise permitted by Agent in Agent’s reasonable discretion), (iii) satisfy the Federal Flood Insurance requirements set forth in subsection 4.6(a) and (iv) deliver, at the request of Agent, to the Agent and/or all other relevant third parties, all other items reasonably necessary to maintain the continuing priority of the Lien of the Mortgages as security for the Obligations.

52 (d) Notwithstanding the foregoing provisions of this Section 4.13, the Agent shall not require a pledge of, or take a security interest in or perfect a security interest in, those assets as to which the Agent and the Parent Borrower, shall determine, in their reasonable discretion, that the costs (including adverse tax consequences) of obtaining such Lien, pledge or security interest (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Secured Parties of the security afforded thereby. (e) Notwithstanding anything herein to the contrary, the Credit Parties shall not be required to take any actions outside the United States (other than (x) with respect to the equity interests issued by and assets of the English Credit Parties, England and Wales and (y) with respect to equity interests issued by and assets of Foreign Subsidiaries elected to be Credit Parties by the Parent Borrower, in the jurisdiction of such Subsidiaries), to (i) create any security interest in assets titled or located outside the United States (other than (x) with respect to the equity interests issued by and assets of the English Credit Parties, England and Wales and (y) with respect to equity interests issued by and assets of Foreign Subsidiaries elected to be Credit Parties by the Parent Borrower, in the jurisdiction of such Subsidiaries), or (ii) perfect or make enforceable any such security interests (other than (x) with respect to the equity interests issued by and assets of the English Credit Parties, England and Wales and (y) with respect to equity interests issued by and assets of Foreign Subsidiaries elected to be Credit Parties by the Parent Borrower, in the jurisdiction of such Subsidiaries). It is understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction other than, with respect to the equity interests issued by and assets of the English Credit Parties, England and Wales, and equity interests issued by and assets of Foreign Subsidiaries elected to be Credit Parties by the Parent Borrower, the jurisdiction of organization of such Subsidiaries. (f) Without limitation of (and subject to) any provision in any Customary Intercreditor Agreement, if any Senior Representative or lender with respect to any Credit Agreement Refinancing Debt, Permitted Pari Passu Refinancing Debt or Permitted Junior Secured Refinancing Debt, receives any additional guaranty or any additional collateral agreement in connection with, or after the date of, the incurrence thereof, without limitation of any Event of Default that may arise as a result thereof, the Parent Borrower shall, concurrently therewith, cause the same to be granted to the Agent, for its own benefit and the benefit of the Secured Parties. 4.14. Environmental Matters. The Parent Borrower shall, and shall take reasonable steps to cause each of its Restricted Subsidiaries to, comply with all Environmental Laws except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. 4.15. [Reserved]. 4.16. [Reserved]. 4.17. Compliance with Health Care Laws. (a) Without limiting or qualifying Section 4.8 hereof, or any other provision of this Agreement, the Parent Borrower and each of its Restricted Subsidiaries will comply with all applicable Health Care Laws, except for such non-compliances which would not reasonably be expected to have a Material Adverse Effect. (b) The Parent Borrower shall, and shall cause each of its Restricted Subsidiaries to keep and maintain all records it is required by any Governmental Authority or otherwise under any Health Care Law to maintain, except, to the extent that any such failure would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. 4.18. ERISA. No ERISA Affiliate shall cause any ERISA Event or Foreign Plan Event that would, either individually or in the aggregate, have a Material Adverse Effect. 4.19. [Reserved]. 4.20. Designation of Subsidiaries. The Parent Borrower may at any time designate any Subsidiary of the Parent Borrower as an Unrestricted Subsidiary; provided that, immediately after such designation (a) no Event of

53 Default under Section 7.1(a), Section 7.1(f), Section 7.1(g) or Financial Covenant Event of Default shall have occurred and be continuing or would result therefrom and (b) upon giving Pro Forma Effect to such designation, as of the last day of the Test Period most recently ended on or prior to the date of such designation, the Parent Borrower shall be in compliance with the financial covenants set forth in Article VI. No Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Other Loan, any Credit Agreement Refinancing Debt or any other Indebtedness referred to in Section 7.1(e) (or, in each case, any Permitted Refinancing Indebtedness in respect thereof). The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Parent Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Parent Borrower’s Investment in such Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time. 4.21. Maintenance of Ratings. The Parent Borrower will use commercially reasonable efforts to cause (x) a public credit rating, public corporate family rating and/or equivalent rating, in each case, for the Initial Term B Loan Facility issued by at least two of S&P, Moody’s or Fitch, and (y) the Parent Borrower’s public corporate credit rating and/or equivalent rating issued by at least two of S&P, Moody’s or Fitch, in each case, to be maintained (but not to obtain or maintain a specific rating). 4.22. Changes in Lines of Business. The Parent Borrower and its Restricted Subsidiaries, taken as a whole, will not engage in any material line of business fundamentally and substantively different from those lines of business, taken as a whole, carried on by it on the Closing Date and any business reasonably related, complementary, synergistic or ancillary thereto and reasonable extensions of any thereof. 4.23. End of Fiscal Years; Fiscal Quarters. The Parent Borrower will, for financial reporting purposes, cause (a) each of its, and each of the Restricted Subsidiaries’, Fiscal Years to end on December 31 of each year and (b) each of its, and each of the Restricted Subsidiaries’, Fiscal Quarters to end on dates consistent with such Fiscal Year-end and the Parent Borrower’s past practice; provided, however, that the Parent Borrower may, upon written notice to, and consent by, the Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Agent, in which case the Parent Borrower and the Agent will, and are hereby authorized by the Lenders and the L/C Issuers to, make any amendments to this Agreement that are necessary in order to reflect such change in financial reporting (which amendment shall not require the consent of any Lender or L/C Issuer). ARTICLE V - NEGATIVE COVENANTS The Parent Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than Remaining Obligations) shall remain unpaid or unsatisfied: 5.1. Limitation on Liens. From and after the Closing Date, the Parent Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”): (a) any Lien existing on the Property of the Parent Borrower or a Restricted Subsidiary of the Parent Borrower on the Closing Date and, with respect to any such Property with a Fair Market Value greater than $5,000,000, set forth in Schedule 5.1, and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 5.5, and (B) any proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 5.5; (b) any Lien created under (i) any Loan Document to secure the Obligations or (ii) the documentation governing any Credit Agreement Refinancing Debt (provided that such Liens do not extend to any assets that are not Collateral); provided that, (A) in the case of Liens described in subclause (ii) above securing Indebtedness that constitutes Senior Secured Obligations, a Senior Representative acting on

54 behalf of the holders of such Indebtedness shall have entered into (or otherwise become a party to) a Pari Passu Intercreditor Agreement or another Customary Intercreditor Agreement with the Agent which agreement shall provide that the Liens on the Collateral securing such Credit Agreement Refinancing Debt shall be secured by the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations and (B) in the case of Liens described in subclause (ii) above securing Credit Agreement Refinancing Debt that does not constitute Senior Secured Obligations, a Senior Representative acting on behalf of the holders of such Indebtedness shall have entered into (or otherwise become a party to) a First Lien/Second Lien Intercreditor Agreement or another Customary Intercreditor Agreement with the Agent which agreement shall provide that the Liens on the Collateral securing such Credit Agreement Refinancing Debt shall rank junior in priority to the Liens on the Collateral securing the Obligations; provided, further, that without any further consent of the Lenders, the Agent shall be authorized to, in accordance with Section 9.1(e), negotiate, execute and deliver on behalf of the Secured Parties any Customary Intercreditor Agreement or any amendment (or amendment and restatement) to the Collateral Documents or a Customary Intercreditor Agreement to the extent necessary or appropriate, in the opinion of the Agent and the Parent Borrower, to effect the provisions contemplated by this Section 5.1(b); (c) (i) Liens on Stock of any Finance Subsidiary and assets subject to a Permitted Receivables Financing securing such Permitted Receivables Financing, and (ii) deposit arrangements subject to a Supply Chain Financing securing such Supply Chain Financing; (d) Liens for taxes, fees, assessments or other governmental charges (other than any Lien imposed by ERISA) that are not (i) past due for a period of sixty (60) days or remain payable without penalty, or if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Lien, or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which reserves in accordance with GAAP are being maintained or (ii) individually or in the aggregate, material; (e) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens that are not delinquent for more than sixty (60) days, or if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Lien, or remain payable without penalty, or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which reserves in accordance with GAAP are being maintained, or which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers or leases (other than Capital Leases) or licenses of property otherwise permitted by this Agreement (including Liens securing liability for reimbursement or indemnification obligations in respect of letters of credit issued to secure the foregoing); (g) Liens consisting of judgment or judicial attachment liens (other than for payment of taxes, assessments or other governmental charges) in circumstances not constituting an Event of Default under subsection 7.1(h); (h) easements, rights-of-way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances that, either individually or in the aggregate, do not materially interfere with the ordinary conduct of the businesses of the Parent Borrower and its Restricted Subsidiaries taken as a whole;

55 (i) Liens on any Property acquired or held by the Parent Borrower or any Restricted Subsidiary of the Parent Borrower securing Indebtedness permitted under subsection 5.5(e); provided, that (i) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (ii) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and customary security deposits; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; (j) Liens securing Capital Lease Obligations permitted under subsection 5.5(e); provided that such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and customary security deposits; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; (k) Liens consisting of any interest or title of (x) a lessor or sublessor under any lease permitted by this Agreement or (y) a licensor or sublicensor under any license permitted by this Agreement; (l) Liens arising from the filing of precautionary UCC or similar financing statements with respect to any lease not prohibited by this Agreement; (m) licenses and sublicenses granted by the Parent Borrower or any Restricted Subsidiary of the Parent Borrower and leases and subleases (by the Parent Borrower or any Restricted Subsidiary of the Parent Borrower as lessor or sublessor) to third parties in the Ordinary Course of Business not materially interfering with the business of the Credit Parties and their Restricted Subsidiaries taken as a whole; (n) Liens in favor of collecting banks arising by operation of law under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under Section 4-208 of the UCC; (o) Liens (including the right of set-off) encumbering deposits in favor of a bank or other depository or financial institution arising as a matter of law; (p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Parent Borrower or any Restricted Subsidiary of the Parent Borrower in the Ordinary Course of Business; (q) Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Restricted Subsidiary after the date hereof; provided that (i) such Liens attach at all times only to the same assets that such Liens attached to (other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, (B) after-acquired property subject to a Lien securing Indebtedness permitted under Section 5.5(i), the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof), and secure only the same Indebtedness or obligations (or any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness permitted by Section 5.5) that such Liens secured, immediately prior to such Permitted Acquisition or such other Investment, as applicable; (r) Liens that constitute repurchase obligations deemed to exist in connection with Investments permitted by subsection 5.4(a); (s) Liens that constitute ground leases in respect of Real Estate on which facilities owned or leased by the Parent Borrower or any of its Restricted Subsidiaries are located;

56 (t) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Borrower or any Restricted Subsidiary in the Ordinary Course of Business; (u) Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto; (v) Liens in favor of customs and revenue authorities arising as a matter of law securing payment of customs duties in connection with the importation of goods in the Ordinary Course of Business; (w) rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries; (x) Liens securing Indebtedness and other obligations in an aggregate principal amount at any one time outstanding not to exceed the greater of $205,000,000 and 50.0% of Consolidated EBITDA (determined at the time of incurrence thereof for the most recently completed Test Period); (y) Liens (i) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 5.4 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 5.2 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 5.2, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien; (z) Liens on property of any Restricted Subsidiary that is not a Credit Party and that does not constitute Collateral, which Liens secure Indebtedness of Restricted Subsidiaries that are not Credit Parties permitted under Section 5.5; (aa) Liens on Collateral created pursuant to the collateral documentation for Incremental Equivalent Debt; provided that a Senior Representative acting on behalf of the holders of such Incremental Equivalent Debt shall have entered into (or otherwise become party to) (A) if such Incremental Equivalent Debt is secured by a Lien on the Collateral that is pari passu (but without regard to the control of remedies) with the Liens securing the Obligations, the Pari Passu Intercreditor Agreement or another Customary Intercreditor Agreement with the Agent which agreement shall provide that the Liens on the Collateral securing such Incremental Equivalent Debt shall be secured by the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations and (B) if such Incremental Equivalent Debt is secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, a First Lien/Second Lien Intercreditor Agreement or another Customary Intercreditor Agreement with the Agent which agreement shall provide that the Liens on the Collateral securing such Incremental Equivalent Debt shall rank junior in priority to the Liens on the Collateral securing the Obligations; provided, further, that without any further consent of the Lenders, the Agent shall be authorized to, in accordance with Section 9.1(e), negotiate, execute and deliver on behalf of the Secured Parties any Customary Intercreditor Agreement or any amendment (or amendment and restatement) to the Collateral Documents or a Customary Intercreditor Agreement to the extent necessary to effect the provisions contemplated by this Section 5.5(aa); (bb) Liens in respect of Sale Leasebacks; (cc) Liens on Collateral securing Indebtedness permitted pursuant to Section 5.5(c) (provided that (i) such Liens do not extend to any assets that are not Collateral, (ii) such Liens are at all times subject to the Pari Passu Intercreditor Agreement or another Customary Intercreditor Agreement with the Agent which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall be secured

57 by the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations and (iii) without any further consent of the Lenders, the Agent shall be authorized to, in accordance with Section 9.1(e), negotiate, execute and deliver on behalf of the Secured Parties any Customary Intercreditor Agreement or any amendment (or amendment and restatement) to the Collateral Documents, the Pari Passu Intercreditor Agreement or a Customary Intercreditor Agreement to the extent necessary to effect the provisions contemplated by this Section 5.1(cc)); (dd) Liens on cash and Cash Equivalents to secure reimbursement obligations in favor of credit card issuers incurred in the Ordinary Course of Business; (ee) Liens on cash or Cash Equivalents to cash collateralize Indebtedness permitted pursuant to Section 5.5(j), in an amount not to exceed 105% of the amount of such Indebtedness; (ff) the modification, replacement, renewal or extension of any Lien permitted by clauses (a), (i), (j) and (q) of this Section 5.1; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 5.5 (to the extent constituting Indebtedness); (gg) Liens (i) in favor of the Parent Borrower or a Restricted Subsidiary on assets of a Restricted Subsidiary that is not a Credit Party securing permitted intercompany Indebtedness and (ii) in favor of the Parent Borrower or any Subsidiary that is a Credit Party; (hh) Liens on the Property of any Restricted Subsidiary that is a Foreign Subsidiary arising mandatorily pursuant to applicable Requirements of Law or in respect of Indebtedness otherwise permitted pursuant to subsection 5.5(w); (ii) pledges or deposits of cash and Cash Equivalents securing deductibles, self- insurance, co-payment, co-insurance, retentions or similar obligations to providers of property, casualty or liability insurance in the Ordinary Course of Business; (jj) Liens on rights which may arise under state insurance guarantee funds relating to any such insurance policy, in each case securing Indebtedness permitted to be incurred pursuant to subsection 5.5(q)(i); (kk) Liens securing Indebtedness incurred pursuant to Sections 5.5(t) and (u) and having such ranking and other terms as set forth therein; provided that a Senior Representative acting on behalf of the holders of such Indebtedness shall have entered into (or otherwise become party to) (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu (but without regard to the control of remedies) with the Liens securing the Obligations, the Pari Passu Intercreditor Agreement or another Customary Intercreditor Agreement with the Agent which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall be secured by the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations and (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, a First Lien/Second Lien Intercreditor Agreement or another Customary Intercreditor Agreement with the Agent which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Obligations; provided, further, that without any further consent of the Lenders, the Agent shall be authorized to, in accordance with Section 9.1(e), negotiate, execute and deliver on behalf of the Secured Parties any Customary Intercreditor Agreement or any amendment (or amendment and restatement) to the Collateral Documents or a Customary Intercreditor Agreement to the extent necessary to effect the provisions contemplated by this Section 5.1(kk); and (ll) Liens solely on any cash earnest money deposits made by the Parent Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; and

58 (mm) prior to the Spin-Off Effective Time, Liens on, and security interests in, a segregated escrow account, and all deposits and investment property therein, in favor of the Secured Notes Agent, for the benefit of the holders of the Secured Notes. For purposes of determining compliance with this Section 5.1, if any Lien meets the criteria of more than one of the categories described in clauses (a) through (mm) above, the Parent Borrower may, in its sole discretion, classify and reclassify or later divide, classify, or reclassify such Lien (or any portion thereof) and will only be required to include such Lien in one or more of the above clauses; provided that (x) any Lien in respect of the Loan Documents and any Permitted Refinancing Indebtedness in respect thereof will at all times be deemed to be outstanding in reliance only on the exception in Section 5.1(b)(i) and (y) any Lien in respect of the Secured Notes and any Permitted Refinancing Indebtedness in respect thereof will at all times be deemed to be outstanding in reliance only on the exception in Section 5.1(cc) and, solely prior to the Spin-Off Effective Time, Section 5.1(mm). 5.2. Disposition of Assets. From and after the Closing Date, the Parent Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise Dispose of (whether in one or a series of related transactions) any Property, except: (a) (i) Dispositions of inventory, or worn-out, obsolete or surplus equipment and other tangible fixed assets, in each case in the Ordinary Course of Business, and (ii) Dispositions of other property that is immaterial and no longer used or useful in the conduct of the business of the Parent Borrower and its Restricted Subsidiaries (including, without limitation, (x) Dispositions of any Property acquired in connection with a Permitted Acquisition that the Parent Borrower determines is or will not be useful or necessary in the conduct of the business of the Parent Borrower and its Restricted Subsidiaries, (y) Dispositions of Intellectual Property (including allowing registered Intellectual Property to lapse or be abandoned), the Disposition of which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (z) allowing any registrations or any applications for registration of any immaterial Intellectual Property to lapse, expire or be abandoned); (b) Dispositions of assets for Fair Market Value; provided that (i) with respect to any Disposition pursuant to this subsection 5.2(b) for a purchase price in excess of the greater of (x) $40,000,000 and (y) 10.0% of Consolidated EBITDA (determined for the Test Period then most recently ended before the effective date of any binding agreement regarding such Disposition that sets forth the amount of such Designated Non-Cash Consideration or, if no such binding agreement exists, for the Test Period most recently ended before the receipt of such Designated Non-Cash Consideration), not less than 75% of the aggregate consideration from such Disposition shall be paid in cash or Cash Equivalents (provided, however, that, for the purposes of this clause (i), (A) any liabilities (as shown on the most recent balance sheet of the Parent Borrower provided hereunder or in the footnotes thereto) of the Parent Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are assumed by the transferee with respect to the applicable Disposition shall be deemed to be cash, (B) any securities received by the Parent Borrower or such Restricted Subsidiary from such transferee that are converted by the Parent Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 270 days following the closing of the applicable Disposition shall be deemed to be cash or Cash Equivalents, (C) any Designated Non-Cash Consideration received by the Parent Borrower or such Restricted Subsidiary in respect of the applicable Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is outstanding at the time such Designated Non-Cash Consideration is received, not in excess of the greater of (x) $60,000,000 and (y) 15.0% of Consolidated EBITDA (determined for the Test Period then most recently ended before the effective date of any binding agreement regarding such Disposition that sets forth the amount of such Designated Non-Cash Consideration or, if no such binding agreement exists, for the Test Period most recent ended before the receipt of such Designated Non-Cash Consideration), with the Fair Market Value of each item of Designated Non-Cash Consideration being measured on the effective date of any binding agreement regarding such Disposition that sets forth the amount of such Designated Non-Cash Consideration or, if no such binding agreement exists, at the time received and, in any case, without giving effect to subsequent changes in value, shall be deemed to be cash or Cash Equivalents) and (D) the 75% limitation referred to above shall be deemed satisfied with respect to any Disposition of assets in which the cash or Cash

59 Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, if the proceeds before tax would have complied with the aforementioned 75% limitation, and (ii) no Borrower may Dispose of all or substantially all of the Property of such Borrower and its Subsidiaries taken as a whole pursuant to this clause (b) unless the surviving entity is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia or, in the case of an English Borrower, the laws of England and Wales, and expressly assumes all obligations of the relevant Borrower under the Loan Documents; (c) (i) collection of Accounts in the Ordinary Course of Business, (ii) Dispositions of Cash Equivalents in the Ordinary Course of Business, (iii) conversions of Cash Equivalents and the Investments listed in Section 5.4(g)(i), into cash or other Cash Equivalents; and (iv) conversions of the long-term Investments referred to in Section 5.4(g) (and any gains thereon realized or accruing after the Closing Date) into other long-term Investments listed in Section 5.4(g)(i) or into cash or other Cash Equivalents; (d) the cross-licensing, sublicensing or licensing of Intellectual Property in the Ordinary Course of Business and the non-exclusive licensing of Intellectual Property in the Ordinary Course of Business; (e) the substantially contemporaneous exchange of Property for Property of a like or similar kind (other than as set forth in subsection 5.2(d)), to the extent that the Property (together with any cash or Cash Equivalents) received in such exchange is of a value substantially equivalent to or greater than the value of the Property exchanged as determined in good faith by the Parent Borrower; (f) Dispositions restricted, and permitted, by Section 5.3; (g) (i) any Disposition or issuance by any Subsidiary of the Parent Borrower of its own Stock or Stock Equivalents to the Parent Borrower or any Subsidiary of the Parent Borrower that is a Guarantor; provided, however, that the proportion of such Stock or Stock Equivalents of each class of such Stock (both on an outstanding and fully-diluted basis) or Stock Equivalents held by the Credit Parties, taken as a whole, does not decrease as a result of such Disposition or issuance, (ii) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Subsidiary of the Parent Borrower, any Disposition or issuance by such Subsidiary of its own Stock or Stock Equivalents constituting directors’ qualifying shares or nominal holdings, and (iii) the sale or issuance of the Stock or Stock Equivalents of the Parent Borrower, so long as no Change of Control occurs or results from such sale or issuance; (h) Dispositions resulting from any Event of Loss, casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Parent Borrower or any Restricted Subsidiary; (i) leases or subleases granted to third parties that do not materially interfere with the conduct of the business of the Parent Borrower and its Restricted Subsidiaries taken as a whole; (j) the transfer of Property (i) by any Credit Party to any other Credit Party or (ii) from a Person which is not a Credit Party to (A) any Credit Party or (B) any other Person which is not a Credit Party; (k) to the extent constituting a Disposition, Liens permitted by Section 5.1, Investments permitted by Section 5.4 (other than Section 5.4(q)) and Restricted Payments permitted by Section 5.7; (l) the sale or issuance of the Stock or Stock Equivalents of any Person that is not a Credit Party to any other Person, including, without limitation, in connection with any tax restructuring activities not otherwise prohibited hereunder; provided that, upon giving Pro Forma Effect to any such activities, the Liens on the Collateral securing the Obligations, taken as a whole, would not be materially impaired;

60 (m) (i) sales or discounting, on a non-recourse basis and in the Ordinary Course of Business of past due Accounts in connection with the collection or compromise thereof and (ii) sales or discounting, on a non-recourse basis of past due Accounts in connection with the collection or compromise thereof (provided that in the case of this clause (ii), the aggregate amount of sales or discounting on a non-recourse basis in any Fiscal Year with respect to any such Accounts that are less than 90 days past due shall not exceed the greater of $12,000,000 and 2.5% of Consolidated EBITDA (determined at the time of such sales and discounting for the most recently completed Test Period)); (n) the Parent Borrower and its Restricted Subsidiaries may effect Sale Leasebacks conducted on an arm’s length basis for Fair Market Value and, immediately before and after giving effect thereto, no Event of Default has occurred and is continuing; (o) the unwinding or termination of any Rate Contract permitted hereunder; (p) Dispositions of non-core assets acquired in connection with a Permitted Acquisition which are (x) made in order to obtain antitrust approval, (y) necessary and advisable (determined by the Parent Borrower in good faith) to consummate an acquisition or (z) held for sale and not for continued operation of the Parent Borrower’s business; (q) any issuance or sale of Stock or Stock Equivalents in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents) or a Restricted Subsidiary which owns an Unrestricted Subsidiary (other than an Unrestricted Subsidiary the primary assets of which are cash and/or Cash Equivalents) provided such Restricted Subsidiary owns no assets other than the Stock or Stock Equivalents of such an Unrestricted Subsidiary; (r) Dispositions of Investments in joint ventures or any non-Wholly-Owned Subsidiary to the extent required by buy/sell arrangements (including tag, drag and the like) between the joint venture or similar parties set forth in the joint venture arrangement or similar binding agreements (in each case, that is binding upon the Parent Borrower or its Subsidiaries); (s) Dispositions in connection with any Permitted Receivables Financing or Supply Chain Financing; (t) any Disposition; provided that (x) the Fair Market Value of such Disposition does not exceed the greater of (i) $60,000,000 and (ii) 15.0% of Consolidated EBITDA (determined at the time such Disposition is made for the most recently completed Test Period) per transaction and (y) the aggregate Fair Market Value of all Dispositions on or after the Closing Date pursuant to this Section 5.2(t) does not exceed the greater of (i) $125,000,000 and (ii) 30.0% of Consolidated EBITDA (determined at the time such Disposition is made for the most recently completed Test Period); and (u) (i) any Disposition to effectuate the pre-Spin-Off reorganization pursuant to the Spin-Off Documents on substantially the terms described in the Form 10 and (ii) any other Disposition to Labcorp or any of its Subsidiaries pursuant to the Spin-Off Documents. 5.3. Consolidations and Mergers. From and after the Closing Date, the Parent Borrower shall not, and the Parent Borrower shall not suffer or permit any of its Restricted Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except: (a) the Parent Borrower may merge or consolidate with any other Person only if (i) the Parent Borrower shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger or consolidation is not the Parent Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Successor Borrower shall expressly assume all the obligations

61 of the Parent Borrower under this Agreement and the other Loan Documents to which the Parent Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Agent, (C) each Credit Party other than the Parent Borrower, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, that its guarantee of, and grant of any Liens as security for, the Obligations shall apply to the Successor Borrower’s obligations under this Agreement and (D) the Parent Borrower shall have delivered to the Agent a certificate of a Responsible Officer, each stating that such merger or consolidation complies with this Agreement; provided, further, that (1) no Event of Default exists immediately after giving effect to such merger or consolidation and (2) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Parent Borrower under this Agreement and the other Loan Documents; (b) an English Borrower may merge or consolidate with any other Person only if (i) such English Borrower shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger or consolidation is not such English Borrower (any such Person, the “Successor English Borrower”), (A) the Successor English Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia or the laws of England and Wales, (B) the Successor English Borrower shall expressly assume all the obligations of the English Borrower under this Agreement and the other Loan Documents to which such English Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Agent, (C) each Credit Party other than such English Borrower, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, that its guarantee of, and grant of any Liens as security for, the Obligations shall apply to the Successor English Borrower’s obligations under this Agreement and (D) such English Borrower shall have delivered to the Agent a certificate of a Responsible Officer, each stating that such merger or consolidation complies with this Agreement; provided, further, that (1) no Event of Default exists immediately after giving effect to such merger or consolidation and (2) if the foregoing requirements are satisfied, the Successor English Borrower will succeed to, and be substituted for, such English Borrower under this Agreement and the other Loan Documents; (c) a Designated Revolving Borrower may merge or consolidate with any other Person only if (i) such Designated Revolving Borrower shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger or consolidation is not such Designated Revolving Borrower (any such Person, the “Successor Designated Revolving Borrower”), (A) the Successor Designated Revolving Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia or the laws of England and Wales, (B) the Successor Designated Revolving Borrower shall expressly assume all the obligations of such Designated Revolving Borrower under this Agreement and the other Loan Documents to which such Designated Revolving Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Agent, (C) each Credit Party other than such Designated Revolving Borrower, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, that its guarantee of, and grant of any Liens as security for, the Obligations shall apply to the Successor Designated Revolving Borrower’s obligations under this Agreement and (D) such Designated Revolving Borrower shall have delivered to the Agent a certificate of a Responsible Officer, each stating that such merger or consolidation complies with this Agreement; provided, further, that (1) no Event of Default exists immediately after giving effect to such merger or consolidation and (2) if the foregoing requirements are satisfied, the Successor Designated Revolving Borrower will succeed to, and be substituted for, such Designated Revolving Borrower under this Agreement and the other Loan Documents; and (d) with notice to the Agent (which notice may be provided together with the delivery of the next succeeding Compliance Certificate to be delivered in accordance with subsection 4.2(b)), (i) any Restricted Subsidiary of the Parent Borrower (other than a Borrower) may merge, amalgamate or consolidate with, or dissolve or liquidate into (or transfer all or substantially all of its assets to), the Parent Borrower or a Restricted Subsidiary of the Parent Borrower (provided that if the transferor in such a transaction is a Credit Party, the transferee is a Credit Party); provided that the Parent Borrower or such

62 Restricted Subsidiary shall be the continuing or surviving entity and all actions reasonably required by the Agent, including actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of the Agent, are completed, (ii) any Person that is not a Credit Party may merge, amalgamate or consolidate with or dissolve or liquidate into (or transfer all or substantially all of its assets to) another Person that is not a Credit Party, (iii) any Restricted Subsidiary of the Parent Borrower (other than a Borrower) may liquidate or dissolve if (A) the Parent Borrower determines in good faith that such liquidation or dissolution is in the interests of the Parent Borrower and would not cause a Material Adverse Effect and (B) to the extent such Restricted Subsidiary is a Credit Party, any assets or business not otherwise Disposed of or transferred in accordance with Section 5.2 or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party immediately after giving effect to such liquidation or dissolution, (iv) any Restricted Subsidiary (other than a Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Parent Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Credit Party, then (x) the transferee must be a Credit Party or (y) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Credit Party in accordance with Sections 5.4 and 5.5, respectively and (v) Dispositions permitted by Section 5.2 may be consummated. 5.4. Loans and Investments. From and after the Closing Date, the Parent Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, (i) purchase or acquire any Stock or Stock Equivalents, or other equity securities of, or any equity interest in, any Person, or (ii) make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination, or (iii) make or purchase any advance, loan, extension of credit or capital contribution to, any Person, including the Parent Borrower, any Affiliate of the Parent Borrower or any Restricted Subsidiary of the Parent Borrower (the items described in the foregoing clauses (i), (ii) and (iii) are referred to as “Investments”), except for: (a) Investments in cash and Cash Equivalents when such Investment was made; (b) Investments (i) by any Credit Party to or in any other Credit Party, (ii) by the Parent Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary in an aggregate amount at any time outstanding not to exceed the greater of $105,000,000 and 25.0% of Consolidated EBITDA (determined at the time such Investment is made for the most recently completed Test Period), (iii) by the Parent Borrower or any Restricted Subsidiary that is a Guarantor to or in any Restricted Subsidiaries of the Parent Borrower that are not Guarantors (when taken together with the aggregate amount of Permitted Acquisitions of assets that are not, and do not become Collateral and Permitted Acquisitions (including the formation of Restricted Subsidiaries made in connection with Permitted Acquisitions) of Persons that are not, and do not become, Guarantors, in each case, pursuant to subsection 5.4(i)) in the aggregate at any time outstanding for all such Investments not to exceed the greater of $125,000,000 and 30.0% of Consolidated EBITDA (determined at the time such Investment is made for the most recently completed Test Period), (iv) by a Restricted Subsidiary of the Parent Borrower that is not a Guarantor to or in another Restricted Subsidiary of the Parent Borrower that is not a Guarantor and (v) by the Parent Borrower or any Subsidiary of the Parent Borrower to or in the Parent Borrower or any Subsidiary of the Parent Borrower if such Investments are part of a series of substantially concurrent transactions that result in the proceeds of such Investments ultimately being invested in (or distributed to) the Parent Borrower or any Restricted Subsidiary of the Parent Borrower that is a Guarantor; provided, if any individual Investments described in the foregoing clauses (i), (ii) or (iii) are evidenced by notes in a face amount greater than $25,000,000, such notes shall be pledged to the Agent, for the benefit of the Secured Parties, to the extent required under the Collateral Documents; (c) loans or advances to present or former officers, directors and employees of any Credit Party or Subsidiary (provided any such former officer, director or employee was an officer, director or employee of a Credit Party or Subsidiary at the time such loan or advance was made) thereof (i) for reasonable and customary business-related travel, entertainment, relocation or other ordinary business purposes and (ii) for any other purposes at any time outstanding not to exceed the greater of $20,000,000

63 and 5.0% of Consolidated EBITDA (determined at the time such loan or advance is made for the most recently completed Test Period); (d) Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 5.2; (e) Investments received in connection with the bankruptcy or reorganization of suppliers or customers or in settlement of delinquent obligations of, and other disputes with, customers arising in the Ordinary Course of Business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any Investment; (f) Investments consisting of loans or advances made to officers, directors, managers and employees of a Credit Party or any of its Subsidiaries in connection with such Person’s purchase of Stock or Stock Equivalents of the Parent Borrower (or any direct or indirect parent thereof) (provided such loans and advances shall be non-cash or the proceeds thereof contributed to the Parent Borrower in cash as common equity); (g) Investments (i) existing on the Closing Date and, with respect to any Investments in excess of $5,000,000, described on Schedule 5.4 and any modification, replacement, renewal or extension thereof (including, with respect to any long-term Investments listed on Schedule 5.4, the reinvestment with amounts of any such Investment into any other such Investment listed on Schedule 5.4); provided that (x) if the amount of the original Investment is increased, such original amount may be available under this Section 5.4(g) and (y) any amount in excess of the amount of the original Investment (A) is permitted by the terms of such original Investment, (B) is otherwise permitted by this Section 5.4, or (C) with respect to any long- term Investments listed in Schedule 5.4, represents gains realized or accrued on such long-term Investments, or (ii) in connection with the Transactions; (h) Investments comprised of Guarantees and intercompany indebtedness permitted by Section 5.5; (i) Permitted Acquisitions (including the formation of Restricted Subsidiaries made in connection with a Permitted Acquisition); (j) the maintenance of deposit accounts and securities accounts in the Ordinary Course of Business; (k) Investments constituting (i) accounts receivable arising, (ii) extensions of trade credit, (iii) deposits made in connection with the purchase price of goods or services, or (iv) endorsements for collection or deposit and other customary trade arrangements with customers, in each case with respect to the foregoing clauses (i) through (iv), in the Ordinary Course of Business; (l) Investments by way of contributions to capital or purchases of Stock of the Parent Borrower or any Restricted Subsidiary that is a Guarantor in any of its Restricted Subsidiaries that is a Guarantor; (m) Investments incurred as part of a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition; (n) the creation of Subsidiaries provided all Investments in each such Subsidiary are otherwise permitted hereunder; (o) to the extent constituting Investments, pledges and deposits in the Ordinary Course of Business to the extent permitted by Section 5.1;

64 (p) Investments provided that payment for such Investments is made with Stock and Stock Equivalents (other than Disqualified Equity Interests) of the Parent Borrower (or any direct or indirect parent company thereof); (q) to the extent constituting Investments, transactions permitted by Sections 5.2 (other than Section 5.2(k)), 5.3, 5.5 and 5.6 (other than Section 5.6(a)); (r) to the extent constituting an Investment, Restricted Payments (other than pursuant to Section 5.7(o)) and capital expenditures not otherwise prohibited hereunder; (s) Investments in the Ordinary Course of Business consisting of endorsements for collection or deposit and customary trade arrangements with customers; (t) advances of payroll payments to employees of the Credit Parties or their Restricted Subsidiaries in the Ordinary Course of Business; (u) Guarantees in respect of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness and entered into in the Ordinary Course of Business; (v) Investments made in connection with the funding of contributions under any Employee Benefit Plan; (w) Investments made in connection with the funding of contributions under any non- qualified retirement plan or similar employee compensation plan; (x) Investments not exceeding (i) the greater of $205,000,000 and 50% of Consolidated EBITDA (determined at the time such Investment is made for the most recently completed Test Period and valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) at any time outstanding (net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) plus (ii) the Available RP Capacity Amount; (y) Investments in an aggregate amount equal to the Available Amount as of the applicable date of such Investment; (z) Investments to the extent that, upon giving Pro Forma Effect to the making of such Investment and any Specified Transaction to be consummated in connection therewith, as of the last day of the most recent Test Period, the Total Leverage Ratio is not greater than 3.40 to 1.00; (aa) Investments in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this Section 5.4(aa) to the extent that time outstanding, not to exceed the greater of $80,000,000 and 20% of Consolidated EBITDA (determined at the time such Investment is made for the most recently completed Test Period and with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this Section 5.4(aa) is made in any Person that is not a Guarantor at the date of the making of such Investment and such Person becomes a Guarantor after such date, such investment shall thereafter be deemed to have been made pursuant to Section 5.4(b)(i) above and shall cease to have been made pursuant to this Section 5.4(aa) for so long as such Person continues to be a Guarantor; and provided, further, that (subject to the proceeding proviso) if any Investment pursuant to this Section 5.4(aa) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary (but not a Guarantor) after such date, such investment shall thereafter be deemed to have been made pursuant to Section 5.4(b)(iii) above and shall cease to have been made pursuant to this Section 5.4(aa) for so long as such Person continues to be a Restricted Subsidiary;

65 (bb) intercompany Investments in connection with tax planning and reorganization activities; provided that either (i) such Investments were contemplated as of the Closing Date or (ii) immediately after giving Pro Forma Effect to any such activities, the Liens on the Collateral securing the Obligations, taken as a whole, would not be materially impaired (it being understood that the contribution of the Stock of one or more “first-tier” Foreign Subsidiaries to a newly created “first-tier” Foreign Subsidiary shall be permitted without restriction); (cc) Investments in joint ventures, partnerships and the like in the aggregate at any time outstanding not to exceed the greater of $145,000,000 and 35.0% of Consolidated EBITDA (determined at the time such Investment is made for the most recently completed Test Period); (dd) Investments under Rate Contracts entered into for bona fide hedging purposes and not for speculation and otherwise permitted hereunder; (ee) Investments arising as a result of Sale Leasebacks; (ff) Investments by the Parent Borrower and its Restricted Subsidiaries in and to each other in connection with intercompany cash management arrangements and related activities in the Ordinary Course of Business and not for evading the restrictions set forth in this Section 5.4; (gg) deposits made in the Ordinary Course of Business to secure the performance of operating leases and payment of utility contracts; and (hh) Investments arising in connection with a Permitted Receivables Financing. For purposes of determining compliance with this Section 5.4, if any Investment meets the criteria of more than one of the categories described in clauses (a) through (hh) above, the Parent Borrower may, in its sole discretion, classify and reclassify or later divide, classify, or reclassify such Investment (or any portion thereof) and will only be required to include such Investment in one or more of the above clauses. The amount, as of any date of determination, of (i) any Investment in the form of a loan, advance or other extension of credit shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing repayment of principal, interest and any premium (if any) in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment) but without any adjustment for write downs or write-offs (including as a result of forgiveness of any portion thereof with respect to such loan, advance or other extension of credit after the date thereof), (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Responsible Officer, (iii) any Investment in the form of a transfer of Stock and Stock Equivalents or other non-cash property by the investor to the investee, including any such transfer of non-cash property in the form of a capital contribution, shall be the Fair Market Value of such Stock and Stock Equivalents or other property as of the time of the transfer, minus any cash payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a cash capital contribution to or the purchase or other acquisition for value of any Stock and Stock Equivalents or other securities of any other Person shall be the amount actually contributed or paid for such Investment, as applicable (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital and of any cash payments actually received by such investor in cash representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (B) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other

66 adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. 5.5. Limitation on Indebtedness . From and after the Closing Date, the Parent Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become directly or indirectly liable with respect to, any Indebtedness, except: (a) the Obligations; (b) Permitted Pari Passu Refinancing Debt, Refinancing Amendment Debt, Permitted Junior Secured Refinancing Debt, Permitted Unsecured Refinancing Debt and any Permitted Refinancing Indebtedness in respect thereof; (c) the Secured Notes and any Permitted Refinancing Indebtedness in respect thereof; (d) Indebtedness owed to the Parent Borrower or any Restricted Subsidiary outstanding on the Closing Date and any refinancing thereof with Indebtedness owed to the Parent Borrower or any Restricted Subsidiary in a principal amount that does not exceed the principal amount (or accreted value, if applicable) of the intercompany Indebtedness so refinanced (it being agreed, for the avoidance of doubt, that if the principal amount of the intercompany Indebtedness so refinanced is increased in connection with a refinancing, such original principal amount may continue to be incurred and outstanding under this Section 5.5(d)); (e) (i) Capital Lease Obligations financing acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Parent Borrower or any Restricted Subsidiary prior to or within 270 days after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset, (ii) Indebtedness (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the purchase, construction, replacement, repair or improvement of fixed or capital assets within the limitations set forth in Section 5.1 and (iii) any Permitted Refinancing Indebtedness in respect of the foregoing; provided that the aggregate principal amount of all such Indebtedness at any time outstanding pursuant to this clause (e) shall not exceed the greater of $125,000,000 and 30.0% of Consolidated EBITDA (determined at the time such Indebtedness is incurred for the most recently completed Test Period); (f) unsecured intercompany Indebtedness permitted pursuant to subsection 5.4(b); (g) Guarantees of the Parent Borrower and any Restricted Subsidiary in respect of Indebtedness of the Parent Borrower or any Restricted Subsidiary otherwise permitted hereunder; (h) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Parent Borrower or such Restricted Subsidiary in the Ordinary Course of Business against insufficient funds so long as such Indebtedness is promptly repaid; (i) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries acquired or assumed as the result of a Permitted Acquisition or similar Investment permitted under Section 5.4 (other than Section 5.4(q)) and Permitted Refinancing Indebtedness in respect thereof; provided that: (i) any such acquired or assumed Indebtedness existed at the time such Permitted Acquisition or similar Investment was consummated and was not incurred in connection with, as a result of, or in contemplation of such Permitted Acquisition; (ii) subject to Section 11.2(g), immediately before and after giving Pro Forma Effect to thereto, no Event of Default has occurred and is continuing;

67 (iii) subject to Section 11.2(g), immediately after giving Pro Forma Effect to the incurrence of such Indebtedness, to such acquisition and to any Specified Transaction to be consummated in connection therewith, as of the last day of the most recent Test Period the Total Leverage Ratio is not greater than the applicable Total Leverage Ratio Covenant Level; and (iv) such acquired or assumed Indebtedness is not guaranteed in any respect by the Parent Borrower or any Restricted Subsidiary (other than any such Person that is acquired in, or is the survivor of a merger constituting, such Permitted Acquisition or similar Investment or any of its Subsidiaries); provided that to the extent any such Indebtedness is acquired or assumed in connection with a Limited Condition Acquisition then, at the election of the Parent Borrower, the requirements specified in the foregoing clauses (i)(ii) and (i)(iii) shall only be required to be satisfied on the date on which the definitive acquisition agreements with respect to such Limited Condition Acquisition are entered into and calculated as if such Limited Condition Acquisition were consummated on such date; (j) Indebtedness in respect of letters of credit in the aggregate principal amount at any time outstanding not exceeding the greater of (x) 80.0 million and (y) 20.0% of Consolidated EBITDA; (k) (i) obligations in respect of performance and completion guarantees or customs, stay, performance, surety, statutory and appeal bonds and similar obligations not in connection with money borrowed, in each case provided in the Ordinary Course of Business, including those incurred to secure health, safety and environmental obligations and (ii) obligations, contingent or otherwise, of the Parent Borrower or any of its Subsidiaries in the form of performance guarantees and warranties offered to their customers in the Ordinary Course of Business; (l) obligations in respect of any bankers’ acceptance, bank guarantees, letters of credit, warehouse receipt or similar facilities entered into in the Ordinary Course of Business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims); (m) Cash Management Obligations, Cash Management Services and other Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the Ordinary Course of Business; (n) Indebtedness incurred in the Ordinary Course of Business in respect of obligations of the Parent Borrower or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; (o) Indebtedness arising from agreements of the Parent Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, deferred purchase price, payment obligations in respect of any non-compete, consulting or similar arrangement, contingent earn-out obligations or similar obligations (including earn-outs), in each case entered into in connection with the Transactions, Permitted Acquisitions, other Investments and the Disposition of any business, assets or Stock or Stock Equivalents permitted hereunder, other than guarantee obligations incurred by any Person acquiring all or any portion of such business, assets or Stock and Stock Equivalents for the purpose of financing such acquisition, but including in connection with guarantee obligations, letters of credit, surety bonds on performance bonds securing the performance of the Parent Borrower or any such Restricted Subsidiary pursuant to such agreements; (p) Indebtedness incurred in connection with any Sale Leaseback and any Permitted Refinancing Indebtedness in respect thereof;

68 (q) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries consisting of (i) obligations to pay insurance premiums (including the financing of insurance premiums) or (ii) take or pay obligations contained in supply agreements, in each case arising in the Ordinary Course of Business; (r) Indebtedness representing (i) deferred compensation to employees of the Parent Borrower and its Subsidiaries incurred in the Ordinary Course of Business and (ii) deferred compensation incurred directly in connection with any Investment permitted hereby; (s) Indebtedness consisting of promissory notes issued by the Parent Borrower or any of its Restricted Subsidiaries to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Stock or Stock Equivalents of the Parent Borrower or any direct or indirect parent of the Parent Borrower permitted by Section 5.7(b); (t) Indebtedness incurred to finance Permitted Acquisitions or similar Investments permitted under Section 5.4 (other than Section 5.4(q)) and any Permitted Refinancing Indebtedness in respect thereof; provided that all of the following conditions are satisfied: (i) subject to Section 11.2(g), immediately before and after giving Pro Forma Effect to thereto, no Event of Default has occurred and is continuing; (ii) the aggregate amount of the Indebtedness (after giving Pro Forma Effect thereto and the use of the proceeds thereof) incurred in reliance on this Section 5.5(t) shall not exceed, as of the date of incurrence of such Indebtedness, the sum of (A) the Incremental Starter Amount, plus (B) an aggregate amount of Indebtedness, such that, subject to Section 11.2(g), immediately after giving Pro Forma Effect to such incurrence (and any Specified Transaction to be consummated in connection therewith), the Parent Borrower would be in compliance with (x) in the case of Indebtedness that is secured by a Lien on the Collateral that is pari passu with the Liens securing the Credit Facilities, a First Lien Leverage Ratio that is no greater than the greater of (I) 3.90:1.00 and (II) the First Lien Leverage Ratio immediately prior to the incurrence of such Indebtedness and the consummation of such Acquisition or other permitted Investment, (y) in the case of an debt that is secured by a lien on Collateral that is junior to the liens securing the Credit Facilities, a Senior Secured Leverage Ratio that is no greater than the greater of (I) 4.15:1.00 and (II) the Senior Secured Leverage Ratio immediately prior to incurrence of such debt and the consummation of such Acquisition or other permitted Investment or (z) in the case of any Indebtedness that is unsecured, a Total Leverage Ratio that is no greater than the greater of (I) 4.40:1.00 and (II) the Total Leverage Ratio immediately prior to incurrence of such Indebtedness and the consummation of such Acquisition or other permitted Investment; (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event, excess cash flow payments and customary acceleration rights after an event of default) prior to the Latest Maturity Date at the time such Indebtedness is incurred; provided that the requirements of this clause (iii) shall not apply to any Indebtedness consisting of a customary bridge facility, so long as the long-term debt into which any such customary bridge facility is to be converted or exchanged satisfies this clause (iii); (iv) except for any of the following that are applicable only to periods after the then Latest Maturity Date, the covenants, events of default, Subsidiary guarantees and other terms for such Indebtedness or commitments (excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest rate margins, rate floors, fees, funding discounts, OID and redemption or prepayment terms and premiums), when taken as a whole, are determined by the Parent Borrower to not be materially more restrictive on the Parent Borrower and its Restricted Subsidiaries than the terms of this Agreement, when taken as a whole except to the extent that the

69 Loan Documents are amended by the Agent and the Parent Borrower (which amendment shall not require the consent of any Lender or L/C Issuer) to incorporate such more restrictive provisions for the benefit of the existing Lenders) (provided that, such terms shall not be deemed to be “more restrictive” solely as a result of the inclusion in the documentation governing such Indebtedness or commitments of any Previously Absent Financial Maintenance Covenant if the Agent shall have been given prompt written notice thereof and this Agreement shall have been amended (which amendment shall not require the consent of any Lender or L/C Issuer) to include such Previously Absent Financial Maintenance Covenant for the benefit of each Credit Facility (provided, however, that, if (x) the documentation governing any such Indebtedness that includes a Previously Absent Financial Maintenance Covenant consists of a revolving credit facility and/or term loan “A” facility (whether or not the documentation therefor includes any other facilities) and (y) such Previously Absent Financial Maintenance Covenant is a “springing” financial maintenance covenant for the benefit of such revolving credit facility and/or term loan “A” facility or a covenant only applicable to, or for the benefit of, a revolving credit facility and/or term loan “A” facility, then this Agreement shall be amended (which amendment shall not require the consent of any Lender or L/C Issuer) to include such Previously Absent Financial Maintenance Covenant only for the benefit of each revolving credit facility and term loan “A” facility hereunder (and not for the benefit of any term loan “B” facility hereunder) and such Indebtedness or commitments shall not be deemed “more restrictive” solely as a result of such Previously Absent Financial Maintenance Covenant benefiting only such revolving credit facilities and/or term loan “A” facilities); provided that a certificate of a Responsible Officer of the Parent Borrower delivered to the Agent at least five Business Days prior to the incurrence of such Indebtedness, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Agent notifies the Parent Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); (v) if such a Indebtedness is incurred by a Restricted Subsidiary that is not a Guarantor, such Indebtedness is not guaranteed in any respect by the Parent Borrower or any Restricted Subsidiary that is a Guarantor, except to the extent otherwise permitted by this Section 5.5; and (vi) at the time any such Indebtedness is incurred, the aggregate principal amount of all Indebtedness incurred and outstanding under this Section 5.5(t) by Restricted Subsidiaries of the Parent Borrower that are not Guarantors, when aggregated with the aggregate principal amount of all other Indebtedness incurred by Restricted Subsidiaries of the Parent Borrower that are not Guarantors and then outstanding pursuant to Section 5.5(u) and upon giving Pro Forma Effect to such incurrence and other transactions and the use of the proceeds thereof, shall not exceed the greater of (x) $185,000,000 and (y) 45.0% of Consolidated EBITDA (determined as of the end of the most recently completed Test Period or, if such Indebtedness will be used to consummate a Limited Condition Acquisition, determined at the end of the Test Period ended most recently before the date on which the definitive acquisition agreements with respect to such Limited Condition Acquisition are entered into and calculated as if such Limited Condition Acquisition were consummated on such date); provided that to the extent the proceeds of any such Indebtedness will be used to consummate a Limited Condition Acquisition then, at the election of the Parent Borrower, the requirements specified in the foregoing clauses (t)(i) and (t)(ii) shall only be required to be satisfied on the date on which the definitive acquisition agreements with respect to such Limited Condition Acquisition are entered into and calculated as if such Limited Condition Acquisition were consummated on such date; (u) additional Indebtedness of the Parent Borrower and the Restricted Subsidiaries, and Permitted Refinancing Indebtedness thereof; provided that:

70 (i) subject to Section 11.2(g), immediately before and after giving Pro Forma Effect to the incurrence of any such Indebtedness, no Event of Default shall have occurred and be continuing; (ii) subject to Section 11.2(g), immediately after giving Pro Forma Effect to the incurrence of such Indebtedness and to any Specified Transaction to be consummated in connection therewith, as of the last day of the most recent Test Period, (x) in the case of Indebtedness that is secured by a lien on the Collateral that is pari passu with the liens securing the Credit Facilities, the First Lien Leverage Ratio is no greater than 3.90:1.00, (y) in the case of Indebtedness that is secured by a Lien on Collateral that is junior to the liens securing the Credit Facilities, the Senior Secured Leverage Ratio is no greater than 4.15:1.00 or (z) in the case of Indebtedness that is unsecured, the Total Leverage Ratio is no greater than 4.40:1.00 (recomputed for the foregoing clauses (x), (y) and (z) as of the last day of the most recently ended period of four consecutive Fiscal Quarters of the Parent Borrower for which financial statements have been delivered); (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event, excess cash flow payments and customary acceleration rights after an event of default) prior to the Latest Maturity Date at the time such Indebtedness is incurred; (iv) except for any of the following that are applicable only to periods after the then Latest Maturity Date, the covenants, events of default, Subsidiary guarantees and other terms for such Indebtedness or commitments (excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest rate margins, rate floors, fees, funding discounts, OID and redemption or prepayment terms and premiums), when taken as a whole, are determined by the Parent Borrower to not be materially more restrictive on the Parent Borrower and its Restricted Subsidiaries than the terms of this Agreement, when taken as a whole except to the extent that the Loan Documents are amended by the Agent and the Parent Borrower (which amendment shall not require the consent of any Lender or L/C Issuer) to incorporate such more restrictive provisions for the benefit of the existing Lenders) (provided that, such terms shall not be deemed to be “more restrictive” solely as a result of the inclusion in the documentation governing such Indebtedness or commitments of any Previously Absent Financial Maintenance Covenant if the Agent shall have been given prompt written notice thereof and this Agreement shall have been amended (which amendment shall not require the consent of any Lender or L/C Issuer) to include such Previously Absent Financial Maintenance Covenant for the benefit of each Credit Facility (provided, however, that, if (x) the documentation governing any such Indebtedness that includes a Previously Absent Financial Maintenance Covenant consists of a revolving credit facility and/or term loan “A” facility (whether or not the documentation therefor includes any other facilities) and (y) such Previously Absent Financial Maintenance Covenant is a “springing” financial maintenance covenant for the benefit of such revolving credit facility and/or term loan “A” facility or a covenant only applicable to, or for the benefit of, a revolving credit facility and/or term loan “A” facility, then this Agreement shall be amended (which amendment shall not require the consent of any Lender or L/C Issuer) to include such Previously Absent Financial Maintenance Covenant only for the benefit of each revolving credit facility and term loan “A” facility hereunder (and not for the benefit of any term loan “B” facility hereunder) and such Indebtedness or commitments shall not be deemed “more restrictive” solely as a result of such Previously Absent Financial Maintenance Covenant benefiting only such revolving credit facilities and/or term loan “A” facilities); provided that a certificate of a Responsible Officer of the Parent Borrower delivered to the Agent at least five Business Days prior to the incurrence of such Indebtedness, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Agent notifies the Parent Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

71 (v) at the time any such Indebtedness is incurred, the aggregate principal amount of all Indebtedness incurred and outstanding under this Section 5.5(u) by Restricted Subsidiaries of the Parent Borrower that are not Guarantors, when aggregated with the aggregate principal amount of all other Indebtedness incurred by Restricted Subsidiaries of the Parent Borrower that are not Guarantors and then outstanding pursuant to Section 5.5(t) and upon giving Pro Forma Effect to such incurrence and other transactions and the use of the proceeds thereof, shall not exceed the greater of (x) $185,000,000 and (y) 45.0% of Consolidated EBITDA (determined as of the end of the most recently completed Test Period or, if such Indebtedness will be used to consummate a Limited Condition Acquisition, determined at the end of the Test Period ended most recently before the date on which the definitive acquisition agreements with respect to such Limited Condition Acquisition are entered into and calculated as if such Limited Condition Acquisition were consummated on such date); provided that to the extent the proceeds of any such Indebtedness will be used to consummate a Limited Condition Acquisition then, at the election of the Parent Borrower, the requirements specified in the foregoing clauses (u)(i) and (u)(ii) shall only be required to be satisfied on the date on which the definitive acquisition agreements with respect to such Limited Condition Acquisition are entered into and calculated as if such Limited Condition Acquisition were consummated on such date; (v) [reserved]; (w) Indebtedness of Restricted Subsidiaries that are not Guarantors; provided the aggregate principal amount of all Indebtedness incurred and outstanding under this Section 5.5(w) at the time of the most recent such incurrence and upon giving Pro Forma Effect to such incurrence and other transactions and the use of the proceeds thereof, shall not exceed the greater of (x) $205,000,000 and (y) 50.0% of Consolidated EBITDA for the most recently completed Test Period; (x) Indebtedness under any Permitted Receivables Financing or Supply Chain Financing; (y) Indebtedness of the Parent Borrower and its Restricted Subsidiaries not exceeding in the aggregate at any time outstanding the greater of (x) $205,000,000 and (y) 50.0% of Consolidated EBITDA (determined at the time such Indebtedness is incurred for the most recently completed Test Period); (z) endorsements for collection or deposit in the Ordinary Course of Business; (aa) Rate Contracts entered into for bona fide hedging purposes and not for speculation; (bb) Indebtedness of the Parent Borrower and its Restricted Subsidiaries in respect of Indebtedness of joint ventures or partnerships of the Parent Borrower or any Restricted Subsidiary in the aggregate amount at any time outstanding not exceeding the greater of (x) $80,000,000 and (y) 20.0% of Consolidated EBITDA (determined at the time such Indebtedness is incurred for the most recently completed Test Period); (cc) Indebtedness of the Parent Borrower and its Restricted Subsidiaries existing as of the Closing Date and, with respect to any such Indebtedness in an outstanding amount of greater than $5,000,000, listed in Schedule 5.5, including extensions and renewals thereof that do not increase the amount of such Indebtedness or, taken as a whole, impose materially more restrictive or adverse terms on the Credit Parties or their Restricted Subsidiaries, in the Parent Borrower’s good faith determination, as compared to the terms of the Indebtedness being renewed or extended (it being agreed, for the avoidance of doubt, that if the principal amount of the Indebtedness so refinanced is increased in connection with a refinancing, such original principal amount may continue to be incurred and outstanding under this Section 5.5(cc)); (dd) [reserved];

72 (ee) obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to the Agent title insurance policies; (ff) obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Acquisitions and other Investments permitted hereunder and (ii) purchasers in connection with Dispositions permitted under subsection 5.2(b); (gg) obligations arising under Letters of Credit; (hh) solely prior to completion of the Spin-Off, Guarantees of the Parent Borrower pursuant to the Specified Guarantee; (ii) [reserved]; (jj) [reserved]; (kk) Incremental Equivalent Debt or Permitted Refinancing Indebtedness in respect thereof; and (ll) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (kk) above. For purposes of determining compliance with this Section 5.5, if an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (ll) above, the Parent Borrower may, in its sole discretion, classify and reclassify or later divide, classify, or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents and any Permitted Refinancing Indebtedness in respect thereof, will at all times be deemed to be outstanding in reliance only on the exception in Section 5.5(a). 5.6. Transactions with Affiliates. From and after the Closing Date, the Parent Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, enter into any transaction with any Affiliate of the Parent Borrower or of any such Restricted Subsidiary that involves payment in excess of the greater of (i) $60,000,000 and (ii) 15.0% of Consolidated EBITDA (determined at the time such transaction is made for the most recently completed Test Period), except: (a) as expressly permitted by this Agreement (including pursuant to subsections 5.4 (other than Sections 5.4(q)) and 5.7 (other than Section 5.7(o)) hereof); (b) (i) transactions among the Parent Borrower and its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of a transaction not otherwise prohibited by the terms of the Loan Documents and (ii) issuances of Stock and Stock Equivalents (other than Disqualified Equity Interests) to the extent not restricted by this Agreement; (c) pursuant to terms no less favorable, taken as a whole, to the Parent Borrower or such Restricted Subsidiary than, in the Parent Borrower’s good faith determination, would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Parent Borrower or such Restricted Subsidiary; (d) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 5.6 or any amendment thereto to the extent such an amendment is not adverse to the interests of the Lenders in any material respect; (e) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business

73 that are fair to the Parent Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the Parent Borrower (or its board of directors (or similar governing body) or senior management); (f) a joint venture (and transactions therewith) which would constitute a transaction with an Affiliate solely as a result of the Parent Borrower or any Restricted Subsidiary owning an equity interest or otherwise controlling such joint venture or similar entity; (g) payment of reasonable compensation to officers, directors and employees of the Parent Borrower and its Restricted Subsidiaries or their respective Affiliates; (h) payment of the costs of other employment arrangements, severance arrangements, equity compensation plans, employee benefits plans and similar arrangements entered into by the Parent Borrower and its Restricted Subsidiaries or their respective Affiliates with or for the benefit of officers, directors and employees of the Parent Borrower and its Restricted Subsidiaries; (i) payment of directors’ fees, indemnities and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings of the Parent Borrower or any of its Restricted Subsidiaries; (j) the Transactions and any fees and expenses required to be paid on the Closing Date in connection with the Transactions; (k) transactions effected pursuant to Permitted Receivables Financings; and (l) any transaction that has been expressly approved by either a majority of the Parent Borrower’s independent directors or a committee of the Parent Borrower’s directors consisting solely of independent directors, in each case in good faith in accordance with such independent directors’ fiduciary duties in their capacity as such and upon advice from independent counsel. 5.7. Restricted Payments. From and after the Closing Date, the Parent Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding, or (iii) make any prepayment, repurchases, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Subordinated Indebtedness, senior unsecured Indebtedness with an aggregate principal amount outstanding in excess of the greater of (i) $60,000,000 and (ii) 15.0% of Consolidated EBITDA, or Indebtedness that is secured by a Lien contractually junior to the Liens securing the Obligations (but without regard to control of remedies) (any such Indebtedness, “Junior Debt”) (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that: (a) the Parent Borrower and each Restricted Subsidiary may make any prepayment, repurchase or redemption of Junior Debt (i) with proceeds of any Permitted Refinancing Indebtedness in respect thereof, (ii) in respect of required regularly scheduled payments of interest, fees, penalties (if any) and other amounts owed in respect thereof as and when due and payable (other than mandatory, voluntary or optional prepayments of principal), (iii) without duplication of clause (a)(viii) of the definition of Available Amount, in respect of mandatory prepayments of principal thereof in amounts equal to any mandatory prepayments otherwise required to be made pursuant to Section 1.8 hereof that are otherwise waived by the Lenders, together with payments of any interest or premiums then due as a result of such prepayment, and (iv) resulting from any conversion or exchange of any such Indebtedness to Stock (other than Disqualified Equity Interests) or Stock Equivalents of the Parent Borrower; (b) if no Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) shall have occurred and be continuing, the Parent Borrower and each Restricted Subsidiary may make distributions to, directly or indirectly, redeem from current or former officers, directors and employees (or their estates, heirs, trusts,

74 spouses or former spouses) of any Credit Party or Restricted Subsidiary Stock and Stock Equivalents (so long as any such former officer, director or employee was an officer, director or employee of a Credit Party or Restricted Subsidiary at the time such Stock or Stock Equivalent was issued to any such Person); provided that the aggregate amount of Restricted Payments made under this subsection 5.7(b) shall not exceed $40,000,000 in any Fiscal Year (with unused amounts in any Fiscal Year being carried over to succeeding Fiscal Years), subject to a maximum amount in any Fiscal Year of $60,000,000; provided, further, that such amount in any Fiscal Year may be increased by an amount not to exceed the sum of (i) the amount of proceeds of any key man life insurance policy with respect to any such employee paid to the Parent Borrower or its Restricted Subsidiaries, plus (ii) to the extent contributed to the Parent Borrower, the Net Cash Proceeds from the sale of Stock or Stock Equivalents (other than Disqualified Equity Interests) of any of the Parent Borrower’s direct or indirect parent companies, in each case, to members of management, managers, directors or consultants of the Parent Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date; provided that the Net Cash Proceeds described in this clause (ii) shall not include any Designated Equity Issuance Proceeds, minus (iii) the amount of any Restricted Payments previously made with the cash proceeds described in the foregoing clauses (b)(i) and (b)(ii); (c) for any taxable year ending after the Closing Date for which the Parent Borrower or any of its Subsidiaries is a member of a consolidated, combined, unitary or similar U.S. federal, state or local income tax group (“Tax Group”) of which any direct or indirect parent entity of the Parent Borrower is the common parent, the Parent Borrower may make distributions, directly or indirectly, to such direct or indirect parent entity to permit such parent entity to pay the U.S. federal, state and/or local income taxes, as applicable, of such Tax Group that are attributable to the income of the Parent Borrower and/or such Subsidiaries, as applicable, then due and payable; provided that (i) the amount of such distributions for any taxable period shall not be greater than the amount of such taxes that would have been due and payable by the Parent Borrower and/or such Subsidiaries, as applicable, for such taxable period had the Parent Borrower and/or such Subsidiaries, as applicable, paid such taxes on a stand-alone basis or as a stand-alone group for all relevant taxable periods ending after the Closing Date and (ii) any such distributions attributable to an Unrestricted Subsidiary shall be limited to the amount of any cash or Cash Equivalents paid by such Unrestricted Subsidiary to the Parent Borrower or any other Credit Party for such purpose; (d) the Parent Borrower and each Restricted Subsidiary may, to the extent constituting Restricted Payments, make payments in cash on all restricted stock units and stock appreciation rights issued by the Parent Borrower or any of its Restricted Subsidiaries; (e) the Parent Borrower may make Restricted Payments in amounts required for any direct or indirect parent of the Parent Borrower to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate or legal existence; (f) [reserved]; (g) the Parent Borrower and its Restricted Subsidiaries may make Restricted Payments in connection with the Transactions (including, for the avoidance of doubt, the Special Payment); (h) the Parent Borrower and its Restricted Subsidiaries may make other Restricted Payments in an aggregate amount equal to the Available Amount as of the applicable date of such Restricted Payment; provided that (A) (other than with respect to any Restricted Payment attributable to clauses (a)(iii), (a)(iv) and (a)(v) of the definition of “Available Amount”) no Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) shall have occurred and be continuing and (B) with respect to any Restricted Payment attributable to clause (a)(ii) of the definition of “Available Amount”, the Total Leverage Ratio, calculated on a Pro Forma Basis as of the last day of the Test Period most recently ended on or prior to the date of such declaration, shall be equal to or less than 3.40:1.00; (i) the purchase, redemption, or other acquisition, cancelation or retirement of Stock: (a) deemed to occur upon the exercise or exchange of Stock Equivalents if such Stock represents a portion of

75 the exercise or exchange price thereof or (b) made in lieu of withholding taxes resulting from the exercise or exchange of Stock Equivalents; (j) the Parent Borrower and its Restricted Subsidiaries may make Restricted Payments in an aggregate amount not to exceed the aggregate amount of termination fees, break fees or other similar fees actually received (after payment of any out-of-pocket expenses of the Parent Borrower or its Restricted Subsidiaries in connection with the applicable transaction) by the Parent Borrower or any of its Affiliates in connection with any proposed Acquisition or Investment; (k) each Restricted Subsidiary may make Restricted Payments to the Parent Borrower and to Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly-Owned Subsidiary, to the Parent Borrower and any Restricted Subsidiary and to each other owner of Stock and Stock Equivalents of such Restricted Subsidiary based on their relative ownership interests); (l) (i) the Parent Borrower and each Restricted Subsidiary may declare and make Restricted Payments payable solely in the Stock and Stock Equivalents (other than Disqualified Equity Interests not otherwise permitted by Section 5.5) of such Person and (ii) payments in lieu of the issuance of fractional shares; (m) the Parent Borrower or any of its Restricted Subsidiaries may make non-cash redemptions (or make Restricted Payments to any parent holding company to enable it to make such a redemption in connection with the cashless exercise of options or warrants so long as the exercise price is promptly contributed to the Parent Borrower as a capital contribution) in whole or in part of any of their Stock or Stock Equivalents for another class of their Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents; (n) the Parent Borrower or any of its Restricted Subsidiaries may make Restricted Payments in an aggregate amount not to exceed the greater of $145,000,000 and 35.0% of Consolidated EBITDA (determined at the time such Restricted Payment is declared (if such Restricted Payment is in the form of a dividend) or is made (in the case of any other Restricted Payment) for the then most recently completed Test Period) if no Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) shall have occurred and be continuing; (o) to the extent constituting Restricted Payments, the Parent Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 5.3, 5.4 (other than Section 5.4(q)) and 5.6 (other than Section 5.6(a)); (p) the distribution, by dividend or otherwise, of Stock or Stock Equivalents of, or Indebtedness owed to the Parent Borrower or a Restricted Subsidiary by, an Unrestricted Subsidiary (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents) or a Restricted Subsidiary that owns an Unrestricted Subsidiary (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents); provided that such Restricted Subsidiary owns no assets other than Stock or Stock Equivalents of an Unrestricted Subsidiary (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents); (q) [reserved]; (r) the purchase, redemption, acquisition, cancellation or other retirement of any Stock or Stock Equivalents of the Parent Borrower or a Restricted Subsidiary to the extent necessary, in the good faith judgment of the Parent Borrower, to prevent the loss or secure the renewal or reinstatement of any license, permit or other authorization held by the Parent Borrower or any of its Subsidiaries issued by any governmental or regulatory authority or to comply with government contracting regulations; (s)(s) [reserved]; and

76 (t)(t) Restricted Payments if, upon giving Pro Forma Effect to the making of such Restricted Payment and any Specified Transaction to be consummated in connection therewith, (x) as of the last day of the most recent Test Period, the Total Leverage Ratio is not greater than 2.90 to 1.00 and (y) no Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) has occurred and is continuing. The Parent Borrower may make any Restricted Payment within 60 days after the date of the declaration thereof if, at the date of such declaration, the Restricted Payment contemplated by such declaration would have complied with the provisions of this Section 5.7 5.8. [Reserved]. 5.9. No Negative Pledges. From and after the Closing Date, no Borrower or Guarantor shall, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of the Agent, whether now owned or hereafter acquired, except for (i) restrictions arising in connection with cash or other deposits permitted under Sections 5.1 or 5.4 and limited to such cash or deposit, (ii) this Agreement and the other Loan Documents, (iii) the Secured Notes, the indenture governing the Secured Notes, the security documents with respect to the Secured Notes and all other documents executed and delivered with respect to the Secured Notes, (iv) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and the proceeds thereof), (v) Contractual Obligations incurred in the Ordinary Course of Business and on customary terms which limit Liens on the assets subject of the applicable Contractual Obligation or limit the assignment of such Contractual Obligation or rights under such Contractual Obligation, (vi) prohibitions and limitations in effect on the date hereof and listed on Schedule 5.9, (vii) customary provisions restricting the subletting or assignment of any lease governing a leasehold interest and customary net worth provisions in leases, (viii) customary restrictions and conditions contained in any agreement relating to an asset sale permitted by Section 5.2, (ix) any agreement in effect at the time any Restricted Subsidiary becomes a Credit Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Parent Borrower and any renewal thereof, (x) any Indebtedness of a Restricted Subsidiary of the Parent Borrower that is not a Guarantor to the extent such Indebtedness is permitted by Section 5.5, (xi) customary provisions in joint venture agreements, partnership agreements, limited liability company organizational governance document, and other similar agreements applicable to partnerships, limited liability companies, joint ventures and similar Persons permitted by Section 5.4 and applicable solely to such Persons or the transfer of ownership therein, (xii) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 5.5, but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (xiii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 5.5 to the extent that such restrictions apply only to the specific property or assets securing such Indebtedness, (xiv) any prohibition or limitation that exists pursuant to any applicable Requirement of Law and (xv) any prohibition or limitation that exists pursuant to any Permitted Receivables Financings or Supply Chain Financings, but solely to the extent any negative pledge relates to the property financed by or the subject of such Permitted Receivables Financings or Supply Chain Financings. ARTICLE VI - FINANCIAL COVENANTS The Parent Borrower covenants and agrees that, so long as any Term A Loans, Incremental Term A Loans, Other Term A Loans or Extended Term A Loans are outstanding or any Revolving Lender shall have any Revolving Loan Commitment hereunder, or any Revolving Loan or other Obligation in respect of its Revolving Loan Commitment (other than Remaining Obligations) shall remain unpaid or unsatisfied: a) Total Leverage Ratio. The Parent Borrower shall not permit the Total Leverage Ratio as of the last day of any Test Period set forth below to be greater than 5.30 to 1.00 (the ratio set forth opposite such Test Period (each a “Total Leverage Ratio Covenant Level”); : Test Periods Ending Total Leverage Ratio June 30, 2024 6.00:1.00 September 30, 2024 6.00:1.00

77 December 31, 2024 5.75:1.00 March 31, 2025 5.75:1.00 June 30, 2025 5.50:1.00 September 30, 2025 and 5.30:1.00 thereafter provided that upon the consummation of any Permitted Acquisition with a purchase price of at least $200,000,000 (a “Material Acquisition”) and the written election of the Parent Borrower, the applicable Total Leverage Ratio Covenant Level will (x) increase by (i) 0.50x for the Fiscal Quarter in which such Permitted Acquisition is consummated and the immediately succeeding Fiscal Quarter and (ii) 0.25x for the two Fiscal Quarters immediately following the Fiscal Quarters referenced in the preceding clause (i) (a “Material Acquisition Total Leverage Level Increase”) and (y) shall return to the original applicable Total Leverage Ratio Covenant Level set forth above thereafter; provided, further, that there shall not be more than two Material Acquisition Total Leverage Level Increases. b) Interest Coverage Ratio. The Parent Borrower shall not permit the Interest Coverage Ratio as of the last day of any Test Period set forth below to be less than 2.00 to 1.00.the ratio set forth opposite such Test Period: Test Periods Ending Interest Coverage Ratio June 30, 2024 1.70:1.00 September 30, 2024 1.70:1.00 December 31, 2024 1.80:1.00 March 31, 2025 1.80:1.00 June 30, 2025 1.90:1.00 September 30, 2025 and 2.00:1.00 thereafter c) Additional Limitation on Restricted Payments. During the period beginning on the Amendment No. 1 Effective Date and ending on July 1, 2025 (the “Covenant Adjustment Period”), the threshold set forth in Section 5.7(n) shall be reduced from (x) “the greater of $145,000,000 and 35.0% of Consolidated EBITDA” to (y) “the greater of $100,000,000 and 30.0% of Consolidated EBITDA”. d) Additional Limitation on Investments. During the Covenant Adjustment Period, the reference to Section 5.7(n) in the definition of “Available RP Capacity Amount” shall refer to Section 5.7(n) as amended by clause (c) of this Article VI. e) Additional Limitation on Dispositions of Assets. Notwithstanding anything to the contrary herein, if any portion of the divestiture of the Endpoint Clinical and Fortrea Patient access businesses is completed during the Covenant Adjustment Period, the Parent Borrower and its Restricted Subsidiaries shall use 100% of the aggregate amount of the Net Cash Proceeds received in connection with such divestiture to prepay, in a manner consistent with Section 1.8(i) as if the reference to subsection 1.8(e) therein was a reference to this clause (e), a principal amount of Term Loans in an amount equal to 100% of the amount of such Net Cash Proceeds; provided that the Parent Borrower may apply a portion of the Net Cash Proceeds from such divestiture on a pro rata basis to prepay, redeem, defease, repurchase or make a similar payment to Other Applicable Indebtedness. ARTICLE VII - EVENTS OF DEFAULT 7.1. Event of Default. Any of the following shall constitute an “Event of Default”: (a) Non-Payment. Any Credit Party fails (i) to pay when and as required to be paid herein, any amount of principal of any Loan, including after maturity of the Loans, or to pay any L/C Reimbursement Obligation or (ii) to pay within five (5) Business Days after the same shall become due,

78 interest on any Loan, any fee or any other amount payable hereunder or pursuant to any other Loan Document; or (b) Representation or Warranty. Any representation, warranty or certification by or on behalf of any Credit Party made, or deemed made, herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made and such incorrect representation, warranty or certification shall remain incorrect for 30 days after receipt by the Parent Borrower of written notice thereof from the Agent (provided that such cure period shall not apply in the event such representation, warranty or certification is incapable of being cured); or (c) Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in (i) Section 4.3(a), (ii) Section 4.4(a) (solely with respect to the Parent Borrower), (iii) Section 4.10, (iv) Section 4.12, (v) Article V or (vi) Article VI hereof; provided, further, that a Financial Covenant Event of Default shall not constitute an Event of Default with respect to any Term B Loans unless and until the Required Pro Rata Lenders have declared all amounts outstanding under the Term A Loans, the Incremental Term A Loans, the Other Term A Loans, the Extended Term A Loans and the Revolving Credit Facility to be immediately due and payable and all outstanding Revolving Loan Commitments to be immediately terminated, in each case in accordance with this Agreement and such declaration has not been rescinded on or before such date (the “Term B Loan Standstill Period”); or (d) Other Defaults. Any Credit Party fails to perform or observe any other covenant or agreement (of a type not specified in subsections 7.1 (a) and (c)) contained in any Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the date upon which written notice thereof is given to the Parent Borrower by the Agent or Required Lenders; or (e) Cross-Default. Any Credit Party or any Restricted Subsidiary of any Credit Party (i) fails to make any payment in respect of any Indebtedness (other than Obligations) having an aggregate principal amount of more than the greater of (x) $125,000,000 and (y) 30.0% of Consolidated EBITDA (determined as of the end of the most recently completed Test Period) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable in full prior to its stated maturity (without regard to any subordination terms with respect thereto); provided that (A) this clause (e) shall not apply to (1) secured Indebtedness permitted hereunder that becomes due solely as a result of the applicable Credit Party or Restricted Subsidiary’s sale, transfer or other Disposition (including as a result of a casualty or condemnation event) of only the property securing such Indebtedness, if such sale or transfer is expressly permitted hereunder and under the documents providing for such Indebtedness to the extent that such Credit Party or Restricted Subsidiary’s obligations with respect to such Indebtedness are extinguished in full upon such sale or transfer or (2) any required repurchase, repayment or redemption of (or offer to repurchase, repay or redeem) any Indebtedness that was incurred for the specified purpose of financing all or a portion of the consideration for a merger or acquisition (provided that (1) such repurchase, repayment or redemption (or offer to repurchase, repay or redeem) results solely from the failure of such merger or acquisition to be consummated, (2) such Indebtedness is repurchased, repaid or redeemed in accordance with its terms and (3) no proceeds of Borrowings are used to make such repayment, repurchase or redemption), and (B) the foregoing clause (e)(ii) shall not apply to termination events or similar events occurring under any Rate Contract that constitutes material Indebtedness (it being understood that clause (e)(i) will apply to any failure to make any payment required as a result of any such event); or

79 (f) Voluntary Proceedings. Any Credit Party or any Restricted Subsidiary of any Credit Party commences any Insolvency Proceeding with respect to itself; or (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Restricted Subsidiary of any Credit Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any such Person’s Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Credit Party or any Restricted Subsidiary of any Credit Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party or any Restricted Subsidiary of any Credit Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or (h) Monetary Judgments. One or more final judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties or any of their respective Restricted Subsidiaries in an amount equal to the greater of (x) $125,000,000 and (y) 30.0% of Consolidated EBITDA (determined as of the end of the most recently completed Test Period) or more (excluding amounts (i) covered by insurance to the extent the relevant independent third-party insurer has not denied coverage therefor in writing or (ii) escrowed pursuant to relevant acquisition documentation for a Permitted Acquisition or subject to another contractual arrangement reasonably acceptable to the Agent and, in each case, available to the Credit Parties or any of their respective Restricted Subsidiaries for payment of such liabilities), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of sixty (60) consecutive days after the entry thereof; or (i) ERISA. An ERISA Event or Foreign Plan Event occurs which has resulted in liability of a Credit Party or a Restricted Subsidiary or any other ERISA Affiliate in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or (j) Collateral and Guarantees. Any material Collateral Document or any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party other than as expressly permitted hereunder or thereunder or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any material guarantee of the Obligations provided by the Credit Parties shall cease to be in full force and effect as to any Guarantor, or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm in writing such Guarantor’s obligations under the Guaranty and Security Agreement (other than as a result of transactions permitted hereunder involving the equity sale of a Guarantor); or any Collateral Document shall for any reason (other than pursuant to the terms hereof or thereof) cease or be asserted by any Credit Party in writing to cease to create a valid security interest in a material portion of the Collateral purported to be covered thereby or such security interest shall for any reason (other than the failure of the Agent to take any action within its control or to file any Uniform Commercial Code continuation statement) cease or be asserted by any Credit Party in writing to cease to be a perfected and first priority security interest subject only to Permitted Liens; (k) Ownership. There occurs any Change of Control; or (l) Spin-Off. The Spin-Off, substantially as described in the Form 10, shall not have been consummated at or prior to 11:59 p.m. (New York City time) on the Closing Date. Solely for the purpose of determining whether a Default or Event of Default has occurred under subsection 7.1(e), (f) or (g), any reference in any such clause to any Restricted Subsidiary shall be deemed to exclude any Immaterial Subsidiary (provided, however, that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

80 7.2. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Agent may, and shall at the request of the Required Lenders (or, if a Financial Covenant Event of Default occurs and is continuing and prior to the expiration of the Term B Loan Standstill Period, at the request of the Required Pro Rata Lenders only, and in such case only with respect to the Term A Loans, the Revolving Loan Commitments, Revolving Loans, Additional/Replacement Revolving Loans or the Extended Revolving Loans, Swing Loans, Letter of Credit Obligations and any Letters of Credit): (a) declare all or any portion of the Revolving Loan Commitment of each Lender to make Loans or of the L/C Issuer to Issue Letters of Credit to be suspended or terminated, whereupon such Revolving Loan Commitments shall forthwith be suspended or terminated; (b) declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, in which case, the Revolving Loan Commitment of each Lender shall immediately terminate without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or Requirement of Law; provided, however, that upon the occurrence of any event specified in subsections 7.1(f) or 7.1(g) above (in the case of clause (i) of subsection 7.1(g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Loans and the obligation of the L/C Issuer to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, any Lender or the L/C Issuer. 7.3. Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising. 7.4. Cash Collateral for Letters of Credit. If an Event of Default has occurred and is continuing, this Agreement (or the Revolving Loan Commitment) shall be terminated for any reason or if otherwise required by the terms hereof, the Agent may, and upon request of Required Revolving Lenders, shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 7.2), and the Parent Borrower shall thereupon deliver to the Agent, to be held for the benefit of the L/C Issuer, the Agent and the Lenders entitled thereto, an amount of cash equal to 103% of the amount of Letter of Credit Obligations as additional collateral security for Obligations in respect of any outstanding Letter of Credit. The Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Credit Parties’ Obligations in respect of any Letters of Credit. Pending such application, the Agent may (but shall not be obligated to) invest the same in an interest bearing account in the Agent’s name, for the benefit of the L/C Issuers, the Agent and the Lenders entitled thereto, under which deposits are available for immediate withdrawal, at such bank or financial institution as the L/C Issuer and the Agent may, in their discretion, select. ARTICLE VIII - THE AGENT 8.1. Appointment and Duties. (a) Appointment of Agent. Each Lender and each L/C Issuer (on behalf of themselves and on behalf of their Affiliates as potential counterparties to Secured Rate Contracts and Secured Cash Management Agreements) hereby appoints GS (together with any successor Agent pursuant to Section 8.9) as the Agent hereunder and authorizes the Agent to (x) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (y) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Agent under such Loan Documents and (z) exercise such powers as are reasonably incidental thereto.

81 (b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above: (i) the Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and is hereby authorized, to (t) act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in subsections 7.1(f) or 7.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Agent, (u) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in subsection 7.1(f) or 7.1(g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (v) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (w) manage, supervise and otherwise deal with the Collateral, (x) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (y) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Agent and the other Secured Parties with respect to the Credit Parties and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (z) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for the Agent, the Lenders and the L/C Issuers for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by such Lender or L/C Issuer, and may further authorize and direct such Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Agent and each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed; and (c) Limited Duties. Under the Loan Documents, the Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in subsection 1.4(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent” or the terms “agent” and “collateral agent” and similar terms in any Loan Document to refer to the Agent, as applicable, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party by accepting the benefits of the Loan Documents hereby waives and agrees not to assert any claim against the Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. 8.2. Binding Effect. Each Secured Party by accepting the benefits of the Loan Documents agrees that (i) any action taken by the Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties. 8.3. Use of Discretion. (a) No Action without Instructions. Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

82 (b) Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Agent, any other Person) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Agent or any Related Person thereof or (ii) that is, in the opinion of the Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law. (c) Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with the Loan Documents for the benefit of all the Lenders and the L/C Issuer; provided that the foregoing shall not prohibit (i) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Agent) hereunder and under the other Loan Documents, (ii) each of the L/C Issuer and the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.11 or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other Debtor Relief Law; and provided, further, that if at any time there is no Person acting as the Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 7.2 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 9.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. 8.4. Delegation of Rights and Duties. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article VIII to the extent provided by the Agent. 8.5. Reliance and Liability. (a) Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. (b) Agent and its Related Persons shall not be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party hereby waives and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting from (x) the bad faith, gross negligence or willful misconduct of Agent or Related Person thereof (each as determined in a final, non- appealable judgment by a court of competent jurisdiction), (y) resulted from a material breach of the obligations of Agent or any of its Related Persons under any Loan Document (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) or (z) resulted from any dispute solely between or among the Agent or its Related Persons that does not involve an action or omission by the Credit Parties. Without limiting the foregoing, the Agent and its Related Persons: (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or the Required Revolving Lenders, as applicable, or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the such Agent, when acting on behalf of the Agent);

83 (ii) shall not be responsible to any Lender, L/C Issuer or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (iii) makes no warranty or representation, and shall not be responsible, to any Lender, L/C Issuer or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Parent Borrower, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case the Agent shall promptly give notice of such receipt to all Lenders); and, for each of the items set forth in clauses (i) through (iv) above, each Lender, L/C Issuer and each Borrower hereby waives and agrees not to assert (and the Borrowers shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against the Agent based thereon. 8.6. Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent, as the case may be, and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender,” “Revolving Lender,” “Required Lender,” “Required Revolving Lender,” “Term Lender,” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Agent, or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Lender, Term Lender or as one of the Required Lenders or Required Revolving Lenders, respectively. 8.7. Lender Credit Decision. (a) Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon the Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by an Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by the Agent to the Lenders or L/C Issuers, the Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of the Agent or any of its Related Persons. (b) If any Lender or L/C Issuer has elected to abstain from receiving MNPI concerning the Credit Parties or their Affiliates, such Lender or L/C Issuer acknowledges that, notwithstanding such election, the Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of

84 such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and Requirement of Law, including federal and state securities laws; provided that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to the Agent and the Credit Parties upon request therefor by the Agent or the Credit Parties. Notwithstanding such Lender’s or L/C Issuer’s election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with the Agent, it assumes the risk of receiving MNPI concerning the Credit Parties or their Affiliates. 8.8. Expenses; Indemnities; Withholding. (a) Each Lender agrees to reimburse the Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by the Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including without limitation, preparation for and/or response to any subpoena or request for document production relating thereto, or otherwise)) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document. (b) Each Lender further agrees to indemnify the Agent, each L/C Issuer and each of their Related Persons (to the extent not reimbursed by any Credit Party) severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to Section 8.8(c), Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against the Agent or L/C Issuer or any of their respective Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Letter of Credit or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Agent, any L/C Issuer or any of their respective Related Persons under or with respect to any of the foregoing; provided that with respect to any indemnification owed to any L/C Issuer or any of its Related Persons in connection with any Letter of Credit, only Revolving Lenders shall be required to indemnify, such indemnification to be made severally and ratably based on such Revolving Lender’s Commitment Percentage of the Aggregate Revolving Loan Commitment (determined as of the time the applicable indemnification is sought by such L/C Issuer or Related Person from the Revolving Lenders); provided, further, however, that no Lender shall be liable to the Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. (c) To the extent required by any Requirements of Law, the Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding Tax (including withholding Taxes imposed under Chapters 3 and 4 of Subtitle A of the Code). If the IRS or any other Governmental Authority asserts a claim that the Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate documentation was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding Tax with respect to a particular type of payment, or because such Lender failed to notify the Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective or failed to maintain a Participant Register), or the Agent reasonably determines that it was required to withhold Taxes from a prior payment but failed to do so, such Lender shall promptly indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as Tax or otherwise, and together with all expenses incurred by the Agent, including legal expenses, allocated internal costs and out-of-pocket expenses, in each case, (i) whether or not such Taxes are legally or correctly asserted and (ii) to the extent that the Agent has not been indemnified for such amounts by a Credit Party (it being understood that this subsection 8.8(c) shall not limit or expand the obligations of the Parent Borrower or any Guarantor under Section 10.1 or any other provision of this Agreement). A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection

85 8.8(c). The agreements in this subsection 8.8(c) shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this subsection 8.8(c), include any L/C Issuer and the Swingline Lender. 8.9. Resignation of Agent or L/C Issuer. (a) The Agent may resign at any time by delivering thirty (30) days’ notice of such resignation to the Lenders and the Parent Borrower and if the Agent is a Defaulting Lender, the Parent Borrower may remove such Defaulting Lender from such role upon delivering ten (10) days’ notice to the Lenders, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 8.9. If Agent or Parent Borrower delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, after thirty (30) days after the date of the retiring Agent’s notice of resignation or removal, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent on behalf of the Lenders, in the case of a resignation, and the Parent Borrower, in the case of a removal, may appoint a successor Agent from among the Lenders. If no successor Agent has accepted appointment as the successor Agent by the date which is thirty (30) days following the retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly until such time, if any, as the Required Lenders, appoint a successor Agent as provided for above (except in respect of any Collateral held by the Agent on behalf of the Secured Parties, which the Agent shall continue to hold as nominee until such time as a successor Agent is appointed). Each appointment under this clause (a) shall be subject to the prior consent of the Parent Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default under Section 7.1(a), Section 7.1(f) or Section 7.1(g). (b) Effective immediately upon its resignation or removal, (i) the retiring or removed Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the retiring or removed Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring or removed Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such retiring or removed Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 8.3, the retiring or removed Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents. Any resignation by the existing Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swingline Lender. If the existing L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all Letter of Credit Obligations with respect thereto. If the existing Swingline Lender resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Loans. Upon the appointment by the Parent Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (b) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. (c) Without the consent of any other party hereto or any amendment to this Agreement, any L/C Issuer may resign or reduce its L/C Commitment at any time by delivering notice of such resignation or reduction to the Agent, effective on the date set forth in such notice or, if no such date is set forth therein, on the date such notice shall be effective, in each case, provided that in the event of the resignation of an L/C Issuer that is the only L/C

86 Issuer at such time, a replacement L/C Issuer shall have been appointed. Upon such resignation, the L/C Issuer shall remain an L/C Issuer and shall retain its rights and obligations in its capacity as such (other than any obligation to Issue Letters of Credit but including the right to receive fees or to have Lenders participate in any L/C Reimbursement Obligation thereof) with respect to Letters of Credit Issued by such L/C Issuer prior to the date of such resignation and shall otherwise be discharged from all other duties and obligations under the Loan Documents, including any requirement to issue additional Letters of Credit or to extend, reinstate or increase any existing Letter of Credit. 8.10. Secured Cash Management Agreements and Secured Rate Contracts. Except as otherwise expressly set forth herein or in any guarantee or any Collateral Document, no Cash Management Bank or Secured Swap Provider that obtains the benefits of any guarantee or any Collateral by virtue of the provisions hereof or of any guarantee or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Rate Contracts unless the Agent has received written notice of such Obligations, together with such supporting documentation as the Agent may request, from the applicable Cash Management Bank or Secured Swap Provider, as the case may be. 8.11. Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer party hereto as long as, by accepting such benefits, such Secured Party agrees, as among the Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Agent shall confirm such agreement in a writing in form and substance reasonably acceptable to the Agent) this Article VIII, Section 9.3, Section 9.9, Section 9.10, Section 9.11, Section 9.17, Section 9.24 and Section 10.1 (and, solely with respect to L/C Issuers, subsection 1.1(c)) and the decisions and actions of the Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) the Agent, the Lenders and the L/C Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document (including any release of Collateral). 8.12. Lead Arrangers and Co-Syndication Agents. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Lead Arrangers and the Co- Syndication Agents shall not have any duties or responsibilities, nor shall any Lead Arranger or Co-Syndication Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Lead Arrangers and the Co-Syndication Agents. 8.13. Credit Bid. Each of the Lenders hereby irrevocably authorizes (and by entering into a Secured Rate Contract or a Secured Cash Management Agreement, each Secured Swap Provider or Cash Management Bank that is a Secured Party, as applicable, hereby authorizes and shall be deemed to authorize) the Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders: (a) consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

87 (b) credit bid all or any portion of the Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof; (c) credit bid all or any portion of the Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC; (d) credit bid all or any portion of the Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with Requirement of Law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or (e) estimate the amount of any contingent or unliquidated Obligations of such Lender or other Secured Party; it being understood that no Lender shall be required to fund any amount (other than by means of offset) in connection with any purchase of all or any portion of the Collateral by Agent pursuant to the foregoing clauses (b), (c) or (d) without its prior written consent. Each Secured Party agrees that Agent is under no obligation to credit bid any part of the Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under clauses (b), (c) or (d) of the preceding paragraph, the Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by Agent on a ratable basis. With respect to each contingent or unliquidated claim that is an Obligation, Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph so long as the estimation of the amount or liquidation of such claim would not unduly delay the ability of Agent to credit bid the Obligations or purchase the Collateral in the relevant Disposition. If Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid. Each Secured Party whose Obligations are credit bid under clauses (b), (c) or (d) of the third preceding paragraph shall be entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Obligations that were credit bid in such credit bid or other Disposition 8.14. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, each Lead Arranger, each Co-Syndication Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Parent Borrower or any other Credit Party, that at least one of the following is and will be true:

88 (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments, (ii) transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90- 1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender. (b) In addition, unless either (I) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, each Lead Arranger, each Co-Syndication Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Parent Borrower or any other Credit Party, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights the Agent under this Agreement, any Loan Document or any documents related hereto or thereto). 8.15. Erroneous Payment. (a) Each Lender and each L/C Issuer (and each Participant of any of the foregoing, by its acceptance of a participation) hereby acknowledges and agrees that if the Agent notifies such Lender or L/C Issuer that the Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender or L/C Issuer (any of the foregoing, a “Payment Recipient”) from the Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment as to which such a demand was made. A notice of the Agent to any Payment Recipient under this Section shall be conclusive, absent manifest error. (b) Without limitation of clause (a) above, each Payment Recipient further acknowledges and agrees that if such Payment Recipient receives a Payment from the Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a

89 Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Payment Recipient agrees that, in each such case, it shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made. (c) Any Payment required to be returned by a Payment Recipient under this Section 8.15 shall be made in same-day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Payment Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine. (d) The Parent Borrower and each other Subsidiary hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or L/C Issuer that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender or L/C Issuer with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Parent Borrower or any other Subsidiary except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Parent Borrower or any other Subsidiary. (e) Each party’s obligations, agreements and waivers under this Section 8.15 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. ARTICLE IX - MISCELLANEOUS 9.1. Amendments and Waivers; Intercreditor Agreements. (a) Amendments Generally. Subject to the provisions of Section 9.1(d) hereof and except as otherwise set forth in this Agreement and any other Loan Document, neither this Agreement nor any other Loan Document (other than the Fee Letter pursuant to its terms) nor any terms hereof or thereof may be amended, waived, supplemented or otherwise modified except in accordance with the provisions of this Section 9.1. With the Agent’s acknowledgement, the Required Lenders may, or, with the written consent of the Required Lenders, the Agent shall, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements, waivers, consents or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver, amendment, supplement, consent or modification shall directly: (i) without the written consent of each Lender directly and adversely affected thereby (or by the Agent with the consent of all the Lenders directly and adversely affected thereby): (A) reduce or forgive the principal of any Loan or Letter of Credit; (B) extend the date of any scheduled amortization payment or the final scheduled maturity date or termination date, as the case may be, of any Loan or Commitment (other than as a result of a waiver or amendment of any Default, Event of Default or mandatory prepayment or

90 mandatory commitment reduction (which shall not constitute an extension, forgiveness or postponement of any maturity date)); provided that the foregoing shall not apply to extensions effected in accordance with Section 1.14; provided, further, that for the avoidance of doubt, mandatory prepayments pursuant to Section 1.8 may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders; (C) reduce the amount of any fee or other amount payable hereunder or under any other Loan Document or reduce the stated interest rate applicable to the Loans and/or any Letters of Credit (it being understood that any change (x) to the definition of “First Lien Leverage Ratio,” “Senior Secured Leverage Ratio” or “Total Leverage Ratio” or (y) in the component definitions thereof shall not constitute a reduction in the rate); provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of any Borrower to pay interest at the “default rate,” (ii) to amend Section 1.3(c) or (iii) to waive any requirement of Section 1.12(a); (D) extend, forgive or postpone the date for the payment of any interest or fee payable hereunder or under any other Loan Document (other than as a result of waiving the applicability of any post-default increase in interest rates and other than as a result of a waiver or amendment of any Default, Event of Default or mandatory prepayment or mandatory commitment reduction (which shall not constitute an extension, forgiveness or postponement of any date for payment of principal, interest or fees)); (E) extend the final expiration date of any Lender’s Commitment (provided that any Lender, upon the request of the Parent Borrower, may extend the final expiration date of its Commitments without the consent of any other Lender, including the Required Lenders); (F) extend the final expiration date of any Letter of Credit beyond the date specified in Section 1.1(c)(i); (G) increase or reinstate the Commitment of any Lender (other than (i) with respect to any Incremental Facility to which such Lender has agreed, (ii) as a result of waiving the conditions precedent set forth in Article III or (iii) as a result of a waiver or amendment of any Default or Event of Default (which shall not constitute an extension or increase of any commitment)); (H) amend or modify subsection 1.10(c) or 9.11(b) or the priority or pro rata treatment or application of any payments (including voluntary and mandatory prepayments) or advance the date fixed for, or increase, any scheduled installment of principal due to any of the Lenders under any Loan Document or any Reimbursement Obligations owed to any L/C Issuer; or (I) (x) subordinate, or have the effect of subordinating the Obligations under the Loan Documents to any other Indebtedness or other obligation or (y) subordinate, or have the effect of subordinating, the Liens securing the Obligations under the Loan Documents to Liens securing any other Indebtedness or other obligation. (ii) without the written consent of each Lender: (A) amend, modify or waive any provision of this Section 9.1; (B) modify the percentages specified in the definition of the term “Required Lenders”; (C) release all or substantially all of the value of the Guarantors under the Guaranty and Security Agreement (except as expressly permitted by the Guaranty and Security Agreement), or release all or substantially all of the Collateral under the Collateral Documents (except as expressly permitted by the Collateral Documents); or

91 (D) except in the case of mergers and consolidations permitted by Section 5.3 (or, in the case of a Designated Revolving Borrower, in connection with the termination of a Designated Revolving Borrower’s status as such under Section 1.15), permit the assignment or transfer by any Borrower of any of its rights or obligations under this Agreement; (iii) (x) modify the definition of “Required Revolving Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, in each case, without the written consent of all Revolving Lenders or (y) modify the definition of “Required Pro Rata Lenders” without the consent of all Revolving Lenders and all Term A Lenders; (iv) amend, modify or waive any provision of Article VIII without the written consent of the then-current Agent; (v) amend, modify or waive any provision of Section 1.1(c) without the written consent of all L/C Issuers or amend, modify or waive the rights or duties of, or any fees or other amounts payable to, any L/C Issuer under this Agreement, any other Loan Document or any Letter of Credit application relating to any Letter of Credit issued or to be issued by it without the written consent of each such affected L/C Issuer; (vi) amend, modify or waive any provisions hereof relating to Swing Loans without the written consent of the Swingline Lender; (vii) enter into an amendment as contemplated by Section 10.6(a)(y), subject to the right of the Required Lenders to object to such amendment as set forth therein; (viii) without the consent of the Required Revolving Lenders, waive or amend any condition set forth in Section 2.2 as to the (x) funding of Loans or (y) incurrence of any Letter of Credit Obligations under the Revolving Credit Facility; or (ix) amend or modify Section 11.12 or the definition of “Alternative Currency” or “Currencies” without the written consent of each Revolving Lender and each L/C Issuer affected thereby. provided, further, that, notwithstanding the foregoing, any waiver, amendment, consent or modification of this Agreement or any other Loan Documents that by its terms affects the rights or duties under this Agreement or any other Loan Documents of Lenders holding Loans or Commitments of a particular class (but not the Lenders holding Loans or Commitments of any other class) may be effected by an agreement or agreements in writing entered into by the Parent Borrower and the requisite percentage in interest of the affected class of Lenders that would be required to consent thereto under this Section if such class of Lenders were the only class of Lenders hereunder at the time; provided that the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any borrowing of Incremental Term Loans to effect the provisions of Section 1.12, the provision of any Incremental Revolving Loan Commitment Increase, any Additional/Replacement Revolving Loan Commitments or otherwise to effect the provisions of Section 1.12, 1.14 or 5.5(b) and the Parent Borrower and the Agent may, without the input or consent of the other Lenders, (i) negotiate the form of any Mortgage as may be necessary or appropriate in the opinion of the Agent, (ii) effect changes to this Agreement that are necessary and appropriate to provide for the mechanics contemplated by the offering process set forth in Section 9.9(g)(ii) herein and (iii) amend any financial ratio or requirement set forth in the Loan Documents to account for any change in GAAP as set forth in the definition of “GAAP”. (b) Required Pro Rata Lenders. Notwithstanding the foregoing, only the consent of the Required Pro Rata Lenders shall be required to (and only the Required Pro Rata Lenders shall have the ability to) waive, amend, supplement or modify any covenant set forth in Article VI (including any defined terms as they relate thereto). (c) Collateral Documents. The Collateral Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Agent at the request of the

92 Parent Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Requirements of Law or advice of local counsel, (ii) to correct or cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents. (d) Schedules; Corrections; Liens; Incrementals; Refinancing Amendments. Notwithstanding anything to the contrary contained in this Section 9.1, (i) the Agent may amend Schedule 1.1(a), Schedule 1.1(b), Schedule 1.1(c) or Schedule 1.1(d) to reflect Incremental Facilities and assignments entered into pursuant to Section 9.9, (ii) the Agent and the Parent Borrower may amend or modify this Agreement and any other Loan Document to (1) cure any ambiguity, omission, defect or inconsistency therein, (2) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, (3) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional Property for the benefit of the Secured Parties or join additional Persons as Credit Parties, (4) add one or more Incremental Facilities to this Agreement pursuant to Section 1.12 and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loan and the Revolving Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Revolving Lenders and Required Lenders and (5) to the extent provided in Sections 1.13 and 1.14, (iii) to the extent notice has been provided to the Agent pursuant to the definition of Credit Agreement Refinancing Debt or Permitted Refinancing Indebtedness or pursuant to Section 1.12(a) or 5.5(t)(iv) or 5.5(u)(iv) with respect to the inclusion of any Previously Absent Financial Maintenance Covenant, this Agreement shall be automatically and without further action on the part of any Person hereunder and notwithstanding anything to the contrary in this Section 9.1 deemed modified to include such Previously Absent Financial Maintenance Covenant on the date of the incurrence of the applicable Indebtedness to the extent required by the terms of such definition or section, and (iv) the Agent and the Parent Borrower may agree to amend the Loan Documents (without the consent of any Lender or L/C Issuer) in accordance with Section 1.12(a)(iii), (iv) or (vi) or 5.5(t)(iv) or 5.5(u)(iv) or the definition of Credit Agreement Refinancing Debt or Permitted Refinancing Indebtedness, in each case, to incorporate more restrictive provisions for the benefit of the existing Lenders. Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Agent, each L/C Issuer, the Parent Borrower and each Revolving Lender affected thereby to amend the definition of “Alternative Currency” or “Eurocurrency Rate” or “RFR” or “Daily Simple RFR” or Section 11.12 solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 11.12. (e) Intercreditor Agreements. The Agent is hereby authorized to enter into the Pari Passu Intercreditor Agreement and any Customary Intercreditor Agreement to the extent contemplated by the terms hereof, and the parties hereto acknowledge that such Customary Intercreditor Agreement is binding upon them. Each Secured Party (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Pari Passu Intercreditor Agreement or any Customary Intercreditor Agreement and (b) authorizes and instructs the Agent to enter into the Pari Passu Intercreditor Agreement and any Customary Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. In addition, each Lender hereby authorizes the Agent to enter into (i) any amendments to the Pari Passu Intercreditor Agreement and any Customary Intercreditor Agreement and (ii) any other intercreditor arrangements, in the case of clauses (i), and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by Section 5.1 of this Agreement. Each Lender acknowledges and agrees that the Agent (or one or more of its Affiliates) may (but is not obligated to) act as the “Representative” or like term for the holders of Credit Agreement Refinancing Debt under the security agreements with respect thereto and/or under a First Lien/Second Lien Intercreditor Agreement or any Customary Intercreditor Agreement. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against any Agent or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.

93 9.2. Notices. (a) Addresses. All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto, (ii) posted to Syndtrak® (to the extent such system is available and set up by or at the direction of the Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.syndtrak.com or using such other means of posting to Syndtrak® as may be available and reasonably acceptable to the Agent prior to such posting, (iii) posted to any other E-System approved by or set up by or at the direction of the Agent or (iv) addressed to such other address as shall be notified in writing in the case of the Parent Borrower, the Agent and the Swingline Lender, to the other parties hereto and in the case of all other parties, to the Parent Borrower and the Agent. Transmissions made by electronic mail or E-Fax to the Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of the Agent applicable at the time and previously communicated to the Parent Borrower and (z) if receipt of such transmission is acknowledged by the Agent. (b) Effectiveness. (i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (A) if delivered by hand, upon personal delivery, (B) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (C) if delivered by mail, three (3) Business Days after deposit in the mail, (D) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (E) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Agent pursuant to Article I shall be effective until received by the Agent. (ii) The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true and correct in all material respects (without duplication of any materiality qualifiers) except as expressly noted in such communication or E-System. (c) Each Lender shall notify the Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request. 9.3. Electronic Transmissions. (a) Authorization. Subject to the provisions of subsection 9.2(a), each of Agent, Lenders, each L/C Issuer, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions. (b) Signatures. Subject to the provisions of subsection 9.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii)

94 each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which the Agent, each other Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission. (c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 9.2 and this Section 9.3, the separate terms, conditions and privacy policy posted or referenced in such E- System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E- System) and related Contractual Obligations executed by the Agent and the Credit Parties in connection with the use of such E-System. (d) LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE.” NONE OF THE AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY THE AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each of the Parent Borrower, each other Credit Party executing this Agreement and each Secured Party agrees that the Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. 9.4. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Credit Party, any Affiliate of any Credit Party, the Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents. 9.5. Costs and Expenses. Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Agent or Required Lenders, shall be at the expense of such Credit Party, and neither the Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Restricted Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, each Borrower agrees to pay or reimburse (a) the Agent, the Co-Syndication Agents and the Lead Arrangers for all of their reasonable and documented or invoiced out-of-pocket costs and expenses (without duplication) associated with the syndication of the Initial Term A Loan Facility, the Initial Term B Loan Facility and the Revolving Credit Facility and incurred in connection with the preparation, negotiation, execution and delivery of, and any amendment, supplement, modification to, waiver and/or enforcement of this Agreement and the other Loan Documents and any other document prepared in connection therewith and the consummation and administration of any transaction contemplated hereby or thereby, in each case including Attorney Costs (which shall be limited to one primary counsel for all such Persons taken as a whole), (b) subject to the limitations contained in Section 4.9, the Agent, each L/C Issuer and each Lender for all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by them in connection with the enforcement or preservation of any right or remedy under this Agreement, any other Loan Document and any such other documents, including Attorney Costs (which shall be limited to one primary counsel for all such Persons taken as a whole and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) (and, in the case of an actual or perceived conflict of interest, of

95 another firm of counsel (and, if applicable, another local counsel in each appropriate jurisdiction))). All amounts due under this Section 9.5 shall be paid within thirty (30) days after invoiced or demand therefor in reasonable detail. 9.6. Indemnity. (a) Each Borrower agrees to pay, indemnify and hold harmless the Agent, each Lender, each L/C Issuer, each Lead Arranger, each Co-Syndication Agent and each of their respective Related Persons (without duplication) (each such Person being an “Indemnitee”) from and against all Liabilities that may be imposed on, incurred by, or asserted against, any such Indemnitee and the reasonable and documented or invoiced out-of-pocket expenses to which such Indemnitee may become subject, in each case to the extent of any such Liabilities and related expenses, to the extent arising out of, or resulting from, or in connection with any Proceeding (regardless of whether such Indemnitee is a party thereto or whether or not such Proceeding was brought by the Parent Borrower, any other Credit Party, its equityholders, Affiliates or creditors or any other third person) and to reimburse each such Indemnitee promptly for any reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating, responding to or defending any of the foregoing (which in the case of legal fees shall be limited to the Attorney Costs of all Indemnitees taken as a single group (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict notifies the Parent Borrower of any existence of such conflict and in connection with the investigating, responding to or defending any of the foregoing has retained its own counsel, of one other firm of counsel for such affected Indemnitee)), in each case relating to the Transactions or the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and/or any such other documents or the use of the proceeds of the Loans or the use of the Letters of Credit (all the foregoing in this clause (a), collectively, the “Indemnified Matters”); provided that this clause (a) shall not apply with respect to Taxes, other than any Taxes that represent Liabilities arising from any non-Tax claim; and provided, further, that the Parent Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Matters to the extent arising from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Persons as determined in a final and non-appealable decision of a court of competent jurisdiction, (ii) a material breach of the obligations of such Indemnitee or any of its Related Persons under the terms of this Agreement or any other Loan Document by such Indemnitee or any of its Related Persons as determined in a final and non-appealable decision of a court of competent jurisdiction or (iii) any Proceeding brought by any Indemnitee against any other Indemnitee that does not involve an act or omission by the Parent Borrower or its Restricted Subsidiaries; provided that each of the Agent, the L/C Issuers, the Swingline Lender, the Co-Syndication Agents and the Lead Arrangers, in each case to the extent fulfilling their respective roles in their capacities as such, shall remain indemnified in respect of such a Proceeding, to the extent that none of the exceptions set forth in clause (i), (ii) or (iii) of the immediately preceding proviso applies to such Person at such time. (b) No Credit Party shall be liable for any settlement of any Proceeding effected without written consent of the Parent Borrower (which consent shall not be unreasonably withheld, conditioned or delayed, it being understood that the withholding of consent due to non-satisfaction of any of the conditions described in clauses (i) and (ii) of paragraph (c) below (with “the Parent Borrower” being substituted for “Indemnitee” in each such clause) shall be deemed reasonable), but if settled with the Parent Borrower’s written consent or if there is a final and non- appealable judgment by a court of competent jurisdiction for the plaintiff in any such Proceeding, each Credit Party agrees to indemnify and hold harmless each Indemnitee from and against any and all Liabilities and reasonable and documented or invoiced legal or other out-of-pocket expenses by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions of this Section 9.6. If any Person has reimbursed any Indemnitee for any legal or other expenses in accordance with such request and there is a final and non- appealable determination by a court of competent jurisdiction that the Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to this Section 9.6, then the Indemnitee shall promptly refund such amount. (c) No Credit Party shall without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed, it being understood that the withholding of consent due to non- satisfaction of any of the conditions described in clauses (i) and (ii) of this sentence shall be deemed reasonable), effect any settlement of any pending or threatened Proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability or claims that are the

96 subject matter of such Proceeding and (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Indemnitee. 9.7. Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any Property in favor of any Credit Party or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from the Parent Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred. 9.8. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.9(b), (ii) by way of participation in accordance with the provisions of Section 9.9(d), or (iii) by way of pledge or assignment of a security interest in accordance with the provisions of Section 9.9(e) provided, further, that, subject to Section 1.15, no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent, each L/C Issuer and each Lender. 9.9. Binding Effect; Assignments and Participations. (a) Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, the other Credit Parties signatory hereto and the Agent and when the Agent shall have been notified by each Lender and L/C Issuer that such Lender or L/C Issuer, as applicable, has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrowers, the other Credit Parties hereto, the Agent, each Lender and each L/C Issuer receiving benefits of the Loan Documents and, to the extent provided in Section 8.11, each other Secured Party and to the extent provided in Section 9.6, each Indemnitee and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document, none of the Parent Borrower, any other Credit Party, any L/C Issuer or the Agent shall have the right to assign any rights or obligations hereunder or any interest herein. (b) Right to Assign. (i) Subject to subsection 9.9(b)(ii), each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of: (A) the Parent Borrower; provided that no consent of the Parent Borrower shall be required (i) for an assignment of all or any portion of any Commitments or Loans to an existing Lender, an Affiliate of an existing Lender or an Approved Fund or (ii) if an Event of Default under Section 7.1(a), (f) or (g) has occurred and is continuing; provided that the Parent Borrower shall be deemed to have consented to any assignment of Commitments or Loans unless the Parent Borrower shall have objected thereto within ten (10) Business Days after a Responsible Officer of the Parent Borrower having received written request therefor; (B) the Agent; provided that no consent of the Agent shall be required for an assignment of all or any portion of a Term Loan to an existing Lender, an Affiliate of an existing Lender or an Approved Fund; (C) each L/C Issuer at the time of such assignment; provided that no consent of the L/C Issuers shall be required for any assignment not related to Revolving Loan Commitments; or

97 (D) the Swingline Lender; provided that no consent of the Swingline Lender shall be required for any assignment not related to Revolving Loan Commitments. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of (i) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans of the applicable class, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment with respect to such assignment is delivered to the Agent) shall not be less than, in the case of Revolving Loan Commitments or Revolving Loans, Additional/Replacement Revolving Loan Commitments or Additional/Replacement Revolving Loans, $5,000,000 (or an integral multiple of $1,000,000 in excess thereof), or, in the case of Initial Term A Loan Commitments, Initial Term B Loan Commitments, Incremental Term Loan Commitments or Term Loans, $1,000,000 (or an integral multiple of $1,000,000 in excess thereof), unless each of the Parent Borrower and the Agent otherwise consents; provided that no such consent of the Parent Borrower shall be required if an Event of Default under subsection 7.1(a), (f) or (g) with respect to the Parent Borrower has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by a single assignor to related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above; (B) subject to the terms of Section 9.22, the parties to each assignment shall (x) execute and deliver to the Agent an Assignment via an electronic settlement system acceptable to the Agent or (y) if previously agreed with the Agent, manually execute and deliver to the Agent an Assignment, in each case, together with a processing fee of $3,500 (it being understood that such recordation fee shall not apply to any assignment by any Lead Arranger or Co-Syndication Agent or any of their respective Affiliates hereunder in connection with the primary syndication of the Initial Term B Loan Facility); provided that the Agent may, in its sole discretion, elect to waive or reduce such processing and recordation fee in the case of any assignment, including assignments effected pursuant to the provisions of Section 9.22; (C) the assignee, if it shall not be a Lender, shall deliver to the Agent any tax documentation required by subsection 10.1(f) and an administrative questionnaire in a form approved by the Agent in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their Related Persons or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and Requirements of Law, including Federal and state securities laws; and (D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (D) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches of Loans (if any) on a non-pro rata basis. Notwithstanding the foregoing or anything to the contrary set forth herein (i) any assignment of any Loans or Commitments to a Purchasing Borrower Party shall also be subject to the requirements set forth in Section 9.9(g), and (ii) no natural person may be an Eligible Assignee with respect to any Loans or Commitments. (iii) Subject to acceptance and recording thereof pursuant to Section 9.9(b)(v), from and after the effective date specified in each Assignment, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits and subject to the requirements of Sections 9.5, 9.6, 10.1, 10.3, 10.4, 10.8 and 10.9); provided that, subject to Section 9.23, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any other party hereto against such Defaulting

98 Lender arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.9 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.9(d). (iv) By executing and delivering an Assignment, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments being assigned thereby, and the outstanding balances of its Loans being assigned thereby, in each case without giving Pro Forma Effect to assignments thereof which have not become effective, are as set forth in such Assignment, (B) except as set forth in (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Parent Borrower or any Subsidiary or the performance or observance by the Parent Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) such assignee confirms, represents and warrants that it is not a Defaulting Lender and that it is legally authorized to enter into such Assignment; (D) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in subsection 3.11(a) or delivered pursuant to subsection 4.1(a) or (b) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment; (E) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender. (v) Upon its receipt of and, if required, consent to, a duly completed Assignment executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire and any tax documentation required by subsection 10.1(f)(i) (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by subsection 9.9(b)(i), the Agent shall promptly accept such Assignment and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this paragraph. (c) Assignments to SPVs. Notwithstanding any provision to the contrary, any Lender may assign to one or more wholly owned special purpose funding vehicles (each, an “SPV”) all or any portion of its funded Loans (without the corresponding Commitment), without the consent of any Person or the payment of a fee, by execution of a written assignment agreement in a form agreed to by such assigning Lender and such SPV, and may grant any such SPV the option, in such SPV’s sole discretion, to provide the Parent Borrower all or any part of any Loans that such assigning Lender would otherwise be obligated to make pursuant to this Agreement. Such SPVs shall have all the rights which a Lender making or holding such Loans would have under this Agreement, but no obligations. Any such assigning Lender shall remain liable for all its original obligations under this Agreement, including its Commitment (although the unused portion thereof shall be reduced by the principal amount of any Loans held by an SPV). Notwithstanding such assignment, the Agent and the Parent Borrower may deliver notices to such assigning Lender (as agent for the SPV) and not separately to the SPV unless the Agent and the Parent Borrower are requested in writing by the SPV to deliver such notices separately to it. Subject to the exceptions below, the Parent Borrower agrees that each SPV shall be entitled to the benefits (and subject to the requirements and limitations of) of Sections 9.5, 9.6, 10.1, 10.3, 10.4, 10.8 and 10.9 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.9(b) (provided that any documentation required to be provided pursuant to Section 10.1(f) shall be provided solely to the assigning Lender). Notwithstanding anything herein to the contrary, (i) neither the grant to the SPV nor the exercise by any SPV of such option will increase the costs or expenses or otherwise change the obligations of the Parent Borrower under this Agreement and the other Loan Documents, except, in the case of Sections 9.5, 9.6, 10.1, 10.3, 10.4, 10.8 and 10.9 (A) to the extent the increase or change results from a change in any Requirement of Law after the SPV becomes an SPV or (B) if the grant was made with the Parent

99 Borrower’s prior written consent (not to be unreasonably withheld, conditioned or delayed), (ii) the assigning Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document and the receipt of any notices provided by the Agent and the Parent Borrower (as agent for the SPV) remain the Lender of record hereunder and (iii) no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the assigning Lender). The Parent Borrower shall, at the request of any such assigning Lender, execute and deliver to such Person as such assigning Lender may designate, a Note, substantially in the form of Exhibit 11.1(c) or 11.1(e), in the amount of such assigning Lender’s original Note to evidence the Loans of such assigning Lender and related SPV. (d) Participations. (i) Any Lender may, without the consent of, or notice to, the Parent Borrower, the Agent, any L/C Issuer or the Swingline Lender, sell participations to one or more banks or other entities (excluding in each case the Parent Borrower or any of its Subsidiaries, and each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agent, the L/C Issuers, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.1 that affects such Participant. Subject to paragraph (d)(ii) of this Section, the Parent Borrower agrees that each Participant shall be entitled to the benefits (and subject to the requirements and limitations of) of Sections 9.5, 9.6, 10.1, 10.3, 10.4, 10.8 and 10.9 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.9(b) (provided that any documentation required to be provided pursuant to Section 10.1(f) shall be provided solely to the participating Lender). To the extent permitted by applicable Requirements of Law, each Participant also shall be entitled to the benefits of Section 9.11(a) as though it were a Lender; provided such Participant shall be subject to Section 9.11(b) as though it were a Lender. Each Lender that sells a participation agrees, at the Parent Borrower's request and expense, to use reasonable efforts to cooperate with the Parent Borrower to effectuate the provisions of Section 9.22 with respect to any Participant. (ii) A Participant shall not be entitled to receive any greater payment under Sections 9.5, 9.6, 10.1, 10.3, 10.4, 10.8 and 10.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent the entitlement to a greater payment resulted from a change in any applicable Requirement of Law after the Participant became a Participant. Each Lender having sold a participation in any of its Obligations, acting as a non-fiduciary agent of the Parent Borrower solely for this purpose, shall establish and maintain at its address a record of ownership, in which such Lender shall register by book entry (A) the name and address of each such Participant (and each change thereto, whether by assignment or otherwise) and (B) the rights, interest or obligation of each such Participant in any Obligation, in any Commitment and in any right to receive any interest or principal payment hereunder (such register, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of its Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Obligation or Commitment) to any Person except to the extent that such disclosure is necessary to establish that such Obligation or Commitment is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and the parties shall treat the Person listed in the Participant Register as the Participant for all purposes of this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. (e) Grant of Security Interests. Any Lender may, without the consent of, or notice to, the Parent Borrower or the Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any

100 of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment, the Parent Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Parent Borrower has made its initial borrowing hereunder, the Parent Borrower shall provide to such Lender, at the Parent Borrower’s own expense, a Note evidencing the Loans owing to such Lender. (f) Disclosure of Financial Information. Subject to Section 9.10, the Parent Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Parent Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Parent Borrower and its Affiliates pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Parent Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Parent Borrower and its Affiliates prior to becoming a party to this Agreement. (g) Assignments to Purchasing Borrower Parties. Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term B Loans to any Purchasing Borrower Party in accordance with Section 9.9(b) (which assignment, if to a Purchasing Borrower Party, will not, except for purposes of making the calculations set forth in Section 1.8(h), constitute a prepayment of Loans for any purposes of this Agreement and the other Loan Documents); provided that: (i) no Event of Default has occurred or is continuing or would result therefrom; (ii) either (x) such Purchasing Borrower Party shall offer to all Lenders within any class of Term B Loans (but not, for the avoidance of doubt, to every class of Term B Loans) to buy the Term B Loans within such class on a pro rata basis based on the then outstanding principal amount of all Term B Loans of such class, pursuant to procedures to be reasonably agreed between the Agent and the Parent Borrower or (y) such assignment shall be effected pursuant to an open market purchase; (iii) the assigning Lender and Purchasing Borrower Party purchasing such Lender’s Term B Loans shall execute and deliver to the Agent an assignment agreement substantially in the form of Exhibit 9.9(g) or such other form as shall be reasonably acceptable to the Parent Borrower and the Agent (an “Purchasing Borrower Party Assignment and Assumption”) in lieu of an Assignment (which Purchasing Borrower Party Assignment and Assumption shall contain customary “big boy” representations and shall not contain any requirement to make a representation as to the absence of any MNPI); (iv) for the avoidance of doubt, Lenders shall not be permitted to assign Term A Loans, Incremental Term A Loans, Extended Term A Loans, Other Term A Loans, Revolving Loan Commitments, Revolving Loans, Additional/Replacement Revolving Loans, Additional/Replacement Revolving Loan Commitments, Extended Revolving Loan Commitments, Extended Revolving Loans, Other Revolving Loan Commitment or Other Revolving Loans to any Purchasing Borrower Party; (v) any Term B Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder; (vi) no Purchasing Borrower Party may use the proceeds from Revolving Loans, Extended Revolving Loans, Swing Loans, Additional/Replacement Revolving Loans or Other Revolving Loans (or any other revolving credit facility that is effective in reliance on Section 5.5(a)) to purchase any Term B Loans; (vii) any purchases or assignments of Loans by a Purchasing Borrower Party made through “Dutch auctions” shall (i) be conducted pursuant to procedures to be established by the Agent that are consistent with this Section 9.9(g) and are otherwise reasonably acceptable to the Parent Borrower; and

101 (viii) any purchases or assignments of Loans by a Purchasing Borrower Party shall require that such Person clearly identify itself as a Purchasing Borrower Party in any assignment and assumption agreement executed in connection with such purchases or assignments. (h) Upon any purchase of Term B Loans by a Purchasing Borrower Party, (A) the aggregate principal amount (calculated on the face amount thereof) of such Term B Loans shall automatically be cancelled and retired or extinguished by the Parent Borrower on the date of such contribution or purchase (and, if requested by the Agent, with respect to a contribution of Term B Loans, any applicable contributing Lender shall execute and deliver to the Agent an Assignment, or such other form as may be reasonably requested by the Agent, in respect thereof pursuant to which the respective Lender assigns its interest in such Loans to the Parent Borrower for immediate cancellation) and (B) the Agent shall record such cancellation or retirement or extinguishment in the Register. (i) The Agent shall not (a) be required to serve as the auction agent for, or have any other obligations to participate in (other than mechanical administrative duties), or facilitate any, “Dutch auction” unless it is reasonably satisfied with the terms and restrictions of such auction or (b) have any obligation to participate in, arrange, sell or otherwise facilitate, and will have no liability in connection with, any open market purchases by any Purchasing Borrower Party. 9.10. Non-Public Information; Confidentiality. (a) Non-Public Information. The Agent, each Lender and each L/C Issuer acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state securities laws and regulations). (b) Confidential Information. The Agent, each Lender, each L/C Issuer, each Co-Syndication Agent and each Lead Arranger agrees to maintain the confidentiality of the Information, except that such Information may be disclosed to the extent permissible under, and in compliance with Data Protection Laws (i) with the Parent Borrower’s prior written consent, (ii) to Related Persons of such Lender, L/C Issuer, each Co-Syndication Agent, Lead Arranger or the Agent, as the case may be, or to any Person that any L/C Issuer causes to Issue Letters of Credit hereunder, who need to know such information in connection with this Agreement or the transactions contemplated hereby and are advised of the confidential nature of such Information or are subject to customary confidentiality obligations of professional practice or who agree to be bound by the terms of this subsection 9.10(b) (or language substantially similar with this subsection 9.10(b)) (with such Lender, L/C Issuer, Co-Syndication Agent, Lead Arranger or Agent, as applicable, to the extent such Person’s compliance with this paragraph is within its control, being responsible for such compliance), (iii) to the extent such Information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Lender, L/C Issuer, Co-Syndication Agent, Lead Arranger or the Agent or any of their respective Affiliates or Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to contractual or fiduciary confidentiality obligations owing to the Parent Borrower or any of their respective Subsidiaries or Affiliates or Related Persons, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process based on the reasonable advice of counsel or requested or demanded by any Governmental Authority or representative thereof or regulatory authority having jurisdiction over it (including any self-regulatory authority or representative thereof), in which case such Lender, L/C Issuer, Co-Syndication Agent, Lead Arranger or Agent, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or Governmental Authority exercising examination or regulatory authority), to the extent practicable and not prohibited by any applicable Requirements of Laws or court order, to notify the Parent Borrower thereof prior to disclosure of such Information, (v) to the extent that such Information is independently developed by the Agent, a Lender, an L/C Issuer, a Co- Syndication Agent or a Lead Arranger so long as not based on information obtained in a manner that would otherwise violate this Section 9.10(b) or other similar obligations, (vi) to current or prospective assignees, SPVs (including the investors and prospective investors therein) or participants, direct or contractual counterparties to any Secured Rate Contracts and to their respective Related Persons, in each case to the extent such assignees, investors, participants, secured parties (and such benefitted Persons), counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this subsection 9.10 (and such Person may disclose Information to their respective Related Persons in accordance with clause (ii) above), (vii) in

102 connection with (i) the exercise of any remedy or the enforcement of any right under this Agreement or any other Loan Document in any litigation or arbitration action or proceeding relating thereto, to the extent such disclosure is reasonably necessary in connection with such litigation or arbitration action or proceeding (provided that the Parent Borrower shall be given notice thereof and a reasonable opportunity to seek a protective court order with respect to such Information prior to such disclosure (it being understood that the refusal by a court to grant such a protective order shall not prevent the disclosure of such Information thereafter)) and (ii) any foreclosure, sale or other Disposition of any Collateral in connection with the exercise of remedies under the Collateral Documents, subject to each potential transferee of such Collateral having entered into customary confidentiality undertakings with respect to such Collateral prior to the disclosure thereof to such Person (which confidentiality obligations will cease to apply to any transferee upon the consummation of its acquisition of such Collateral) and (viii) on a confidential basis to (i) any rating agency in connection with rating the Parent Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder. In addition, the Agent, the Lenders, the Co-Syndication Agents and the Lead Arrangers may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent, the Lenders, the Co- Syndication Agents and the Lead Arrangers in connection with the administration of this Agreement, the other Loan Documents and the Commitments. In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10 shall govern. “Information” means (i) all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof, other than any such information that is publicly available to the Agent, any Co-Syndication Agent, any Lead Arranger or any Lender other than as a result of a breach of this Section 9.10; and (ii) any Personal Data, including patient-related information, personally identifiable information, individually identifiable health information, or protected health information (as such terms may be defined in HIPAA or other Requirements of Law) that is disclosed to the Agent, any Co-Syndication Agent, any Lead Arranger, any Lender, or any L/C Issuer. (c) Tombstones. The Parent Borrower consents to the publication by the Agent or any Lender, at Lender’s sole expense, of any press releases, tombstones, advertising or other promotional materials (including, without limitation, via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark; provided that the Agent or such Lender shall provide a draft of any such advertising material to the Parent Borrower for review, comment and written approval (which approval shall not be unreasonably withheld, conditioned or delayed) prior to the publication thereof. (d) [Reserved]. (e) Distribution of Materials to Lenders and L/C Issuers. The Parent Borrower acknowledges and agrees that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Parent Borrower hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders and the L/C Issuers by posting such Borrower Materials on an E-System. The Parent Borrower authorizes the Agent to download copies of their logos from its website and post copies thereof on an E-System. (f) Material Non-Public Information. The Parent Borrower hereby agrees that if either the Parent Borrower, any parent company or any Subsidiary of the Parent Borrower has publicly traded equity or debt securities in the United States, they shall (and shall cause such parent company or Subsidiary, as the case may be, to) at Agent’s reasonable request (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of United States federal and state securities laws as “PUBLIC.” The Parent Borrower agrees that by identifying (or causing such parent company or Subsidiary to identify) such Borrower Materials as “PUBLIC” or publicly filing (or causing such parent company or Subsidiary to publicly file) such Borrower Materials with the SEC, then the Agent, the Co-Syndication Agents, the Lead Arrangers, the Lenders and the L/C Issuers shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of United States federal and state securities laws. The parties hereto agree, that notwithstanding the legend therefor, the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI:

103 (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Credit Parties, the Co-Syndication Agents, the Lead Arrangers or the Agent (including, Notices of Borrowing, Notices of Conversion/Continuation, L/C Requests, Swingline requests and any similar requests or notices posted on or through an E-System). 9.11. Set-off; Sharing of Payments. (a) Right of Setoff. Each of the Agent, each Lender and each L/C Issuer and their respective Affiliates is hereby authorized, without notice or demand (each of which is hereby waived by the Parent Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Agent, such Lender or such L/C Issuer to or for the credit or the account of the Parent Borrower or any other Credit Party against any Obligation of any Credit Party then due and owing, whether or not any demand was made under any Loan Document with respect to such Obligation; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 1.11(e) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each of the Agent, each Lender and each L/C Issuer agrees promptly to notify the Parent Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 9.11 are in addition to any other rights and remedies (including other rights of setoff) that the Agent, the Lenders, the L/C Issuer and the other Secured Parties, may have. (b) Sharing of Payments, Etc. If any Lender or L/C Issuer, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to subsection 1.11(e), Section 9.9 or Article X (or otherwise expressly provided herein) and such payment exceeds the amount such Lender or L/C Issuer would have been entitled to receive if all payments had gone to, and been distributed by, the Agent in accordance with the provisions of the Loan Documents, such Lender or L/C Issuer shall purchase for cash from other Lenders or L/C Issuer such participations in their Obligations as necessary for such Lender or L/C Issuer to share such excess payment with such Lenders or L/C Issuers to ensure such payment is applied as though it had been received by the Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Parent Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (ii) such Lender or L/C Issuer shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender or L/C Issuer were the direct creditor of the applicable Credit Party in the amount of such participation. If a Defaulting Lender receives any such payment as described in the previous sentence, such Lender or L/C Issuer shall turn over such payments to the Agent in an amount that would satisfy the cash collateral requirements set forth in subsection 1.11(e). For purposes of subclause (b) of the definition of “Excluded Taxes,” a Lender or L/C Issuer that acquires a participation pursuant to this subsection 9.11(b) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates. 9.12. Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any

104 counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 9.13. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder. 9.14. Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. 9.15. Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement. 9.16. Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to the Credit Parties, the Agent, each Lender and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19. 9.17. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders, the L/C Issuers party hereto, the Agent, the Indemnitees and, subject to the provisions of Section 8.11 hereof, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents. 9.18. Governing Law and Jurisdiction. (a) Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest). (b) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in the Southern District of New York in the Borough of Manhattan and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of the Agent to commence any proceeding in the federal or state courts in which Collateral is located. The parties hereto (and, to the extent set forth in any other Loan Document, each party thereto) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions. (c) Service of Process. Each party hereto hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Parent Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Without prejudice to any other

105 mode of service allowed under any Requirements of Law, the Initial English Borrower and the Designated Revolving Borrowers (i) irrevocably appoint the Parent Borrower as its agent for service of process in relation to any proceedings before the courts of the State of New York in connection with any Loan Document and (ii) agrees that failure by a process agent to notify the Initial English Borrower and the Designated Revolving Borrowers of the process will not invalidate the proceedings concerned. The Initial English Borrower and the Designated Revolving Borrowers expressly agree and consent to the provisions of this 9.18(c). 9.19. Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. 9.20. Entire Agreement; Survival. (a) THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY L/C ISSUER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER AND THE ENGAGEMENT LETTER. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH). (b) In no event shall any Indemnitee or Credit Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings) relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). Each of the parties hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that nothing in this Section 9.20(b) shall limit the Credit Parties’ indemnity obligations to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with any Indemnitee with respect to which the applicable Indemnitee is entitled to indemnification under Section 9.6. (c) (i) Any indemnification or other protection provided to any Indemnitee pursuant to Article VIII, Section 9.5, Section 9.6, this Section 9.20, and Article X and (ii) the provisions of Section 8.1 of the Guaranty and Security Agreement, in each case, shall (x) survive the termination of the Commitments and the payment in full of all other Obligations and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns. 9.21. Patriot Act and Beneficial Ownership Regulation. Each Lender and each L/C Issuer that is subject to the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act and the Beneficial Ownership Regulation. 9.22. Replacement of Lender. If at any time after: (i) receipt by the Parent Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional costs as provided in Sections 10.1 and/or 10.3; (ii) any Lender becomes a Defaulting Lender or (iii) any failure by any Lender to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to

106 such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, the Parent Borrower may, at its option, notify the Agent, such Affected Lender, such Defaulting Lender or such non-consenting Lender, as the case may be of the Parent Borrower’s intention to obtain, at the Parent Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, such Defaulting Lender or such non-consenting Lender, as the case may be, which Replacement Lender shall be reasonably satisfactory to the Agent (unless the Agent is the Lender being replaced). In the event the Parent Borrower obtains a Replacement Lender following notice of its intention to do so, the Affected Lender, Defaulting Lender or defaulting or non-consenting Lender, as the case may be shall sell and assign its Loans and Commitments to such Replacement Lender, at par plus any premium that would be owing pursuant to Section 1.7(b) if the amount of the assigned Loans was being optionally or voluntarily prepaid on such date; provided that the Parent Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment. If a replaced Lender does not execute an Assignment pursuant to Section 9.9 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.22 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 9.22, the Parent Borrower shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Parent Borrower, the Replacement Lender and the Agent shall be effective for purposes of this Section 9.22 and Section 9.9. Notwithstanding the foregoing, with respect to a Lender that is a Defaulting Lender, the Agent may, but shall not be obligated to, obtain a Replacement Lender acceptable to the Parent Borrower (to the extent any such consent would be required from the Parent Borrower under Section 9.9 for an assignment of Loans to such Replacement Lender) and execute an Assignment on behalf of such Defaulting Lender at any time with three (3) Business Days prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in whole or in part, at par. Upon any such assignment and payment and compliance with the other provisions of Section 9.9, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive. 9.23. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. 9.24. Creditor-Debtor Relationship. The relationship between the Agent, each Lender and the L/C Issuer, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

107 9.25. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Agent or any Lender or any L/C Issuer hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Agent or such Lender or such L/C Issuer, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Agent or such Lender or such L/C Issuer, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent or any Lender or any L/C Issuer from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender or such L/C Issuer, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent or any Lender in such Currency, the Agent or such Lender or such L/C Issuer, as the case may be, agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law). 9.26. Release of Collateral or Guarantors. Each Lender and L/C Issuer hereby consents to the release and hereby authorizes the Agent to release (or, in the case of clause (c) below, release or subordinate) the following: (a) any Restricted Subsidiary of the Parent Borrower (other than any English Borrower and any Designated Revolving Borrower) from its guaranty of any Obligation if (x) all of the Stock and Stock Equivalents of such Restricted Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Restricted Subsidiary (A) (i) would not be required to guaranty any Obligations pursuant to Section 4.13 and (ii) is released as, or is not, an obligor or guarantor in respect of any Credit Agreement Refinancing Debt or (B) is or will be an Excluded Subsidiary or (y) it is designated as an Unrestricted Subsidiary pursuant to Section 4.20; and (b) any Lien held by the Agent for the benefit of the Secured Parties (i) against any Collateral owned by a Credit Party that is released from its guaranty as provided in Section 9.26(a) above, (ii) [reserved], (iii) against all of the Collateral and all Credit Parties, upon (A) termination of the Revolving Loan Commitments, (B) payment and satisfaction in full of the Obligations (other than Remaining Obligations and in respect of Letter of Credit Obligations, if (x) such Letter of Credit is cash collateralized by delivery to the Agent of an amount of cash equal to 103% of the amount of Letter of Credit Obligations to be held for the benefit of the L/C Issuer, Agent and the Revolving Lenders entitled thereto as additional collateral security for Obligations in respect of such Letter of Credit or (y) such Letter of Credit is backstopped in a manner reasonably acceptable to the applicable L/C Issuer), (iv) at the time the property subject to such Lien is disposed as part of or in connection with any disposition permitted hereunder or under any other Loan Document to any Person other than a Credit Party, (v) subject to Section 9.1, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders and (vi) to the extent such asset constitutes Excluded Property (as defined in the Guaranty and Security Agreement). (c) upon the request of the Parent Borrower, the Agent may release or subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 5.1 pursuant to documents reasonably acceptable to the Agent. Notwithstanding anything contained herein to the contrary, including Section 9.1(a), the Required Lenders may direct the Agent to release any Immaterial Subsidiary from its payment Obligations under the Loan Documents. Each Lender and L/C Issuer hereby directs the Agent, and the Agent hereby agrees, upon receipt of reasonable advance notice from the Parent Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release (or evidence the release of) the guaranties and Liens when and as directed in this Section 9.26. If the Agent is requested to execute or deliver any document with a release referenced

108 in this Section 9.26, the Parent Borrower shall deliver to the Agent a certificate of a Responsible Officer of the relevant Credit Party certifying the circumstances that permit such release. In connection with any event for which a termination or release is authorized pursuant to this Section 9.26, the applicable Liens under the Loan Documents shall be automatically released and terminated and the applicable Credit Parties shall be automatically released from their guarantees under the Collateral Documents upon the consummation of the applicable event, and in connection with any such termination and release, as applicable, the Agent shall promptly execute and deliver to the applicable Credit Party or Restricted Subsidiary, at the expense of such Credit Party or Restricted Subsidiary, such documents as such Credit Party or such Restricted Subsidiary may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, to subordinate its interest in such item, or to release such Credit Party from its guarantee obligations under the Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.26. Notwithstanding anything herein or in the other Loan Documents to the contrary, no Subsidiary shall be released as a Guarantor solely as a result of ceasing to be a Wholly-Owned Subsidiary, unless (1) such Subsidiary ceases to be wholly-owned in a transaction for a bona fide business purpose in which the person taking the equity interests in such Subsidiary is not an Affiliate of the Parent Borrower and (2) at the time of such release, the Parent Borrower would have been permitted to make an Investment in such partially disposed Subsidiary, and is deemed to have made a new Investment in such partially disposed Subsidiary for purposes of Section 5.4 (as if such Person were then newly acquired), in an amount equal to the portion of the Fair Market Value of the net assets of such partially disposed Subsidiary attributable to the Parent Borrower’s equity interests therein. 9.27. Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Rate Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. As used in this Section 9.27, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of any party. “Covered Entity” means any of the following:

109 (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). ARTICLE X - TAXES, YIELD PROTECTION AND ILLEGALITY 10.1. Taxes. (a) Except as otherwise required pursuant to a Requirement of Law (as determined in the good faith discretion of an applicable Withholding Agent), each payment by any Credit Party under any Loan Document shall be made free and clear of (and without deduction for) all present or future taxes, duties, levies, imposts, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including all interest, additions to tax, penalties and other liabilities with respect thereto (collectively, “Taxes”). (b) If any Taxes shall be required by any Requirement of Law (as determined in the good faith discretion of an applicable Withholding Agent) to be deducted from or in respect of any amount payable by or on account of any obligation of any Credit Party under any Loan Document by any applicable Withholding Agent (i) if such Taxes are Indemnified Taxes, the amount payable by the applicable Credit Party shall be increased as necessary to ensure that, after all required deductions for Indemnified Taxes are made (including deductions for Indemnified Taxes applicable to any increases to any amount under this Section 10.1(b)), the applicable Lender (or, in the case of a payment made to the Agent for its own account, the Agent) receives the amount it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions, (iii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) as soon as practicable after such payment is made, the relevant Credit Party shall deliver to the Agent an original or certified copy of a receipt evidencing such payment, a copy of the return reporting such payment or other evidence of payment reasonably satisfactory to the Agent. (c) In addition, the Borrowers shall pay, or at the option of the Agent reimburse the Agent for the payment of, all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes imposed by any Governmental Authority, in each case arising from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document or any transaction contemplated therein (other than any such Taxes that are Other Connection Taxes imposed with respect to an assignment, excluding any assignment pursuant to Section 9.22) (collectively, “Other Taxes”). As soon as practicable, after the date of any payment of Other Taxes by any Credit Party, the applicable Borrower shall furnish to the Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent. (d) The Borrowers shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Agent), the Agent and each Lender for all Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid or payable by the Agent or such Lender and any Liabilities arising therefrom or with respect thereto, whether or not such Indemnified Taxes were

110 correctly or legally asserted. A certificate of the Agent or Lender (or of the Agent on behalf of the Agent or such Lender) claiming any compensation under this Section 10.1(d), setting forth the amounts to be paid thereunder and delivered to the Parent Borrower with copy to the Agent, shall be conclusive, binding and final for all purposes, absent manifest error. (e) Any Lender claiming any additional amounts payable pursuant to this Section 10.1 or Section 10.3 shall (at the request of a Borrower) use its reasonable efforts (consistent with its internal policies and Requirements of Law) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 10.1 or Section 10.3 in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. (f) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payment made under any Loan Document shall deliver to the Parent Borrower and the Agent, at the time or times reasonably requested by the Parent Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Parent Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Parent Borrower or the Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Parent Borrower or the Agent as will enable the Parent Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. If any documentation previously delivered pursuant to this Section 10.1(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Parent Borrower and the Agent in writing of such expiration, obsolescence or inaccuracy and update the documentation to the extent it is legally eligible to do so. Without limiting the generality of the foregoing: (i) Each Non-U.S. Lender that, at any of the following times, is entitled to an exemption from United States federal withholding Tax or is subject to such withholding Tax at a reduced rate, shall (w) on or prior to the date such Non-U.S. Lender becomes a “Non-U.S. Lender” hereunder, (x) on or prior to the date on which any documentation provided pursuant to this Section 10.1(f) expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent documentation previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Parent Borrower or the Agent, provide the Agent and the Parent Borrower with two properly completed and executed originals of whichever of the following is applicable: (A) IRS Form W-8ECI (claiming exemption from U.S. withholding Tax because the income is effectively connected with a U.S. trade or business), (B) IRS Form W-8BEN or W-8BEN-E (claiming exemption from, or a reduction of, U.S. withholding Tax under an income tax treaty), (C) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit 10.1(f)(i)(C) (any such certificate a “United States Tax Compliance Certificate”), to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of the Parent Borrower within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” that is related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code, and that no payment under any Loan Document is effectively connected with such Non-U.S. Lender’s conduct of a U.S. trade or business and (y) two duly completed copies of IRS Form W-8BEN or W-8BEN-E (or any successor forms), or

111 (D) to the extent the Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership, or is a Lender that has granted a participation), IRS Form W-8IMY (or any successor forms) of the Non-U.S. Lender, accompanied by a Form W- 8ECI, Form W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Non-U.S. Lender on behalf of such beneficial owner(s)), or (E) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by a Requirement of Law to permit the Parent Borrower or the Agent to determine the withholding or deduction required to be made. (ii) Each U.S. Lender shall (A) on or prior to the date such U.S. Lender becomes a “U.S. Lender” hereunder, (B) on or prior to the date on which any documentation provided pursuant to this Section 10.1(f) expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent documentation previously delivered by it pursuant to this Section 10.1(f) and (D) from time to time if requested by the Parent Borrower or the Agent, provide the Agent and the Parent Borrower with two properly completed and executed originals of IRS Form W-9 (certifying that such U.S. Lender is entitled to an exemption from U.S. federal backup withholding Tax) or any successor form. (g) If a payment made to a Lender would be subject to United States federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Agent and the Parent Borrower any documentation required under any Requirement of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) or reasonably requested by the Agent or the Parent Borrower sufficient for the Agent or the Parent Borrower to comply with their obligations under FATCA including determining whether they may be required to withhold any taxes under FATCA with respect to any payment to a Lender. Solely for purposes of this Section 10.1(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (h) If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.1 (including by the payment of additional amounts pursuant to subsection 10.1(b)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 10.1 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection 10.1(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection 10.1(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection 10.1(h) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax giving rise to such additional amounts or indemnification payments had never been imposed and the indemnification payments or additional amounts had never been paid. This subsection 10.1(h) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person. (i) The Agent shall deliver to the Parent Borrower, on or before the date on which it becomes the Agent hereunder, either (i) a duly executed original IRS Form W-9 (or any applicable successor form) certifying that the Agent is not subject to U.S. federal backup withholding or (ii) in the case of a non-U.S. successor to the original Agent, with respect to payments received for the account of a Lender, a duly executed original IRS Form W-8IMY (or any applicable successor form) establishing that the Agent will act as a withholding agent for any U.S. federal withholding Tax imposed with respect to any payment made to Lenders under any Loan Document and, with respect

112 to payments for its own account, a duly executed original IRS Form W-8ECI. The Agent shall promptly notify the Parent Borrower at any time it determines that it is no longer in a position to provide the certification described in the preceding sentence. Notwithstanding anything to the contrary in Section 10.1(i), the Agent shall not be required to deliver any documentation that the Agent is not legally eligible to deliver as a result of any Change in Law after the date hereof. (j) Notwithstanding any other provision of this Section 10.1, no Lender shall be required to deliver any form or other documentation that such Lender is not legally eligible to deliver. (k) Each Lender hereby authorizes the Agent to deliver to the Credit Parties and to any successor Agent any documentation provided by such Lender to the Agent pursuant to this Section 10.1. (l) For purposes of this Section 10.1, the term “Lender” shall include any L/C Issuer and the term “Requirement of Law” shall include FATCA. 10.2. Illegality. If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to any applicable RFR, Daily Simple RFR, Eurocurrency Rate or Adjusted Eurocurrency Rate, or the Term SOFR Reference Rate or Adjusted Term SOFR, or to determine or charge interest based upon any applicable RFR, Daily Simple RFR, Eurocurrency Rate or Adjusted Eurocurrency Rate, or the Term SOFR Reference Rate or Adjusted Term SOFR, or, with respect to any Eurocurrency Rate Loan, any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any applicable Currency in the applicable offshore interbank market for the applicable Currency then, upon notice thereof by such Lender to the Parent Borrower (through the Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make RFR Loans or Eurocurrency Rate Loans, as applicable, and any right of the applicable Borrower to continue RFR Loans or Eurocurrency Rate Loans, as applicable, in the affected Currency or Currencies or, in the case of RFR Loans denominated in Dollars, to convert Base Rate Loans to RFR Loans, shall be suspended, and (b) if necessary to avoid such illegality, the Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until each such affected Lender notifies the Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the applicable Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, (i) convert all RFR Loans denominated in Dollars to Base Rate Loans or (ii) convert all RFR Loans or Eurocurrency Rate Loans denominated in an affected Alternative Currency to Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) (in each case, if necessary to avoid such illegality, the Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), (A) with respect to Daily Simple RFR Loans, on the Interest Payment Date therefor, if all affected Lenders may lawfully continue to maintain such Daily Simple RFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Daily Simple RFR Loans to such day or (B) with respect to Eurocurrency Rate Loans or Term SOFR Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted , together with any additional amounts required pursuant to Section 10.4. 10.3. Increased Costs . (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or

113 for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Eurocurrency Rate) or any L/C Issuer; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or any L/C Issuer or, with respect to Eurocurrency Rate Loans, the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation in any such Loan or Letter of Credit; and the result of any of the foregoing shall be to increase the cost to such Lender, such L/C Issuer or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, the Borrowers will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Parent Borrower, shall be conclusive absent manifest error. The Borrowers shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). 10.4. Funding Losses. In the event of (a) the payment of any principal of any Daily Simple RFR Loan other than on the Interest Payment Date therefor (including as a result of an Event of Default) or any Eurocurrency Rate Loan or Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Daily Simple RFR Loan other than on the Interest Payment Date therefor or any Eurocurrency Rate Loan or Term SOFR Loan other than on the last day of the Interest Period

114 applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any RFR Loan or Eurocurrency Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 1.7(d) and is revoked in accordance therewith), or (d) the assignment of any Daily Simple RFR Loan other than on the Interest Payment Date therefor or any Eurocurrency Rate Loan or Term SOFR Loan other than on the last day of the Interest Period applicable thereto, in either case, as a result of a request by the Parent Borrower pursuant to Section 9.22, then, in any such event, the Borrowers shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. In the case of a Eurocurrency Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable Currency of a comparable amount and period from other banks in the applicable offshore interbank market for such Currency, whether or not such Eurocurrency Rate Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. 10.5. Inability to Determine Rates. With respect to any RFR Loan or Eurocurrency Rate Loan, subject to Section 10.6, if: (a) the Agent determines (which determination shall be conclusive and binding absent manifest error) that: (i) (A) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Daily Simple RFR” cannot be determined pursuant to the definition thereof or (B) if Adjusted Term SOFR or Adjusted Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Adjusted Term SOFR” or “Adjusted Eurocurrency Rate”, as applicable, cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period; or (ii) with respect to any such Loan denominated in an Alternative Currency, a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); (b) with respect to any Eurocurrency Rate Loan or any request therefor or a conversion thereto or a continuation thereof, the Required Lenders determine (which determination shall be conclusive and binding absent manifest error) that deposits in the applicable Currency are not being offered to banks in the applicable offshore interbank market for the applicable Currency, amount or Interest Period of such Eurocurrency Rate Loan, and the Required Lenders have provided notice of such determination to the Agent; or (c) the Required Lenders determine that for any reason in connection with any request for such Loan or a conversion thereto or a continuation thereof that (i) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Daily Simple RFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans or (ii) if Adjusted Term SOFR or Adjusted Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Adjusted Term SOFR or Adjusted Eurocurrency Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loan during the applicable

115 Interest Period, and, in the case of (i) or (ii), the Required Lenders have provided notice of such determination to the Agent, then, in each case, the Agent will promptly so notify the Parent Borrower and each applicable Lender. Upon notice thereof by the Agent to the Parent Borrower, any obligation of the Lenders to make RFR Loans or Eurocurrency Rate Loans, as applicable, in each such Currency, and any right of the applicable Borrower to convert any Loan in each such Currency (if applicable) to or continue any Loan as an RFR Loan or a Eurocurrency Rate Loan, as applicable, in each such Currency, shall be suspended (to the extent of the affected RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) until the Agent (with respect to clause (b) or (c), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the applicable Borrower may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or Eurocurrency Rate Loans in each such affected Currency (to the extent of the affected RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for an affected RFR Borrowing in Dollars, the applicable Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for an affected RFR Borrowing or Eurocurrency Rate Borrowing in an Alternative Currency, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected Loans denominated in an Alternative Currency, at the applicable Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that if no election is made by the applicable Borrower by the date that is the earlier of (x) three Business Days after receipt by the applicable Borrower of such notice or (y) with respect to a Eurocurrency Rate Loan, the last day of the current Interest Period, the applicable Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 10.4. Subject to Section 10.6, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination. 10.6. Benchmark Replacement Setting. (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of any Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and the definition of “Adjusted Term SOFR” shall be deemed modified to delete the addition of the Term SOFR Adjustment to Term SOFR for any calculation and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is based upon Daily Simple SOFR, all interest payments will be payable on a monthly basis. (b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make

116 Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (c) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Parent Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Parent Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 10.6(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 10.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 10.6. (d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate, EURIBOR or TIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) Benchmark Unavailability Period. Upon the Parent Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the applicable Borrower may revoke any pending request for an RFR Borrowing of, conversion to or continuation of RFR Loans, or a Eurocurrency Rate Borrowing of, conversion to or continuation of Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (A) in the case of any request for any affected Term SOFR Borrowing, if applicable, the applicable Borrower will be deemed to have converted any such request into a request for a Base Rate Borrowing or conversion to Base Rate Loans in the amount specified therein and (B) in the case of any request for any affected RFR Borrowing or Eurocurrency Rate Borrowing, in each case, in an Alternative Currency, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected RFR Loans or Eurocurrency Rate Loans, in each case, denominated in an Alternative Currency, at the Borrower’s election, shall either (I) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (II) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple RFR Loan, if no election is made by the applicable Borrower by the date that is three Business Days after receipt by the Parent Borrower of such notice, the applicable Borrower shall be deemed to have elected clause (I) above; provided, further that, with respect to any Eurocurrency Rate Loan, if no election is made by the applicable Borrower by the earlier of (x) the date that is three Business Days after receipt by the Parent Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the applicable Borrower shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 10.4. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the

117 component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. 10.7. Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Parent Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail calculations of the amount payable to such Lender hereunder (which amount shall be due by the Parent Borrower within thirty (30) days after receipt of such certificate by the Parent Borrower) and such certificate shall be conclusive and binding on the Parent Borrower in the absence of manifest error. 10.8. UK Loan Provisions. This Section 10.8 shall apply solely in respect of any United Kingdom withholding tax imposed in respect of any Loan to an English Borrower. (a) Notwithstanding anything to the contrary in any Loan Document (including but not limited to Section 10.1), an English Borrower shall not be required to make an increased payment, or a payment under an indemnity, to any Lender or Agent under this Section 10.8 or Section 10.1 for any UK Tax Deduction from a payment of interest by an English Borrower in respect of any Loan to that English Borrower if on the date on which the payment falls due: (1) the payment could have been made to the relevant Revolving Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change, after the date it became a Lender under the Revolving Credit Facility, in (or in the published interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or (2) (1) the relevant Revolving Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “UK Qualifying Lender”; (2) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the relevant English Borrower a certified copy of that Direction; and (3) the payment could have been made to the Lender without such UK Tax Deduction if that Direction had not been made; or (3) (1) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “UK Qualifying Lender”; (2) the relevant Lender has not given a UK Tax Confirmation to the relevant English Borrower; and (3) the payment could have been made to the Lender without that UK Tax Deduction if the Lender had given a UK Tax Confirmation to the relevant English Borrower on the basis that the UK Tax Confirmation would have enabled that English Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or (4) the relevant Revolving Lender is a UK Treaty Lender and the English Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 10.8(b), (c) or (d) below. (b) Subject to paragraph (c) below, a UK Treaty Lender and a relevant English Borrower shall co- operate in completing any procedural formalities necessary for that English Borrower to obtain authorisation to make that payment without a deduction or withholding. (c) (1) a UK Treaty Lender which is a Revolving Lender on the date of this Agreement and that holds a passport under the DTTP Scheme, and which wishes the DTTP Scheme to apply to payments to it under the Revolving Credit Facility, shall confirm its DTTP Scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 10.8; and

118 (2) a UK Treaty Lender which becomes a Revolving Lender after the date of this Agreement and that holds a passport under the DTTP Scheme, and which wishes the DTTP Scheme to apply to payments to it under the Revolving Credit Facility, shall confirm its DTTP Scheme reference number and its jurisdiction of tax residence in the Assignment and Acceptance which it executes on becoming a Party as a Revolving Lender and, having done so, that Lender shall be under no obligation pursuant to paragraph (b) above except in circumstances set out in paragraph (d) below. (d) If a Revolving Lender has confirmed its DTTP Scheme reference number and its jurisdiction of tax residence in accordance with Section 10.8(c) above and (A) the relevant English Borrower has not made a Borrower DTTP Filing in respect of that Lender; or (B) the relevant English Borrower has made a Borrower DTTP Filing in respect of that Lender but (1) that Borrower DTTP Filing has been rejected by HM Revenue & Customs or (2) HM Revenue & Customs has not given the relevant English Borrower authority to make payments to that Lender without a UK Tax Deduction within 60 days of the date of the Borrower DTTP Filing; and, in each case, the relevant English Borrower has notified that Lender in writing; then that Lender and that English Borrower shall co-operate in completing any additional procedural formalities necessary for that English Borrower to obtain authorization to make that payment without a UK Tax Deduction. (e) If a Lender has not confirmed its DTTP Scheme reference number and jurisdiction of tax residence in accordance with Section 10.8(c) above, the relevant English Credit Party shall not make a Borrower DTTP Filing or file any other form relating to the DTTP Scheme in respect of that Lender's Commitment(s) or its participation in any Loan unless that Lender otherwise agrees. (f) The relevant English Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender. (g) A UK Non-Bank Lender which is a Revolving Lender on the date of this Agreement gives a UK Tax Confirmation to the relevant English Credit Party by entering into this Agreement. (h) A UK Non-Bank Lender shall promptly notify the relevant English Borrower and the Agent if there is any change in the position from that set out in the UK Tax Confirmation. (i) Each Lender which becomes a Revolving Lender after the date of this Agreement shall indicate, in the applicable Assignment and Acceptance, which of the following categories it falls in: (1) not a UK Qualifying Lender; (2) a UK Qualifying Lender (other than a UK Treaty Lender); or (3) a UK Treaty Lender. (j) If a new Revolving Lender fails to indicate its status in accordance with this Section 10.8(i), then such Lender shall be treated for the purposes of this Agreement (including by the relevant English Borrower) as if it is not a UK Qualifying Lender until such time it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the relevant English Borrower). (k) An English Borrower shall promptly upon becoming aware that it must withhold any Taxes from or in respect of any sum payable under any Loan Document to a Lender or Agent notify the Agent accordingly. Each Revolving Lender shall, whenever a lapse in time or change in circumstances renders any documentation or confirmation provided pursuant to this Section 10.8 obsolete, expired or inaccurate in any material respect, deliver promptly to the applicable English Borrower and the Agent updated or other appropriate documentation or promptly notify the applicable English Borrower and the Agent in writing of its legal ineligibility to do so. 10.9. VAT

119 (a) All sums or other consideration payable under this Agreement shall be deemed to be exclusive of any VAT. Where, pursuant to the terms of this Agreement, any party (the “Supplier”) makes a supply to any other party (the “Recipient”) for VAT purposes and VAT is or becomes chargeable on such supply, the Recipient shall, subject to receipt of a valid VAT invoice in respect of such supply, pay to the Supplier (in addition to and at the same time as any other consideration for such supply) a sum equal to the amount of such VAT. (b) Where any party is required by the terms of this Agreement to reimburse or indemnify any other party for any cost or expense, such first party shall reimburse or indemnify such other party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such other party (or any member of that party’s group for VAT purposes) is entitled to credit or repayment in respect of such VAT from the relevant tax authority. ARTICLE XI - DEFINITIONS AND INTERPRETIVE PROVISIONS 11.1. Defined Terms. The following terms have the following meanings: “Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Credit Parties. “Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Parent Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP. “Acquired Entity or Business” has the meaning provided in the definition of “Consolidated EBITDA.” “Acquisition” means any acquisition, by merger, consolidation, amalgamation or otherwise, by the Parent Borrower or any of the Restricted Subsidiaries of assets (including any assets constituting a business unit, line of business or division) or Stock or Stock Equivalents. “Additional Lender” means, at any time, any bank, other financial institution or institutional investor or fund that, in each case, is not an existing Lender and that agrees to provide any portion of (x) any Incremental Facility in accordance with Section 1.12 or (y) any Refinancing Amendment Debt pursuant to a Refinancing Amendment in accordance with Section 1.13. “Additional/Replacement Revolving Credit Facility” means each class of Additional/Replacement Revolving Loan Commitments made pursuant to Section 1.12(a). “Additional/Replacement Revolving Lender” means, at any time, any Lender that has an Additional/Replacement Revolving Loan Commitment. “Additional/Replacement Revolving Loan Commitments” shall have the meaning assigned to such term in Section 1.12(a). “Additional/Replacement Revolving Loans” means any loan made to any Borrower under a class of Additional/Replacement Revolving Loan Commitments. “Adjusted Aggregate Additional/Replacement Revolving Loan Commitment” means, at any time, with respect to any class of Additional/Replacement Revolving Loan Commitments, the Aggregate Additional/Replacement Revolving Loan Commitment for such class less the aggregate Additional/Replacement Revolving Loan Commitments of all Defaulting Lenders in such class.

120 “Adjusted Aggregate Extended Revolving Loan Commitment” means, at any time, with respect to any class of Extended Revolving Loan Commitments, the Aggregate Extended Revolving Loan Commitment for such class less the aggregate Extended Revolving Loan Commitments of all Defaulting Lenders in such class. “Adjusted Aggregate Other Revolving Loan Commitment” means, at any time, with respect to any class of Other Revolving Loan Commitments, the Aggregate Other Revolving Loan Commitment for such class less the aggregate Other Revolving Loan Commitments of all Defaulting Lenders in such class. “Adjusted Aggregate Revolving Loan Commitment” means, at any time, the Aggregate Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Lenders. “Adjusted Daily Simple SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Daily Simple SOFR for such calculation plus (b) 0.00%; provided that if Adjusted Daily Simple SOFR as so determined shall ever be less than the Floor, then Adjusted Daily Simple SOFR shall be deemed to be the Floor. “Adjusted Eurocurrency Rate” means, as to any Borrowing denominated in any applicable Currency (which, as of the date hereof, shall mean Euros and Yen) for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Eurocurrency Rate for such Currency for such Interest Period divided by (b) one minus the Eurocurrency Reserve Percentage. “Adjusted Term SOFR” means, with respect to any Term SOFR Loan for any Interest Period, an interest rate per annum equal to (a) Term SOFR in effect for such Interest Period plus (b) the Term SOFR Adjustment; provided that, with respect to (x) any Term B Loans, if Adjusted Term SOFR shall be less than 0.50%, such interest rate shall be deemed to be 0.50%, and (y) any Term A Loans or Revolving Loans, if Adjusted Term SOFR shall be less than zero, such interest rate shall be deemed to be zero. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affected Lender” shall have the meaning assigned to such term in Section 9.22. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents. For purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. “Agent” means GS in its capacity as administrative agent for the Lenders hereunder and as collateral agent for the Secured Parties, and any successor Agent appointed pursuant to Section 8.9. “Agent’s Office” means, with respect to any Currency, the Agent’s address and, as appropriate, account as set forth in Section 9.2 with respect to such Currency, or such other address or account with respect to such Currency as the Agent may from time to time notify to the Parent Borrower, the L/C Issuers and the Lenders. “Aggregate Additional/Replacement Revolving Loan Commitment” means, with respect to any class of Additional/Replacement Revolving Loan Commitments, the combined Additional/Replacement Revolving Loan Commitments of the Additional/Replacement Revolving Lenders with respect to such class of Additional/Replacement Revolving Loan Commitments, as such amount may be increased or reduced from time to time pursuant to this Agreement. “Aggregate Excess Funding Amount” shall have the meaning assigned to such term in Section 1.11(e)(iii). “Aggregate Extended Revolving Loan Commitment” means, with respect to any class of Extended Revolving Loan Commitments, the combined Extended Revolving Loan Commitments of the Lenders with respect to

121 such class of Extended Revolving Loan Commitments, as such amount may be increased or reduced from time to time pursuant to this Agreement. “Aggregate Other Revolving Loan Commitment” means, with respect to any class of Other Revolving Loan Commitments, the combined Other Revolving Loan Commitments of the Lenders with respect to such class of Other Revolving Loan Commitments, as such amount may be increased or reduced from time to time pursuant to this Agreement. “Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Revolving Lenders, which shall be, as of the Closing Date, in the amount of $450,000,000, as such amount may be increased or reduced from time to time pursuant to this Agreement. “Aggregate Term Loan Commitment” means, with respect to any class of Term Loans, the combined Term Loan Commitments of the Lenders with respect to such class of Term Loans, as such amount may be increased or reduced from time to time pursuant to this Agreement. “Agreement” shall have the meaning assigned to such term in the preamble. “Agreement Currency” shall have the meaning assigned to such a term in Section 9.25. “Alternative Currency” means each of (i) Euros, Sterling, Swiss Francs and Yen and (ii) such other currency as reasonably requested by the Parent Borrower from time to time and in which each Revolving Lender (in the case of Loans to be denominated in such other currency) and each applicable L/C Issuer (in the case of any Letters of Credit to be denominated in such other currency) has reasonably agreed, in accordance with its policies and procedures in effect at such time, to lend Loans or issue Letters of Credit as applicable in accordance with Section 11.12; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars. “Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as reasonably determined by the Agent or the applicable L/C Issuer, as the case may be, by reference to the applicable Reuters page (or such other publicly available service for displaying exchange rates as determined by the Agent or the applicable L/C Issuer from time to time), to be the exchange rate for the purchase of such Alternative Currency with Dollars on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Agent or the applicable L/C Issuer, as the case may be, using such reasonable method of determination it deems appropriate in its reasonable discretion (and such determination shall be conclusive absent manifest error). “Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrowers, the Agent and the Lenders party thereto. “Amendment No. 1 Effective Date” means May 3, 2024. “Anti-Corruption Laws” has the meaning assigned to such term in Section 3.26. “Anticipated Taxes” has the meaning provided in the definition of the term “Excess Cash Flow”. “Applicable Indebtedness” shall have the meaning assigned to such term in the definition of “Weighted Average Life to Maturity.” “Applicable Margin” means: (a) with respect to the Initial Term B Loans, the following percentages per annum, based upon the First Lien Leverage Ratio as set forth in the most recent certificate received by the Agent pursuant to Section 4.2(b):

122 Pricing Level First Lien Leverage Ratio Applicable Margin for Term SOFR Loans Applicable Margin for Base Rate Loans 1 Greater than or equal to 3.20:1.00 3.75% 2.75% 2 Less than 3.20:1.00 3.50% 2.50% (b) with respect to the Initial Term A Loans and Revolving Loans, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent certificate received by the Agent pursuant to Section 4.2(b): Pricing Level Total Leverage Ratio Applicable Margin for RFR Loans and Eurocurrency Rate Loans Applicable Margin for Base Rate Loans and Swing Loans that are Base Rate Loans 1 Greater than or equal to 3.50:1.00 2.25% 1.25% 2 Less than 3.50:1.00 and greater than or equal to 2.75:1:00 2.00% 1.00% 3 Less than 2.75:1:00 and greater than or equal to 2.00:1:00 1.75% 0.75% 4 Less than 2.00:1.00 1.50% 0.50% Notwithstanding anything to the contrary in this definition, during the period from the Closing Date until the date on which financial statements are delivered to the Agent under subsection 4.1(a) or (b) for the first full Fiscal Quarter period of the Parent Borrower completed after the Closing Date, the Applicable Margin for Initial Term B Loans, Initial Term A Loans and Revolving Loans shall be determined by “Pricing Level 1” set forth in the applicable grid above. Any increase or decrease in the Applicable Margin for Initial Term B Loans, Initial Term A Loans and Revolving Loans resulting from a change in the First Lien Leverage Ratio or Total Leverage Ratio, as applicable, shall become effective as of the first Business Day immediately following the date financial statements are delivered to the Agent pursuant to subsections 4.1(a) and 4.1(b); provided that the highest pricing level (as set forth in the applicable table above) shall automatically apply (a) as of the first Business Day after the date on which financial statements were required to have been delivered pursuant to subsection 4.1(a) or 4.1(b) but have not been delivered pursuant to subsection 4.1(a) or 4.1(b), as applicable, and shall continue to so apply to and including the date on which such financial statements are so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (b) as of the first Business Day after an Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter the pricing level otherwise determined in accordance with this definition shall apply). “Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

123 “Approved Fund” means any Person (other than a natural person) that is primarily engaged or advises funds or other investment vehicles that are engaged in making, purchasing, holding or investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender. “Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with consent of any party whose consent is required by Section 9.9), accepted by the Agent, substantially in the form of Exhibit 11.1(a), acting reasonably. “Attorney Costs” means and includes all reasonable and documented or invoiced fees and disbursements of a single firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) or otherwise retained with the Parent Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed). “Available Amount” means, at any time of determination (the applicable “Available Amount Reference Time”), an amount not less than zero in the aggregate, determined on a cumulative basis, equal to, without duplication: (a) the sum of: (i) the greater of (x) $105,000,000 and (y) 25.0% of Consolidated EBITDA (determined as of the end of the most recently completed Test Period); (ii) an amount equal to 50.0% of Consolidated Net Income of the Parent Borrower and its Restricted Subsidiaries for the cumulative period from the Closing Date to and including the last day of the most recently ended Fiscal Quarter of the Parent Borrower for which financial statements have been delivered; (iii) the aggregate amount of the Net Cash Proceeds of issuances of Stock and Stock Equivalents by the Parent Borrower constituting “Designated Equity Issuance Proceeds” (other than the Net Cash Proceeds of any Disqualified Equity Interests) and to the extent not previously applied for a purpose other than use of the Available Amount; (iv) the aggregate amount of cash and Cash Equivalents and the Fair Market Value of other property, in each case, contributed to the Parent Borrower after the Closing Date to the extent not previously applied for a purpose other than use of the Available Amount; (v) the aggregate amount of Net Cash Proceeds received by the Parent Borrower in cash or Cash Equivalents after the Closing Date from the issuance of Indebtedness or Disqualified Equity Interests and which have been exchanged or converted into Stock or Stock Equivalents (other than Disqualified Equity Interests) to the extent not previously applied for a purpose other than use of the Available Amount; (vi) (A) the aggregate amount of Net Cash Proceeds received by Parent Borrower or any other Credit Party in cash or Cash Equivalents after the Closing Date from the sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition of any Investment to the extent not required to be used to prepay the Term Loans in accordance with Section 1.8(e) (or any Indebtedness representing secured Permitted Refinancing Indebtedness in respect thereof in accordance with the corresponding provisions of the governing documentation thereof) or to prepay, repurchase, redeem, defease or make any other similar payment on any secured Credit Agreement Refinancing Debt, plus (B) returns, profits, distributions and similar amounts received in cash or Cash Equivalents on or after the Closing Date, in each case to the extent not included or includable in Consolidated EBITDA, in each instance in (A) and (B) on or in respect of Investments to the extent such Investment was originally funded with and in reliance on the

124 Available Amount (but, in the aggregate for clause (A) and (B), not in excess of the original amount of the Available Amount used to fund such Investment); (vii) the amount of any Investment of the Parent Borrower or any of its Restricted Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary pursuant to Section 4.20 or that has been merged, amalgamated or consolidated with or into the Parent Borrower or any of its Restricted Subsidiaries pursuant to Section 5.3 or the amount of assets of an Unrestricted Subsidiary conveyed, sold, leased, assigned, transferred, licensed or otherwise Disposed of to the Parent Borrower or a Restricted Subsidiary of the Parent Borrower, in each case following the Closing Date and at or prior to the Available Amount Reference Time, in each case on or in respect of Investments to the extent such Investment was originally funded with and in reliance on this clause (vii) (but in the aggregate not in excess of the original amount of the Available Amount used to fund such Investment), in each case, such amount not to exceed the lesser of (x) the Fair Market Value of the Investments of the Parent Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary immediately prior to giving pro forma effect to such re-designation or merger, amalgamation or consolidation or disposal of assets and (y) the Fair Market Value of the original investments by the Parent Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary (provided that, in the case of original investments made in cash, the Fair Market Value shall be such cash value); (viii) the aggregate amount (which amount shall not be less than zero) of all Retained Refused Proceeds during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; and (ix) the aggregate amount of distributions received in cash from, and Net Cash Proceeds from, the sale of Stock or Stock Equivalents in joint ventures or Unrestricted Subsidiaries, in each case to the extent such Investment was originally funded with and in reliance on the Available Amount (but in the aggregate not in excess of the original amount of the Available Amount used to fund such Investment in the applicable joint ventures or Unrestricted Subsidiaries); minus (b) the sum of: (i) the aggregate amount of Investments made pursuant to subsection 5.4(y) by the Parent Borrower or any Restricted Subsidiary after the Closing Date and at or prior to the Available Amount Reference Time; and (ii) the aggregate amount of Restricted Payments made pursuant to subsection 5.7(h) after the Closing Date and at or prior to the Available Amount Reference Time. “Available Amount Reference Time” shall have the meaning provided in the definition of the term “Available Amount.” “Available Revolving Commitment” means, as of any date of determination, the excess, if any, of (a) the Aggregate Revolving Loan Commitment then in effect over (b) the sum of (i) the aggregate amount of Letter of Credit Obligations at such time and (ii) the aggregate principal amount of all Revolving Loans and Swing Loans then outstanding. “Available RP Capacity Amount” means the amount of Restricted Payments that may be made at the time of determination pursuant to Section 5.7(n), minus the sum of the amount of the Available RP Capacity Amount utilized by the Parent Borrower or any Restricted Subsidiary to make Investments pursuant to Section 5.4(x).

125 “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Currency, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 10.6(d). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation or requirements for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor statute. “Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent), (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) the sum of (x) Adjusted Term SOFR calculated for each such day based on an Interest Period of one month determined two (2) Business Days prior to such day, plus (y) 1.00%. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate, the Federal Funds Rate or Adjusted Term SOFR for an Interest Period of one month. “Base Rate Loan” means a Loan that bears interest based on the Base Rate. “Base Rate Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR.” “Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 10.6(a), (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling or Swiss Francs, the Daily Simple RFR applicable for such Currency; provided that if a Benchmark Transition Event has occurred with respect to such Daily Simple RFR or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 10.6(a) and (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros or Yen, EURIBOR or TIBOR, respectively; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR or TIBOR, as applicable, or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 10.6(a). “Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the first alternative in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date; provided that, with respect to a Benchmark with respect to any Obligations, interest,

126 fees, commissions or other amounts determined in any currency other than Dollars or calculated with respect thereto, the alternative set forth in clause (b) below: (a) Adjusted Daily Simple SOFR; or (b) the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Parent Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Parent Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency at such time. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Currency: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if

127 such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.6 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.6. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Borrower DTTP Filing” means, for such time as the DTTP Scheme is in operation, an HM Revenue & Customs DTTP2 Form duly completed and filed by the relevant English Borrower, which: (a) where it relates to a UK Treaty Lender that is a Revolving Lender on the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Schedule 10.8 and (i) where the relevant English Borrower is a Borrower at the date of this Agreement is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

128 (ii) where the relevant English Borrower becomes a Borrower after the date of this Agreement, is filed with HM Revenue & Customs within 30 days of the date on which that English Borrower becomes a party to this Agreement as a Borrower; or (b) where it relates to a UK Treaty Lender that becomes a Revolving Lender after the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the applicable Assignment and Acceptance and (i) where the relevant English Borrower is a Borrower at the date of the Assignment and Acceptance, is filed with HM Revenue & Customs within 30 days of the date of that Assignment and Acceptance; or (ii) where the relevant English Borrower is not a Borrower at the date of the Assignment and Acceptance, is filed with HM Revenue & Customs within 30 days of the date on which that English Borrower becomes a party as a Borrower. “Borrower Materials” shall have the meaning assigned to such term in Section 9.10(e). “Borrowing” means a borrowing hereunder consisting of Loans made to or for the benefit of the applicable Borrower on the same day by the Lenders pursuant to Article I. “Borrowers” shall have the meaning assigned to such term in the preamble to this Agreement and shall include any Successor Borrower, Successor Designated Revolving Borrower or Successor English Borrower, to the extent applicable. “Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City. “Capital Expenditures” means, for any period, the aggregate of all expenditures by the Parent Borrower and its Restricted Subsidiaries for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries, but excluding (a) expenditures financed with any Net Cash Proceeds received by the Parent Borrower or any of its Restricted Subsidiaries that are not applied to prepay the Term Loans pursuant to Section 1.8(e), (b) expenditures made in cash to fund the purchase price for assets acquired in Permitted Acquisitions or incurred by the Person acquired in the Permitted Acquisition prior to (but not in anticipation of) the closing of such Permitted Acquisition and (c) expenditures made with cash proceeds from any issuances of Indebtedness, Stock or Stock Equivalents of the Parent Borrower or contributions of capital made to the Parent Borrower. “Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP. “Capital Lease Obligations” means, at any time, with respect to any Capital Lease, the amount of liability in respect of such Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP. “Cash Equivalents” means (a) any readily-marketable securities issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or issued by any agency or instrumentality thereof, the obligations of which are fully backed by the full faith and credit of the United States federal government; provided the maturities thereof are not more than twenty-four (24) months from the date of acquisition thereof, (b) any readily- marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having one of the two highest rating categories obtainable from either Moody’s or S&P, (c) any commercial paper and variable or fixed rate notes having maturities of twenty-four (24) months or less rated at least “A-1” by

129 S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States or the District of Columbia (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia and (B) has capital in excess of $250,000,000, (e) securities with maturities of twenty-four (24) months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory having one of the two highest rating categories obtainable from either Moody’s or S&P, (f) repurchase obligations for underlying securities of the types described in clauses (a) through (e) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (d) above, (g) instruments equivalent to those referred to in clauses (a) through (e) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required or deemed appropriate by the Parent Borrower in connection with any business in such jurisdiction; (h) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a) through (g) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States and (i) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (g) above. For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes regardless of the treatment of such items under GAAP. “Cash Management Agreement” means any agreement entered into from time to time by the Parent Borrower or any of the Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services or for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services. “Cash Management Bank” means any Person that is a Lender, Lead Arranger, a Co-Syndication Agent, joint bookrunner, Agent or any Affiliate of a Lender, Lead Arranger, Co-Syndication Agent, joint bookrunner or Agent at the time it provides any Cash Management Services to the Parent Borrower or any of the Restricted Subsidiaries or any Person that becomes a Lender, an Agent or an Affiliate of a Lender or an Agent at any time after it has provided any Cash Management Services to the Parent Borrower or any of the Restricted Subsidiaries. “Cash Management Obligations” means obligations owed by the Parent Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services. “Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including under any Cash Management Agreements. “CFC” means any direct or indirect Subsidiary of the Parent Borrower (other than an English Subsidiary) that is a “controlled foreign corporation” within the meaning of Section 957 of the Code. “CHAMPVA” means, collectively, the Civilian Health and Medical Program of the Department of Veterans Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veterans Affairs, and all laws, rules, regulations, orders or requirements pertaining to such program. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any

130 Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means: (a) prior to the Spin-Off Effective Time, Labcorp ceasing to own, directly or indirectly, 100% of the Parent Borrower’s Stock; and (b) after the Spin-Off Effective Time, the occurrence of any of the following: (i) any “person” or “group” (as such terms are used in the Sections 13(d) and 14(d) of the Exchange Act) of persons acting in concert, other than, prior to the Spin-Off Effective Time, Labcorp and its Wholly Owned Subsidiaries, is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of the outstanding Stock and Stock Equivalents of the Parent Borrower representing more than 35% of the voting power of the Parent Borrower; or (ii) a “change of control” or any comparable term under, and as defined in, the documentation governing the Secured Notes or any other Senior Secured Obligations (other than any Cash Management Agreement or Rate Contract) that have an aggregate principal amount of more than the greater of (x) $125,000,000 and (y) 30.0% of Consolidated EBITDA (determined as of the most recently completed Test Period). “Closing Date” shall have the meaning assigned to such term in the preamble of this Agreement. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Agent for the benefit of the Agent, the Lenders and other Secured Parties. “Collateral Documents” means, collectively, the Guaranty and Security Agreement, the English Security Documents, the Mortgages (if any), and all other security agreements, pledge agreements, patent, copyright and trademark security agreements and other similar agreements, pledging or granting a lien on Collateral, by or between any one or more of the Credit Parties and the Agent for the benefit of the Agent, the Lenders and other Secured Parties now or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby and any Customary Intercreditor Agreement executed and delivered pursuant to Section 5.1 or pursuant to any of the Collateral Documents, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time. “Commitment” means, for each Lender (to the extent applicable), such Lender’s Initial Term A Loan Commitment, Initial Term B Loan Commitment, Incremental Term Loan Commitment, Extended Term Loan Commitment, Other Term Loan Commitment, Revolving Loan Commitment, Extended Revolving Loan Commitment, Additional/Replacement Revolving Loan Commitment, Other Revolving Loan Commitment or any combination thereof (as the context requires). “Commitment Fee Rate” means a rate equal to the following percentages per annum, based on the Total Leverage Ratio as set forth in the most recent certificate received by the Agent pursuant to subsection 4.2(b): Pricing Level Total Leverage Ratio Commitment Fee Rate 1 Greater than or equal to 3.50:1.00 0.35%

131 2 Less than 3.50:1.00 and greater than or equal to 2.75:1.00 0.30% 3 Less than 2.75:1.00 and greater than or equal to 2.00:1.00 0.25% 4 Less than 2.00:1.00 0.20% Notwithstanding anything to the contrary in this definition, during the period from the Closing Date until the date on which financial statements are delivered to the Agent under subsection 4.1(b) for the first full Fiscal Quarter period of the Parent Borrower completed after the Closing Date, the Commitment Fee Rate shall be determined by “Pricing Level 1” set forth above. Any increase or decrease in the Commitment Fee Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date financial statements are delivered to the Agent pursuant to subsections 4.1(a) and 4.1(b); provided that the highest pricing level (as set forth in the table above) shall automatically apply (a) as of the first Business Day after the date on which financial statements were required to have been delivered pursuant to Section 4.1(a) or (b) but have not been delivered pursuant to subsection 4.1(a) or (b), as applicable, and shall continue to so apply to and including the date on which such financial statements are so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (b) as of the first Business Day after an Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter the pricing level otherwise determined in accordance with this definition shall apply). “Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s Revolving Loan Commitment, Additional/Replacement Revolving Loan Commitment in respect of any class of Additional/Replacement Revolving Loan Commitments, Extended Revolving Loan Commitment in respect of any class of Extended Revolving Loan Commitments, Other Revolving Loan Commitment in respect of any class of Other Revolving Loan Commitments, Term Loan Commitment in respect of any class of Term Loans divided by the Aggregate Revolving Loan Commitment, Aggregate Additional/Replacement Revolving Loan Commitment in respect of such class of Additional/Replacement Revolving Loan Commitments, Aggregate Extended Revolving Loan Commitment in respect of such class of Extended Revolving Loan Commitments, Aggregate Other Revolving Loan Commitments in respect of such class of Other Revolving Loan Commitments or Aggregate Term Loan Commitment in respect of the applicable class of Term Loans, as applicable; provided that after any Term Loan has been funded, Commitment Percentages shall be determined for any class of Term Loan by reference to the outstanding principal balance thereof as of any date of determination rather than the Commitments therefor; provided, further, that following acceleration of the Loans, such term means, as to any Lender, the percentage equivalent of the principal amount of the Loans held by such Lender, divided by the aggregate principal amount of the Loans held by all Lenders. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.). “Compliance Certificate” shall have the meaning assigned to such term in Section 4.2(b). “Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate” (if applicable), the definition of “Business Day,” the definition of “Eurocurrency Banking Day,” the definition of “RFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 10.4 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

132 “Consolidated Current Assets” means, at any date, all amounts (other than cash and other Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries at such date. “Consolidated Current Liabilities” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries at such date, excluding, without duplication, (i) the current portion of Funded Debt and (ii) all Indebtedness outstanding under the Revolving Credit Facility, any Additional/Replacement Revolving Credit Facility, any Extended Revolving Credit Facility or any other revolving credit facility, in each case, to the extent otherwise included therein. “Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus (without duplication) to the extent the same was deducted or not included (and not otherwise added back or excluded) in calculating Consolidated Net Income as determined on a consolidated basis for the Parent Borrower and the Restricted Subsidiaries in accordance with GAAP: (a) Consolidated Taxes; plus (b) Consolidated Interest Expense; plus (c) depreciation and amortization expense (including amortization of (i) intangible assets and non-cash organization costs, (ii) deferred financing fees, debt issuance costs, commissions, fees and expenses, bridge, commitment and other financing fees, discounts, yield and other fees and charges, (iii) unrecognized prior service costs and actuarial gains and losses related to pensions and other post- employment benefits, (iv) capitalized software expenditures or costs, capitalized customer acquisition costs and incentive payments and capitalized conversion costs and contract acquisition costs, and (v) favorable or unfavorable lease assets or liabilities); plus (d) Consolidated Non-Cash Charges; plus (e) any extraordinary, unusual or non-recurring reserves, losses or expenses (including costs of legal settlements, fines, judgments or orders); plus (f) any expenses or charges related to (whether or not consumated) any issuance of Stock or Stock Equivalents, Investment, acquisition, Disposition, recapitalization or the incurrence or repayment of Indebtedness (including a refinancing thereof), including (i) such fees, expenses or charges related to the Loans, (ii) any amendment or other modification of the Loans or other Indebtedness, and (iii) the Transaction Expenses; plus (g) business optimization expenses or reserves and other restructuring charges and non- recurring charges, reserves or expenses, including, without limitation, one-time costs incurred in connection with acquisitions and investments (including travel and out-of-pocket costs, professional fees for legal, accounting and other services), the effect of inventory optimization programs, facility openings and closures, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges; plus (h) (A) pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions and other synergies, related to the Transactions projected by the Parent Borrower in good faith to result from actions that have been taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (in each case, in the good faith determination of the Parent Borrower), in any such case within eight Fiscal Quarters after the Closing Date and (B) without duplication, pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions, and other synergies, related to mergers, business combinations, Permitted Acquisitions and similar Investments, Dispositions and other similar transactions, or related to restructuring initiatives, cost savings initiatives and other initiatives projected by the Parent Borrower in good faith to result from actions

133 that have been taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (in each case, in the good faith determination of the Parent Borrower), in any such case, within eight Fiscal Quarters after the date of consummation of such merger, business combination, Permitted Acquisition or similar Investment, Disposition or other similar transaction or the initiation of such restructuring initiative, cost savings initiative or other initiative; provided that, for the purpose of this clause (h), (i) with respect to any Test Period, the aggregate adjustments in the calculation of Consolidated EBITDA for such Test Period pursuant to this clause (h) shall not exceed 25.0% of Consolidated EBITDA (calculated after giving effect to any adjustments pursuant to this clause (h)), (ii) any such adjustments shall be added to Consolidated EBITDA for each Test Period until fully realized and shall be calculated on a Pro Forma Basis as though such adjustments had been realized on the first day of the relevant Test Period and shall be calculated net of the amount of actual benefits realized from such actions and (iii) any such adjustments shall be reasonably identifiable and factually supportable; plus (i) public company costs (including, for the avoidance of doubt, fees, costs and expenses associated with, in anticipation of, in preparation for, or of compliance with the requirements of the Sarbanes- Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and fees, costs and expenses relating to compliance with the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchanges for companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, fees, costs and expenses relating to investor relations, shareholder meetings and reports to shareholders and debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees); plus (j) non-cash write-downs or write-offs with respect to revaluing assets and liabilities; plus (k) non-cash losses from joint ventures and non-cash minority interest reductions; plus (l) non-cash losses attributable to the mark-to-market movement in the valuation of any Rate Contract to the extent the cash impact resulting from such losses has not been realized pursuant to Accounting Standards Codification 815; plus (m) losses relating to amounts paid in cash prior to the stated settlement date of any Rate Contract; plus (n) non-cash interest expense, non-cash write-offs of deferred financing costs and all other non-cash expenses or charges; plus (o) (i) the aggregate amount of Net Income for such period attributable to non-controlling interests of third parties or minority interest expense in any non-Wholly-Owned Subsidiary (which, for the avoidance of doubt, shall be calculated to lower the amount of any add-back under this clause (o) to the extent of any negative Net Income), excluding cash distributions in respect thereof to the extent included in Consolidated Net Income for such period and (ii) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (g) of the definition of “Consolidated Net Income”; plus (p) the amount of any fees and other compensation paid to the members of the board of directors (or the equivalent thereof) of the Parent Borrower or any of its parent entities; plus (q) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment permitted to be made under this Agreement, Permitted Acquisition or any Disposition permitted to be made under this Agreement, in each case, to the extent deducted in calculating Consolidated Net Income for such period; plus

134 (r) to the extent reimbursed in cash from insurance, expenses with respect to liability or casualty events or business interruption; plus (s) any net loss from or in respect of disposed, abandoned or discontinued operations; plus (t) all charges, expenses or losses in connection with, incurred or suffered as a result of, or necessitated due to the Spin-Off; plus (u) losses or discounts on sales or other payments of receivables and related assets in connection with any Permitted Receivables Financing or similar arrangement; plus (v) any earn-out and/or contingent consideration obligation (including those accounted for as bonuses, compensation or otherwise) and any adjustment thereof incurred in connection with the Transaction and/or any acquisition and/or other Investment (whether or not consummated) that is paid or accrued during such period and, in each case, adjustments thereof; less, without duplication, to the extent that the same was added or included in calculating Consolidated Net Income, (a) any extraordinary, unusual or non-recurring gains; plus (b) non-cash gains with respect to revaluing assets and liabilities; plus (c) non-cash gains from joint ventures and non-cash minority interest increases; plus (d) non-cash gains attributable to the mark-to-market movement in the valuation of any Rate Contract to the extent the cash impact resulting from such gains has not been realized pursuant to Accounting Standards Codification 815; plus (e) gains relating to amounts received in cash prior to the stated settlement date of any Rate Contract; plus (f) non-cash interest gains, non-cash gains of deferred financing costs and all other non-cash gains or benefits; plus (g) gains from disposed, abandoned or discontinued operations; plus (h) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated Net Income in any prior period and any items for which cash was received in a prior period); provided that: (I) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by the Parent Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise Disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Closing Date, and not subsequently so Disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and

135 (II) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise Disposed of, closed or classified as discontinued operations by the Parent Borrower or any Restricted Subsidiary to the extent not subsequently reacquired, reclassified or continued, in each case, during such period (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise Disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such sale, transfer, Disposition, closure, classification or conversion) determined on a historical pro forma basis. Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes any of the Fiscal Quarters ended June 30, 2022, September 30, 2022, December 31, 2022 or March 31, 2023, Consolidated EBITDA for such Fiscal Quarters shall be $125,300,000, $110,300,000, $118,300,000 and $56,100,000, respectively. “Consolidated First Lien Debt” means, without duplication, as of any date of determination, (1) the aggregate principal amount of all Consolidated Total Debt (determined without regard to clause (2) of the definition thereof) outstanding hereunder as of such date (but excluding the effects of any discounting of Indebtedness resulting from the application of recapitalization or purchase accounting in connection with the Transactions, any Permitted Acquisition or Investments similar to those made for Permitted Acquisitions) and all other Consolidated Total Debt (determined without regard to clause (2) of the definition thereof) that is, in each case, secured by Liens on the Collateral on a pari passu basis with the Liens securing the Obligations minus (2) unrestricted cash and Cash Equivalents of the Parent Borrower and its Restricted Subsidiaries on the balance sheet of the Parent Borrower and its Restricted Subsidiaries on such date. “Consolidated Interest Expense” means, with respect to the Parent Borrower and the Restricted Subsidiaries for any period, the sum of (1) cash interest expense of the Parent Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (including (a) all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments, (b) the cash interest component of Capital Lease Obligations and (c) net cash payments, if any made (less net cash payments received) pursuant to obligations under permitted Rate Contracts in respect of interest rates), minus (2) to the extent included in cash interest expense of the Parent Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and not added to net income (or loss) in the calculation of Consolidated EBITDA, (i) amounts paid to obtain Rate Contracts, (ii) any one-time cash costs associated with breakage in respect of Rate Contracts for interest rates and any payments with respect to make- whole premiums or other breakage costs in respect of any Indebtedness, (iii) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, (iv) any “additional interest” owing pursuant to a registration rights agreement, (v) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (vi) penalties and interest relating to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (vii) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (viii) any expensing of bridge, arrangement, structuring, commitment or other financing fees (other than pursuant to Section 1.9(b)), (ix) any non-cash interest expense and any capitalized interest, whether paid in cash or accrued, (x) any accretion or accrual of, or accrued interest on, discounted liabilities not constituting Indebtedness during such period, (xi) accretion or amortization of OID resulting from the incurrence of Indebtedness at less than par and (xii) any non-cash interest expense attributable to the movement of the mark to market valuation of obligations under Rate Contracts or other derivative instruments pursuant to Financial Accounting Standards Board’s Accounting Standards Codification 815 (Derivatives and Hedging) minus (3) cash interest income of the Parent Borrower and the Restricted Subsidiaries for such period. “Consolidated Net Income” means, for any period, the aggregate Net Income attributable to the Parent Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP; provided, however, that, without duplication, and on an after-tax basis to the extent appropriate:

136 (a) any extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, one-time compensation charges, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, costs incurred in connection with any strategic initiatives, business optimization costs, signing, retention or completion bonuses, costs or expenses relating to litigation settlements, fines, judgments, orders or losses and related expenses, expenses or charges related to (and whether or not consummated) any issuance of Stock or Stock Equivalents, Investment, acquisition, Disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness, and any Transaction Expenses shall be excluded; (b) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to the Parent Borrower and its Restricted Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, shall be excluded; (c) the Net Income for such period in respect of the cumulative effect of a change in accounting principles during such period shall be excluded; (d) any income or loss from or in respect of disposed, abandoned, transferred, closed or discontinued operations and any gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded; (e) any gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions (including any related goodwill) or the sale or other disposition of any Stock or Stock Equivalents of any Person other than in the Ordinary Course of Business (as determined in good faith by the Parent Borrower) shall be excluded; (f) any gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Rate Contracts or other derivative instruments shall be excluded; (g) the Net Income for such period of any Person that is not a Subsidiary of the Parent Borrower, or is an Unrestricted Subsidiary of the Parent Borrower, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the Parent Borrower or a Restricted Subsidiary of the Parent Borrower in respect of such period; (h) solely for the purpose of determining the amount of Excess Cash Flow, the Net Income for such period of any Restricted Subsidiary of the Parent Borrower that is not a Credit Party shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of the Parent Borrower shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to the Parent Borrower, to the extent not already included therein; (i) [reserved]; (j) any impairment charges or asset write-offs (including in respect of goodwill), in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

137 (k) any equity-based or non-cash expense or charge realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded; (l) any (i) non-cash compensation charges, (ii) costs and expenses after the Closing Date related to employment of terminated employees or (iii) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case, of the Parent Borrower or any of its Restricted Subsidiaries, shall be excluded; (m) accruals and reserves that are established or adjusted after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded; (n) (i)(A) the non-cash portion of “straight-line” rent expense shall be excluded and (B) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (ii) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded; (o) any currency translation gains and losses related to currency remeasurements, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded; (p) to the extent covered by insurance and actually reimbursed in cash, or, so long as the Parent Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed in cash by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed in cash within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), such loss or expense amounts as are so reimbursed, or reimbursable, by insurance providers in respect of liability or casualty events or business interruption or representation and warranty coverage shall be excluded; and (q) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, investment, disposition, incurrence or repayment of Indebtedness, issuance of Stock or Stock Equivalents, refinancing transaction or amendment or modification of any debt instrument and including, in each case, any such transaction consummated on or prior to the Closing Date and any such transaction undertaken but not completed, and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification 805), shall be excluded. “Consolidated Non-Cash Charges” means, for any period, the aggregate non-cash expenses (other than depreciation and amortization) of the Parent Borrower and its Restricted Subsidiaries reducing Consolidated Net Income for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period. “Consolidated Secured Debt” means, without duplication, as of any date of determination, (1) the aggregate principal amount of all Consolidated Total Debt (determined without regard to clause (2) of the definition thereof) outstanding hereunder as of such date (but excluding the effects of any discounting of Indebtedness resulting from the application of recapitalization or purchase accounting in connection with the Transactions, any Permitted Acquisition or Investments similar to those made for Permitted Acquisitions) and all other Consolidated Total Debt (determined without regard to clause (2) of the definition thereof) that is, in each case, secured by Liens on the Collateral minus (2) unrestricted cash and Cash Equivalents of the Parent Borrower and its Restricted Subsidiaries on the balance sheet of the Parent Borrower and its Restricted Subsidiaries on such date.

138 “Consolidated Taxes” means, for any period, taxes based on income, profits or capital, including federal, state, franchise and similar taxes, foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) of the Parent Borrower and its Restricted Subsidiaries for such period on a consolidated basis and, without duplication, any tax distributions to a direct or indirect parent company of the Parent Borrower taken into account in calculating Consolidated Net Income for such period. “Consolidated Total Debt” means, as of any date of determination, (1) the aggregate principal amount of Indebtedness of the Parent Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of recapitalization or purchase accounting in connection with the Transactions, any Permitted Acquisition or Investments similar to those made for Permitted Acquisitions), consisting of indebtedness for borrowed money, purchase money indebtedness, unreimbursed amounts under any letters of credit that have not been reimbursed within 10 Business Days, Capital Lease Obligations, and debt obligations to third parties evidenced by promissory notes or similar instruments (provided that Consolidated Total Debt shall not include Indebtedness (i) in respect of letters of credit, except to the extent of unreimbursed amounts thereunder that have not been reimbursed within 10 Business Days, (ii) of Unrestricted Subsidiaries, (iii) in respect of obligations under Rate Contracts, (iv) in respect of Permitted Receivables Financings and Supply Chain Financings to the extent non-recourse to the Credit Parties and (v) any obligation, liability or indebtedness of the Parent Borrower or any of its Restricted Subsidiaries if, upon or prior to the maturity thereof, the Parent Borrower or any Restricted Subsidiary has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of the unrestricted cash and Cash Equivalents) minus (2) unrestricted cash and Cash Equivalents of the Parent Borrower and its Restricted Subsidiaries on the balance sheet of the Parent Borrower and its Restricted Subsidiaries on such date. “Consolidated Working Capital” means, at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date. “Contract Consideration” has the meaning provided in the definition of the term “Excess Cash Flow”. “Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject. “Converted Restricted Subsidiary” has the meaning provided in the definition of the term “Consolidated EBITDA”. “Converted Unrestricted Subsidiary” has the meaning provided in the definition of the term “Consolidated EBITDA”. “Copyrights” means all rights, title and interests (and all related IP Ancillary Rights, as applicable) in or to copyrights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith. “Co-Syndication Agents” means Goldman Sachs Bank USA, Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., PNC Capital Markets LLC, Wells Fargo Bank, National Association, TD Securities (USA) LLC, U.S. Bank National Association, Credit Agricole Corporate & Investment Bank and First-Citizens Bank & Trust Company, in their respective capacities as syndication agents. “Covered Party” shall have the meaning assigned to such term in Section 9.27.

139 “Credit Agreement Refinancing Debt” means (a) Permitted Pari Passu Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt or (c) Permitted Unsecured Refinancing Debt; provided that, in each case, such Indebtedness is incurred to Refinance, in whole or in part, existing Term Loans or existing Revolving Loans (or unused Revolving Loan Commitments), any then-existing Additional/Replacement Revolving Loans (or unused Additional/Replacement Revolving Loan Commitments), any then-existing Extended Revolving Loans (or unused Extended Revolving Loan Commitments), or any Loans under any then-existing Incremental Facility (or, if applicable, unused Commitments thereunder), or any then-existing Credit Agreement Refinancing Debt (“Refinanced Debt”); provided, further, that (i) except for any of the following that are only applicable to periods after the then Latest Maturity Date, the covenants, events of default and guarantees of such Indebtedness (excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest margins, rate floors, fees, funding discounts, OID, and prepayment or redemption premiums and terms) (when taken as a whole) are determined by the Parent Borrower not to be materially more restrictive on the Parent Borrower and the Restricted Subsidiaries than those applicable to the Refinanced Debt (when taken as a whole) (except to the extent that the Loan Documents are amended by the Agent and the Parent Borrower (which amendment shall not require the consent of any Lender or L/C Issuer) to incorporate such more restrictive provisions for the benefit of the existing Lenders) (provided that, such terms shall not be deemed to be “more restrictive” solely as a result of the inclusion in the documentation governing such Indebtedness or commitments of any Previously Absent Financial Maintenance Covenant so long as the Agent shall have been given prompt written notice thereof and this Agreement shall have been amended (without the consent of any Lender or L/C Issuer) to include such Previously Absent Financial Maintenance Covenant for the benefit of each Credit Facility (provided, however, that, if (x) the documentation governing any such Indebtedness that includes a Previously Absent Financial Maintenance Covenant consists of a revolving credit facility and/or term loan “A” facility (whether or not the documentation therefor includes any other facilities) and (y) such Previously Absent Financial Maintenance Covenant is a “springing” financial maintenance covenant for the benefit of such revolving credit facility and/or term loan “A” facility or a covenant only applicable to, or for the benefit of, a revolving credit facility and/or term loan “A” facility, then this Agreement shall be amended (without the consent of any Lender or L/C Issuer) to include such Previously Absent Financial Maintenance Covenant only for the benefit of each revolving credit facility and term loan “A” facility hereunder (and not for the benefit of any term loan “B” facility hereunder) and such Indebtedness or commitments shall not be deemed “more restrictive” solely as a result of such Previously Absent Financial Maintenance Covenant benefiting only such revolving credit facilities and/or term loan “A” facilities); provided that a certificate of a Responsible Officer of the Parent Borrower delivered to the Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Agent notifies the Parent Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (ii) any such Indebtedness in the form of bonds, notes or debentures or which Refinances, in whole or in part, existing Term Loans, shall have a maturity that is no earlier than the maturity of the Refinanced Debt and a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Refinanced Debt, (iii) any such Indebtedness which Refinances any existing Revolving Loans (or unused Revolving Loan Commitments), any then-existing Additional/Replacement Revolving Loans (or unused Additional/Replacement Revolving Loan Commitments) or any then-existing Extended Revolving Loans (or unused Extended Revolving Loan Commitments) shall have a maturity that is no earlier than the maturity of such Refinanced Debt and shall not require any mandatory commitment reductions prior to the maturity of such Refinanced Debt, (iv) except to the extent otherwise permitted under this Agreement (subject to a dollar for dollar usage of any other basket set forth in Section 5.5, if applicable), such Indebtedness shall not have a greater principal amount (or shall not have a greater accreted value, if applicable) than the principal amount (or accreted value, if applicable) of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and fees and expenses associated with the Refinancing plus an amount equal to any letters of credit undrawn, (v) such Refinanced Debt shall be repaid, repurchased, redeemed, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the date such Credit Agreement Refinancing Debt is incurred (vi) except to the extent otherwise permitted hereunder, the aggregate unused revolving commitments under such Credit Agreement Refinancing Debt shall not exceed the unused Revolving Loan Commitments, Additional/Replacement Revolving Loan Commitments or Extended Revolving Loan Commitments, as applicable, being replaced plus undrawn letters of credit, (vii) in the case of any such Indebtedness in the form of bonds, notes or debentures or which Refinances, in whole or in part, existing Term Loans, the terms thereof shall not require any mandatory repayment, redemption, repurchase or defeasance (other than (x) in the case of bonds, notes or debentures, customary change of control, asset sale event or casualty or

140 condemnation event offers and customary acceleration any time after an event of default and (y) in the case of any term loans, mandatory prepayments that are on terms (when taken as a whole) not materially more favorable to the lenders or holders providing such Indebtedness than those applicable to the Refinanced Debt (when taken as a whole) prior to the maturity date of the Refinanced Debt, as determined in good faith by the Parent Borrower), (viii) any Credit Agreement Refinancing Debt may not be guaranteed by any Subsidiaries of the Parent Borrower that do not guarantee the Obligations and (ix) any Credit Agreement Refinancing Debt may not be secured by any assets that do not secure the Obligations. “Credit Facility” means any of the Initial Term A Loan Facility, Initial Term B Loan Facility, any Incremental Term Loan Facility, any Other Term Loan Facility, the Revolving Credit Facility, any Additional/Replacement Revolving Credit Facility, any Extended Term Loan Facility, any Extended Revolving Credit Facility or any Other Revolving Loan Facility, as applicable. “Credit Parties” means the Borrowers (including, for the avoidance of doubt, each Designated Revolving Borrower) and each other Guarantor. "CTA" means the United Kingdom Corporation Tax Act 2009. “Currencies” means Dollars and each Alternative Currency, and “Currency” means any of such Currencies. “Customary Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of secured Indebtedness incurred by a Credit Party, the Liens on the Collateral securing which are intended to be pari passu with the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), at the option of the Parent Borrower and the Agent acting together in good faith, either (i) any intercreditor agreement substantially in the form of the Pari Passu Intercreditor Agreement or (ii) an intercreditor agreement in form and substance reasonably acceptable to the Agent and the Parent Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall be pari passu with the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of secured Indebtedness incurred by a Credit Party, the Liens on the Collateral securing which are intended to rank junior in priority to the Liens on the Collateral securing the Obligations, at the option of the Parent Borrower and the Agent acting together in good faith either (i) an intercreditor agreement substantially in the form of the First Lien/Second Lien Intercreditor Agreement or (ii) an intercreditor agreement in form and substance reasonably acceptable to the Agent and the Parent Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Obligations. “Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations under the Revolving Credit Facility, interest, fees, commissions or other amounts denominated in, or calculated with respect to: (a) Sterling, the greater of (i) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor; and (b) Swiss Francs, the greater of (i) SARON for the day (such day, a “Swiss Francs RFR Determination Day”) that is five RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate

141 Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SARON is published by the SARON Administrator on the SARON Administrator’s Website; provided that if by 5:00 p.m. (Zurich time) on the second (2nd) RFR Business Day immediately following any Swiss Francs RFR Determination Day, SARON in respect of such Swiss Francs RFR Determination Day has not been published on the SARON Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Swiss Francs has not occurred, then SARON for such Swiss Francs RFR Determination Day will be SARON as published in respect of the first preceding RFR Business Day for which such SARON was published on the SARON Administrator’s Website; provided further that SARON as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Parent Borrower. “Daily Simple RFR Borrowing” means, as to any Borrowing, the Loans bearing interest at a rate based on Daily Simple RFR comprising such Borrowing. “Daily Simple RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR. “Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is a RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if the Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Parent Borrower. “Daily Simple SOFR Loan” means a Swing Loan that bears interest at a rate based on Adjusted Daily Simple SOFR. “Data Protection Laws” means all applicable Requirements of Law and industry standards that govern the privacy, protection, transfer or security (including breach notification obligations) of Personal Data, including without limitation, European Data Protection Laws, U.S. Data Protection Laws, the Data Security Law of the People’s Republic of China, the Personal Information Protection Law of the People's Republic of China, the Cybersecurity Law of the People's Republic of China and all equivalent, comparable or applicable federal, state privacy, security and data breach notification Requirements of Law that apply to Personal Data. “Data Subject” means an identified or identifiable natural person to whom Personal Data relates. “Debtor Relief Laws” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any event or circumstance that, with the passing of time or the giving of notice or both, would (if not cured or otherwise remedied during such time) become an Event of Default. “Defaulting Lender” means any Revolving Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.” “Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

142 “Designated Equity Issuance” means any sale or issuance of Stock or Stock Equivalents (other than Disqualified Equity Interests) or any contribution to the equity capital of the Parent Borrower as to which the Parent Borrower has elected to increase the “Available Amount” pursuant to clauses (a)(iii) and (a)(v) thereto. “Designated Equity Issuance Proceeds” means the Net Cash Proceeds from any Designated Equity Issuance. “Designated Non-Cash Consideration” means the Fair Market Value of consideration that is not cash or Cash Equivalents (or deemed to be cash or Cash Equivalents) and that is received by the Parent Borrower or its Restricted Subsidiaries in connection with a Disposition pursuant to Section 5.2(b) that is designated by the Parent Borrower as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Parent Borrower delivered to the Agent, setting forth the basis of such valuation (less the amount of cash or Cash Equivalents received in connection with a subsequent Disposition of such Designated Non-Cash Consideration). “Designated Revolving Borrower” shall have the meaning assigned to such term in the preamble to this Agreement and shall include any Successor Designated Revolving Borrower, to the extent applicable. “Designated Revolving Borrower Joinder Agreement” means each joinder agreement substantially in the form of Exhibit 1.15 or otherwise in form acceptable to the Agent. “Designated Revolving Borrower Requirements” has the meaning assigned to such term in Section 1.15(a). “Direction” has the meaning assigned to such term in Section 10.8(a)(2). “Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Parent Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined or estimated by the Parent Borrower in good faith on a consolidated basis for such Sold Entity or Business. “Disposition” or “Dispose” means (a) the sale, lease, conveyance or other disposition of Property and (b) the sale or transfer by the Parent Borrower or any Restricted Subsidiary of the Parent Borrower of any Stock or Stock Equivalent issued by any Restricted Subsidiary of the Parent Borrower and held by such transferor Person. For the avoidance of doubt, “Disposition” shall not include the granting of any Lien permitted by Section 5.1 or any issuance by the Parent Borrower of any of its Stock or Stock Equivalent to another Person, but shall include the sale of any Property as a result of any foreclosure or exercise of remedies pursuant thereto. “Disqualified Equity Interests” means any Stock or Stock Equivalent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days following the final maturity date of the Loans (excluding any provisions requiring redemption upon a “change of control”, asset sale or casualty or condemnation event or similar event so long as any rights of the holders thereof upon the occurrence of such “change of control”, asset sale or casualty or condemnation event or similar event shall be subject to the prior payment in full in cash of the Obligations (other than Remaining Obligations), the termination of all commitments to lend hereunder and the termination of this Agreement), (b) is convertible into or exchangeable for (i) debt securities or (ii) any Stock or Stock Equivalents referred to in (a) above, in each case at any time on or prior to the date that is ninety-one (91) days following the final maturity date of the Loans, or (c) is entitled (other than at the option of the Parent Borrower) to receive a dividend or distribution in cash (other than for taxes attributable to the operations of the business) prior to the date that is ninety-one (91) days following the final maturity date of the Loans; provided, however, that (x) with respect clauses (a) and (b) above, only the portion of Stock or Stock Equivalent that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Equity Interests, (y) with respect to clause (c)

143 above, any Stock or Stock Equivalents that by its terms authorizes the issuer to satisfy its dividend or distribution obligations thereunder by, in lieu of a cash payment, increasing the mandatory redemption or repurchase price or liquidation preference thereof, or otherwise by making such dividend or distribution payments “in kind”, shall not be deemed to be Disqualified Equity Interests pursuant to clause (c) above and (z) if such Stock or Stock Equivalent is issued to any employee or to any plan for the benefit of employees of the Parent Borrower or its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalent shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Parent Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, however, that any class of Stock or Stock Equivalent of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Stock or Stock Equivalent that is not Disqualified Equity Interests shall not be deemed to be Disqualified Equity Interests. “Distressed Person” has the meaning assigned to such term in the definition of “Lender-Related Distress Event”. “Division” means statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act. “Dollars,” “dollars” and “$” each mean lawful money of the United States of America. “Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Agent or the applicable L/C Issuer, as applicable) by the applicable Reuters source (or such other publicly available source for displaying exchange rates as reasonably determined by the Agent or the applicable L/C Issuer, as applicable, from time to time) on the date that is two Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as reasonably determined by the Agent or the applicable L/C Issuer, as applicable, using any method of determination it reasonably deems appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as reasonably determined by the Agent or the applicable L/C Issuer, as applicable, using any method of determination it reasonably deems appropriate. Any determination by the Agent or the applicable L/C Issuer pursuant to clauses (b) or (c) above shall be conclusive absent manifest error. “Domestic Subsidiary” means any Subsidiary incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia. “DTTP Scheme” means H.M. Revenue & Customs’ Double Taxation Treaty Passport scheme, as modified from time to time. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Yield” means, as of any date of determination, the sum of (i) the higher of (A) Adjusted Term SOFR on such date and (B) the Adjusted Term SOFR floor, if any, with respect thereto as of such date, (ii) the

144 interest rate margins as of such date (with such interest rate margin and interest spreads to be determined by reference to the Adjusted Term SOFR rate) and (iii) the amount of OID and/or upfront fees paid and payable (which shall be deemed to constitute like amounts of OID) to Lenders in connection with the Term Loans or Incremental Facility (with OID or upfront fees being equated to interest based on the lesser of an assumed four-year life to maturity and the remaining life to maturity or life to maturity, as applicable, of such Terms Loans or Incremental Term Loan Facility) (excluding customary arrangement, amendment, ticking, structuring or underwriting or similar fees payable to any of the Lead Arrangers and Co-Syndication Agents (or their respective affiliates) in connection with the Term Loans or to one or more arrangers or bookrunners (or their affiliates) of the applicable Term Loans or Incremental Term Loan Facility). “Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System. “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (subject, in each case, to such consents, if any, as may be required under Section 9.9(b)), other than, in each case, (i) a natural person or (ii) a Defaulting Lender. “Employee Benefit Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA), other than any Multiemployer Plan, to which the Parent Borrower, any Restricted Subsidiary and, solely in the case of a Title IV Plan, any other ERISA Affiliate has any obligation or liability. “English Borrower” means the Initial English Borrower and any Designated Revolving Borrower incorporated or otherwise formed under the laws of England and Wales and shall include any Successor English Borrower, to the extent applicable. “English Credit Parties” means, collectively, each English Borrower and each other Credit Party incorporated or otherwise formed under the laws of England and Wales. “English Debenture” means the English law security agreement entered into between the English Credit Parties and the Agent on or about the date hereof, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “English Security Documents” means the English Debenture, the English Share Charge and each other security agreement or debenture securing the Obligations governed by the laws of England and Wales, together with any other applicable security documents securing the Obligations governed by the laws of England and Wales from time to time, in each case entered into by a Credit Party in favor of, or with, the Agent. “English Share Charge” means the English law share security agreement granted by Fortrea Inc. in favor of the Agent on or about the date hereof over (i) all the issued shares of the Initial English Borrower and (ii) part of the issued shares of Fortrea Development Limited, in each case, that are owned by Fortrea Inc. “English Subsidiary” means any Subsidiary incorporated or otherwise formed under the laws of England and Wales. “Environmental Laws” means all applicable Requirements of Law and Permits of any Governmental Authority imposing liability or standards of conduct for or relating to the regulation or protection of human health and safety (to the extent relating to exposure to Hazardous Materials), workplace health and safety (to the extent relating to exposure to Hazardous Materials), or protection of the environment and natural resources. Environmental Laws shall not include any Health Care Laws. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

145 “ERISA Affiliate” means, collectively, Parent Borrower and any Restricted Subsidiary and any Person under common control or treated as a single employer with, Parent Borrower and any Restricted Subsidiary, within the meaning of Section 414(b), (c), (m) or (o) of the Code. “ERISA Event” means any of the following: (a) a reportable event described in Section 4043(c) of ERISA with respect to a Title IV Plan, other than those events as to which the thirty day notice period is waived; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence of any liability by any ERISA Affiliate under ERISA with respect to a complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of insolvency or a notice of termination (or treatment of a plan amendment as a termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 430(k) of the Code or Section 303(k) or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) a Title IV plan is in “at risk” status within the meaning of Section 430(i) of the Code; (j) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; or (k) the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, if not waived, with respect to a Title IV Plan. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “EURIBOR” has the meaning specified in the definition of “Eurocurrency Rate”. “EURIBOR Rate” has the meaning specified in the definition of “Eurocurrency Rate”. “Euro” and “€” mean the single currency of the Participating Member States. “Eurocurrency Banking Day” means, (a) for Obligations under the Revolving Credit Facility, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day and (b) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Yen, any day (other than a Saturday or Sunday) on which banks are open for business in Japan; provided that, for purposes of notice requirements in Sections 1.5 and 1.6, in each case, such day is also a Business Day. “Eurocurrency Rate” means, with respect to any Borrowing for any Interest Period: (a) denominated in Euros, the greater of (i) the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period comparable in length to such Interest Period (the “EURIBOR Rate”), at approximately 11:00 a.m. (Brussels time) two Eurocurrency Banking Days prior to the commencement of such Interest Period; provided that if such rate is not available at such time for any reason, then the “EURIBOR Rate” with respect to such Eurocurrency Rate Borrowing for such Interest Period shall be the Interpolated Rate and (ii) the Floor; and (b) denominated in Yen, the greater of (i) the rate per annum equal to the Tokyo Interbank Offered Rate (“TIBOR”) as administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other Person that takes over the administration of such rate) for a period comparable in length to such Interest Period( the “TIBOR Rate”), at approximately 11:00 a.m. (Tokyo time) two Eurocurrency Banking Days prior to the commencement of such Interest Period; provided that if such rate is not available at such time for any reason, then the “TIBOR Rate” with respect to such Eurocurrency Rate Borrowing for such Interest Period shall be the Interpolated Rate and (ii) the Floor.

146 “Eurocurrency Rate Borrowing” means, as to any Borrowing, the Eurocurrency Rate Loans comprising such Borrowing. “Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Adjusted Eurocurrency Rate. “Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage. “European Data Protection Laws” means the GDPR, the EU e-Privacy Directive (i.e., Directive 2002/58/EC) as amended in 2009 by Directive 2009/136/EC and its national implementing laws, applicable Requirements of Laws relating to cyber security, including Directive (EU) 2022/2555 of the European Parliament and of the Council of 14 December 2022 on measures for a high common level of cybersecurity across the Union, amending Regulation (EU) No 910/2014 and Directive (EU) 2018/1972, and repealing Directive (EU) 2016/1148, the UK Data Protection Act 2018, the GDPR as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018, as amended (including by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019) and the Swiss Federal Act on Data Protection, and any other applicable Requirements of Laws relating to data protection, the Processing of Personal Data or privacy, in each case, including any regulations under such legislation, as amended, supplemented or replaced from time to time. “Event of Default” has the meaning assigned to such term in Section 7.1. “Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property. “Excess Cash Flow” means, for any applicable Excess Cash Flow Period, an amount equal to the excess, if any, of: (a) the sum, without duplication of: (1) Consolidated Net Income for such period; (2) all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income for such period; (3) decreases in Consolidated Working Capital for such period; and (4) the aggregate net amount of non-cash loss on the sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition of Property by the Parent Borrower and its Restricted Subsidiaries during such period (other than sales of inventory in the Ordinary Course of Business), to the extent deducted in arriving at such Consolidated Net Income; minus

147 (b) the sum, without duplication, of: (1) the amount of all non-cash credits included in arriving at such Consolidated Net Income; (2) the aggregate amount actually paid by the Parent Borrower or any Restricted Subsidiary thereof in cash during such period on account of Capital Expenditures; (3) the aggregate amount of all principal payments of Indebtedness of the Parent Borrower and its Restricted Subsidiaries (including (A) the aggregate amount of all regularly scheduled principal payments of the Term Loans to the extent such payments are actually made; and (B) the aggregate amount of any mandatory prepayments of the Term Loans actually made pursuant to clause (c) of Section 1.8, but excluding (1) all other prepayments, repurchases, defeasances, redemptions and/or similar payments of Term Loans and (2) all prepayments of revolving loans and swingline loans permitted hereunder made during such period (other than in respect of any revolving credit facility (other than in respect of (x) the Revolving Credit Facility, any Extended Revolving Credit Facility or Additional/Replacement Revolving Credit Facility and (y) other revolving loans that are effective in reliance on Section 5.5(a)) to the extent there is an equivalent permanent reduction in commitments thereunder)); (4) increases in Consolidated Working Capital for such period; (5) the aggregate net amount of non-cash gain on the any sale, lease, sale and leaseback, assignment, conveyance, transfer or other Disposition of Property by the Parent Borrower and its Restricted Subsidiaries during such period (other than sales of inventory in the ordinary course of business); (6) amounts paid in cash related to any permitted Investments (other than Investments made pursuant to Sections 5.4(a), (b), (d), (h), (p) and (u)), any issuance, payment, amendment or refinancing of Indebtedness permitted under Section 5.5, any issuance of Stock and Stock Equivalents and any sale, lease, sale and leaseback, assignment, conveyance, transfer or other Disposition of Property by the Parent Borrower and its Restricted Subsidiaries permitted under this Agreement and any Restricted Payments permitted under subsections 5.7(b), (c), (d), (j), (n) and (t); (7) any premium, make-whole or penalty paid in cash during such period in connection with the prepayment, redemption, purchase, defeasance or other satisfaction prior to scheduled maturity of Indebtedness permitted to be prepaid, redeemed, purchased, defeased or satisfied hereunder; (8) cash payments by the Parent Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Parent Borrower and its Restricted Subsidiaries; (9) the aggregate amount of expenditures actually made by the Parent Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period; (10) without duplication of amounts deducted from Excess Cash Flow in any prior Excess Cash Flow Period, the aggregate consideration required to be paid (or in respect of Restricted Payments, otherwise committed, planned or budgeted to be made), in cash by the Parent Borrower and its Restricted Subsidiaries pursuant to binding contracts, commitments, letters of intent, purchase orders or declarations (the “Contract Consideration”) entered into prior to or during such Excess Cash Flow Period relating to Capital Expenditures or acquisitions, Investments, or Restricted Payments described in clause (b)(6) above, in each case, to the extent

148 expected to be consummated or made, plus any restructuring cash expenses, pension payments or tax contingency payments that have been added to Excess Cash Flow pursuant to clause (a)(2) above required to be made, in each case during the period of four consecutive Fiscal Quarters of the Parent Borrower following the end of such Excess Cash Flow Period; provided that to the extent the aggregate amount actually utilized to finance such Investment, Capital Expenditures or acquisitions during such period of four consecutive Fiscal Quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive Fiscal Quarters; (11) (A) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period and (B) the amount Parent Borrower anticipates will likely be required to be paid in cash in respect of taxes of the Parent Borrower and its Restricted Subsidiaries (the “Anticipated Taxes”) during the six months immediately following such period; provided that, to the extent the amount taxes paid in cash during such six month period is less than the Anticipated Taxes, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such six month period; (12) cash expenditures in respect of Rate Contracts during such Fiscal Year to the extent not deducted in arriving at such Consolidated Net Income; and (13) any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset; provided that the amounts referenced in clauses (2), (3), (6), (8) and (9) of this paragraph (b) shall only be included in this paragraph (b) and have the effect of reducing Excess Cash Flow to the extent such amounts were not financed with the proceeds of any long term Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries; provided further that, at the option of the Parent Borrower, all such payments made after the applicable Excess Cash Flow Period and prior to the applicable due date of such Excess Cash Flow payment may (without duplication of such amount deducted in any period) be deducted from Excess Cash Flow for such prior Excess Cash Flow Period. Excess Cash Flow Period” has the meaning assigned to such term in Section 1.8(h). “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder. “Excluded Prepayment Amount” shall have the meaning assigned to such term in Section 1.8(l). “Excluded Rate Contract Obligation” means, with respect to any Guarantor (a) any guarantee of any Swap Obligations under a Secured Rate Contract if, and only to the extent that and for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation under a Secured Rate Contract (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Rate Contract Obligation” of such Guarantor as specified in any agreement between the relevant Credit Parties and the financial institution applicable to such Swap Obligations. If a Swap Obligation under a Secured Rate Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation under a Secured Rate Contract that is attributable to swaps for which such guarantee or security interest is or becomes illegal or becomes excluded in accordance with the first sentence of this definition.

149 “Excluded Subsidiary” means (i) (A) any Domestic Subsidiary that is a direct or indirect Subsidiary of a CFC and (B) any FSHCO, (ii) any Subsidiary that is not a Wholly-Owned Subsidiary, subject to the last paragraph of Section 9.26, (iii) any Subsidiary that is prohibited by (x) any Requirement of Law (for so long as such Requirement of Law remains in place) or (y) any Contractual Obligation from guaranteeing the Obligations or becoming an obligor with respect to the Obligations existing on the Closing Date or on the date such Subsidiary is acquired (for so long as such restrictions or any replacement or renewal thereof is in effect), provided that, in the case of this clause (y), such contractual restriction was in effect at the time that such Subsidiary was acquired by the Parent Borrower or its Restricted Subsidiaries and was not entered into in contemplation of the Closing Date or such acquisition, (iv) any Immaterial Subsidiary, (v) any Unrestricted Subsidiary, (vi) any Subsidiary that requires any consent, approval, license or authorization from any Governmental Authority to provide a guarantee of the Obligations unless such consent, approval, license or authorization has been received, (vii) any other Subsidiary with respect to which the Parent Borrower and the Agent reasonably agree in writing that the burden or cost or other consequences of providing a guarantee of the Obligations (including any adverse tax consequences) shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (viii) each other Subsidiary acquired pursuant to a Permitted Acquisition (or similar Investment) and financed with secured Indebtedness incurred pursuant to Section 5.5(i) and the Liens securing which are permitted by Section 5.1(q) (and, for the avoidance of doubt, not incurred in contemplation of such Permitted Acquisition (or similar Investment)), and each Subsidiary acquired in such Permitted Acquisition (or similar Investment) that guarantees such Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Obligations; (ix) any Foreign Subsidiary except for (x) any English Subsidiary and (y) to the extent, if any, the Parent Borrower elects otherwise with the consent of the Agent (such consent not to be unreasonably withheld, conditioned or delayed) in which case, such Foreign Subsidiary shall cease to constitute an Excluded Subsidiary; provided that Collateral Documents governed under the laws of such Foreign Subsidiary’s jurisdiction of organization in form and substance reasonably satisfactory to the Agent and the Parent Borrower shall have been entered into at the time of such election to create a perfected security interest with respect to the equity interests issued by and assets of such Foreign Subsidiary, (x) any other not-for-profit Subsidiaries, captive insurance companies or special purpose Subsidiaries reasonably satisfactory to the Agent and (xi) any Finance Subsidiary. Notwithstanding the foregoing exclusions and limitations, no Borrower and no Subsidiary that directly or indirectly owns capital stock of a Borrower will be an Excluded Subsidiary. “Excluded Tax” means with respect to any Secured Party (a) Taxes measured by net income (including branch profits Taxes) and franchise taxes imposed in lieu of net income taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Loan by a Lender to the Parent Borrower, U.S. federal withholding Taxes to the extent imposed pursuant to a Requirement of Law in effect on the date that such Lender (i) acquired its interest in the applicable Commitment, or, in the case of an applicable interest in a Loan not funded by such Lender pursuant to a prior Commitment, the date such Lender acquired such interest in such Loan (other than, in each case, an applicable interest in a Loan or Commitment acquired pursuant to an assignment request by the Parent Borrower under Section 9.22) or (ii) designates a new Lending Office, except in each case to the extent that, pursuant to Section 10.1(b), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its applicable Lending Office; (c) Taxes attributable to the failure by such Secured Party to comply with Section 10.1(f); (d) withholding Taxes imposed under FATCA and (e) any UK Tax Deduction in relation to a payment of interest by an English Borrower in respect of any Loan to that English Borrower to the extent any of the exclusions set out in Section 10.8 apply. “Existing Revolving Loan Commitments” means, at any time, the Revolving Loan Commitments, Extended Revolving Loan Commitments, Additional/Replacement Revolving Loan Commitments and/or Other Revolving Loan Commitments existing at such time. “Existing Revolving Loans” means, at any time, any Revolving Loans, Extended Revolving Loans, Additional/Replacement Revolving Loans and/or Other Revolving Loans outstanding at such time. “Expiring Loan Commitment” shall have the meaning assigned to such term in Section 1.1(e)(viii).

150 “Extended Revolving Credit Facility” means each class of Extended Revolving Loan Commitments established pursuant to Section 1.14(i). “Extended Revolving Lender” shall have the meaning assigned to such term in Section 1.14(i). “Extended Revolving Loan Commitment” shall have the meaning assigned to such term in Section 1.14(i). “Extended Revolving Loans” shall have the meaning assigned to such term in Section 1.14(i). “Extended Term A Loans” means Extended Term Loans that were extended from a class of Term A Loans, Incremental Term A Loans or Other Term A Loans. “Extended Term Loan Commitments” shall have the meaning assigned to such term in Section 1.14(ii). “Extended Term Loan Facility” means each class of Extended Term Loans made pursuant to Section 1.14. “Extended Term Loans” shall have the meaning assigned to such term in Section 1.14(ii). “Extending Term Lender” shall have the meaning assigned to such term in Section 1.14(ii). “Extension” shall have the meaning assigned to such term in Section 1.14. “Extension Offer” shall have the meaning assigned to such term in Section 1.14. “E-Fax” means any system used to receive or transmit faxes electronically. “E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission. “E-System” means any electronic system, approved by the Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system. “Fair Market Value” means, with respect to any Investment, Lien, asset or liability, the fair market value of such Investment, Lien, asset or liability as reasonably determined or estimated by the Parent Borrower in good faith. “Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of the Parent Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act. “FATCA” means sections 1471, 1472, 1473 and 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future United States Treasury Regulations promulgated thereunder or official governmental interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any applicable intergovernmental agreements (and related laws) and official administrative guidance implementing the foregoing. “FCPA” shall have the meaning assigned to such term in Section 3.26.

151 “Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program. “Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds rate; provided, that if the Federal Funds Rate for any day is less than zero, the Federal Funds Rate for such day will be deemed to be zero. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions. “Fee Letter” shall have the meaning assigned to such term in Section 1.9(a). “FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program. “Finance Subsidiary” means a wholly owned Restricted Subsidiary of the Parent Borrower (or another Person formed solely for the purposes of engaging in a Permitted Receivables Financing with the Parent Borrower in which the Parent Borrower or any Subsidiary of the Parent Borrower transfers accounts receivable and related assets and makes an Investment) which engages in no activities other than in connection with the financing of accounts receivable of the Parent Borrower and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Parent Borrower as a Finance Subsidiary and (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Parent Borrower or any other Subsidiary of the Parent Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent Borrower or any other Restricted Subsidiary of the Parent Borrower in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Parent Borrower or any other Restricted Subsidiary of the Parent Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and (2) with which neither the Parent Borrower nor any other Restricted Subsidiary of the Parent Borrower has any material contract, agreement, arrangement or understanding other than on terms (x) which the Parent Borrower reasonably believes to be no less favorable to the Parent Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Borrower or (y) which the Parent Borrower has determined in good faith to be customary in a Permitted Receivables Financing. Any such designation by the Parent Borrower shall be evidenced to the Agent by filing with the Agent a certified copy of the resolution of the board of directors of the Parent Borrower giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions. “Financial Covenant Event of Default” means an Event of Default under Section 7.1(c)(vvi). “FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended. “First Lien Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period. “First Lien/Second Lien Intercreditor Agreement” means any First Lien/Second Lien Intercreditor Agreement in substantially the form of Exhibit 11.1(g), among the Agent, as Senior Priority Representative for the Credit Agreement Secured Parties (each as defined therein), a Second Priority Representative for the Second Lien Credit Agreement Secured Parties (each as defined therein), the Credit Parties and each additional representative party thereto from time to time. “Fiscal Quarter” means any of the quarterly accounting periods of the Credit Parties ending on March 31st, June 30th, September 30th and December 31st of each year.

152 “Fiscal Year” means any of the annual accounting periods of the Credit Parties ending on December 31st of each year. “Fitch” means Fitch Ratings, Inc. “Fixed Amount” has the meaning assigned to such term in Section 11.5. “Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines. “Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (or, in the case of other Loans incurred subsequent to the date of this Agreement, any other benchmark rate floor agreed to therefor) (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark. For the avoidance of doubt, (x) the Floor for any RFR Borrowing of Initial Term B Loans shall be 0.50% and (y) the Floor for any RFR Borrowing (other than with respect to the Initial Term B Loans) and any Eurocurrency Rate Borrowing shall be zero. “Foreign Plan” means any pension plan, benefit plan, fund (including any superannuation fund) or other similar program established, maintained or contributed to by the Parent Borrower or any Subsidiary for the benefit of employees of the Parent Borrower or any Subsidiary employed and residing outside the United States (other than any plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), which plan, fund or other similar program provides, or results in, retirement income or a deferral of income in contemplation of retirement, and which plan is not subject to ERISA. “Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of material unfunded liabilities in excess of the amount permitted under any applicable Requirement of Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Requirement of Law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any material liability by the Parent Borrower or any Subsidiary under applicable Requirement of Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Requirement of Law and that could reasonably be expected to result in the incurrence of any material liability by the Parent Borrower or any Subsidiary, or the imposition on the Parent Borrower or any Subsidiary of any material fine, excise tax or penalty resulting from any noncompliance with any applicable Requirement of Law. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “Form 10” means the Company’s registration statement on Form 10 filed with the SEC on May 15, 2023 relating to the common stock of the Company expected to be distributed by Labcorp in connection with the Spin- off, as amended by that certain Amendment No. 1 to Form 10 filed with the SEC on June 2, 2023 and as further amended from time to time prior to the Closing Date. “FSHCO” means any direct or indirect Domestic Subsidiary of the Parent Borrower that (directly or indirectly) has no material assets other than Stock or Stock Equivalents of one or more Foreign Subsidiaries that are CFCs. “Funded Debt” means all Indebtedness of the Parent Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Parent Borrower or any such Restricted Subsidiary, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

153 “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination; provided, however, that GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Parent Borrower or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof. If at any time a change in GAAP or the permitted application of GAAP would affect the computation of any financial ratio or requirement set forth in the Loan Documents, and the Parent Borrower shall so request to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision, the Agent and the Parent Borrower shall negotiate in good faith to amend such ratio or requirement thereof in light of such change in GAAP or the application thereof to conform such ratio or requirement to the contemplated ratio and requirement prior to such change in GAAP (and such amendment shall not require the consent of any Lender or L/C Issuer) and, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP or the application thereof prior to such change and all Compliance Certificates provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP or the application thereof. “GDPR” means the Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the Processing of Personal Data and on the free movement of such data and repealing Directive 95/46/EC, as amended, replaced or superseded from time to time. “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Governmental Authority shall include any agency, branch or other governmental body charged with the responsibility and/or vested with the authority to administer and/or enforce any Health Care Laws. “Governmental Payor” means Medicare, Medicaid, TRICARE, CHAMPVA, any state health plan adopted pursuant to Title XIX of the Social Security Act, any other state or federal health care program and any other Governmental Authority which presently or in the future maintains a Third Party Payor Program. “Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

154 “GS” has the meaning assigned to such term in the preamble to this Agreement. “Guarantor” means the Borrowers, each Subsidiary other than an Excluded Subsidiary and any other Person that has executed a guaranty of the Obligations. “Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of the June 30, 2023, made by the Credit Parties in favor of the Agent, for the benefit of the Secured Parties. “Hazardous Materials” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls, per- or polyfluoroalkyl substances, biological waste, pharmaceutical waste and radioactive substances, or which could give rise to liability under Environmental Law. “Health Care Laws” means all Requirements of Law pertaining to health regulatory matters applicable to the operations of the Parent Borrower and its Subsidiaries including, without limitation, (a) the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (jointly and commonly referred to as the Affordable Care Act or “ACA”); the Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.); the Controlled Substances Act (21 U.S.C. § 801 et seq.); and the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a); (b) fraud and abuse (including without limitation the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the False Claims Act (31 U.S.C. § 3729 et seq.); Civil Monetary Penalties (42 U.S.C. § 1320a-7a); and criminal false statements (42 U.S.C. § 1320a-7b(a)); (c) Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), TRICARE (10 U.S.C. §1076D) or other governmental health care or payment program (collectively, the “Program”); (d) HIPAA; and (e) any other law or regulation of any governmental authority which regulates kickbacks, patient or Program reimbursement, or the hiring of employees or acquisition of services or products from those who have been excluded from governmental health care programs). “HIPAA” means (a) the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.), including the Privacy Standards (45 C.F.R. Parts 160 and 164), the Electronic Transactions Standards (45 C.F.R. Parts 160 and 162), and the Security Standards (45 C.F.R. Parts 160, 162 and 164) promulgated under the Administrative Simplifications subtitle of the Health Insurance Portability and Accountability Act of 1996. “Historical Financial Statements” means (i) audited consolidated balance sheets of Parent Borrower and its consolidated subsidiaries as at the end of, and related audited consolidated statements of operations and cash flows of Borrower and its consolidated subsidiaries for, the fiscal years ended December 31, 2020, December 31, 2021 and December 31, 2022 and (ii) an unaudited consolidated balance sheet of the Parent Borrower and its consolidated subsidiaries as at the end of, and related unaudited consolidated statements of operations and cash flows of Parent Borrower and its consolidated subsidiaries for, each completed Fiscal Quarter (other than the fourth Fiscal Quarter of any fiscal year) of Parent Borrower and its consolidated subsidiaries subsequent to December 31, 2022 and ended at least 45 days prior to the Closing Date (in the case of this clause (ii), without footnote disclosure and subject to year- end and audit adjustments). “Identified Contingent Liabilities” means the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Parent Borrower and its Subsidiaries taken as a whole after giving effect to the Transactions (including the execution and delivery of this Agreement, the making of the loans hereunder and the use of proceeds of such loans on the date hereof) (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by a Responsible Officer of the Parent Borrower. “Illegality Notice” has the meaning assigned to such term in Section 10.2.

155 “Immaterial Subsidiaries” means any Subsidiary of the Parent Borrower (a) whose (x) business and operations represent individually not more than five percent (5%) of revenues of the Parent Borrower and its Subsidiaries (after eliminating intercompany obligations) as of the most recently completed Test Period and (y) assets (after eliminating intercompany obligations) represent individually not more than five percent (5%) of the Fair Market Value of the consolidated total assets of the Parent Borrower and its Subsidiaries (after eliminating intercompany obligations) as of the most recently completed Test Period, and (b) whose (x) business and operations, taken together with all such Subsidiaries of the Parent Borrower, represent in the aggregate not more than ten percent (10%) of revenues of the Parent Borrower and its Subsidiaries (after eliminating intercompany obligations) as of the most recently completed Test Period and (y) assets, taken together with all such Subsidiaries of the Parent Borrower, (after eliminating intercompany obligations) represent individually not more than ten percent (10%) of the Fair Market Value of the consolidated total assets of the Parent Borrower and its Subsidiaries (after eliminating intercompany obligations) as of the most recently completed Test Period. “Incremental Agreement” shall have the meaning assigned to such term in Section 1.12(c). “Incremental Cap” shall have the meaning assigned to such term in Section 1.12(a). “Incremental Commitments” shall have the meaning assigned to such term in Section 1.12(a). “Incremental Equivalent Debt” means Indebtedness in an amount not to exceed the Incremental Cap incurred by any Credit Party consisting of the incurrence or issuance of one or more series of senior secured notes or loans, junior lien loans or notes, subordinated loans or notes or senior unsecured loans or notes (in each case in respect of the issuance of notes, whether issued in a public offering, Rule 144A or other private placement or purchase or otherwise) or any bridge financing in lieu of the foregoing, or secured or unsecured “mezzanine” debt, in each case, to the extent secured, subject to a Customary Intercreditor Agreement; provided that such Incremental Equivalent Debt shall be subject to the requirements set forth in Section 1.12(a)(i) and (iv) mutatis mutandis. “Incremental Facilities” shall have the meaning assigned to such term in Section 1.12(a). “Incremental Revolving Loan Commitment Increase” shall have the meaning assigned to such term in Section 1.12(a). “Incremental Revolving Loan Commitment Increase Lender” shall have the meaning assigned to such term in Section 1.12(c)(ii). “Incremental Starter Amount” means, as of any date of determination, (i) the greater of (x) $410,000,000 and (y) Consolidated EBITDA of the Parent Borrower as of the end of the most recent Test Period minus (ii) the aggregate principal amount of all Incremental Facilities incurred pursuant to Section 1.12(a)(ii)(A) and Incremental Equivalent Debt incurred pursuant to Section 5.5(t)(ii)(A). “Incremental Term A Loans” shall have the meaning assigned to such term in Section 1.12(a). “Incremental Term B Loans” shall have the meaning assigned to such term in Section 1.12(a). “Incremental Term Loan Commitment” means the Commitment of any Lender to make Incremental Term Loans of a particular class pursuant to Section 1.12(a). “Incremental Term Loan Facility” means each class of Incremental Term Loans made pursuant to Section 1.12. “Incremental Term Loan Facility Closing Date” means the date of effectiveness of any Incremental Agreement in respect of Incremental Term Loans made pursuant to Section 1.12. “Incremental Term Loans” shall have the meaning assigned to such term in Section 1.12(a).

156 “Incurrence-Based Amount” has the meaning assigned to such term in Section 11.5. “Indebtedness” of any Person means, without duplication: (a) all obligations for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, including earn- outs (other than (i) trade accounts and accrued expenses payable incurred in the Ordinary Course of Business and (ii) any earn-out obligation until, and solely to the extent, such obligation is required to be included as a liability on the balance sheet of such Person in accordance with GAAP); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drawings thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property) which for purposes of this clause (e) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the Fair Market Value of the Property encumbered thereby; (f) all Capital Lease Obligations; (g) all obligations of such Person in respect of Disqualified Equity Interests; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness which for purposes of this clause (h) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the Fair Market Value of the Property encumbered thereby; and (i) to the extent not otherwise included above, all Guarantees in respect of indebtedness or obligations referred to in clauses (a) through (h) above, in each case, if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; provided that indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above shall only be considered Indebtedness hereunder if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP. For all purposes hereof, the Indebtedness of any Person shall exclude (A) in the case of the Parent Borrower and its Restricted Subsidiaries, all intercompany Indebtedness that is payable on demand or having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms), (B) obligations under or in respect of operating leases or sale lease-back transactions (except any resulting Capital Lease Obligations), (C) Guarantees incurred in the Ordinary Course of Business and not in respect of borrowed money; (D) deferred or prepaid revenues; (E) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller or (F) any purchase price adjustments, milestone and/or bonus payments (whether performance or time-based), and royalty, licensing, revenue and/or profit sharing arrangements, in each case, characterized as such and, arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements, in each case, in the Ordinary Course of Business. Notwithstanding anything in this definition to the contrary, Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. “Indemnified Matters” shall have the meaning assigned to such term in Section 9.6(a). “Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), all Other Taxes. “Indemnitee” shall have the meaning assigned to such term in Section 9.6(a). “Information” shall have the meaning assigned to such term in Section 9.10(b). “Initial English Borrower” shall have the meaning assigned to such term in the preamble to this Agreement and shall include any Successor English Borrower, to the extent applicable.

157 “Initial Term A Lender” means each Lender that holds an Initial Term A Loan Commitment or an Initial Term A Loan. “Initial Term A Loan Commitment” means (a) in the case of each Lender that is an Initial Term A Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s “Initial Term A Loan Commitment” and (b) in the case of any Lender that becomes a Lender after the Closing Date, the amount specified as such Lender’s “Initial Term A Loan Commitment” in the Assignment pursuant to which such Lender assumed a portion of the aggregate Initial Term A Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Initial Term A Loan Commitments as of the Closing Date is $500,000,000. “Initial Term A Loan Facility” means the term loan facility pursuant to which the Initial Term A Loans are made to the Parent Borrower. “Initial Term A Loan Maturity Date” means the date that is five years after the Closing Date, or if such date is not a Business Day, the Business Day immediately following such date. “Initial Term A Loans” means the term loans made by the Initial Term A Lenders to the Parent Borrower on the Closing Date pursuant to Section 1.1(a). “Initial Term A Note” means a promissory note of the Parent Borrower payable to a Lender, in substantially the form of Exhibit 11.1(e) hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from the Initial Term A Loan made to the Parent Borrower by such Lender or its predecessor(s). “Initial Term B Lender” means each Lender that holds an Initial Term B Loan Commitment or an Initial Term B Loan. “Initial Term B Loan Commitment” means (a) in the case of each Lender that is an Initial Term B Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(b) as such Lender’s “Initial Term B Loan Commitment” and (b) in the case of any Lender that becomes a Lender after the Closing Date, the amount specified as such Lender’s “Initial Term B Loan Commitment” in the Assignment pursuant to which such Lender assumed a portion of the aggregate Initial Term B Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Initial Term B Loan Commitments as of the Closing Date is $570,000,000. “Initial Term B Loan Facility” means the term loan facility pursuant to which the Initial Term B Loans are made to the Parent Borrower. “Initial Term B Loan Maturity Date” means the date that is seven years after the Closing Date, or if such date is not a Business Day, the Business Day immediately following such date. “Initial Term B Loans” means the term loans made by the Initial Term B Lenders to the Parent Borrower on the Closing Date pursuant to Section 1.1(b). “Initial Term B Note” means a promissory note of the Parent Borrower payable to a Lender, in substantially the form of Exhibit 11.1(f) hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from the Initial Term A Loan made to the Parent Borrower by such Lender or its predecessor(s). “Initial Term Loans” means the Initial Term A Loans and the Initial Term B Loans. “Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors;

158 in each case in (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code. “Intellectual Property” means all rights, title and interests in or relating to United States intellectual property and all IP Ancillary Rights relating thereto, as applicable, including all United States Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses. “Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Interest Expense for such Test Period. “Interest Payment Date” means, (a) as to any Base Rate Loan or any Daily Simple RFR Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Rate Loan or Term SOFR Loan having an Interest Period of three (3) months or less, the last day of such Interest Period, (c) as to any Eurocurrency Rate Loan or Term SOFR Loan having an Interest Period longer than three (3) months, each day that is three (3) months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Swing Loan that is a Daily Simple SOFR Loan, the last Business Day of each month to occur while such Loan is outstanding and the final maturity date of such Loan and (e) as to any Loan, the date of any repayment or prepayment made in respect thereof. “Interest Period” means, as to any Eurocurrency Rate Loan or Term SOFR Loan, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the interest rate applicable to the relevant Currency), as specified in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Initial Term A Loan Maturity Date, the Initial Term B Loan Maturity Date or the Revolving Termination Date, as applicable, and (iv) no tenor that has been removed from this definition pursuant to Section 10.6(d) shall be available for specification in such Notice of Borrowing or Notice of Conversion/Continuation. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing. “Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights, as applicable) in or to internet domain names. “Interpolated Rate” means, at any time, with respect to any Eurocurrency Rate Borrowings denominated in any Currency and for any Interest Period, the rate per annum determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available for the applicable Currency) that is shorter than the Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for the applicable Currency) that exceeds the Interest Period, in each case, (x) in the case of any Eurocurrency Rate Borrowings denominated in Euros, at approximately 11:00 a.m. (Brussels time) two Eurocurrency Banking Days prior to the commencement of such Interest Period and (y) in the case of any Eurocurrency Rate Borrowings denominated in Yen, at approximately 11:00 a.m. (Tokyo time) two Eurocurrency Banking Days prior to the commencement of such Interest Period. “Investments” shall have the meaning assigned to such term in Section 5.4. “IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts thereto, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time

159 due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any of the foregoing. “IP License” means any written Contractual Obligation (and all related IP Ancillary Rights, as applicable), granting any right, title and interest in or to any Intellectual Property. “IRS” means the Internal Revenue Service of the United States and any successor thereto. “Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, increase the available balance of, or reduce or eliminate any scheduled decrease in the available balance of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings. "ITA" means the United Kingdom Income Tax Act 2007. “Judgment Currency” shall have the meaning assigned to such term in Section 9.25. “Junior Debt” shall have the meaning assigned to such term in Section 5.7. “L/C Commitment” means, as to any Revolving Lender, the obligation of such Revolving Lender to issue Letters of Credit pursuant to Section 1.1(d) in an aggregate undrawn, unexpired amount plus the aggregate unreimbursed drawn amount thereof at any time not to exceed the amount set forth under the heading “L/C Commitments” opposite such Revolving Lender’s name on Schedule 1.1(d) or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, in each case, as the same may be changed from time to time pursuant to the terms hereof. “L/C Issuer” means, with respect to Letters of Credit issued under this Agreement, (i) each Revolving Lender with a Revolving Loan Commitment on the Closing Date and (ii) any Lender or an Affiliate thereof legally authorized to issue Letters of Credit hereunder or a bank or other legally authorized Person, in each case, reasonably acceptable to the Agent and the Parent Borrower, in such Person’s capacity as an issuer of Letters of Credit hereunder. Notwithstanding anything else to the contrary in this Agreement, no L/C Issuer shall be obligated to issue (but may, in its sole discretion, issue) Letters of Credit in an aggregate principal amount in excess of such L/C Issuer’s pro rata portion (based on such L/C Issuer’s Commitment Percentage) of the L/C Sublimit. Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by branches or Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such branch or Affiliate in respect to Letters of Credit issued by such branch or Affiliate. “L/C Reimbursement Date” shall have the meaning assigned to such term in Section 1.1(d)(v). “L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Parent Borrower to the L/C Issuer thereof, as and when matured, to pay all amounts drawn under such Letter of Credit. “L/C Request” shall have the meaning assigned to such term in Section 1.1(d)(ii). “L/C Sublimit” shall have the meaning assigned to such term in Section 1.1(d)(i)(A). “Labcorp” means Laboratory Corporation of America Holdings, a Delaware corporation. “Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to the latest to mature of any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Initial Term A Loan, Initial Term B Loan, any Incremental Term Loan, any Incremental Term Loan Commitment, any Extended Term Loan, any Extended Term Loan Commitment, any Other Term Loan, any Other Term Loan Commitment, any Revolving Loan Commitment, any Incremental Revolving Loan Commitment Increase,

160 any Extended Revolving Loan Commitment, any Additional/Replacement Revolving Loan Commitment or any Other Revolving Loan Commitment, in each case as extended in accordance with this Agreement from time to time. “LCA Election” shall have the meaning assigned to such term in Section 11.2(g). “LCA Test Date” shall have the meaning assigned to such term in Section 11.2(g). “Lead Arrangers” means Goldman Sachs Bank USA, Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., PNC Capital Markets LLC and Wells Fargo Securities, LLC, in their respective capacities as lead arrangers and bookrunners. “Lender” shall have the meaning assigned to such term in the preamble and, unless the context requires otherwise, includes the Swingline Lender. “Lender Default” means (i) the refusal (in writing) or failure of any Revolving Lender (which term, for purposes of this definition, shall also include any Lender under any Additional/Replacement Revolving Credit Facility) to make available its portion of any incurrence of Revolving Loans or participations in Letters of Credit or Swing Loans, which refusal or failure is not cured within two Business Day after the date of such refusal or failure unless such Lender notifies Agent and the Parent Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied; (ii) the failure of any Revolving Lender to pay over to the Agent, any L/C Issuer or any other Revolving Lender any other amount required to be paid by it hereunder within two business day of the date when due; (iii) the notification by a Revolving Lender to the Parent Borrower or the Agent that it does not intend or expect to comply with any of its funding obligations under the Revolving Credit Facility or has made a public statement to that effect with respect to its funding obligations under the Revolving Credit Facility (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding cannot be satisfied); (iv) the failure by a Revolving Lender to confirm, within three (3) Business Days after written request by the Agent or the Parent Borrower, in a manner reasonably satisfactory to the Agent that it will comply with its obligations under the Revolving Credit Facility (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause upon receipt of such written confirmation by the Agent and the Parent Borrower), (v) the admission of a Distressed Person in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event or (vi) any Revolving Lender becoming the subject of a Bail-In Action. “Lender-Related Distress Event” means, with respect to any Revolving Lender (which term, for purposes of this definition, shall also include any Lender under any Additional/Replacement Revolving Credit Facility), that such Revolving Lender or any Person that directly or indirectly controls such Revolving Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation or winding up, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt or no longer viable, or if any Governmental Authority having regulatory authority over such Distressed Person has taken control of such Distressed Person or has taken steps to do so; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Revolving Lender or any Person that directly or indirectly controls such Revolving Lender by a Governmental Authority or an instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or its parent entity.

161 “Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Parent Borrower and the Agent. “Letter of Credit” means any standby letter of credit Issued for the account of the Parent Borrower or any of its Subsidiaries by any L/C Issuer. A Letter of Credit may be issued in Dollars or in any Alternative Currency. “Letter of Credit Exposure” means, with respect to any Revolving Lender, at any time, an amount equal to such Revolving Lender’s Commitment Percentage of the aggregate Letter of Credit Obligations at such time. “Letter of Credit Fee” shall have the meaning assigned to such term in Section 1.9(c). “Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of the Parent Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the Issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in subsection 1.1(c) with respect to any Letter of Credit. “Liabilities” means all claims, damages, losses, liabilities or penalties of any kind or nature whatsoever. “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment as security, charge, deposit arrangement, encumbrance, lien (statutory or otherwise), security interest or other security arrangement, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing; provided that in no event shall any operating lease or any license be deemed to constitute a Lien. “Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, which the Parent Borrower or one or more of its Restricted Subsidiaries has contractually committed to consummate, the terms of which do not condition the Parent Borrower’s or such Restricted Subsidiary’s, as applicable, obligation to close such acquisition on the availability of, or on obtaining, third-party financing. “Loan” means any loan made or deemed made by any Lender hereunder. “Loan Documents” means this Agreement (including, for the avoidance of doubt, any Refinancing Amendment), Amendment No. 1, each Designated Revolving Borrower Joinder Agreement, the Notes, the Collateral Documents, each Letter of Credit, any Incremental Agreement, any Customary Intercreditor Agreement entered into after the Closing Date to which the Agent is a party and any joinder agreements to any of the foregoing. “Margin Stock” means “margin stock” as such term is defined in Regulation U of the Federal Reserve Board. “Master Agreement” shall have the meaning assigned to such term in the definition of the term “Rate Contracts.” “Material Acquisition” has the meaning assigned to such term in Article VI. “Material Acquisition Total Leverage Level Increase” has the meaning assigned to such term in Article VI. “Material Adverse Effect” means a circumstance or condition that would materially and adversely affect (a) the business, results of operations or financial condition of the Parent Borrower and its Restricted Subsidiaries, taken as a whole; (b) the ability of the Credit Parties, taken as a whole, to perform their payment obligations under any Loan Document to which it is a party; or (c) the rights and remedies of the Agent, the Lenders and the other Secured Parties under any Loan Document. “Material Intellectual Property” means any intellectual property that is material to the operation of the business of the Parent Borrower and its Subsidiaries, taken as a whole.

162 “Maximum Lawful Rate” shall have the meaning assigned to such term in Section 1.3(d). “Medicaid” means, collectively, the health care assistance program administered by state agencies under, and approved by the Centers for Medicare & Medicaid Services pursuant to the terms of, Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and any successor statutes thereto; any and all applicable rules or regulations promulgated from time to time thereunder for which compliance is required; and state statutes and plans for medical assistance enacted in connection with such federal statutes, rules and regulations, each as may be amended, modified or supplemented from time to time. “Medicare” means, collectively, the health insurance program for the aged and disabled administered by the Centers for Medicare & Medicaid Services pursuant to the terms of Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.), any successor statutes thereto, and any and all applicable rules or regulations promulgated from time to time thereunder for which compliance is required, each as may be amended, modified or supplemented from time to time. “MNPI” shall have the meaning assigned to such term in Section 9.10(a). “Moody’s” means Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business. “Mortgage” means any mortgage, deed of trust, deed to secure debt, security deed, trust deed or other document creating a Lien on Real Estate owned in fee simple or any interest in Real Estate owned in fee simple in favor of the Agent for the benefit of the Secured Parties, as the same may be amended, amended and restated, modified or supplemented from time to time. “Mortgaged Property” means (a) any Real Estate listed on Schedule 3.9 hereto, if any, which is encumbered (or required to be encumbered) by a Mortgage and (b) any Real Estate which is encumbered (or required to be encumbered) by a Mortgage pursuant to Section 4.13(b) hereto. “Multiemployer Plan” means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, as to which any ERISA Affiliate has any obligation or liability, contingent or otherwise. “National Flood Insurance Program” means the program created by the U.S. Congress pursuant to (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program. “Net Cash Proceeds” means: (a) with respect to the Disposition of any asset by the Parent Borrower or any Restricted Subsidiary or any Event of Loss, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Event of Loss (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Event of Loss, any insurance proceeds or condemnation awards in respect of such Event of Loss received by or paid to or for the account of the Parent Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium (if any) and interest of any Indebtedness that is secured by the asset subject to such Disposition or Event of Loss and that is repaid in connection with such Disposition or Event of Loss (other than Indebtedness under the Loan Documents and Other Applicable Indebtedness), (B) the reasonable out-of-pocket expenses incurred by the Parent Borrower or any Restricted Subsidiary in connection with such Disposition or Event of Loss (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and

163 brokerage, consultant and other customary fees actually incurred in connection therewith), (C) income taxes (net of any applicable credits, deductions or offsets) reasonably estimated by the Parent Borrower to be actually payable with regard to such tax year of the Parent Borrower and its Restricted Subsidiaries as a result of any gain recognized in connection therewith, (D) in connection with any Disposition, the pro rata portion of the net cash proceeds available therefrom (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Parent Borrower or any Restricted Subsidiary as a result thereof and (E) any reserve for adjustment instituted in accordance with GAAP in respect of (i) the sale price of such asset or assets and (ii) any liabilities associated with such asset or assets and retained by the Parent Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (A) received upon the Disposition of any non-cash consideration received by the Parent Borrower or any Restricted Subsidiary in any such Disposition and (B) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E) or, if such liabilities have not been satisfied in cash and such reserve not reversed within two (2) years after such Disposition or Event of Loss, the amount of such reserve); (b) with respect to the issuance of any equity interest by any Credit Party (or by any direct or indirect parent of the Parent Borrower), the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance over (ii) the investment banking fees, underwriting discounts and commissions, and other reasonable out-of-pocket expenses and other customary expenses (including attorney’s fees, survey costs, title insurance premiums and search and recording charges, transfer taxes, deed or mortgage recording taxes and other customary expenses and brokerage, consultant and other customary fees, issuance costs, discounts and other costs and expenses), incurred by a Credit Party (or by any direct or indirect parent of the Parent Borrower) in connection with such issuance; and (c) with respect to the incurrence or issuance of any Indebtedness by the Parent Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the reasonable and customary fees, commissions, expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and search and recording charges, transfer taxes, deed or mortgage recording taxes and other customary expenses and brokerage, consultant and other customary fees), issuance costs, discounts and other costs and expenses in connection therewith (and, in the case of the incurrence of any Indebtedness the proceeds of which are required to be used to prepay any class of Loans under this Agreement, accrued interest and premium, if any, on such Loans and any other amounts (other than principal) required to be paid in respect of such Loans in connection with any such prepayment and/or reduction). “Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of dividends on preferred stock. “Non-Expiring Loan Commitment” shall have the meaning assigned to such term in Section 1.1(d)(viii). “Non-U.S. Lender” means each Lender and each L/C Issuer, in each case that is not a “United States person” as defined in Section 7701(a)(30) of the Code. “Note” means any Revolving Note or Term Note, and “Notes” means all such Notes. “Notice of Borrowing” means a notice given by the Parent Borrower to the Agent pursuant to Section 1.5, in substantially the form of Exhibit 11.1(b) hereto. “Notice of Conversion/Continuation” shall have the meaning assigned to such term in Section 1.6(a). “Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, L/C Reimbursement Obligations, covenants and duties owing by any Credit Party to any Lender, the Agent, any L/C

164 Issuer, any Secured Swap Provider, Cash Management Bank or any other Person required to be indemnified, that arises under any Loan Document, any Secured Rate Contract or Secured Cash Management Agreement, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired including all interest, fees and other amounts that but for the filing of any bankruptcy petition against any Credit Party would have accrued in any insolvency proceeding of any Credit Party, whether or not a claim for such interest, fees or other amounts is permitted in such proceeding; provided that Obligations of any Guarantor shall not include any Excluded Rate Contract Obligations solely of such Guarantor. Notwithstanding the foregoing, unless otherwise agreed to by the Parent Borrower, the obligations of a Credit Party under any Secured Rate Contract and any Cash Management Obligations under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Collateral Documents and only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and any release of Collateral or Guarantors effected in the manner permitted by this Agreement and the other Loan Documents shall not require the consent of any holders of the Secured Rate Contracts or Secured Cash Management Agreements. “OFAC” shall have the meaning assigned to such term in Section 3.25. “OID” means original issue discount. “Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person, or otherwise in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document. “Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement, articles or certificate of formation, the memorandum of association, and the articles of association or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person. “Other Applicable Indebtedness” shall have the meaning assigned to such term in Section 1.8(e). “Other Commitment” means any Other Revolving Loan Commitment and any Other Term Loan Commitment. “Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party’s having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Documents, or sold or assigned an interest in any Loan or Loan Documents). “Other Loan” means any Other Revolving Loans and any Other Term Loans. “Other Revolving Loan Commitment” means one or more tranches of revolving loan commitments hereunder that result from a Refinancing Amendment. “Other Revolving Loan Facility” means each class of Other Revolving Loan Commitments established pursuant to a Refinancing Amendment. “Other Revolving Loans” means one or more tranches of revolving loans that result from a Refinancing Amendment.

165 “Other Taxes” shall have the meaning assigned to such term in Section 10.1(c). “Other Term A Loans” means one or more tranches of Other Term loans that result from a Refinancing Amendment relating to the refinancing of Term A Loans, Incremental Term A Loans or Extended Term A Loans. “Other Term Loan Commitments” means one or more tranches of term loan commitments hereunder that result from a Refinancing Amendment. “Other Term Loan Facility” means each class of Other Term Loans established pursuant to a Refinancing Amendment. “Other Term Loans” means one or more tranches of term loans that result from a Refinancing Amendment. “Parent Borrower” shall have the meaning assigned to such term in the preamble to this Agreement and shall include any Successor Borrower, to the extent applicable. “Pari Passu Intercreditor Agreement” means that certain Pari Passu Intercreditor Agreement, dated as of June 30, 2023, among the Agent and the Secured Notes Agent, and acknowledged by each Credit Party, as amended, restated, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and thereof. “Participant” shall have the meaning assigned to such term in Section 9.9(d). “Participant Register” shall have the meaning assigned to such term in Section 9.9(d). “Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Patents” means all rights, title and interests (and all related IP Ancillary Rights, as applicable) in or to letters patent and applications therefor. “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56. “Payment” shall have the meaning assigned to such term in Section 8.15(a). “Payment Notice” shall have the meaning assigned to such term in Section 8.15(b). “Payment Recipient” shall have the meaning assigned to such term in Section 8.15(a). “PBGC” means the United States Pension Benefit Guaranty Corporation or any successor thereto. “Perfection Certificate” means that certain perfection certificate, dated as of the Closing Date, executed and delivered by the U.S. Credit Parties. “Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR.” “Permits” means, with respect to any Person, any permit, approval, consent, authorization, license, registration, accreditation, certificate, certification, certificate of need, concession, grant, franchise, variance or permission from any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Permitted Acquisition” means any acquisition, by merger, consolidation, amalgamation or otherwise, by the Parent Borrower or any of the Restricted Subsidiaries of assets (including any assets constituting a business unit,

166 line of business or division) or the Stock or Stock Equivalents of a Person; provided that (a) if such acquisition involves the acquisition of Stock or Stock Equivalents of a Person that upon such acquisition would become a Subsidiary, such acquisition shall result in the issuer of such Stock or Stock Equivalents becoming a Restricted Subsidiary, (b) the aggregate amount of Permitted Acquisitions by Credit Parties of assets that are not and do not become Collateral and Permitted Acquisitions (including the formation of Restricted Subsidiaries made in connection with Permitted Acquisitions) of Persons that are not and do not become Guarantors (when taken together with the aggregate amount of Investments pursuant to Section 5.4(b)(iii)) shall not exceed the greater of $125,000,000 and 30.0% of Consolidated EBITDA (determined at the time such Investment is made for the most recently completed Test Period) at any time outstanding for all such Investments, (c) subject to Section 11.2(g), both immediately prior to and after giving Pro Forma Effect to such acquisition, no Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) shall have occurred and be continuing and (d) immediately after giving Pro Forma Effect to such acquisition, the Parent Borrower and its Restricted Subsidiaries shall be in compliance with Section 4.22. “Permitted Junior Secured Refinancing Debt” means any secured Indebtedness incurred by the Parent Borrower and/or any Guarantor in the form of one or more series of junior-lien secured notes, bonds or debentures or junior-lien secured loans; provided that: (a) such Indebtedness is secured by a Lien on the Collateral on a junior-priority basis to the Lien on the Collateral securing the Obligations and is not secured by any property or assets other than the Collateral; (b) such Indebtedness constitutes Credit Agreement Refinancing Debt; (c) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event, excess cash flow payments and customary acceleration rights after an event of default) prior to the Latest Maturity Date at the time such Indebtedness is incurred; (d) the security agreements relating to such Indebtedness are in the good faith determination of the Parent Borrower substantially the same as or, taken as a whole, not more restrictive to the Credit Parties as the security agreements that constitute Loan Documents, taken as a whole, (with such differences as are reasonably satisfactory to the Agent); (e) such Indebtedness is not guaranteed by any Person other than the Parent Borrower and Persons who guaranty the Obligations; and (f) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Customary Intercreditor Agreement; provided that, if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred, then Parent Borrower, the other Guarantors, Agent and the Senior Representative for such Indebtedness shall have executed and delivered a Customary Intercreditor Agreement. Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes and any Registered Equivalent Notes issued in exchange for any Permitted Junior Secured Refinancing Debt. “Permitted Liens” shall have the meaning assigned to such term in Section 5.1. “Permitted Pari Passu Refinancing Debt” means any secured Indebtedness incurred by the Parent Borrower and/or any Guarantor in the form of one or more series of senior secured notes, bonds, debentures or senior secured loans; provided that: (a) such Indebtedness is secured by all or a portion of the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets other than the Collateral;

167 (b) such Indebtedness constitutes Credit Agreement Refinancing Debt; (c) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event, excess cash flow payments and customary acceleration rights after an event of default) prior to the Latest Maturity Date at the time such Indebtedness is incurred; (d) the security agreements relating to such Indebtedness are in the good faith determination of the Parent Borrower substantially the same as or, taken as a whole, not more restrictive to the Credit Parties as the security agreements constituting Loan Documents, taken as a whole, (with such differences as are reasonably satisfactory to the Agent); (e) such Indebtedness is not guaranteed by any Person other than the Parent Borrower and Persons who guarantee the Obligations; (f) the Senior Representative for such Indebtedness shall have become party to or otherwise subject to the provisions of a Customary Intercreditor Agreement; provided that, if such Indebtedness is the initial Permitted Pari Passu Refinancing Debt incurred, then the Parent Borrower, the other Credit Parties, Agent and the Senior Representative for such Indebtedness shall have executed and delivered a Customary Intercreditor Agreement; and (g) the holders of such Indebtedness may participate on a pro rata basis or less than pro rata basis (but not greater than pro rata basis) in mandatory prepayments required hereunder. “Permitted Receivables Financing”: (a) any sale, transfer or contribution by the Parent Borrower or a Subsidiary of accounts receivable and related assets to a Finance Subsidiary intended to be (and which shall be treated for the purposes hereof as) a true sale transaction which is non-recourse (other than Standard Securitization Undertakings) to the Parent Borrower or a Subsidiary (other than by such Finance Subsidiary) and the corresponding sale or pledge of such accounts receivable and related assets (or an interest therein) by the Finance Subsidiary; and (b) (i) any sale by the Parent Borrower or a Subsidiary of accounts receivable and related assets to a Person that is not a Restricted Subsidiary under a factoring agreement that is intended to be (and which shall be treated for the purposes hereof as) a true sale transaction which is non-recourse (other than Standard Securitization Undertakings) to the Parent Borrower or a Restricted Subsidiary and (ii) any sale or financing by any Foreign Subsidiary to or with buyers or lenders that are not Restricted Subsidiaries of accounts receivable and related assets, in each case without any guarantee by, or other recourse to, any Credit Party or any Domestic Subsidiary. In addition to accounts receivables and their proceeds, the related assets transferred in a Permitted Receivables Financing may include (A) the transferor’s interest in any goods, the sale of which gave rise to such transferred receivable, (B) any collateral for transferred receivables and any agreements supporting or securing payment of transferred receivables, (C) any service contracts or other agreements associated with such receivables and records relating to such receivables, (D) any bank account or lock box maintained primarily for the purpose of receiving collections of transferred receivables and (E) proceeds of all of the foregoing. “Permitted Refinancing Indebtedness” means, with respect to any Indebtedness, any Indebtedness incurred in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or net proceeds of which are to be used for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, amending, supplementing, restructuring, repaying, prepaying, retiring, extinguishing or refunding (collectively, to “Refinance” or a “Refinancing” or “Refinanced”), such Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to accrued and unpaid interest and premiums required to be paid thereon, plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing,

168 refunding, renewal, replacement or extension plus any additional amount permitted to be incurred under Section 5.5 (provided, for the avoidance of doubt, that such additional amounts shall be deemed to utilize the corresponding capacity under Section 5.5 (and, to the extent applicable, Section 5.1)); (b) other than with respect to Indebtedness permitted pursuant to subsection 5.5(e), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms, in the good faith determination of the Parent Borrower, taken as a whole, in all material respects no more restrictive to the Agent and the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (taken as a whole); (d) other than with respect to Indebtedness permitted pursuant to subsection 5.5(e), the terms and conditions (including, if applicable, as to collateral but excluding as to interest rate, redemption premiums and other components of yield) of any such modified, refinanced, refunded, renewed, replaced or extended Indebtedness are either (x) terms that would be commonly available in the comparable loan market for similar Indebtedness as determined in good faith by the Parent Borrower or (y) in the good faith determination of the Parent Borrower, no more restrictive to the Credit Parties and their Restricted Subsidiaries, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (and, in the case of any Credit Agreement Refinancing Debt, contains all terms required by and no terms prohibited by the definition of Credit Agreement Refinancing Debt, Permitted Junior Secured Refinancing Debt, Permitted Pari Passu Refinancing Debt and Permitted Unsecured Refinancing Debt, as applicable); (e) such Indebtedness at the time of incurrence thereof is not secured by a Lien on any assets other than the collateral securing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; and (f) the obligors of such Indebtedness at the time of incurrence thereof are the same as the obligors of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended. “Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred by Parent Borrower or any Guarantor in the form of one or more series of senior, senior subordinated or subordinated unsecured notes, bond, debentures or unsecured loans; provided that: (a) such Indebtedness is not secured by any property or assets; (b) such Indebtedness constitutes Credit Agreement Refinancing Debt; (c) such Indebtedness does not mature or have scheduled amortization (other than customary offers to repurchase upon a change of control, asset sale or casualty event, excess cash flow payments and customary acceleration rights after an event of default) prior to the date that is six months after the then Latest Maturity Date at the time such Indebtedness is incurred; (d) such Indebtedness is not guaranteed by any Person other than Persons who guaranty the Obligations; and (e) if such Indebtedness is to be subordinated, such Indebtedness shall be subordinated to the Obligations pursuant to subordination terms in form and substance reasonably satisfactory to the Agent. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes and any Registered Equivalent Notes issued in exchange for any Permitted Unsecured Refinancing Debt. “Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority. “Personal Data” means information that (a) relates to an identified or identifiable natural person (“Data Subject”); and/or (b) constitutes “personally identifiable personal information”, “protected health information”, “personal data” or similar information protected by Data Protection Laws; and/or otherwise (c) relates to an identified or identifiable legal entity, where such information or a portion of it constitutes Personal Data under Data

169 Protection Laws. Personal Data includes, but is not limited to, name, an identification number, Pseudonymized Personal Data, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person telephone number, IP address, social security number, driver’s license number, state-issued identification card number, financial account numbers, credit card numbers, debit card numbers, or any security code, access code, personal identification number or password, health insurance policy number, subscriber identification number, any unique identifier used by a health insurer and/or provider to identify the individual, information regarding an individual’s medical history, mental or physical condition or medical treatment or diagnosis by a health insurer/and or provider to identify the individual, username or email address in combination with a password or security question. Personal Data also includes other types of data under Data Protection Laws. “Present Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the Parent Borrower and its Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated. “Previously Absent Financial Maintenance Covenant” means, at any time (x) any financial maintenance covenant that is not included in this Agreement at such time and (y) any financial maintenance covenant in any other Indebtedness that is included in this Agreement at such time but with covenant levels that are more restrictive on the Parent Borrower and the Restricted Subsidiaries than the covenant levels included in this Agreement at such time. “Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee.” “Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement in such covenant: (a) income statement items (whether positive or negative) attributable to the property or Person, if any, subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Stock or Stock Equivalents in any Restricted Subsidiary of the Parent Borrower or any division, product line, or facility used for operations of the Parent Borrower or any Restricted Subsidiary shall be excluded, and (ii) in the case of a Permitted Acquisition of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all or substantially all of the Stock or Stock Equivalents in a Person, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Parent Borrower or any Restricted Subsidiary in connection therewith and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination. “Pro Forma Entity” means any Acquired Entity or Business, any Sold Entity or Business, any Converted Restricted Subsidiary or any Converted Unrestricted Subsidiary. “Pro Forma Financial Statements” means the unaudited pro forma combined balance sheet as of March 31, 2023 and the unaudited pro forma combined statements of operations of the Parent Borrower for the three months ended March 31, 2023 and the year ended December 31, 2022, prepared after giving effect to the Transactions as if the Transactions had occurred as of March 31, 2023, the Parent Borrower’s latest balance sheet date (in the case of such balance sheet) or on January 1, 2022, the beginning of the Parent Borrower’s most recently completed fiscal year (in the case of such statements of operations). “Proceeding” means any investigation, inquiry, litigation, review, hearing, suit, claim, audit, arbitration, proceeding or action (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator. “Process” or “Processing” means any operation or set of operations that are performed on Personal Data or on sets of Personal Data, whether or not by automated means (e.g., collection, recording, organization, structuring,

170 storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction). “Processed” has a correlative meaning. “Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible. “Pseudonymized Personal Data” means Personal Data that can no longer be attributed to a specific Data Subject without the use of additional information, provided that such additional information is kept separately and is subject to technical and organizational measures to ensure that the Personal Data are not attributed to an identified or identifiable natural person. “Pseudonymized” has a correlative meaning. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Purchasing Borrower Party” means the Parent Borrower or any Restricted Subsidiary of the Parent Borrower that becomes a Transferee pursuant to Section 9.9(g). “QFC Credit Support” shall have the meaning assigned to such term in Section 9.27. “Rate Contracts” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Real Estate” means any real property owned by any Credit Party or any Restricted Subsidiary of any Credit Party in fee simple. “Recipient” means (a) the Agent, or (b) any Lender or (c) any L/C Issuer, as applicable. “Refinance,” “Refinancing” and “Refinanced” have the meanings provided in the definition of the term “Permitted Refinancing Indebtedness”. “Refinanced Debt” has the meaning assigned to such term in the definition of Credit Agreement Refinancing Debt. “Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Parent Borrower, (b) the Agent and (c) each Lender and Additional Lender that agrees to provide any portion of the Refinancing Amendment Debt being incurred pursuant thereto, in accordance with Section 1.13. “Refinancing Amendment Debt” means any Credit Agreement Refinancing Debt that is incurred pursuant to a Refinancing Amendment. “Register” shall have the meaning assigned to such term in Section 1.4(b). “Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the benefit of the

171 same related guaranty obligations) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC. “Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, advisor, trustee, representative, attorney, accountant and other consultants and agents of or to such Person or any of its Affiliates. “Release” means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escaping, injection, deposit, disposal, discharge, dispersal, migration, seeping, leaching or dumping of Hazardous Material into or through the environment, or within, from or into any building, structure or facility. “Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (1) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof. “Remaining Obligations” means any obligations under Secured Rate Contracts, Cash Management Obligations under Secured Cash Management Agreements and contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted. “Repatriation” shall have the meaning assigned to such term in Section 1.8(l). “Replacement Lender” shall have the meaning assigned to such term in Section 9.22. “Repricing Transaction” means (a) the incurrence by the Parent Borrower of any Indebtedness that is broadly marketed or syndicated to banks, financial institutions and/or other institutional lenders or investors in financings similar to the Credit Facilities provided for in this Agreement (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the Term B Loans of the respective equivalent Type and the primary purpose of which was to reduce the Effective Yield in respect of the Term B Loans, but excluding Indebtedness incurred in connection with any transaction that would, if consummated, constitute an initial public offering, a Change of Control or a Transformative Acquisition and (ii) the proceeds of which are used to prepay (or, in the case of a conversion or exchange, deemed to prepay or replace), in whole or in part, outstanding principal of the Term B Loans or (b) any effective reduction in the Effective Yield for the Term B Loans (e.g., by way of amendment, waiver or otherwise) and the primary purpose of which was to reduce the Effective Yield in respect of the Term B Loans, except for any such effective reduction in connection with any transaction that would, if consummated, constitute an initial public offering, a Change of Control or a Transformative Acquisition. Any determination by the Agent with respect to whether a Repricing Transaction has occurred shall be conclusive and binding on all Lenders holding the Term B Loans. “Required Lenders” means at any time Lenders (other than Defaulting Lenders) having or holding more than fifty percent (50%) of the sum of the (a) the outstanding principal amount of the Term Loans in the aggregate at such date, (b)(i) the Adjusted Aggregate Revolving Loan Commitments at such date and the Adjusted Aggregate Extended Revolving Loan Commitments of all classes at such date or (ii) if the Aggregate Revolving Loan Commitment (or any Aggregate Extended Revolving Loan Commitment of any class) has been terminated or, for the purposes of acceleration pursuant to Article VII, the outstanding principal amount of the Revolving Loans and Letter of Credit Exposure (excluding the Revolving Credit Exposure of Defaulting Lenders) in the aggregate at such date and/or the outstanding principal amount of the Extended Revolving Loans and letter of credit exposure under such

172 Extended Revolving Loan Commitments (excluding any such Extended Revolving Loans and letter of credit exposure of Defaulting Lenders) at such date, (c)(i) the Adjusted Aggregate Additional/Replacement Revolving Loan Commitment of each class of Additional/Replacement Revolving Loan Commitments at such date or (ii) if the Adjusted Aggregate Additional/Replacement Revolving Loan Commitment of any class of Additional/Replacement Revolving Loan Commitments has been terminated or for purposes of acceleration pursuant to Article VII, the outstanding principal amount of the Additional/Replacement Revolving Loans of such class and the related revolving credit exposure (excluding the revolving credit exposure of Defaulting Lenders) in the aggregate at such date and (d)(i) the Adjusted Aggregate Other Revolving Loan Commitment of each class of Other Revolving Loan Commitments at such date or (ii) if the Adjusted Aggregate Other Revolving Loan Commitment of any class of Other Revolving Loan Commitments has been terminated or for purposes of acceleration pursuant to Article VII, the outstanding principal amount of the Other Revolving Loans of such class and the related revolving credit exposure (excluding the revolving credit exposure of Defaulting Lenders) in the aggregate at such date. “Required Pro Rata Lenders” means at any time Lenders (other than Defaulting Lenders) having or holding more than fifty percent (50%) of the sum of the (a) the outstanding principal amount of all Initial Term A Loans, Incremental Term A Loans, Other Term A Loans and Extended Term A Loans plus (b) (i) the Adjusted Aggregate Revolving Loan Commitments at such date or (ii) if the Aggregate Revolving Loan Commitment has been terminated or, for the purposes of acceleration pursuant to Article VII, the outstanding principal amount of the Revolving Loans and Letter of Credit Exposure (excluding the Revolving Credit Exposure of Defaulting Lenders) in the aggregate at such date. “Required Revolving Lenders” means at any time Lenders (other than Defaulting Lenders) having or holding more than fifty percent (50%) of the sum of the (a) the Adjusted Aggregate Revolving Loan Commitments at such date or (b) if the Aggregate Revolving Loan Commitment has been terminated or, for the purposes of acceleration pursuant to Article VII, the outstanding principal amount of the Revolving Loans and Letter of Credit Exposure (excluding the Revolving Credit Exposure of Defaulting Lenders) in the aggregate at such date. “Requirements of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, official administrative pronouncement, other legally enforceable requirement or determination of an arbitrator or of a Governmental Authority, including without limitation all Health Care Laws, in each case, applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary or other similar officer, or, with respect to any English Subsidiary, a director of a Credit Party. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party. “Restricted Payments” shall have the meaning assigned to such term in Section 5.7. “Restricted Subsidiary” means any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary. “Retained Refused Proceeds” shall have the meaning assigned to such term in Section 1.8(k). “Revaluation Date” means (a) with respect to any Revolving Loan denominated in an Alternative Currency, each of the following: (i) the date of the Borrowing of such Revolving Loan (including any borrowing or deemed borrowing that results from the payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency), but only as to the amounts so borrowed on such date, (ii) each date of a continuation of such Loan pursuant to the terms of this Agreement, but only as to the amounts so continued on such date, and (iii) such additional dates as the Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter

173 of Credit denominated in an Alternative Currency, each of the following: (i) the date of issuance of such Letter of Credit, but only as to the Letter of Credit so issued on such date, (ii) each date such Letter of Credit is amended to increase the available balance of such Letter of Credit, but only as to the amount of such increase and (iii) such additional dates as the Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require. “Revolving Credit Exposure” means, as to each Revolving Lender, at any time, (i) the Dollar Equivalent of the aggregate principal amount of the Revolving Loans made by such Revolving Lender then outstanding, (ii) such Revolving Lender’s Letter of Credit Exposure at such time and (iii) such Revolving Lender’s Swingline Exposure at such time. “Revolving Credit Facility” means the credit facility hereunder represented by the Revolving Loan Commitments. “Revolving Lender” means each Lender with a Revolving Loan Commitment or who holds participations in Swing Loans. “Revolving Loan Commitment” means (a) with respect to each Lender that is a Revolving Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “Revolving Loan Commitment,” (b) in the case of any Lender that becomes a Revolving Lender after the Closing Date, the amount specified as such Lender’s “Revolving Loan Commitment” in the Assignment pursuant to which such Lender assumed a portion of the aggregate Revolving Loan Commitments and (c) in the case of any Lender that increases its Revolving Loan Commitment or becomes an Incremental Revolving Loan Commitment Increase Lender in respect of the Revolving Credit Facility, in each case pursuant to Section 1.12, the amount specified in the applicable Incremental Agreement, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate Revolving Loan Commitments of all Revolving Lenders on the Closing Date shall be $450,000,000. “Revolving Loans” means any Revolving Loans made pursuant to subsection 1.1(c). “Revolving Note” means a promissory note of the Parent Borrower payable to a Lender in substantially the form of Exhibit 11.1(c) hereto, evidencing Indebtedness of the Parent Borrower under the Revolving Loan Commitment of such Lender. “Revolving Termination Date” means the earlier to occur of: (a) June 30, 2028; and (b) the date on which the Aggregate Revolving Loan Commitment terminates in accordance with the provisions of this Agreement. “RFR” means, for any Obligations under the Revolving Credit Facility, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, Adjusted Term SOFR, (b) Sterling, SONIA and (c) Swiss Francs, SARON. “RFR Borrowing” means, as to any Borrowing, RFR Loans comprising such Borrowing. “RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (c) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich. “RFR Loan” means a Daily Simple RFR Loan, a Daily Simple SOFR Loan or a Term SOFR Loan, as the context may require. “RFR Rate Day” has the meaning specified in the definition of “Daily Simple RFR”.

174 “Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency. “S&P” means Standard & Poor’s Rating Services Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc., and any successor thereto. “Sale Leaseback” means any transaction or series of related transactions pursuant to which the Parent Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of. “Screen Rate” means, for any Eurocurrency Rate Loan denominated in Euros, the EURIBOR Rate and for any Eurocurrency Rate Loan denominated in Yen, the TIBOR Rate. “SDN List” shall have the meaning assigned to such term in Section 3.25. “SEC” means the United States Securities and Exchange Commission, or any successor thereto. “Secured Cash Management Agreement” means any agreement relating to Cash Management Services that is entered into by and between the Parent Borrower or any Credit Party and a Cash Management Bank and designated by the Parent Borrower in good faith as a “Secured Cash Management Agreement” in a writing delivered to the Agent. “Secured Notes” shall mean $570.0 million in aggregate principal amount of the Parent Borrower’s 7.500% senior secured notes due 2030 issued on June 27, 2023. “Secured Notes Agent” shall mean U.S. Bank Trust Company, National Association, as trustee and notes collateral agent, under the Secured Notes Indenture. “Secured Parties” means the Agent, each Lender, each L/C Issuer, each Secured Swap Provider party to a Secured Rate Contract and each Cash Management Bank party to a Secured Cash Management Agreement. “Secured Rate Contract” means any Rate Contract between the Parent Borrower or any Credit Party and a Secured Swap Provider and designated by the Parent Borrower in good faith as a “Secured Rate Contract” in a writing delivered to the Agent. “Secured Swap Provider” means any Person that is the Agent, a Lender, a Lead Arranger, a Co- Syndication Agent, joint bookrunner or an Affiliate of the Agent, a Lender, a Lead Arranger, a Co-Syndication Agent, or joint bookrunner at the time of execution and delivery of a Rate Contract entered into with the Parent Borrower or its Restricted Subsidiaries or any Person that becomes the Agent, a Lender, a Lead Arranger, a Co- Syndication Agent, joint bookrunner or an Affiliate of the Agent, a Lender, a Lead Arranger, a Co-Syndication Agent or joint bookrunner at any time after it has entered into a Rate Contract with the Parent Borrower or its Restricted Subsidiaries. “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder. “Senior Representative” means, with respect to any Permitted Junior Secured Refinancing Debt or Permitted Pari Passu Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent or trustee under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained or secured or guaranteed, as the case may be, and each of their successors in such capacities.

175 “Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period. “Senior Secured Obligations” means the Obligations and any Permitted Pari Passu Refinancing Debt, collectively. “Separation and Distribution Agreement” has the meaning assigned to such term in the definition of “Spin-Off Documents.” “Similar Business” means any business conducted or proposed to be conducted by the Parent Borrower and its Restricted Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto. “Sold Entity or Business” has the meaning provided in the definition of the term “Consolidated EBITDA.” “Solvent” means, at the time of determination: (a) each of the Fair Value and the Present Fair Saleable Value of the assets of the Parent Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; and (b) the Parent Borrower and its Subsidiaries taken as a whole after giving effect to the Transactions (including the execution and delivery of this Agreement, the making of the loans hereunder and the use of proceeds of such loans on the date hereof) have sufficient capital to ensure that it is a going concern; and (c) the Parent Borrower and its Subsidiaries taken as a whole after giving effect to the Transactions (including the execution and delivery of this Agreement, the making of the loans hereunder and the use of proceeds of such loans on the date hereof) have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable. “Sanctions” has the meaning assigned to such term in Section 3.25. “Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year. “Special Payment” has the meaning assigned to such term in the Preliminary Statements hereto. “Specified Existing Revolving Loan Commitments” has the meaning assigned to such term in Section 1.14(i). “Specified Guarantee” means the Guarantee by the Parent Borrower, on an unsecured basis, during the period from the date of the issuance of the Secured Notes to the Spin-Off Effective Time, of obligations of Labcorp under Labcorp’s 4.00% senior notes due 2023, 2.30% senior notes due 2024, 3.25% senior notes due 2024, 3.60% senior notes due 2025, 1.55% senior notes due 2026, 3.60% senior notes due 2027, 2.95% senior notes due 2029, 2.70% senior notes due 2031, and 4.70% senior notes due 2045, in each case, to the extent and as required by the indentures governing such obligations, which such Guarantee shall terminate automatically, without any further action by any Person, immediately upon the Spin-Off Effective Time on the Closing Date. “Specified Transaction” means, with respect to any period, any Investment, sale, transfer or other disposition of assets or property, incurrence, Refinancing, prepayment, redemption, repurchase, defeasance, similar payment, extinguishment, retirement or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan, provision of Incremental Revolving Loan Commitment Increases, provision of Additional/Replacement Revolving Loan Commitments, creation of Extended Term Loans or Extended Revolving

176 Loan Commitments or other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis. “Spinco Business” has the meaning specified in the Preliminary Statements hereto. “Spin-Off” has the meaning specified in the Preliminary Statements hereto. “Spin-Off Documents” means the Separation and Distribution Agreement, to be dated on or prior to the Closing Date, by and between Labcorp and the Parent Borrower (the “Separation and Distribution Agreement”) and each other agreement by and between Labcorp and the Parent Borrower or one of its Restricted Subsidiaries that are filed as exhibits to the Form 10. “Spin-Off Effective Time” means the time of completion and effectiveness of the Spin-Off, when the Parent Borrower shall no longer be a Subsidiary of Labcorp. “SPV” shall have the meaning assigned to such term in Section 9.9(c). “Standard Securitization Undertakings” means representations, warranties, covenants, indemnities, repurchase obligations and guarantees of performance entered into by the Parent Borrower or any Subsidiary of the Parent Borrower which the Parent Borrower has determined in good faith to be customary in a Permitted Receivables Financing including, without limitation, those relating to the servicing of the assets of a Finance Subsidiary. “Stated Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Parent Borrower and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the loans hereunder and the use of proceeds of such loans on the date hereof), determined in accordance with GAAP consistently applied. “Sterling RFR Determination Day” has the meaning assigned to such term in clause (a) of the definition of “Daily Simple RFR.” “Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), shares, equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting. “Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable. “Subordinated Indebtedness” means Indebtedness of any Credit Party or any Restricted Subsidiary of any Credit Party that is subordinated as to right and time of payment and as to other rights and remedies thereunder pursuant to a subordination agreement to be entered into by and between the holder(s) of such Subordinated Indebtedness (or an agent thereof) and the Agent that is in form and substance reasonably acceptable to the Agent and the Parent Borrower. “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, (i) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) of which more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

177 “Successor Borrower” shall have the meaning assigned to such term in Section 5.3(a). “Successor Designated Revolving Borrower” shall have the meaning assigned to such term in Section 5.3(c). “Successor English Borrower” shall have the meaning assigned to such term in Section 5.3(b). “Supplier” has the meaning assigned to such term in Section 10.9(a). “Supply Chain Financing”: any agreement under which any bank, financial institution or other person may from time to time provide any financial accommodation to the Parent Borrower or any Subsidiary in connection with trade payables of the Parent Borrower or any Subsidiary pursuant to “supply chain” or other similar financing for vendors and suppliers of the Parent Borrower or any Subsidiaries, including, without limitation trade payable services and supplier account receivables purchases. “Supported QFC” shall have the meaning assigned to such term in Section 9.27. “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Swing Loan” shall have the meaning assigned to such term in Section 1.1(e)(i). “Swingline Commitment” means $75,000,000. “Swingline Exposure” means, with respect to any Revolving Lender, at any time, an amount equal to the sum of (a) such Revolving Lender’s Commitment Percentage of the aggregate principal amount of Swing Loans then outstanding other than any Swing Loans made by such Revolving Lender in its capacity as a Swingline Lender and (b) if such Revolving Lender is a Swingline Lender, the aggregate principal amount of all Swing Loans made by such Revolving Lender outstanding at such time (to the extent that the other Revolving Lenders have not funded their participations in such Swing Loans). “Swingline Lender” means, each in its capacity as Swingline Lender hereunder, GS or, upon the resignation of GS as Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the reasonable approval of the Agent (or, if there is no such successor Agent, the Required Lenders) and the Parent Borrower, to act as the Swingline Lender hereunder. “Swingline Note” means a promissory note of the Parent Borrower payable to the Swingline Lender, in substantially the form of Exhibit 11.1(d) hereto, evidencing the Indebtedness of the Parent Borrower to the Swingline Lender resulting from the Swing Loans made to the Parent Borrower by the Swingline Lender. “Swingline Request” shall have the meaning assigned to such term in Section 1.1(e)(ii). “Swiss Franc” or “CHF” mean the lawful currency of Switzerland. “Swiss Francs RFR Determination Day” has the meaning assigned to such term in clause (b) of the definition of “Daily Simple RFR.” “TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros. “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

178 “Tax Affiliate” means (a) the Parent Borrower and its Subsidiaries and (b) any Affiliate of the Parent Borrower with which the Parent Borrower files or is required to file consolidated, combined or unitary tax returns after the Spin-Off. “Tax Group” has the meaning assigned to such term in Section 5.7(c). “Taxes” shall have the meaning assigned to such term in Section 10.1(a). “Term B Loan Standstill Period” shall have the meaning assigned to such term in Section 7.1(c). “Term Lender” means each Lender that holds a Term Loan Commitment or a Term Loan. “Term Loan” means any Initial Term A Loan, Initial Term B Loan, Incremental Term Loan, Other Term Loan or Extended Term Loan, in each case, designated as a “Term Loan,” as the context may require. “Term Loan Commitment” means, as to each Term Lender, its Initial Term A Loan Commitment, Initial Term B Loan Commitment, Incremental Term Loan Commitment, Extended Term Loan Commitment, Other Term Loan Commitment or any combination thereof (as the context requires). “Term Note” means an Initial Term A Note or an Initial Term B Note. “Term SOFR” means, (a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) RFR Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Base Rate Term SOFR Determination Day; “Term SOFR Adjustment” means, for any Interest Period, 0.00%. “Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion). “Term SOFR Borrowing” means, as to any Borrowing, the Loans bearing interest at a rate based on Adjusted Term SOFR comprising such Borrowing other than pursuant to clause (c) of the definition of Base Rate.

179 “Term SOFR Loan” means a Loan that bears interest based on Adjusted Term SOFR other than pursuant to clause (c) of the definition of Base Rate. “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Test Period” means, for any date of determination under this Agreement, the latest four consecutive Fiscal Quarters of the Parent Borrower for which financial statements have been delivered to the Agent on or prior to the Closing Date and/or for which financial statements have been delivered pursuant to Section 4.1(a) or 4.1(b), as applicable. “Third Party Payor” means any Governmental Payor, Blue Cross and/or Blue Shield, private insurers, managed care plans, workers’ compensation carriers and any other person or entity which presently or in the future maintains Third Party Payor Programs. “Third Party Payor Authorizations” means all participation agreements, provider or supplier agreements, enrollments, accreditations and billing numbers necessary to be enrolled in and/or participate in and receive reimbursement from a Third Party Payor Program, including all Medicare and Medicaid participation agreements. “Third Party Payor Programs” means all health care payment or reimbursement programs, sponsored or maintained by any Third Party Payor, in which any Credit Party or any Restricted Subsidiary of a Credit Party participates or is enrolled. “TIBOR” has the meaning specified in the definition of “Eurocurrency Rate”. “TIBOR Rate” has the meaning specified in the definition of “Eurocurrency Rate”. “Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate has any obligation or liability or in respect of which any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period. “Total Leverage Ratio Covenant Level” shall have the meaning assigned to such term in Article VI. “Trade Secrets” means all rights, title and interests (and all related IP Ancillary Rights, as applicable) in or to trade secrets. “Trademark” means all rights, title and interests (and all related IP Ancillary Rights, as applicable) in or to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith. “Transaction Expenses” means any fees or expenses incurred or paid by the Parent Borrower, any of its Subsidiaries or any of their Affiliates in connection with the Transactions. “Transactions” means (i) the borrowing of the Initial Term A Loans on the Closing Date, (ii) the borrowing of the Initial Term B Loans on the Closing Date, (iii) the borrowing of Revolving Loans, the issuance of Letters of Credit and the obtaining of commitments, (iv) the Spin-Off and all other transactions to occur on or prior to the Closing Date pursuant to, and the performance of all other obligations under, the Spin-Off Documents (including the Special Payment and the restructuring transactions described therein or precursors thereto) and (v) the payment of Transaction Expenses. “Transferee” shall have the meaning assigned to such term in Section 9.9(f).

180 “Transformative Acquisition” means any acquisition by the Parent Borrower or any Restricted Subsidiary that is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition. “TRICARE” means, collectively, a program of medical benefits pursuant to 10 U.S.C. § 1076D covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation. “Type” means, as to any Loan, its nature as a Daily Simple RFR Loan, a Eurocurrency Rate Loan, a Base Rate Loan or a Term SOFR Loan. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Non-Bank Lender” shall mean: (a) where a Lender becomes a Lender on the date of this Agreement, a Lender listed in Schedule 10.8 as being a UK Non-Bank Lender; and (b) where a Lender becomes a Revolving Lender after the date of this Agreement, a Revolving Lender that gives a UK Tax Confirmation in the applicable Assignment and Acceptance. “UK Qualifying Lender” means: (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under the Revolving Credit Facility and is: (i) a Lender: (A) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under the Revolving Credit Facility and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or (B) in respect of an advance made under the Revolving Credit Facility by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that such advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes; (B) a partnership each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the

181 meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (3) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or (iii) a UK Treaty Lender; or (b) a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under the Revolving Credit Facility. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. “UK Tax Deduction” means a deduction or withholding for or on account of any Tax imposed by the United Kingdom required by law to be made from a payment in respect of a Loan to an English Borrower. “UK Treaty Lender” means a Revolving Lender which: (a) is treated as a resident of a UK Treaty State for the purposes of the relevant Treaty; (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Revolving Credit Facility is effectively connected; and (c) meets all other requirements in the Treaty for full exemption from Tax imposed by the United Kingdom on interest payable under a Loan. “UK Treaty State” shall mean a jurisdiction having a Treaty with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest. “U.S. Credit Parties” means, collectively, the Parent Borrower and each other Credit Party incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.

182 “U.S. Data Protection Laws” means all Requirements of Law, contractual or industry standards concerning the privacy, protection, transfer or security in the U.S., including but not limited to, the California Consumer Privacy Act, as amended by the California Privacy Rights Act, the Virginia Consumer Data Protection Act, and when effective, the Colorado Privacy Act, Connecticut Data Privacy Act, and the Utah Data Consumer Privacy Act, HIPAA, and the Payment Card Industry Data Security Standard, as amended, replaced or superseded from time to time. “U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 9.27. “UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York. “Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “United States” and “U.S.” each means the United States of America. “United States Tax Compliance Certificate” shall have the meaning specified in Section 10.1(f)(i)(C). “Unrestricted Subsidiary” means (i) any Subsidiary of Parent Borrower (other than an English Borrower, a Designated Revolving Borrower or any Subsidiary that directly or indirectly owns Stock of such English Borrower or Designated Revolving Borrower) designated by the Parent Borrower as an Unrestricted Subsidiary pursuant to Section 4.20 and (ii) any Subsidiary of an Unrestricted Subsidiary. Parent Borrower may designate any Subsidiary of Parent Borrower (other than an English Borrower, a Designated Revolving Borrower or any Subsidiary that directly or indirectly owns Stock or Stock Equivalents of such English Borrower or Designated Revolving Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Stock or Indebtedness of, or owns or holds any Lien on any property of any Credit Party; provided that for the avoidance of doubt, (x) the Parent Borrower may not designate as an Unrestricted Subsidiary any Subsidiary that is a “Restricted Subsidiary” (or other similar term) under any Indebtedness referred to in Section 7.1(e), any Other Loan or any Credit Agreement Refinancing Debt and (y) no Borrower may be designated as an Unrestricted Subsidiary. Notwithstanding anything herein to the contrary, (i) if any Restricted Subsidiary holds exclusive licenses to, or owns, any Material Intellectual Property, no such Restricted Subsidiary or Credit Party may be designated as an Unrestricted Subsidiary, (ii) neither the Parent Borrower nor any of its Restricted Subsidiaries shall (A) make any Investment in, Restricted Payment to or otherwise dispose of Material Intellectual Property to, any Unrestricted Subsidiary (including by transferring any capital stock of a Restricted Subsidiary to an Unrestricted Subsidiary) and (iii) no Unrestricted Subsidiary shall own, or hold exclusive licenses or rights to, any Material Intellectual Property. “Unused Commitment Fee” shall have the meaning assigned to such term in Section 1.9(b). “U.S. Lender” means each Lender and each L/C Issuer, in each case that is a “United States person” as defined in Section 7701(a)(30) of the Code. “VAT” means any tax imposed by the United Kingdom as provided for in the Value Added Tax Act 1994 and any other tax of a similar fiscal nature whether imposed in the United Kingdom or elsewhere. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

183 “Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person, all of the Stock and Stock Equivalents of which (other than (x) directors’ qualifying shares required by law and (y) shares issued to foreign nationals to the extent required by applicable Requirements of Law) are owned by such Person, either directly or through one or more Wholly-Owned Subsidiaries of such Person. “Withholding Agent” means any Credit Party, the Agent and any other applicable withholding agent. “Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write- down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. “Yen” or “¥” mean the lawful currency of Japan. 11.2. Other Interpretive Provisions. (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described. (b) The Agreement. The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified. References to this Agreement, such agreements, Loan Documents or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to this Agreement, such agreements, Loan Documents or Contractual Obligations as amended, restated, supplemented, waived, restructured or otherwise modified from time to time, including any agreement or instrument extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement, Loan Document or Contractual Obligation or instrument. (c) Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.” (d) Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action. (e) Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

184 (f) Laws. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation. (g) Limited Condition Acquisition. In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of: (x) determining compliance with any provision of this Agreement that requires the calculation of First Lien Leverage Ratio, Senior Secured Leverage Ratio or the Total Leverage Ratio; or (y) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of consolidated total assets or Consolidated EBITDA); in each case, at the option of the Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive acquisition agreement for a Limited Condition Acquisition is entered into (the “LCA Test Date”), and if, upon giving Pro Forma Effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, the Parent Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Parent Borrower has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA or consolidated total assets of the Parent Borrower or the Person subject to such Limited Condition Acquisition, after the LCA Test Date and at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Parent Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, Investments, dispositions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Parent Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be tested by calculating the availability under such ratio or basket on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and any associated Lien and the use of proceeds thereof). In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement that requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, or that the representations and warranties be true and correct, such condition shall, at the option of the Parent Borrower, be deemed satisfied, if no Default, Event of Default or specified Event of Default, as applicable, exists or that the representations and warranties are true and correct, as applicable, on the date the definitive agreements for such Limited Condition Acquisition are entered into. For the avoidance of doubt, if the Parent Borrower has made an LCA Election, and any Default, Event of Default or specified Event of Default occurs, or any representations and warranties are not true and correct, following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into and prior to the consummation of such Limited Condition Acquisition, any such Default, Event of Default or specified Event of Default shall be deemed to not have occurred or be continuing and that the representations and warranties shall be deemed to be true and correct for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder. 11.3. Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. Notwithstanding any

185 other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Statement of Financial Accounting Standards 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.” A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to the Agent. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015. 11.4. Payments. The Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party or any L/C Issuer. Any such determination or redetermination by the Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than the Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds. 11.5. Available Amount Transactions; Fixed Amounts and Incurrence-Based Amounts. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously. Notwithstanding anything to the contrary herein, unless the Parent Borrower otherwise notifies the Agent, with respect to any amount incurred (including under Section 1.12 (including the definition of Incremental Cap used therein)) or transaction entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or financial test (including any First Lien Leverage Ratio test, any Senior Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amount, including any amount drawn under the Revolving Credit Facility, or any other permitted revolving facility and any cap expressed as a percentage of Consolidated EBITDA, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or financial test (including any First Lien Leverage Ratio test, any Senior Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that (i) the incurrence of the Incurrence-Based Amount shall be calculated first without giving effect to any Fixed Amount but giving full pro forma effect to the use of proceeds of such Fixed Amount and the related transactions and (ii) the incurrence of the Fixed Amount shall be calculated thereafter. Unless the Parent Borrower elects otherwise, the Parent Borrower shall be deemed to have used amounts under an Incurrence-Based Amount then available to the Parent Borrower prior to utilization of any amount under a Fixed Amount then available to the Parent Borrower. 11.6. Rounding. Any financial ratios required to be maintained by the Parent Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

186 11.7. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). 11.8. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day. 11.9. Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Stock or Stock Equivalents at such time. 11.10. Exchange Rates; Currency Equivalents. (a) The Agent or the applicable L/C Issuer, as applicable, shall determine the Dollar Equivalent amounts of Borrowings and Letters of Credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Parent Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Agent or the applicable L/C Issuer, as applicable. (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Daily Simple RFR Loan or Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Agent or the applicable L/C Issuer, as the case may be. (c) Notwithstanding the foregoing or anything to the contrary herein, to the extent that the Borrower would not be in compliance with Article VI if any Indebtedness denominated in a currency other than Dollars were to be translated into Dollars on the basis of the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 4.1(a) or (b), as applicable, for the relevant Test Period, but would be in compliance with Article VI if such Indebtedness that is denominated in a currency other than in Dollars were instead translated into Dollars on the basis of the average relevant currency exchange rates over such Test Period (taking into account the currency translation effects, determined in accordance with GAAP, of any Rate Contracts permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness), then, solely for purposes of compliance with Article VI, the Total Leverage Ratio or Interest Coverage Ratio, as applicable, as of the last day of such Test Period shall be calculated on the basis of such average relevant currency exchange rates. (d) The increase in any amount secured by any Lien by virtue of the accrual of interest, the accretion of accreted value, the payment of interest or a dividend in the form of additional Indebtedness, amortization of original issue discount and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency will not be deemed to be the granting of a Lien for purposes of Section 5.1. 11.11. Rates. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SOFR, Daily Simple SOFR, any Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate or any other

187 Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SOFR, Daily Simple SOFR, any Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. 11.12. Additional Alternative Currencies. (a) The Parent Borrower may from time to time request that Revolving Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars. In the case of any such request with respect to the making of Revolving Loans denominated in an Alternative Currency, such request shall be subject to the approval of the Agent and each Revolving Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Agent and each L/C Issuer. (b) Any such request shall be made to the Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Borrowing or Issuance (or such later time or date as may be agreed by the Agent and, in the case of any such request pertaining to Letters of Credit, each L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Revolving Loans denominated in an Alternative Currency, the Agent shall promptly notify each Revolving Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Agent shall promptly notify the applicable L/C Issuers thereof. Each Revolving Lender (in the case of any such request pertaining to Revolving Loans denominated in an Alternative Currency) or each L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans denominated in an Alternative Currency or the issuance of Letters of Credit, as the case may be, in such requested currency. (c) Any failure by a Revolving Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or L/C Issuer, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Agent and all the Revolving Lenders consent to making Revolving Loans in such requested currency and the Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Agent shall so notify the Parent Borrower and (i) the Agent and such Revolving Lenders may amend the definition of “RFR,” “Daily Simple RFR” or “Eurocurrency Rate” to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of “RFR,” “Daily Simple RFR” or “Eurocurrency Rate,” as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Revolving Loans. If the Agent and each L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Agent shall so notify the Parent Borrower and (i) the Agent and each L/C Issuer may amend the definition of “RFR,” “Daily Simple RFR” or “Eurocurrency Rate,” as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of “RFR,” “Daily Simple RFR” or “Eurocurrency Rate,” as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit Issuances. If the Agent shall fail to obtain consent to any request for an additional currency under this Section 11.12, the Agent shall promptly so notify the Parent Borrower.

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